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                     AGREEMENT AND AMENDMENTS TO AGREEMENTS

                                  BY AND AMONG

                          CITY OF HENDERSON, KENTUCKY,

                      CITY OF HENDERSON UTILITY COMMISSION,

                        BIG RIVERS ELECTRIC CORPORATION,

                              WKE STATION TWO INC.,

                           LG&E ENERGY MARKETING INC.,

                                       AND

                          WESTERN KENTUCKY ENERGY CORP.

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                                  July 15, 1998
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                               TABLE OF CONTENTS

Section                                                                   Page

@@1. Definitions, Whole Agreement and Payments...............................3
   1.1  Definitions..........................................................3
   1.2  Schedules and Exhibits...............................................3
   1.3  Method of Payment....................................................3
   1.4  Late and Partial Payments............................................4

2. Phase I Effective Date and Phase II Effective Date........................4
   2.1  Phase I Effective Date...............................................4
   2.2  Phase II Assignment Preceding Phase I Subcontract....................4
   2.3  Successive Phase I and Phase II Effective Dates......................4
   2.4  Effective Date; Term.................................................5

3. Closing; Deliveries at Closing............................................5
   3.1  The Closing and the Phase I and Phase II Effective Dates.............5
   3.2  Actions Simultaneous.................................................6
   3.3  Big Rivers' Deliveries...............................................6
   3.4  Henderson's  Deliveries..............................................8
   3.5  LG&E Companies' Deliveries..........................................10

4. Covenants of the Parties Pending Effective Date..........................11
   4.1  Access Pending Effective Date.......................................11
   4.2  Negative Covenants..................................................12
   4.3  Affirmative Covenants...............................................14
   4.4  Purchase Option on Default..........................................16

5. Representations and Warranties of Henderson..............................17
   5.1  Organization and Powers of Henderson................................17
   5.2  No Violation........................................................17
   5.3  Effect of Agreement; Consents.......................................18
   5.4  Output..............................................................18
   5.5  Station Two Contracts...............................................19
   5.6  Bond Ordinance......................................................19
   5.7  Condition of Station Two Assets.....................................19
   5.8  Water Supply........................................................19
   5.9  Permits.............................................................20
   5.10  Litigation and Insurance Claims....................................20
   5.11  Compliance with Laws...............................................20
   5.12  Environmental Matters..............................................21
   5.13  No Condemnation, Expropriation or Restrictions.....................22


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                               TABLE OF CONTENTS

Section                                                                   Page

   5.14  Miscellaneous Payments.............................................22
   5.15  Completeness of Statements.........................................22

6. Representations and Warranties of Big Rivers.............................23
   6.1  Organization and Powers of Big Rivers...............................23
   6.2  No Violation........................................................23
   6.3  Effect of Agreement; Consents.......................................24
   6.4  Completeness of Statements..........................................24

7. Representations and Warranties of the LG&E Companies.....................24
   7.1  Organization and Powers.............................................24
   7.2  No Violation........................................................24
   7.3  Effect of Agreement.................................................25
   7.4  Completeness of Statements..........................................25

8. Phase I Subcontract......................................................26
   8.1  Term of Engagement..................................................26
   8.2  Duties of Station Two Subsidiary....................................26
   8.3  Standards of Performance............................................29
   8.4  Station Two Subsidiary Negative Covenants...........................30
   8.5  Reporting Obligations...............................................31
   8.6  Communication of Certain Events.....................................32
   8.7  Maintenance of Books and Records....................................32
   8.8  Statements and Reports..............................................33
   8.9  Confidentiality of Books and Records................................34
   8.10  Fees and Expenses; Assignment of Rights............................34
   8.11  Invoicing Procedure; Reid Station Operating Account(s).............39
   8.12  Station Two Surplus Capacity.......................................40
   8.13  Phase I Off-Sets...................................................48
   8.14  Additional Covenants of Big Rivers.................................50
   8.15  Budget Process; Operating Committee................................51
   8.16  Adjustment for Henderson Incremental Environmental O&M. ...........54
   8.17  Station Two Improvements -- Forecasts, Budgeting and Payments......56
   8.18  Reimbursement for Debt Service.....................................64
   8.19  Big Rivers' Performance Responsibility.............................65

9. Phase II Assignments.....................................................65
   9.1  Assignment..........................................................65
   9.2  Assumption of Assumed Station Two Liabilities.......................66
   9.3  Term of Assignment..................................................67
   9.4  Excluded Station Two Contracts or Liabilities.......................67


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                               TABLE OF CONTENTS

Section                                                                   Page

   9.5  Terms of General Applicability......................................71
   9.6  Consents to Assignment..............................................74
   9.7  Sale of Station Two Surplus Capacity................................75
   9.8  Budget Process for Phase II Assignment..............................82
   9.9  Adjustment for Henderson Incremental Environmental O&M..............85
   9.10  Station Two Improvements -- Forecasts, Budgeting and Payments......86
   9.11 [Intentionally Omitted].............................................93
   9.12  Phase I Adjustments................................................94
   9.13  Survival of Phase I Subcontract Provisions and Claims..............96
   9.14  No Release; Big River's Responsibility.............................97
   9.15  Standards of Performance...........................................97
   9.16  Communication of Certain Events....................................98
   9.17  Additional Payments to Big Rivers..................................98

10. Additional Agreements of the Parties....................................99
   10.1  Interim Period Reconciliations.....................................99
   10.2  Transfer of Title to Station Two Surplus Capacity.................103
   10.3  Sharing of Station Two O&M or R&R Account Balances................104
   10.4  [Intentionally Omitted]...........................................115
   10.5  Two County Restriction............................................115
   10.6  Two Counties' Demand..............................................115
   10.7  Suspension of Performance.........................................117
   10.8  Insurance.........................................................122
   10.9  Cooperation in Fuel Procurement...................................125
   10.10  Maintenance Power................................................125
   10.11  Access to Premises; Rights-of-Way................................126
   10.12  Covenants to Exercise Rights and Remedies........................127
   10.13  Notice of Delivery Obligations...................................128
   10.14  Access to Records................................................129
   10.15  Indemnification; Waivers and Limitations of Liability............129
   10.16  Reversion to Big Rivers..........................................139
   10.17  Rights of First Offer; Waivers...................................140
   10.18  Compliance with Bond Ordinance...................................143
   10.19  Additional Covenants of Henderson................................143
   10.20  Acknowledgments and Affirmations by Big Rivers...................146
   10.21  SEPA Power.......................................................147
   10.22  Green Station FGD System Facility................................148
   10.23  Transmission and Transformation Facilities.......................149
   10.24  Governmental Consents............................................149
   10.25  Third Party Consents.............................................150
   10.26  Reasonable Best Efforts..........................................150


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                               TABLE OF CONTENTS

Section                                                                   Page

   10.27  Further Assurances...............................................150
   10.28  Access to Spare Transformer......................................151
   10.29  General and Administrative Expenses..............................152
   10.30  Systems and Operating Reserves...................................153
   10.31  Rights and Remedies Not Waived...................................153
   10.32  Survival Of Representations and Warranties.......................154
   10.33  Station Two Inventories..........................................154
   10.34  Assignment of Certain Station Two Intangible Assets..............155
   10.35  Station Two Personal Property....................................158
   10.36  LG&E Parties' Residual Value Payment.............................160
   10.37  Survival of Monthly Margin Payments..............................160

11. Additional Agreements Respecting Station Two Power. ...................160
   11.1  Pre-Closing Economic Development Opportunities. ..................160
   11.2  Economic Development Opportunities During The Term................165
   11.3  Treatment of Economic Development Agreements Following the Term...176
   11.4  Section 3.4 of Power Sales Contract...............................180
   11.5  Use of Excess Energy and Capacity.................................180

12. Condemnation; Damage or Destruction of Station Two Assets..............183
   12.1  Condemnation......................................................183
   12.2  Damage or Destruction.............................................183

13. Termination; Default; Remedies.........................................185
   13.1  Termination Prior to Effective Date...............................185
   13.2  Pre-Effective Date Remedies; Conditions Precedent.................185
   13.3  Default During the Phase I Subcontract Term.......................186
   13.4  Default During the Phase II Assignment Term.......................188
   13.5  Notice of Defaults; Cure Rights...................................191
   13.6  Remedies During Phase I Subcontract Term..........................196
   13.7  Remedies During Phase II Assignment Term..........................201
   13.8  Additional Covenants Concerning the Parties' Rights and Remedies..207
   13.9  Termination Date True Up..........................................222
   13.10  Survival of Terms and Conditions.................................223

14. Abatement and Other Rights.............................................224
   14.1  Abatement and Other Rights For Condemnation.......................224
   14.2  Abatement and Other Rights for Damage or Destruction..............226
   14.3  Abatement and Other Rights Upon Termination.......................228
   14.4  Abatement Rights Cumulative.......................................230


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                               TABLE OF CONTENTS

Section                                                                   Page

15. Transfers and Assignments..............................................230
   15.1  Permitted Assignments.............................................230
   15.2  Assignment and Assumption of Related Agreements...................232
   15.3  Noncomplying Assignment...........................................233
   15.4  Regulatory Approvals..............................................233
   15.5  Liens.............................................................233

16. Uncontrollable Forces..................................................234
   16.1  Suspension of Performance for Uncontrollable Forces...............234
   16.2  Uncontrollable Forces.............................................234

17. Taxes..................................................................234
   17.1  Sales and Use Taxes...............................................235
   17.2  Property Taxes....................................................235
   17.3  Unidentified Asset-Related Taxes..................................236
   17.4  Change of Tax Law.................................................237
   17.5  Other Taxes.......................................................237
   17.6  Kentucky Tax Rulings..............................................237
   17.7  Appeal of Tax Assessment..........................................238

18.  Miscellaneous.........................................................238
   18.1  Miscellaneous Disclaimers.........................................238
   18.2  No General Obligations of the City................................239
   18.3  Notices...........................................................239
   18.4  Waiver............................................................241
   18.5  Amendment and Modification........................................241
   18.6  Governing Law.....................................................241
   18.7  Successors and Assigns............................................241
   18.8  Counterparts......................................................242
   18.9  Severability......................................................242
   18.10  Headings.........................................................242
   18.11  Entire Agreement.................................................242
   18.12  Construction.....................................................242
   18.13  Production of Operative Documents................................243
   18.14  Zero Capacity Allocations........................................243
   18.15  Continuation of Agreement........................................243


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                               TABLE OF CONTENTS

Section                                                                   Page


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                               TABLE OF CONTENTS

Section                                                                   Page


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                               TABLE OF CONTENTS

Section                                                                   Page


                                     -viii-
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                                    EXHIBITS

Description                                                            Exhibit

Station Two Contracts........................................................A
Definitions .................................................................B
G & A Allocation Agreement...................................................C
Amended Systems Reserve Agreement............................................D

                                    SCHEDULES

Description                                                           Schedule

Conditions Precedent to Phase I Effective Date ............................2.1
Conditions Precedent to Phase II Effective Date in the Event Phase
II Precedes Commencement of Phase I........................................2.2
Conditions Precedent to Phase II Effective Date in the Event Phase
II follows Phase I.........................................................2.3
Henderson's No Violation...................................................5.2
Condition of Station Two Assets............................................5.7
Permits....................................................................5.9
Litigation and Insurance Claims...........................................5.10
Big Rivers' No Violation...................................................6.2
Effect of Agreement; Consents..............................................6.3
LG&E Companies' No Violation...............................................7.2
Payments for Station Two Improvements..................................8.17(d)

                            GLOSSARY OF DEFINED TERMS

Defined Term                                                           Section

Actual Henderson Environmental O&M.....................................8.17(c)
Additional Payment.....................................................8.10(b)
Agreement.........................................................Introduction
Assigned Station Two Contracts..........................................9.1(d)
Assumed Station Two Liabilities............................................9.2
Big Rivers........................................................Introduction
Big Rivers' Henderson Incremental Environmental O&M Share..............8.16(a)
Big Rivers' Replacement O&M Fund.......................................10.3(f)
Big Rivers' Replacement R&R Fund.......................................10.3(g)
Bond Ordinance.......................................................Recital A
City..............................................................Introduction
Closing....................................................................3.1
Damage Multipliers.....................................................14.2(b)
Debt Service and R&R Capacity Payment...................................9.7(b)


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Defaulting Party.......................................................13.5(a)
Economic Development Agreement.........................................11.2(g)
Economic Development Opportunity.......................................11.2(a)
Effective Date.............................................................2.4
Environmental Condition...................................................5.12
Environmental Violations..................................................5.12
Excess Henderson Capacity..............................................11.5(b)
Excess Henderson Energy................................................11.5(a)
Existing SEPA Contract...................................................10.21
Fair Market Value Ratio...................................................14.1
Final Year of Agreement................................................8.10(c)
14 1/2 Cent Payments...................................................8.10(b)
Fuel and Reid Station Operating Accounts...............................8.11(b)
Fuel and Reid Station Operating Expenses...............................8.10(a)
Fundamental Rights.....................................................10.7(c)
G & A Allocation Agreement...............................................10.29
Green River............................................................8.12(e)
Henderson.........................................................Introduction
Henderson Environmental-Related Capital Cost...........................8.17(e)
Henderson Non-Incremental Capital Cost.................................8.17(e)
Henderson Replacement O&M Fund.........................................10.3(f)
Henderson Union........................................................8.12(e)
LEM/Henderson Union Agreement..........................................8.12(e)
HMPL..............................................................Introduction
HUC...............................................................Introduction
Joint Facilities Agreement...........................................Recital B
Knowledge.................................................................5.12
Letter Ruling..........................................................8.12(e)
LG&E Companies....................................................Introduction
LG&E Company......................................................Introduction
LG&E Rights............................................................13.8(a)
LEM...............................................................Introduction
LEM Capacity Charge Share .............................................8.12(b)
LEM Margin..........................................................13.8(a)(1)
Matching Offer.........................................................11.2(f)
Maximum Funding Limit...............................................10.3(g)(2)
Mean Proposal..........................................................11.2(d)
1993 Amendment.......................................................9.4(b)(4)
1998 Amendments......................................................Recital B
New Reserves Agreement...................................................10.30
Non-Defaulting Party...................................................13.5(a)
Notice.................................................................11.2(b)
Notice of Default......................................................13.5(b)
O&M Closing Balance....................................................10.3(a)


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Offer..................................................................11.2(a)
Offer Price............................................................11.2(a)
Operating Pass Through Costs...........................................8.10(a)
Participation Agreement..............................................Recital D
Parties...........................................................Introduction
Party.............................................................Introduction
Phase I Adjustments.......................................................9.12
Phase I Effective Date.....................................................3.1
Phase I Subcontract..........................................................8
Phase I Subcontract Term...................................................8.1
Phase II Assignment..........................................................9
Phase II Assignment Term...................................................9.3
Phase II Effective Date....................................................2.3
Plan.................................................................Recital D
Pre-Closing Development Agreement......................................11.1(a)
Qualified Power Marketer...............................................11.2(c)
R&R Closing Balance....................................................10.3(a)
Refinancing Costs.........................................................10.6
Reid Station............................................................8.2(b)
Releasing Party ......................................................10.15(g)
Released Party........................................................10.15(g)
Replacement O&M Fund...................................................10.3(f)
RFP Process............................................................11.2(b)
Right of First Offer.......................................................9.6
Section 28................................................................11.2
SEPA.....................................................................10.21
SEPA Power...............................................................10.21
SEPA Schedule............................................................10.21
Station Two..........................................................Recital A
Station Two Allowances.................................................8.10(c)
Station Two Assets......................................................4.1(a)
Station Two Assets Insurance...........................................10.8(b)
Station Two Bonds....................................................Recital A
Station Two Contracts................................................Recital B
Station Two Improvements...............................................8.17(a)
Station Two Improvements Account.......................................8.17(d)
Station Two Improvement Sharing Ratio..................................8.17(e)
Station Two O&M Account.................................................3.3(d)
Station Two Operating Agreement......................................Recital B
Station Two Power Sales Agreement....................................Recital B
Station Two PP Price Reduction...........................................10.35
Station Two R&R Account.................................................3.3(d)
Station Two Rated Capacity.............................................8.17(b)
Station Two Subsidiary............................................Introduction


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Station Two Subsidiary's Performance Obligations......................10.15(a)
Station Two Surplus Capacity.........................................Recital B
Station Two Unit Output................................................8.12(b)
Surplus Power..........................................................11.2(a)
Surplus Power Notice...................................................11.2(b)
Systems Improvement Project.............................................4.2(d)
Term.......................................................................2.4
Termination Multipliers................................................14.3(b)
Terms of General Applicability.............................................9.5
Transitional Year......................................................9.12(d)
Uncontrollable Force......................................................16.2
WKEC..............................................................Introduction


                                     -xii-
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                     AGREEMENT AND AMENDMENTS TO AGREEMENTS

      THIS AGREEMENT AND AMENDMENTS TO AGREEMENTS ("Agreement") is entered into and effective as of July 15, 1998, by and among (i) THE CITY OF HENDERSON, KENTUCKY (the "City"), a municipal corporation and city of the third class organized under the laws of Kentucky, THE CITY OF HENDERSON UTILITY Commission ("HUC"), a public body politic and corporation organized under Kentucky Revised Statutes ss. 96.530 and related statutes, doing business as HENDERSON MUNICIPAL POWER & LIGHT ("HMPL") (the City and HUC being sometimes hereinafter collectively referred to as "Henderson"), (ii) BIG RIVERS ELECTRIC CORPORATION ("Big Rivers"), a Kentucky rural electric cooperative corporation, and (iii) WKE STATION TWO INC., formerly known as LG&E Station Two Inc. ("Station Two Subsidiary"), a Kentucky corporation, LG&E ENERGY MARKETING INC., ("LEM"), an Oklahoma corporation, and WESTERN KENTUCKY ENERGY CORP., a Kentucky corporation ("WKEC") and the successor by merger to Western Kentucky Leasing Corp. (hereinafter, Station Two Subsidiary, LEM and WKEC are referred to collectively as the "LG&E Companies" and individually as an "LG&E Company," and together with Henderson and Big Rivers are referred to collectively as the "Parties" or individually as a "Party").

      RECITALS:

      A. The City owns an electric generating station, consisting of two 175-megawatt coal-fired, steam-electric generators with related facilities located on a site near the Green River in Henderson County, Kentucky ("Station Two"), having as of the date of this Agreement a net rated Capacity of 312 MW. The City financed the costs of acquisition, construction and start-up of Station Two through the issuance of the Electric Light & Power Revenue Bonds, Station Two Series, due March 1, 2003, in an initial aggregate principal amount of $82,500,000 and with an aggregate outstanding principal balance as of March 2, 1998 of $25,035,000 (such bonds, together with any bonds issued to refund such bonds, are hereinafter referred to as the "Station Two Bonds"), which were authorized, sold and issued by the City pursuant to the
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Electric Light & Power Revenue Bond Ordinance adopted by the City on August 27,
1970, together with supplemental ordinances and amendments thereto as of the date hereof (such ordinance, together with any ordinance (in form and substance reasonably satisfactory to each of the Parties) authorizing any refunding bonds, are hereinafter referred to as the "Bond Ordinance").

      B. Big Rivers currently operates Station Two, purchases all Capacity and associated Energy of Station Two surplus to the immediate needs of the City and its inhabitants, determined in accordance with the Station Two Power Sales Agreement described below ("Station Two Surplus Capacity"), and otherwise has arranged with Henderson for the joint utilization by Big Rivers and Henderson of certain auxiliary facilities and operating personnel. The respective rights and obligations of Big Rivers and Henderson with respect to Station Two are set forth in that certain Power Plant Construction and Operation Agreement dated August 1, 1970, as amended (the "Station Two Operating Agreement"), that certain Power Sales Contract dated August 1, 1970, as amended (the "Station Two Power Sales Agreement"), that certain Joint Facilities Agreement dated August 1, 1970, as amended (the "Joint Facilities Agreement"), and other agreements, all of which (together with all amendments thereto, including, without limitation, the Amendments to Contracts dated May 1, 1993 (the "1993 Amendments") and the Amendments to Contracts dated July 15, 1998 (the "1998 Amendments"), are identified on Exhibit A attached hereto (all such agreements, as amended, being referred to hereinafter collectively as the "Station Two Contracts").

      C. On September 25, 1996, Big Rivers filed for relief under Chapter 11 of the Bankruptcy Code.

      D. The LG&E Companies and Big Rivers entered into a New Participation Agreement dated April 6, 1998 (the "Participation Agreement") which contemplates (among other transactions) the lease, use and operation of all Facilities and related assets owned by Big Rivers, the purchase, sale and transmission of the Energy and capacity produced by such Facilities, and the transactions contemplated in this Agreement. The proposed transactions

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among Big Rivers and the LG&E Companies are substantially described in Big
Rivers' Plan of Reorganization.

      E. As contemplated in the Plan of Reorganization and the Participation Agreement, Big Rivers and the LG&E Companies desire to enter into this Agreement which provides, among other terms, for the performance by Station Two Subsidiary of certain obligations of Big Rivers under certain of the Station Two Contracts and for the purchase and sale by Station Two Subsidiary or LEM of the Station Two Surplus Capacity.

      AGREEMENT:

      NOW, THEREFORE, the Parties hereby agree as follows:

      1. DEFINITIONS, WHOLE AGREEMENT AND PAYMENTS.

      1.1 Definitions. All capitalized terms used in this Agreement but not otherwise defined in this Agreement shall have the meanings set forth in Exhibit B attached hereto or, if not defined therein, shall have the meanings set forth in the Station Two Operating Agreement or the Station Two Power Sales Agreement. A Glossary of terms defined in this Agreement is included with this Agreement for ease of reference only.

      1.2 Schedules and Exhibits. The schedules and exhibits to this Agreement constitute an integral part of this Agreement, and all references to this Agreement shall include all such schedules and exhibits.

      1.3 Method of Payment. All payments required to be made by a Party to any other Party under the terms of, or as contemplated in, this Agreement, unless otherwise provided in this Agreement or the Station Two Contracts, shall be made in immediately available United States funds no later than 2:00 p.m. eastern time on the due date therefor. A Party desiring to receive any such payment by wire transfer shall provide written notice to the paying Party not

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less than five (5) Business Days prior to the due date indicating the wire instructions and applicable account information. A written notice shall be applicable to all future payments unless revoked or modified by that notice or any subsequent written notice.

      1.4 Late and Partial Payments. All amounts payable between any LG&E Company and Big Rivers under this Agreement, if not paid when due, shall bear interest from the due date until paid at the Default Rate. No receipt by any such Party to whom a payment is due of an amount less than the full amount due will be deemed to be other than payment on account, nor will any endorsement or statement on any check or any accompanying letter effect or evidence an accord or satisfaction. The receiving Party may accept such check or payment without prejudice to its right to recover the balance or pursue any right hereunder.

      2. PHASE I EFFECTIVE DATE AND PHASE II EFFECTIVE DATE.

      2.1 Phase I Effective Date. The "Phase I Subcontract" (defined in Section 8 of this Agreement, entitled "Phase I Subcontract") shall commence and become effective on the "Phase I Effective Date" (as defined in Section 3.1 of this Agreement).

      2.2 Phase II Assignment Preceding Phase I Subcontract. In the event that the conditions set forth in Schedule 2.2 for each Party have been fulfilled or waived by each such Party on a date prior to the Phase I Effective Date, the Phase I Subcontract shall never become effective and the Closing referred to in
Section 3.1 of this Agreement shall consummate the "Phase II Assignment" (as defined in Section 9 of this Agreement, entitled "Phase II Assignments") rather than the Phase I Subcontract.

      2.3 Successive Phase I and Phase II Effective Dates. At any time subsequent to the occurrence of the Phase I Effective Date, upon the satisfaction or waiver by each Party of all conditions set forth in Schedule 2.3 for such Party, (a) the Phase II Assignment shall thereafter commence and become effective as set forth below, and (b) the Phase I Subcontract and the provisions of this Agreement relating thereto, shall, upon the commencement of the Phase II Assignment, immediately terminate and be of no further force or effect (subject to survival of

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specific provisions set forth in Section 8 of this Agreement, entitled "Phase I
Subcontract," or elsewhere in this Agreement which by their terms shall survive the termination of the Phase I Subcontract). The date on which the Phase II Assignment takes effect, whether pursuant to Section 2.2 of this Agreement or
Section 2.3 of this Agreement, shall hereinafter be referred to as the "Phase II Effective Date." At such time as any Party shall in good faith believe that each of the conditions precedent set forth in Schedule 2.3 for all Parties have been satisfied or waived by the relevant Party(s), the Party having that belief may, in its discretion, notify all (but not less than all) of the other Parties of its belief, and each such other Party agrees to notify the first Party of whether it agrees with or in good faith disputes the first Party's belief within ten (10) Business Days after delivery of the initial notice. In the event a Party fails to respond within that ten-day period, it shall be deemed to have agreed with the initial Party's belief. The Phase II Effective Date shall commence two (2) Business Days following the expiration of the ten-day notice period described above or, if the initial Party's belief shall have been disputed by one or more other Parties as contemplated above, two (2) Business Days after a determination that such conditions precedent have been so satisfied or waived is made (i) by the mutual agreement of the disputing Parties, or (ii) pursuant to a final, non-appealable decision rendered by a court of competent jurisdiction or other tribunal acceptable to the Parties. The successful Party(s) in any legal proceeding commenced to obtain a decision of the type described in (ii), above, shall be entitled to recover from the unsuccessful Party(s) its reasonable attorneys fees and court costs incurred in connection with that legal proceeding.

      2.4 Effective Date; Term. For purposes of this Agreement, the "Effective Date" shall mean the earlier of the Phase I Effective Date or the Phase II Effective Date. The term of this Agreement ("Term") shall commence on the Execution Date and shall, unless sooner terminated as contemplated in Section 13 of this Agreement, continue until the later of expiration of (a) the Phase I Subcontract Term (as defined in Section 8.1 of this Agreement), other than such an expiration occurring upon the Phase II Effective Date, or (b) the Phase II Assignment Term (as defined in Section 9.3 of this Agreement).

      3. CLOSING; DELIVERIES AT CLOSING.

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      3.1 The Closing and the Phase I and Phase II Effective Dates. The
consummation of the transactions contemplated in this Agreement and commencement of the Phase I Subcontract Term or the Phase II Assignment Term, (whichever is earlier) (the "Closing"), shall take place at the offices of Sullivan, Mountjoy, Stainback & Miller, P.S.C., Owensboro, Kentucky (or at such other location as the Parties may agree) at 10:00 a.m., local time, on the date that is 10 Business Days following the earlier to occur of (i) the date on which all conditions set forth in Schedule 2.1 of this Agreement for each Party have been fulfilled or waived in writing by such Party in its sole discretion (other than the conditions set forth in items 1.1, 1.9, 2.1, and 2.7 of Schedule 2.1, which the Parties intend shall be fulfilled immediately prior to or contemporaneously with the Closing, unless so waived), (the "Phase I Effective Date"), or (ii) the date on which all conditions set forth in Schedule 2.2 of this Agreement for each Party have been fulfilled or waived in writing by such Party in its sole discretion (other than the conditions set forth in items 1.1, 1.9, 2.1, and 2.7 of Schedule 2.1, which are incorporated by reference in items 1.1 and 2.1 of
Schedule 2.2, which the Parties intend shall be fulfilled immediately prior to or contemporaneously with the Closing, unless so waived). Notwithstanding anything contained in this Section 3.1 to the contrary, in no event shall the Effective Date under this Agreement commence prior to the "Effective Date" under the Participation Agreement.

      3.2 Actions Simultaneous. Notwithstanding the order of the deliveries by the Parties set forth below, all deliveries shall be deemed to have occurred simultaneously and shall not be deemed to have been completed until each of the steps or conditions set forth or identified in this Section 3, entitled "Closing; Deliveries at Closing," has been completed or has been waived by the Party who is required or permitted to waive the same.

      3.3 Big Rivers' Deliveries. At the Closing Big Rivers shall deliver to the LG&E Companies and/or Henderson, as appropriate, all of the following (duly executed where appropriate):

            (a) A Certificate of the Secretary or an Assistant Secretary of Big Rivers, dated the Effective Date, in form and substance reasonably satisfactory to the LG&E Companies and Henderson, certifying as to the due adoption of the resolutions of the Board of Directors of Big Rivers authorizing the execution, delivery and performance by Big Rivers of this Agreement and the transactions contemplated in this Agreement.

            (b) The opinions of each of Sullivan, Mountjoy, Stainback & Miller, P.S.C. and Long Aldridge & Norman LLP referenced in items 1.11 and 3.7 of
Schedule 2.1.

            (c) A Certificate of an authorized officer of Big Rivers certifying that (i) the representations and warranties set forth in Section 6 of this Agreement, entitled "Representations and Warranties of Big Rivers," are true and correct in all material respects on the Effective Date as though made on the Effective Date, and (ii) the conditions precedent to Big Rivers' obligations set forth in Section 2 of Schedule 2.1 or Schedule 2.2, as the case may be, have been satisfied or waived by Big Rivers, provided that the foregoing shall not relieve any other Party from its responsibility or liability for any misrepresentation or breach of warranty by such other Party made in this Agreement.

            (d) A Certificate of the chief financial officer of Big Rivers certifying as to those items affecting or relating to the Station Two Account in the Operation and Maintenance Fund (the "Station Two O&M Account") and the Station Two Account in the Renewals and Replacements Fund (the "Station Two R&R Account") and as to Big Rivers' rights in respect of such accounts in accordance with Section 10.3(a) of this Agreement.

            (e) Such short-form instruments or other instruments, in recordable form reasonably acceptable to the LG&E Companies and Big Rivers, solely evidencing the rights and interests of the LG&E Companies in and to Big Rivers' properties, rights-of-way and easements granted in Section 10.11 of this Agreement.

            (f) The New Reserves Agreement contemplated in Section 10.30 of this Agreement.

            (g) The G & A Allocation Agreement contemplated in Section 10.29 of this Agreement.

            (h) Such consents of third parties, instruments of assignment and assumption or other agreements, instruments and documents as may be necessary to effect the provisions of Section 11.1 of this Agreement with respect to the Pre-Closing Development Agreements.

            (i) Such bills of sale and other appropriate documents of transfer, conveyance and assignment (in form reasonably satisfactory to Big Rivers and the LG&E Companies) as shall be necessary or appropriate for the assignment by Big Rivers to Station Two Subsidiary of the Station Two Inventory, the Station Two Personal Property and the Station Two Allowances as contemplated in Sections 10.33, 10.35 and 8.10(c) of this Agreement.

            (j) An assignment and assumption agreement, in substantially the same form as the Agreement attached as Schedule 9.2 of the Participation Agreement, providing for the assignment from Big Rivers to Station Two Subsidiary of certain of Big Rivers' rights, title and interest under, in and to the Station Two Intangible Assets (other than the Station Two Allowances), as contemplated in Section 10.34 of this Agreement.

            (k) Such other agreements, instruments and documents as shall be reasonably necessary for the consummation of the transactions contemplated in this Agreement, consistent with Section 10.27 of this Agreement.

      3.4 Henderson's Deliveries. At the Closing, Henderson shall deliver to Big Rivers and the LG&E Companies, as appropriate, all of the following (duly executed where appropriate):

            (a) A Certificate of the City Clerk of the City, dated the Effective Date, in form and substance reasonably satisfactory to Big Rivers and the LG&E Companies, certifying as to due adoption of the resolution or ordinance of the City Commission authorizing and approving the execution, delivery and performance by Henderson of this Agreement and the transactions contemplated in this Agreement.

            (b) A Certificate of the Secretary of HUC, dated the Effective Date, in form and substance reasonably satisfactory to Big Rivers and the LG&E Companies, certifying as to the due adoption of the resolutions of HUC authorizing the execution, delivery and performance by HUC of this Agreement and the transactions contemplated in this Agreement.

            (c) A Certificate of the General Manager of HMPL stating that (i) the representations and warranties set forth in Section 5 of this Agreement, entitled "Representations and Warranties of Henderson," are true and correct in all material respects on the Effective Date, as though made on the Effective Date, and (ii) the conditions precedent to Henderson's obligations set forth in
Section 3 of Schedule 2.1 or Schedule 2.2, as the case may be, have been satisfied or waived by Henderson, provided, that the foregoing shall not relieve any other Party from its responsibility or liability for any misrepresentation or breach of warranty by such other Party made in this Agreement.

            (d) A Certificate of the General Manager of HMPL certifying as to those items affecting or relating to the Station Two O&M Account and the Station Two R&R Account and as to Henderson's rights in respect of such accounts in accordance with Section 10.3(a) of this Agreement.

            (e) The opinions of O'Melveny & Meyers LLP and The Law Firm of Sheffer Hoffman referenced in items 1.11 and 2.9 of Schedule 2.1.

            (f) Such short-form instruments or other instruments, in recordable form reasonably acceptable to the LG&E Companies, solely evidencing the rights and interests of the LG&E Companies in and to Henderson's properties, rights-of-way and easements as contemplated in Section 10.11 of this Agreement.

            (g) The New Reserves Agreement contemplated in Section 10.30 of this Agreement.

            (h) The G & A Allocation Agreement contemplated in Section 10.29 of this Agreement.

            (i) Such other agreements, instruments and documents as shall be reasonably necessary for the consummation of the transactions contemplated in this Agreement, consistent with Section 10.27 of this Agreement.

      3.5 LG&E Companies' Deliveries. At the Closing, each of the LG&E Companies shall deliver to Big Rivers and Henderson, as appropriate, all of the following (duly executed where appropriate):

            (a) A Certificate of the Secretary or an Assistant Secretary of each LG&E Company, each dated the Effective Date, in form and substance reasonably satisfactory to Big Rivers and Henderson, certifying as to the due adoption of the resolutions of each such LG&E Company's Board of Directors authorizing the execution, delivery and performance by such LG&E Company of this Agreement and the transactions contemplated in this Agreement.

            (b) A Certificate of an authorized officer of each LG&E Company certifying that (i) the representations and warranties of that LG&E Company set forth in Section 7 of this Agreement, entitled "Representations and Warranties of the LG&E Companies," are true and correct in all material respects on the Effective Date, as though made on the Effective Date, and (ii) the conditions precedent to that LG&E Company's obligations set forth in Section 1 of Schedule
2.1 or Schedule 2.2, as the case may be, have been satisfied or waived by that LG&E Company, provided that the foregoing shall not relieve any other Party from its responsibility or liability for any misrepresentation or breach of warranty by such other Party made in this Agreement.

            (c) The opinions of Greenebaum Doll & McDonald PLLC and Dewey Ballantine LLP referenced in items 2.9 and 3.7 of Schedule 2.1.

            (d) A Certificate of an authorized officer of Station Two Subsidiary certifying that, as of the effective date of the Station Two Agreement, Station Two Subsidiary is an "affiliate" of a utility subject to regulation by the KPSC in compliance with KRS ss. 96.520, but only if such compliance is required as of the Effective Date.

            (e) The New Reserves Agreement contemplated in Section 10.30 of this Agreement.

            (f) The G & A Allocation Agreement contemplated in Section 10.29 of this Agreement.

            (g) Such instruments of assignment and assumption or other agreements, instruments and documents as may be necessary for LEM to execute and deliver to effect the provisions of Section 11.1 of this Agreement with respect to the Pre-Closing Development Agreements.

            (h) Certificates of Insurance, and copies of the policies of Insurance, required by Section 10.8(e) of this Agreement.

            (i) An assignment and assumption agreement, in substantially the same form as the Agreement attached as Schedule 9.2 of the Participation Agreement, providing for the assumption by Station Two Subsidiary of certain of Big Rivers' performance obligations under the Station Two Intangible Assets (other than the Station Two Allowances), as contemplated in Section 10.34 of this Agreement.

            (j) Such other agreements, instruments and documents as shall be reasonably necessary for the consummation of the transactions contemplated in this Agreement, consistent with Section 10.27 of this Agreement.

  4. COVENANTS OF THE PARTIES PENDING EFFECTIVE DATE.

     4.1  Access Pending Effective Date.

            (a) Prior to the Effective Date, Big Rivers and Henderson shall, at the request of any of the LG&E Companies, afford or cause to be afforded to the employees, agents, attorneys, accountants and other authorized representatives of the LG&E Companies reasonable access during normal business hours to all assets, facilities and properties, tangible and intangible, real and personal, fixed and contingent, comprising Station Two and the Joint Use Facilities, and to all employees, agents, representatives, books, records, data, contracts and documents relating to those assets, facilities and properties (hereinafter, collectively, the "Station Two Assets"), including, without limitation, affording or causing such access for the purpose of conducting investigations and examinations, preparing surveys, making appraisals and ascertaining the condition thereof, and shall permit such persons, at the LG&E Companies' expense, to make copies of such books, records, data, contracts and documents.

            (b) The LG&E Companies shall treat, and shall cause all of their respective employees, agents, attorneys, accountants and other authorized representatives to treat, all information obtained pursuant to this Section 4.1 that otherwise is not in the public domain as confidential.

            (c) No investigation by any of the LG&E Companies or any of their respective employees, agents, attorneys, accountants or other authorized representatives pursuant to this Section 4.1 shall affect any representation, warranty, or closing condition of any Party hereto.

      4.2 Negative Covenants. Except as otherwise permitted by this Agreement or with the prior written consent of Station Two Subsidiary, for itself and as agent for the other LG&E Companies (which consent shall not be unreasonably withheld), each of Big Rivers and Henderson agree with the LG&E Companies, but not with each other, as follows for all periods prior to the Closing:

            (a) No Liens. Neither Big Rivers nor Henderson shall, directly or indirectly, create, incur, assume or suffer to exist any Lien on or with respect to any of the Station Two Assets, except for Permitted Liens and Liens created by the Bond Ordinance.

            (b) No Disposal. Except as may otherwise be required to comply with the Bond Ordinance, neither Big Rivers nor Henderson shall dispose of, or agree to dispose of, any of the Station Two Assets or any rights under the Station Two Contracts outside the ordinary course of business, nor shall either of them assign, or agree to assign, any rights that it may have under any of the Station Two Contracts (or any portion of any of those contracts).

            (c) No New Contracts.

                  (1) Big Rivers shall not enter into any Power sales contract that commits Energy or Capacity from Station Two, or any maintenance, fuel supply or transportation contracts relating to the operation or maintenance of Station Two or the other Station Two Assets or in furtherance of its obligations under the Station Two Contracts, in any such case, involving the payment or receipt by Big Rivers of an amount in excess of $500,000 annually or having an expiration or termination date after May 31, 1998. Notwithstanding the foregoing or Section 7.2.3 of the Participation Agreement, Big Rivers shall be entitled to enter into Pre-Closing Development Agreements with Henderson as contemplated in the 1998 Amendments for Economic Development Opportunities provided that such agreements do not specifically commit Power from and after the Closing from any of the Generating Plants.

                  (2) Henderson shall not permit Big Rivers to enter into any of the commitments described in (1) above on behalf of Henderson, but only to the extent that Henderson has the right to do so, and Henderson shall not itself, without the written consent of Station Two Subsidiary (unless Henderson reasonably determines that the failure to enter into such a contract would impair Henderson's duties and obligations to the Trustee or the holders of the Station Two Bonds), enter into (A) any contracts relating to the operations or maintenance of Station Two or the other Station Two Assets, or
            (B) any Power sales
            contract that commits Capacity (excluding, however, any Station Two Economic Development Power committed to Henderson in accordance with
            Section 28 of the 1998 Amendments and as contemplated in Section
            11.1 of this Agreement), other than such contracts as are permitted under the terms of the Station Two Contracts following a breach or default thereunder by Big Rivers as contemplated in Section 15.2 of the Station Two Power Sales Agreement, and then only to the extent that such breach or default has not been cured by Big Rivers or an LG&E Company in accordance with the terms of the Station Two Contracts and this Agreement, subject, however, to LEM's option to purchase Energy and Capacity as contemplated in Section 4.4 of this Agreement.

            (d) Station Two Contracts; Station Two Bonds. Henderson shall not breach or default under, nor shall Henderson suffer to exist any breach or default under, the Bond Ordinance or any of the Station Two Bonds or the Station Two Contracts. Big Rivers shall not terminate or materially modify or amend, or suffer to exist any termination or material modification or amendment of, any of the Station Two Contracts or the Station Two Bonds to the extent the same is within its reasonable control. Big Rivers, without the written approval of the LG&E Companies, shall not authorize Henderson to issue, and Henderson agrees that without the written consent of Big Rivers and Station Two Subsidiary it shall not issue, additional bonds or other indebtedness under the Bond Ordinance, whether or not to finance any major renewals or replacements of Station Two, any major additions or improvements thereto, or any expansion thereof (each a "Systems Improvement Project"), unless (x) such Systems Improvement Project is such that no duty, obligation or liability shall be imposed thereby, or in connection therewith, upon Big Rivers or any of the LG&E Companies under this Agreement or any of the Station Two Contracts (including without limitation, in the form of increased Capacity charges under the Station Two Power Sales Agreement), and (y) such Systems Improvement Project would not otherwise adversely affect the rights of any of the LG&E Companies under the Phase I Subcontract or the Phase II Assignment, or under any other transactions contemplated by this Agreement or the Station Two Contracts.

            (e) No Commitment. Neither Big Rivers nor Henderson shall agree or commit to do any of the foregoing matters which they are otherwise prohibited from doing under the terms of this Section 4.2.

            (f) Monthly Operations and Demand. Big Rivers agrees with the LG&E Companies that it has not operated, and shall not at any time during each of the 12 calendar months immediately preceding the Effective Date operate, Station Two in such a manner that, when measured on a monthly basis, would violate the Letter Ruling.

      4.3 Affirmative Covenants. Except as otherwise permitted by this Agreement or with the prior written consent of Station Two Subsidiary, for itself and as agent for the other LG&E Companies (which consent shall not be unreasonably withheld), each of Big Rivers and Henderson agrees with the LG&E Companies, but not with each other, that it shall at all times prior to the Closing:

            (a) Ordinary Course. Unless different standards or specifications are otherwise required by any regulatory authority having jurisdiction thereof and such standards or specifications make it impracticable or illegal to comply with the following, operate Station Two as presently operated and only in the ordinary course and consistent with the Station Two Operating Agreement and Prudent Utility Practices unless such performance by those Parties in accordance with Prudent Utility Practice would result in a breach or default by those Parties under the Station Two Contracts or the Bond Ordinance, in which event the covenant regarding Prudent Utility Practices shall not apply.

            (b) Adverse Changes. Advise Station Two Subsidiary in writing (except to the extent disclosed in this Agreement or in any disclosure schedule hereto) of any litigation or administrative proceeding (other than in the Bankruptcy Court) that challenges or otherwise materially affects, or that, to the best of its knowledge in the case of Henderson, reasonably could be expected to materially affect the transactions contemplated in this Agreement or the respective rights and entitlements of the Parties under the Station Two Contracts as contemplated in this Agreement from and after the Closing, and of any material adverse change in the Station Two Assets, their respective interests therein or the condition thereof.

            (c) Maintain Assets. Unless different standards or specifications are otherwise required by any regulatory authority having jurisdiction thereof, and such standards or specifications make it impracticable or illegal to comply with the following, use its reasonable best efforts to maintain all tangible assets included in the Station Two Assets in good operating condition, reasonable wear and tear excepted, consistent with the Station Two Contracts and Prudent Utility Practice unless such performance by those Parties in accordance with Prudent Utility Practice would result in a breach or default by those Parties under the Station Two Contracts or the Bond Ordinance, in which event the covenant regarding Prudent Utility Practices shall not apply.

            (d) Insurance. Maintain at all times prior to the Closing policies of insurance relating to the Station Two Assets and operation of Station Two as required by, and in material compliance with, the Station Two Contracts and the Bond Ordinance and which in any event provide no less coverage than is in effect on the date hereof.

            (e) Comply with Laws. Operate and maintain Station Two and the other Station Two Assets in substantial compliance with all applicable Laws.

            (f) Station Two Contracts. Unless different standards or specifications are otherwise required by any regulatory authority having jurisdiction thereof, and such standards or specifications make it impracticable or illegal to comply with the following, perform all of their respective duties and obligations under all Station Two Contracts in all material respects, consistent with the terms and provisions thereof, and not waive or release the other Party thereto (or any other parties thereto) from any material obligation that they may have to perform under any Station Two Contracts in all material respects consistent with the terms and provisions thereof.

      4.4 Purchase Option on Default. If at any time prior to the Effective Date Henderson shall have the right under Section 15.2 of the Station Two Power Sales Agreement to sell Station Two Surplus Capacity otherwise allocated to Big Rivers thereunder on account of a breach or default under such agreement by Big Rivers that is not timely cured by Big Rivers or by any LG&E Company (to the extent it elects to do so in accordance with the terms of this Agreement), and Henderson determines to exercise such right, Henderson shall first offer (in a binding written offer delivered to LEM) to sell such Power to LEM, and LEM shall have the right (but not the obligation) to purchase such Power at the price and in accordance with the terms set forth in the Station Two Power Sales Agreement that are applicable to purchases by Big Rivers. LEM may accept or reject Henderson's offer to sell such Power to LEM within 15 days after the date of its receipt of that offer. If LEM shall reject Henderson's offer, or fails to deliver its acceptance within the foregoing 15-day period, Henderson shall be entitled to sell the Power which LEM did not accept to one or more third parties on such terms as Henderson shall deem appropriate. The foregoing rights of LEM shall also apply during the Phase I Subcontract Term with respect to any breach or default by Big Rivers under the Station Two Power Sales Agreement, unless that breach or default was the result of a breach or default by any LG&E Company under this Agreement or any other Operative Document.

5. REPRESENTATIONS AND WARRANTIES OF HENDERSON. Henderson hereby represents and warrants to Big Rivers (solely with respect to Sections 5.1, 5.2, 5.3 and 5.15 (but only as expressly set forth in Section 5.15) of this Agreement) and to the LG&E Companies (with respect to all Sections of this Section 5) as follows:

      5.1 Organization and Powers of Henderson. The City is a municipal corporation and city of the third class duly organized and existing under the laws of the Commonwealth of Kentucky. HUC is a public body politic and corporation duly organized and existing under Kentucky Revised Statutes ss.
96.530 and related statutes. The execution, delivery and performance of this Agreement by Henderson has been duly authorized by all necessary action, governmental, corporate or otherwise, including approval by ordinance or other official action of the City Board of Commissioners and Mayor of the City. Henderson has all requisite power and authority to own Station Two and the other Station Two Assets (excluding, however, the Joint Use Facilities owned by Big Rivers which Henderson has the power, right and authority to use in its operation of Station
Two) and to carry on its business as now being conducted at Station Two and, subject to satisfaction or waiver of all conditions relevant to Henderson that are set forth in Schedules 2.1, 2.2 or 2.3 hereof, as applicable, as proposed to be conducted pursuant to the terms of this Agreement.

      5.2 No Violation. Except as set forth in Schedule 5.2, Henderson's execution and delivery of this Agreement and consummation of the transactions contemplated hereunder (a) will not violate any existing statute, law, rule, regulation, order, writ, injunction or decree of any court or governmental authority, (b) will not under any existing statute or law or any existing rule, regulation, order, writ, injunction or decree of any court or governmental authority require any authorization, consent, approval, exemption or other action by or notice to any court, administrative or governmental agency, instrumentality, commission, authority, board or body, except to the extent such authorization, consent, approval, exemption, notice or other action is required solely as a result of actions taken by Big Rivers or any LG&E Company after the Effective Date, and, (c) subject to obtaining the consents referred to in
Schedule 5.2, will not violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon the Station Two Assets under, any terms or provisions of the Station Two Bonds or the Bond Ordinance, the Station Two Contracts, or any other material contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which the City or HUC is a party or by which Station Two or the other Station Two Assets may be bound or affected. No consents or approvals of this Agreement or the transactions contemplated in this Agreement are required from the holders of any Station Two Bonds or from any trustee or other fiduciary appointed under or in connection with the Bond Ordinance. In connection with the representations made in this Section 5.2, insofar as they relate to KRS ss. 96.520, Henderson is relying upon the representations of the LG&E Companies and the determination of the KPSC as to compliance with KRS ss. 96.520.

      5.3 Effect of Agreement; Consents. This Agreement and the Station Two Contracts have been duly and validly authorized, executed and delivered by Henderson, and constitute valid and legally binding agreements enforceable against Henderson in accordance with their respective terms, except as the foregoing may be limited by (a) general principles of equity or (b) bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws or equitable principles relating to or affecting creditor's rights generally.

      5.4 Output. Except for sales of the type contemplated by Section 4.2(c)(2) of this Agreement and for the HMP&L Contract, there are no contracts or other arrangements in place by which any of the Station Two Surplus Capacity has been sold, dedicated or committed by Henderson to any use, purpose or Person. The Capacity and associated Energy generated by Station Two is free and clear of all Liens, except for any Permitted Liens or any Liens created by the Bond Ordinance, which Liens (including Permitted Liens) in such Capacity and Energy are automatically released upon the sale and delivery of the same pursuant to the Station Two Power Sales Agreement, upon payment therefor.

      5.5 Station Two Contracts. Exhibit A contains a list of all agreements relating to, or affecting, Station Two or the other Station Two Assets to which Henderson is a party. Henderson has not received notice from any third party (including Big Rivers) to the effect that any such agreements are not in full force and effect. Neither Henderson nor, to the best of Henderson's knowledge, Big Rivers is in material default under any such agreements, and no event has occurred which, with notice or the passage of time, or both, would constitute a material default under any such agreements. Henderson holds its interest in each such agreement free and clear of any Liens, except for any Liens created by the Bond Ordinance.

      5.6 Bond Ordinance. Henderson has not defaulted, and is not now in default, under the terms and provisions of the Station Two Bonds or the Bond Ordinance, and no event has occurred which, with notice or the passage of time, or both, would constitute a default thereunder.

      5.7 Condition of Station Two Assets. Except as set forth on Schedule 5.7, to the best knowledge of Henderson each of the tangible assets included in the Station Two Assets owned by Henderson is in all material respects well maintained and in good condition and state of repair consistent with Prudent Utility Practice and the Station Two Contracts, subject only to ordinary wear and tear and to the performance of regularly scheduled maintenance that is yet to be performed in the ordinary course of the operation of Station Two consistent with Prudent Utility Practice and the Station Two Contracts.

      5.8 Water Supply. Henderson currently has rights in or to a water supply and Permits for waste water disposal sufficient for the operation of Station Two at a Capacity of 312 net MW, and, as of the date hereof, no permit, license or other governmental or private action or permission is required to utilize such water supply (provided the ordinary charges for consumption or disposition thereof are paid). Henderson has no knowledge of any pending or threatened impediment to the continuation of such water supply and waste water disposal as set forth above for the duration of the Phase I Subcontract Term and, as applicable, the Phase II Assignment Term, other than renewals of Permits required in the ordinary course of business. Henderson has no knowledge of any breach, impediment or other reason why such renewals may not be granted to Henderson.

      5.9 Permits. To the best knowledge of Henderson, Schedule 5.9 contains a listing of all material Permits currently required for the ownership or operation of Station Two at a Capacity of 312 net MW (including, without limitation, for the performance by Station Two Subsidiary of its obligations set forth in this Agreement) and specifically identifies those material Permits that expire prior to the end of the Phase I Subcontract Term and Phase II Assignment Term. Each such Permit is in full force and effect. Henderson is in material compliance with the terms of each such Permit and Henderson holds its interest in each such Permit free and clear of any Liens, other than any Liens created by the Bond Ordinance.

      5.10 Litigation and Insurance Claims. Schedule 5.10 contains a description of (i) all pending or, to the best of Henderson's knowledge, threatened suits, actions, arbitrations, claims, administrative proceedings or other proceedings, or, to the best of Henderson's knowledge, governmental investigations relating in any way to the ownership or operation of Station Two or the other Station Two Assets owned by Henderson, or to the Station Two Bonds, and (ii) any claim, demand or notice tendered to an insurer by Henderson with respect to any matter related in any way to the ownership or operation of Station Two or the other Station Two Assets.

      5.11 Compliance with Laws. To Henderson's knowledge, the use and operation of Station Two and the other Station Two Assets owned by Henderson are in material compliance with all applicable laws, rules, orders, regulations or restrictions, except any existing or previous noncompliance (whether or not cured) that does not and will not materially interfere with the use or operation of Station Two or the other Station Two Assets owned by Henderson or the use or sale of Power generated therefrom, nor result in the imposition of any material civil or criminal fines or penalties or other material liability on Henderson or any of the LG&E Companies. Henderson has received no notice of material violation or notice of material noncompliance which has not been cured.

      5.12 Environmental Matters. To the knowledge of Henderson, other than the matters set forth in the Baseline Environmental Audit Report or Schedule 5.1.19 attached to the Participation Agreement, there is no pending administrative or judicial investigation, proceeding or action or any outstanding claim, demand, order, administrative or legal proceeding or settlement, consent decree or order under, or relating to any Environmental Law and further relating to or involving Station Two or any other Station Two Assets, nor is there now, nor has there been, any pattern of violations that would lead to any of the foregoing (collectively, "Environmental Violations"). To the knowledge of Henderson, (i) no Hazardous Substance or other waste (including without limitation garbage and refuse) has been disposed of, spilled, leaked or otherwise released at, on, under or from Station Two or the other Station Two Assets, any real property on which Station Two or any other Station Two

Assets is situated, or any land subject to any rights-of-way or easements used in or committed to the operation of Station Two or the other Station Two Assets, and (ii) there are no underground storage tanks at Station Two or on the real property on which Station Two or any other Station Two Assets is situated or the land subject to the rights-of-way used in or committed to the operation of Station Two (collectively "Environmental Conditions"). For purposes of this
Section 5.12 only, the LG&E Companies acknowledge and agree that "knowledge" shall mean the actual knowledge of the commissioners of HUC, the general manager of HMPL or the project manager for Station Two on behalf of HUC, without any such representatives of HUC or HMPL undertaking an independent audit or other investigation (other than a review of written notices or correspondence in Henderson's records) of Environmental Violations or Environmental Conditions relating to or affecting Station Two or the other Station Two Assets. The LG&E Companies further acknowledge and agree that Henderson shall have no obligation to disclose to the LG&E Companies under this Section 5.12 any Environmental Violations or Environmental Conditions that are set forth and identified in
Schedule 5.1.19 of Big Rivers' disclosure schedules attached to the Participation Agreement, as the same shall be in existence on the Effective Date, or in the Baseline Environmental Audit Report as such report shall be in existence on the Effective Date and may thereafter be supplemented by quarterly groundwater data in accordance with the terms of the Participation Agreement. In the event the Parties at any time share any information relating to environmental matters regarding Station Two or any other Station Two Asset, they each agree to hold all such information in the strictest confidence and secrecy to the fullest extent permitted by applicable law, absent the prior consent of the other Parties, which approval will not be unreasonably withheld, conditioned or delayed.

      5.13 No Condemnation, Expropriation or Restrictions. Neither the whole nor any portion of Station Two or the other Station Two Assets is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor to Henderson's knowledge, has any such condemnation, expropriation, taking or material new assessment been proposed. Henderson has received no notice that any zoning, land use or other governmental proceeding specific to Station Two or the other Station Two Assets is pending, nor to the best of Henderson's knowledge is any such proceeding proposed, which would materially adversely affect Station Two or any of the other Station Two Assets, or the use and operation thereof in accordance with the terms of this Agreement and the Station Two Contracts.

      5.14 Miscellaneous Payments. Effective as of October 31, 2003, no further payments shall be due and owing to Henderson pursuant to Section 6.6 of the Station Two Power Sales Agreement.

      5.15 Completeness of Statements. Henderson has disclosed to the LG&E Companies and Big Rivers (limited to those representations and warranties made to Big Rivers herein) in writing all material facts known to it relating to the representations and warranties made by it to each such Party in this Agreement. No representation, warranty or covenant of Henderson made to the LG&E Companies and, as applicable, to Big Rivers in this Agreement contains any untrue statement of a material fact, any misstatement of a material fact or omits to state a material fact necessary to make the statements herein not misleading to such Party.

6. REPRESENTATIONS AND WARRANTIES OF BIG RIVERS. Big Rivers hereby represents and warrants to the LG&E Companies and Henderson as follows:

      6.1 Organization and Powers of Big Rivers. Big Rivers is a rural electric cooperative corporation, duly organized and existing under the laws of the Commonwealth of Kentucky. Big Rivers has all requisite cooperative power and authority to own, operate, and lease its properties, and to carry on its business as now being conducted and, subject to satisfaction or waiver of all conditions relevant to Big Rivers that are set forth in Schedules 2.1, 2.2 and
2.3 hereof, as proposed to be conducted pursuant to the terms of this Agreement. The execution, delivery and performance of this Agreement by Big Rivers has been duly authorized by all necessary action, and no further cooperative or Member authorization is necessary.

      6.2 No Violation. Except as set forth in Schedule 6.2, Big Rivers' execution and delivery of this Agreement and consummation of the transactions contemplated hereby, including performance in all material respects of all of its obligations hereunder, (a) will not violate any existing statute or law or any existing rule, regulation, order, writ, injunction or decree of any court or governmental authority, (b) will not under any existing statute or law or any existing rule, regulation, order, writ, injunction or decree of any court or governmental authority, require any authorization, consent, approval, exemption or other action by or notice to any court or any administrative or governmental agency, instrumentality, commission, authority, board or body, except to the extent such authorization, consent, approval, exemption, notice or other action is required solely as a result of actions taken by Henderson or any of the LG&E Companies after the Effective Date, and, (c) subject to obtaining the consents referred to in Schedule 6.2, will not violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the Station Two Assets (other than a Permitted Lien) under, any terms or provisions of the Articles of Incorporation or By-laws of Big Rivers, the Station Two Contracts or any material contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Big Rivers is a party or, to its knowledge, by which Station Two or any of the other Station Two Assets may be bound or affected.

      6.3 Effect of Agreement; Consents. This Agreement and the Station Two Contracts have been duly and validly authorized, executed and delivered by Big Rivers and constitute valid and legally binding obligations of Big Rivers enforceable against Big Rivers in accordance with their respective terms, except as the foregoing may be limited by (a) general principles of equity or (b) bankruptcy, insolvency, reorganization, arrangement, moratorium, or other laws or equitable principles relating to or affecting creditors' rights generally.

      6.4 Completeness of Statements. Big Rivers has disclosed to the LG&E Companies and Henderson in writing all material facts known to it relating to the representations and warranties made by it in this Agreement. No representation, warranty or covenant of Big

Rivers in this Agreement contains any untrue statement of a material fact, any misstatement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

7. REPRESENTATIONS AND WARRANTIES OF THE LG&E COMPANIES. Each of The LG&E Companies, for itself only, hereby represents and warrants to Henderson and Big Rivers as follows:

      7.1 Organization and Powers. Such LG&E Company is duly organized, existing and in good standing under the laws of the state of its organization. Such LG&E Company has all requisite corporate power and authority to own, operate, and lease its properties, and to carry on its business as now being conducted and, subject to satisfaction or waiver of all conditions relevant to that LG&E Company set forth in Schedules 2.1, 2.2 and 2.3 hereof, as proposed to be conducted pursuant to the terms of this Agreement. Station Two Subsidiary and LEM are each an "affiliate" of a utility subject to regulation by the KPSC in compliance with KRS ss. 96.520.

      7.2 No Violation. Except as set forth in Schedule 7.2, the execution and delivery of this Agreement by such LG&E Company, and the consummation by such LG&E Company, of the transactions contemplated hereunder, including performance in all material respects of all of its obligations hereunder, (a) will not violate any existing statute or law or any existing rule, regulation, order, writ, injunction or decree of any court or governmental authority, (b) will not under any existing statute or law or any existing rule, regulation, order, writ, injunction or decree of any court or any administrative or governmental authority, require any authorization, consent, approval, exemption or other action by or notice to any court or any administrative or governmental agency, instrumentality, commission, authority, board or body, except to the extent such authorization, consent, approval, exemption, notice or other action is required solely as a result of actions taken by Big Rivers or Henderson after the Effective Date, and, (c) subject to obtaining the consents referred to in
Schedule 7.2, will not violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the assets of such LG&E Company under any terms or provisions of the respective Articles of Incorporation, By-laws or other constituent documents of such LG&E Company, or of any material contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which such LG&E Company is a party or by which the assets or properties of such LG&E Company may be bound or affected.

      7.3 Effect of Agreement. This Agreement has been duly and validly authorized, executed and delivered by such LG&E Company and constitutes a valid and legally binding obligation of such LG&E Company enforceable against such LG&E Company in accordance with its terms, except as the foregoing may be limited by (a) general principles of equity or (b) bankruptcy, insolvency, reorganization, arrangement, moratorium, or other laws or equitable principles relating to or affecting creditors' rights generally.

      7.4 Completeness of Statements. Each of the LG&E Companies has disclosed to Henderson and Big Rivers in writing all material facts known by it relating to the representations and warranties made by it in this Agreement. No representation, warranty or covenant of any such LG&E Company in this Agreement contains any untrue statement of a material fact, any misstatement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

8. PHASE I SUBCONTRACT. During the Phase I Subcontract Term, Big Rivers hereby engages Station Two Subsidiary, and Station Two Subsidiary accepts such engagement, to perform as Big Rivers' subcontractor those obligations of Big Rivers under certain of the Station Two Contracts as are specifically identified in Section 8.2 of this Agreement, upon and subject to the terms and conditions of this Agreement (the "Phase I Subcontract"). Henderson consents to and approves of such limited engagement for all purposes. Henderson further acknowledges and agrees that it shall have no implied rights or rights as a third party beneficiary or otherwise, unless otherwise expressly granted to Henderson in this Agreement, to pursue any of the LG&E Companies for failure of performance of any of the duties or obligations due Big Rivers under this Section 8. The terms and provisions of this Section 8 shall only apply during the Phase I Subcontract Term, unless otherwise expressly provided below or elsewhere in this Agreement.

      8.1 Term of Engagement. The term (the "Phase I Subcontract Term") of the engagement of Station Two Subsidiary as the subcontractor of Big Rivers shall commence on the Phase I Effective Date and shall end on the earlier of (a) the Phase II Effective Date, (b) the December 31st that is closest to the twenty-fifth anniversary of the Phase I Effective Date, or (c) the date of any termination of this Agreement pursuant to Section 13 of this Agreement, entitled "Termination; Default; Remedies."

      8.2 Duties of Station Two Subsidiary. Station Two Subsidiary hereby agrees with Big Rivers that, during the Phase I Subcontract Term, Station Two Subsidiary, as Big Rivers' subcontractor, shall:

            (a) Pay or perform, as applicable, for Big Rivers all of the obligations of Big Rivers under the following sections of the Station Two Operating Agreement which arise or accrue on or after the Phase I Effective Date and during the Phase I Subcontract Term: (i) Section 13 (Operation, Maintenance and Control), but excluding Section 13.8(c) (obligation to provide fuel),
Section 13.8(d) (concerning allocation of transmission system costs), and
Section 13.10 (but solely those provisions in Section 13.10 that require that access be given to transmission and transformation facilities or any other facilities, lands or properties in which Station Two Subsidiary, WKEC or any of its Affiliates has no interest as an operator or lessee, or to facilities (or portions thereof) control over which by the LG&E Companies has been denied by reason of a breach or default by Big Rivers or Henderson under this Agreement or any other Operative Document); (ii) Section 14 (Budgeting), provided that the Operating Budget prepared by Station Two Subsidiary for Big Rivers' submission to Henderson shall also comply with the procedures set forth in Section 8.15 of this Agreement and Section 6 of the Facilities Operating Agreement; (iii)
Section 15 (Accounting and Auditing); (iv) Section 16

(Billing and Payments); (v) Section 18 (Insurance), subject to those modifications set forth in Section 10.8 of this Agreement; and (vi) Section 20 (Inspections, Rights of Access), except that Station Two Subsidiary shall have no obligation to grant access or rights of inspection to any facilities or any portions thereof in which Station Two Subsidiary, WKEC or any other LG&E Company has no interest as an operator or lessee, and except that Station Two Subsidiary's responsibilities and obligations to Big Rivers with respect to
Section 20.2 of the Station Two Operating Agreement shall be limited to the safety of Station Two Subsidiary's representatives and employees, and to hold harmless and indemnify Big Rivers from any loss or damage incurred by Big Rivers by reason of injury to Station Two Subsidiary's representatives and employees during such representatives' and employees' access to the premises of Big Rivers or Henderson, unless such injury is due to the negligence or the willful misconduct of Big Rivers or Henderson or their respective agents, employees or representatives, or to the breach of this Agreement, any of the Station Two Contracts or any of the other Operative Documents by Big Rivers or Henderson, as the case may be (which act or omission is not itself the direct result of an act or omission of any of the LG&E Companies).

            (b) Pay or perform, as applicable, for Big Rivers all of the obligations of Big Rivers under the following sections of the Joint Facilities Agreement which arise or accrue on or after the Phase I Effective Date and during the Phase I Subcontract Term: (i) Section 6 (Operation and Maintenance), except for the operation and maintenance of facilities located between the step-up transformer and the Station Two disconnect switches on the high-voltage side of the unit step-up transformers, which shall be governed solely by reference to Section 5.1 of the Transmission Services and Interconnection Agreement and the agreement referenced therein, and except that the obligation to renew or replace the Joint Use Facilities and any obligation respecting Henderson Incremental Environmental O&M shall be governed by the terms of Sections 8.16 and 8.17 of this Agreement; and (ii) Section 7 (Access), except that Station Two Subsidiary shall have no obligation to grant access to facilities or any portions thereof in which the Station Two Subsidiary, WKEC or any other LG&E Company has no interest as an operator or lessee, or to facilities (or portions thereof) control over which by the LG&E

Companies has been denied by reason of a breach or default by Big Rivers or Henderson under this Agreement or any other Operative Document.

Except for those obligations set forth above or as otherwise provided in this
Section 8, entitled "Phase I Subcontract," during the Phase I Subcontract Term, Station Two Subsidiary shall not in any manner have any obligation, responsibility, liability or duty to perform or discharge for Big Rivers any other liabilities or obligations of Big Rivers under the Station Two Contracts, and Big Rivers hereby covenants to the LG&E Companies that Big Rivers shall retain, pay and perform all other obligations of Big Rivers under the Station Two Contracts. Notwithstanding anything contained in this Section 8, entitled "Phase I Subcontract," or any provision of the Station Two Contracts that purports to obligate an LG&E Company for the payment of costs and expenses relating to the Reid steam generating plant of Big Rivers (the "Reid Station") or any of the Joint Use Facilities that may be owned by Big Rivers, the LG&E Companies and Big Rivers hereby agree that their respective rights and obligations as to each other for such costs and expenses shall nonetheless be governed by the provisions of the Cost Sharing Agreement, the Power Purchase Agreement, the Facilities Operating Agreement, the Lease or the Participation Agreement, as applicable. Henderson and Big Rivers each hereby represents to the LG&E Companies that, for purposes of this Agreement and the Station Two Contracts, the Reid combustion turbine generating plant of Big Rivers is not a Joint Use Facility and is not the "Reid Station" nor the "Reid Generating Station," nor does it comprise a portion thereof, for purposes of one or more of the Station Two Contracts, and that Henderson has no right or interest (legal, contractual or otherwise) in or to the Reid combustion turbine generating plant of Big Rivers, including, without limitation, any Right of First Offer (as such term is defined in Section 9.6 of this Agreement).

      8.3 Standards of Performance.

            (a) Unless different standards or specifications are otherwise required by any regulatory authority having jurisdiction thereof and such standards or specifications make it impossible or illegal to comply with the following, Station Two Subsidiary shall perform its duties under Section 8 of this Agreement, entitled "Phase I Subcontract," as Big Rivers' subcontractor in accordance with standards and specifications equal to the more stringent of (a) those set forth in the National Electric Safety Code of the United States Bureau of Standards, (b) Prudent Utility Practice, and (c) any other standards or specifications as may be expressly required of Big Rivers under the relevant provisions of the Station Two Contracts which Station Two Subsidiary has expressly agreed to perform for Big Rivers hereunder, unless such performance by Station Two Subsidiary in accordance with Prudent Utility Practice would result in a breach or default by Big Rivers under the Station Two Contracts or by Henderson under the Bond Ordinance, in which event the provisions of subclause (b) above shall not apply. Station Two Subsidiary will, at all times, faithfully obey and substantially comply with existing and future laws, rules and regulations of federal, state and local governmental bodies lawfully affecting the operations and activities of Station Two and, in its performance of its obligations under Section 8, entitled "Phase I Subcontract," Station Two Subsidiary will operate and maintain Station Two and the other Station Two Assets in substantial compliance with any standards imposed by any insurance policies required to be maintained by Big Rivers under the Station Two Contracts or otherwise hereunder. Station Two Subsidiary's performance of its duties under this Section 8 shall at all times be subject to Big Rivers' right of control, review and approval as set forth in this Agreement, and shall be conducted in a manner that would not cause Big Rivers to be in material default under the provisions of the Station Two Contracts. At all times during which the Station Two Bonds shall remain outstanding, Station Two subsidiary shall perform its duties in a manner that is consistent with the provisions of the Bond Ordinance and that would not cause Big Rivers to be in material default under any provisions of the Station Two Contracts as it relates to the Bond Ordinance. Station Two Subsidiary shall have no authority to act on behalf of or bind Big Rivers in any way except as expressly set forth in this Agreement. The standards of performance set forth in this Section 8.3 are made solely for the benefit of Big Rivers and shall not be enforceable by Henderson against any of the LG&E Companies.

            (b) In the performance of the services under this Section 8, entitled "Phase I Sub-Contract," Station Two Subsidiary shall be an independent contractor and shall act as agent of

Big Rivers solely in those instances expressly provided for in this Section 8, entitled "Phase I Subcontract." Except as expressly provided in this Section 8, neither Station Two Subsidiary nor any of its employees, subcontractors or agents shall be deemed to be a servant, employee or agent of Big Rivers or its Affiliates to any extent or for any purpose, nor shall anything herein be deemed to create an association, joint venture, partnership, trust or similar legal arrangement, or to impose a trust or partnership covenant, obligation or liability on or with regard to the Parties to this Agreement. During the Phase I Subcontract Term, Station Two Subsidiary shall have no power of decision or authority regarding the conduct or management of the business or affairs of Big Rivers, and shall have no power to bind or commit Big Rivers in any manner whatsoever, except as otherwise expressly provided in this Section 8 or pursuant to a written authorization or consent from Big Rivers. Station Two Subsidiary shall at all times during the Phase I Subcontract Term follow the directives of Big Rivers regarding the scope of the services and the results to be achieved by Station Two Subsidiary, but shall be permitted, subject to the terms and conditions of this Agreement and the Annual Budget, to employ any reasonable means and methods which it deems necessary and appropriate to achieve such results.

      8.4 Station Two Subsidiary Negative Covenants. Unless Station Two Subsidiary shall have obtained the prior written consent of Big Rivers, Station Two Subsidiary hereby covenants to Big Rivers that it will not do, or, to the extent the same is within its reasonable control, permit to occur, any of the following:

            (a) make any expenditure of, or otherwise use, any funds of Big Rivers (including the making of any loans or advances to any Person), except as permitted in the Annual Budget or to the extent otherwise expressly permitted in this Agreement;

            (b) commit Big Rivers to be or become directly or contingently responsible or liable for any liability or other obligations to any other Person, by contract, agreement, assumption, undertaking, guarantee, endorsement or otherwise; or

            (c) settle, compromise, file or prosecute any claims, suits or litigation for or on behalf of Big Rivers.

      8.5 Reporting Obligations. Station Two Subsidiary shall report to and consult with Big Rivers about the operation of Station Two on a continuing basis, as reasonably requested by Big Rivers, and shall provide Big Rivers with a monthly written operating report which shall include but not be limited to the following matters with respect to Station Two:

            (a) net Power production;

            (b) fuel consumption and costs;

            (c) lime, limestone and scrubber reagent consumption and costs;

            (d) summary of outages and costs;

            (e) major maintenance activities, including costs;

            (f) safety statistics;

            (g) environmental compliance;

            (h) ash and waste water disposal;

            (i) solid waste and landfill (Pozotec) production, including costs;

            (j) staffing levels; and

            (k) heat rate and other operational efficiencies.

      8.6 Communication of Certain Events. Station Two Subsidiary shall communicate to Big Rivers, both orally and in writing as soon as possible after the event, regarding (i) all significant operating and management events relating to or affecting Station Two or the other Station Two Assets, including, but not limited to, all forced and scheduled outages, partial or full load restrictions due to equipment unavailability, deaths or injuries, governmental inquiries or investigations, claims under any insurance policies, Operating Emergencies and any other events or causes which may, in Station Two Subsidiary's reasonable judgment, jeopardize personnel or property or result in the unavailability of major equipment used in the operation of Station Two, and
(ii) all events and circumstances which are required to be reported to the KPSC or any other governmental or regulatory authority or any insurance carrier, in each case regarding the Station Two Assets or the operation thereof.

      8.7 Maintenance of Books and Records. Station Two Subsidiary hereby covenants to Big Rivers that it shall keep, or cause to be kept, up-to-date books and records of financial transactions and other arrangements that carry out the terms of this Agreement, which books and records shall be sufficiently detailed to allow Big Rivers to fulfill its obligations under the Station Two Contracts to Henderson or as it may otherwise be obligated under applicable Law. Station Two Subsidiary hereby covenants to Big Rivers that it shall retain, or cause to be retained, those books and records during the Phase I Subcontract Term (unless the destruction or disposal thereof is otherwise approved by Big Rivers or the Operating Committee, or Station Two Subsidiary delivers the books and records it desires to destroy or dispose of to Big Rivers) and, upon prior written request from Big Rivers to Station Two Subsidiary and at Big Rivers' cost and expense, shall make those books and records available during normal business hours for inspection and audit by Big Rivers. Big Rivers shall have no duty to the LG&E Companies to make any such inspection or inquiry and shall not waive any rights hereunder or incur any liability or obligation by reason of not making such inspection or inquiry. All accounts maintained by Station Two Subsidiary pursuant to this Section 8.7 shall be kept consistent with the Accounting Practices and, where a different standard is required by the Station Two Contracts, also in accordance with the Station Two Contracts.

      8.8 Statements and Reports. Station Two Subsidiary hereby covenants to Big Rivers that it shall prepare and file, on Big Rivers' behalf, all required reports, notices or filings with respect to the operation of the Station Two Assets with governmental or other regulatory authorities (other than the RUS) to the extent Station Two Subsidiary possesses the information to be included in such reports, notices or filings. Big Rivers agrees to provide Station Two Subsidiary, upon its request, with any and all information to be included in such reports, notices or filings which Big Rivers possesses and which is not otherwise available to Station Two Subsidiary, and agrees to reasonably cooperate with Station Two Subsidiary in its preparation and filing of such reports, notices and filings, including, without limitation, providing Station Two Subsidiary with reasonable advance notice of deadlines for the filing of any reports, notices and filings which are required by reason of Big Rivers' status as a rural electric cooperative, and the authorities with which such reports, notices and filings must be filed. Station Two Subsidiary shall furnish to Big Rivers monthly statements of the costs incurred and expenditures made with respect to Station Two pursuant to the Annual Budget approved and adopted for Station Two. Station Two Subsidiary also covenants to Big Rivers that it shall furnish to Big Rivers copies of all material reports, notices or filings made by Station Two Subsidiary to any governmental or other regulatory authority with respect to Station Two. Station Two Subsidiary shall also furnish to Big Rivers such other reports in connection with the operation of the Station Two Assets as may from time to time be reasonably requested by Big Rivers (but exclusive of any information relating to the sale by LEM or any of its Affiliates of Station Two Surplus Capacity to Persons other than Big Rivers); provided, that Big Rivers shall bear one-half (1/2) of all costs and expenses incurred by Station Two Subsidiary and its Affiliates in generating any such requested reports which are not otherwise prepared and maintained by Station Two Subsidiary to comply with this Section 8 or in the ordinary course of its business.

      8.9 Confidentiality of Books and Records. The LG&E Companies and Big Rivers shall each treat as confidential all books, records and other information developed or acquired by that Party in connection with the Station Two Contracts or the Station Two Assets and no such Party shall reveal or otherwise disclose such confidential information to third parties (other than Henderson as required by the Station Two Contracts or under this Agreement) without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed. These restrictions shall not apply to the disclosure of confidential information: (a) to any Affiliate of the disclosing Party; (b) to each Party and its employees, attorneys, agents and auditors; (c) to any public or private financing agency or institution which has either lent money or committed to lend money to any Party hereto or is considering such action; (d) to any third party to which a Party contemplates a permitted transfer or assignment pursuant to Section 15.1 of this Agreement (provided, however, that in any such case only such confidential information as such third party shall have a legitimate business need to know shall be disclosed); provided, in the case of any disclosure pursuant to (a), (b), (c) or
(d), that the Person receiving the disclosure first agrees to keep the information confidential; (e) that otherwise comes into the public domain unless as a result of a breach by such Party of its obligations under this Section 8.9; or (f) that is required by applicable Laws, in the opinion of either Party's legal counsel, to be disclosed to the RUS, KPSC or any other federal, state or local government or appropriate regulatory agencies and departments of such agencies, or that is required by applicable Laws, in the opinion of either Party's legal counsel, to be publicly announced. Big Rivers and the LG&E Companies each shall be responsible to the other Party(s) for any disclosures of confidential information by its employees, attorneys, agents and auditors in violation of this Section 8.9, which shall themselves constitute a breach hereof by the responsible Party.

      8.10 Fees and Expenses; Assignment of Rights. Big Rivers shall, during the Phase I Subcontract Term, make the following payments to Station Two Subsidiary (or an Affiliate designated by it), and assign the following rights and interests to Station Two Subsidiary (or an Affiliate designated by it), which, together with Big Rivers' other covenants to Station Two Subsidiary and its Affiliates set forth in this Agreement, shall be the exclusive compensation for the services provided by, and the exclusive reimbursement for the expenses incurred by, Station Two Subsidiary during the Phase I Subcontract Term, except as otherwise expressly provided elsewhere in this Agreement. Station Two Subsidiary shall provide Big Rivers invoices hereunder in accordance with
Section 8.11(a) of this Agreement.

            (a) Notwithstanding Station Two Subsidiary's covenant to pay certain costs of operation and maintenance allocated to the Reid Station under Sections 13.8(a) and 13.8(b) of the Station Two Operating Agreement (including costs for operating and maintaining the Joint Use Facilities allocated in accordance with such sections to the Reid Station, but specifically excluding any such costs which, as between Big Rivers and the LG&E Companies or WKEC, are Incremental Environmental O&M subject to the terms of Article 5 of the Cost Sharing Agreement or are expenditures for a Capital Asset subject to the terms of
Article 7 of the Cost Sharing Agreement and, in each such case, subject to the payment and reimbursement obligations set forth in the Cost Sharing Agreement), and notwithstanding Station Two Subsidiary's covenant, as Big Rivers' agent, to procure and pay for all of Big Rivers' fuel and reagents relating to Station Two under Section 8.14(c) of this Agreement (collectively, the "Fuel and Reid Station Operating Expenses"), Big Rivers shall pay or reimburse Station Two Subsidiary for all of the Fuel and Reid Station Operating Expenses incurred by Station Two Subsidiary in the performance of its obligations hereunder in accordance with the terms of Section 8.11 of this Agreement, but only to the extent not otherwise paid by Big Rivers to WKEC under the Facilities Operating Agreement or the Cost Sharing Agreement. The LG&E Companies hereby acknowledge that the Fuel and Reid Station Operating Expenses shall constitute "Operating Pass Through Costs" payable by LEM to Big Rivers during the Phase I Subcontract Term pursuant to Section 3.3(b) of the Power Purchase Agreement and, as such, the payment thereof shall be made consistent with the provisions of Section 6.5 of the Power Purchase Agreement.

            (b) During the Phase I Subcontract Term, Big Rivers hereby assigns, grants and conveys to Station Two Subsidiary all of Big Rivers' rights to receive payments due it from Henderson pursuant to (1) Section 13.6 of the Station Two Operating Agreement, including, without limitation, all payments attributable to general and administrative expenses of the Parties incurred in connection with Station Two, and any late payment interest and sums due Big Rivers pursuant to the annual reconciliation provided for in Section 16.6 of the Station Two Operating Agreement, and (2) Section 3.3 of the Joint Facilities Agreement.

Notwithstanding anything in this Section 8.10(b) to the contrary, Station Two Subsidiary shall promptly pay to Big Rivers a portion of any amounts that Station Two Subsidiary receives from Henderson pursuant to this Section 8.10(b) that corresponds to the portion of Henderson's obligation under Section 13.6 of the Station Two Operating Agreement to pay to Big Rivers the additional 14 1/2(cent) per month, per kilowatt of total Capacity of Station Two (the "14 1/2 Cent Payments") (which obligation the Parties acknowledge will expire no later than October 31, 2003). The portion of the 14 1/2 Cent Payments owing to Big Rivers (the "Additional Payment") shall equal the percentage by which Henderson's reserved Capacity from Station Two as of the relevant payment date bears to the total rated Capacity of Station Two as of that date. Big Rivers acknowledges and agrees that such Additional Payment shall at all times be subject to Henderson's right of off-set set forth in Section 16.4 of the Station Two Operating Agreement and its right of off-set set forth in Section 8.13 of this Agreement.

            (c) (1) Big Rivers hereby agrees that Station Two Subsidiary (or its designated Affiliate) shall be entitled to the full use, enjoyment and benefit, free of additional charge, of Big Rivers' rights in all SO2 allowances allocated to Station Two (the "Station Two Allowances"), except as provided in subsection
(2) of this Section 8.10(c), and except (i) those allowances used by Station Two to comply with emission standards applicable for the period beginning on January 1 immediately preceding the Effective Date and ending on the Effective Date,
(ii) Big Rivers' rights in the 154,384 Station Two Allowances previously transferred by Big Rivers and Henderson in accordance with the Station Two Contracts, (iii) Big Rivers' rights in any additional Station Two Allowances that may be sold prior to the Effective Date with the LG&E Companies' prior written consent, and (iv) Big Rivers' rights in any Station Two Allowances having a vintage year prior to January 1 of the calendar year in which the Effective Date occurs (which rights of Big Rivers in the Station Two Allowances referred to in this Subclause (iv) represent part of the Inventory to be sold by Big Rivers to WKEC on the Effective Date). The LG&E Companies and Big Rivers further agree that, for purposes of the above described covenants of Big Rivers, Station Two Allowances which Station Two Subsidiary (or its designated Affiliate) shall be entitled to use shall also include Big Rivers' rights in (x) all bonuses, extensions or transfer allowances allocated by the Environmental Protection Agency to Station Two for a particular calendar year (or portion thereof) during the Phase I Subcontract Term or the Phase II Assignment Term, and (y) all bonuses, extensions or transfer allowances allocated by the Environmental Protection Agency to Station Two, but not so allocated for a particular calendar year (or portion thereof) during the Phase I Subcontract Term or the Phase II Assignment Term, which shall be deemed to be allocated ratably to the period commencing on the Effective Date and ending December 31, 1999, subject, however, to Henderson's rights (if any) in and to such additional allowances and the agreed upon allocation of any such additional allowances (or the proceeds therefrom) set forth in the Station Two Contracts. Subject to subsection (2) of this Section 8.10(c), upon the date of expiration or termination of this Agreement, and provided Big Rivers has rights in those Station Two Allowances which must be returned to it on such date of expiration or termination, Station Two Subsidiary hereby acknowledges and agrees that it shall immediately return to Big Rivers (free of all Liens), Station Two Subsidiary's (and its Affiliate's, as applicable) rights in all of the Station Two Allowances allocated by the Environmental Protection Agency for all years beginning on or after such date of expiration or termination and Station Two Subsidiary's rights in a pro rata portion of the Station Two Allowances allocated by the Environmental Protection Agency for the remainder of the year in which such date of expiration or termination occurs. Station Two Subsidiary further acknowledges and agrees that, to the extent Station Two Subsidiary (or its Affiliate, as applicable), together with Henderson, previously disposed of any Station Two Allowances, and provided Big Rivers has rights in those Station Two Allowances which must be returned to it on such date of expiration or termination, Station Two Subsidiary shall have the obligation on such date of expiration or termination to replace, at its sole expense, Station Two Allowances which are equivalent to Big Rivers' rights in those Station Two Allowances so disposed of by it (or its Affiliate, as applicable), together with Henderson, and to transfer such replacement Station Two Allowances to Big Rivers (free of all Liens). Notwithstanding anything in this Agreement to the contrary, the LG&E Companies agree with Henderson that the LG&E Companies shall not be entitled to use, nor shall the LG&E Companies have any right, title or interest in, any Station Two Allowances which have been allocated to Henderson's share of Station Two Capacity. As of the Effective Date, Big Rivers shall assign, grant and convey to Station Two Subsidiary (or its designated Affiliate) all rights and interests of Big Rivers under the Station Two Contracts (a) to utilize the Station Two Allowances during the Phase I Subcontract Term and (b) to receive proceeds from the sale of the Station Two Allowances, from whatever source.

                  (2) If the date of expiration or termination of this Agreement occurs prior to the December 31st that is closest to the twenty-fifth anniversary of the Effective Date, this Section 8.10(c)(2) shall apply and the year of termination shall be called the "Final Year of Agreement;" provided that Big Rivers has rights in those Station Two Allowances which must be returned to it on such date of expiration or termination. In the event SO2 emissions from Station Two during the portion of the Final Year of Agreement prior to the date of such expiration or termination exceed the pro rata amount of the Station Two Allowances allocated by the Environmental Protection Agency to Station Two for the entire Final Year of Agreement, Station Two Subsidiary shall transfer to Big Rivers SO2 allowances equal to the amount by which SO2 emissions from Station Two exceed the pro rata amount of the SO2 Allowances for the Final Year of Agreement allocable to Station Two, multiplied by the then current percentage that reflects the proportion of the rights in such Station Two Allowances allocable to Henderson and Big Rivers and/or Station Two Subsidiary under Section 4.7 of the Station Two Operating Agreement. In the event SO2 emissions from Station Two during the portion of the Final Year of Agreement prior to the date of termination are less than the pro rata amount of the Station Two Allowances allocated by the Environmental Protection Agency for the entire Final Year of Agreement, Big Rivers shall transfer to Station Two Subsidiary (or its designated Affiliate) SO2 Allowances equal to the amount by which SO2 emissions from Station Two are less than the pro rata amount of the SO2 Allowances for the Final Year of Agreement allocable to Station Two, multiplied by the then current percentage that reflects the proportion of such

            Station Two Allowances allocable to Henderson and Big Rivers and/or Station Two Subsidiary under Section 4.7 of the Station Two Operating Agreement.

            (d) Henderson hereby recognizes the assignments in Sections 8.10(b) and 8.10(c) of this Agreement and agrees to make all such payments and to remit all such amounts contemplated therein, in accordance with Sections 4.7, 13.6 and 16 of the Station Two Operating Agreement, directly to Station Two Subsidiary during the Phase I Subcontract Term. All such payments and remissions, when made by Henderson to Station Two Subsidiary in accordance with the terms hereof, shall be deemed to discharge Henderson's obligations to Big Rivers for such amounts.

            8.11 Invoicing Procedure; Reid Station Operating Account(s).

            (a) Big Rivers shall pay or reimburse Station Two Subsidiary or its designated Affiliate (in lieu of paying WKEC for such expenses as required by Section 9.2 of the Facilities Operating Agreement) for all Fuel and Reid Station Operating Expenses on the Monthly Payment Date immediately following receipt of an invoice from Station Two Subsidiary. The invoicing of Fuel and Reid Station Operating Expenses shall be done by Station Two Subsidiary (or by WKEC or any other designated Affiliate of Station Two Subsidiary, on its behalf) in the same manner and in accordance with the time schedule set forth in Section 9.2 of the Facilities Operating Agreement.

            (b) Station Two Subsidiary (or WKEC or any other designated Affiliate of Station Two Subsidiary, on its behalf) shall have the authority to establish on behalf of Big Rivers one or more operating bank accounts, with a mutually acceptable financial institution (the "Fuel and Reid Station Operating Account(s)"). Station Two Subsidiary (or WKEC or any other designated Affiliate of Station Two Subsidiary, on its behalf) will be given signatory authority to make disbursements for all Fuel and Reid Station Operating Expenses by drawing checks against these accounts in accordance with the terms of this Section 8. Payment of Fuel and Reid Station Operating Expenses encompassing wages and salaries of operating and maintenance personnel may be made from the Fuel and Reid Station Operating Account(s), from any of them, or from any other Operating Account(s) established under the Facilities Operating Agreement, as Station Two Subsidiary or its designated Affiliate deems appropriate, as and to the extent required by Station Two Subsidiary (or WKEC or any other designated Affiliate of Station Two Subsidiary). On each Monthly Payment Date, Big Rivers shall make provisions for adequate funds to be deposited into the Fuel and Reid Station Operating Account(s) to fund disbursements required to be made by Station Two Subsidiary (or WKEC or any other designated Affiliate of Station Two Subsidiary, on its behalf), including the payment of all Fuel and Reid Station Operating Expenses.

      8.12 Station Two Surplus Capacity. Big Rivers and the LG&E Companies hereby affirm and agree that, during the Phase I Subcontract Term, Station Two Surplus Capacity shall be purchased and sold in accordance with the terms of the Power Purchase Agreement and any additional or different terms as may be set forth below:

            (a) All Station Two Surplus Capacity allocated to Big Rivers under the Station Two Power Sales Agreement shall be purchased by Big Rivers in accordance with the Station Two Power Sales Agreement, including, without limitation, in accordance with the requirement therein that Big Rivers pay to Henderson or the Trustee all Capacity charges for the Station Two Surplus Capacity under Section 6.1 of the Station Two Power Sales Agreement. In addition, Big Rivers shall purchase from Henderson (1) solely at the request of LEM, all surplus Capacity resulting from good faith over-estimates of the needs of the City and its inhabitants at such times as such surplus Capacity is offered to Big Rivers, pursuant to Section 3.4 of the Station Two Power Sales Agreement, (2) solely at the request of LEM, all or designated portions of any Excess Henderson Energy (as defined in Section 11.5 of this Agreement) that may then be available, and (3) all Energy associated with Excess Henderson Capacity (as defined in Section 11.5 of this Agreement) that may be available, which purchases by Big Rivers described in (2) and (3), above, shall be made pursuant to Section 11.5 of this Agreement.

            (b) Big Rivers and the LG&E Companies hereby acknowledge that all Station Two Surplus Capacity allocated to Big Rivers, any Excess Henderson Energy and/or Energy associated with Excess Henderson Capacity purchased by Big Rivers as contemplated in (a), above, and all surplus Capacity and associated Energy acquired by Big Rivers pursuant to Section 3.4 of the Station Two Power Sales Agreement as contemplated in (a), above, shall constitute Unit Output from Station Two and shall be sold by Big Rivers to LEM pursuant to Section 3.2 of the Power Purchase Agreement (regardless of whether the Participation Agreement Phase I or Participation Agreement Phase II shall then be in effect). As consideration for such Unit Output from Station Two ("Station Two Unit Output") purchased from Big Rivers pursuant to the Power Purchase Agreement as contemplated herein, LEM shall pay for such Unit Output pursuant to Section 3.3 of the Power Purchase Agreement. For purposes of Section 3.3(b) of the Power Purchase Agreement, Operating Pass-Through Costs (as defined in Exhibit X to the Participation Agreement) payable for Station Two Unit Output shall be deemed to include only the sum of (i) the Capacity charges (excluding, however, from such Capacity charges specified in this item (i) any expenditures or costs that constitute a payment for a Station Two Improvement that are subject to the payment provisions set forth in Sections 8.17 and 10.3(e) of this Agreement) allocated to and paid by Big Rivers under Sections 6.1 and 6.2 of the Station Two Power Sales Agreement solely as they relate to Sections 6.3(b), 6.3(c)(i) (relating solely to payments into the Station Two O&M Account), 6.3(e) (but subject to the provisions of the agreement described in Section 10.29 of this Agreement), 6.3(f) and 6.3(g) of the Station Two Power Sales Agreement (collectively, the "LEM Capacity Charge Share"), plus (ii) any taxes lawfully imposed upon Henderson and paid by Big Rivers in the prior month pursuant to
Section 6.5 of the Station Two Power Sales Agreement, plus (iii) any amounts paid by Big Rivers to Henderson in the prior month pursuant to Section 6.6 of the Station Two Power Sales Agreement, plus (iv) any amounts paid by Big Rivers to Henderson pursuant to Section 11.2 of this Agreement during the current month for Excess Henderson Energy or Energy associated with Excess Henderson Capacity purchased by Big Rivers and resold as Station Two Unit Power to LEM during the prior month. The amount payable by LEM under Section 3.3 of the Power Purchase Agreement, and determined by reference to this Section 8.12(b), shall be paid monthly no later than the Monthly Payment Date (as established by Big Rivers and LEM under the Power Purchase Agreement) and, with respect to the Capacity charges described above, shall be based upon the sum due for the current monthly billing period under the Annual Budget established for Station Two. Payments to Big Rivers under this Section 8.12 (other than those to be made directly to Henderson or the trustee as contemplated in (d) below) shall be made to the bank and for the credit of the account that is designated by Big Rivers under Section
6.5 of the Power Purchase Agreement. In the event that the annual reconciliation of Capacity charges under Section 9.4 of the Station Two Power Sales Agreement determines that the actual Capacity charges with respect to the Station Two Surplus Capacity under Sections 6.3(b), 6.3(c)(i) (relating solely to payments into the Station Two O&M Account), 6.3(e) (but subject to the provisions of the agreement described in Section 10.29 of this Agreement), 6.3(f) and 6.3(g) of the Station Two Power Sales Agreement are less than the LEM Capacity Charge Share, such excess shall be credited against and shall reduce LEM's next monthly payment(s) due Big Rivers hereunder or if no such monthly payments are thereafter due to Big Rivers from LEM, shall be paid by Big Rivers to LEM within 15 days after the date of the reconciliation. In the event that such annual reconciliation determines that the actual Capacity charges with respect to Station Two Surplus Capacity under Sections 6.3(b), 6.3(c)(i) (relating solely to payments into the Station Two O&M Account), 6.3(e) (but subject to the provisions of the agreement described in Section 10.29 of this Agreement), 6.3(f) and 6.3(g) of the Station Two Power Sales Agreement are greater than the LEM Capacity Charge Share, LEM shall pay to Big Rivers the additional amount which Big Rivers is due for such Capacity charges on the next Monthly Payment Date or, if no further payments are due to Big Rivers, within 15 days after the date of the reconciliation.

            (c) If the Power Purchase Agreement (or Section 3 thereof) shall at any time expire or be terminated, or otherwise be rendered of no further force or effect, for any reason prior to the expiration or termination of the Phase I Subcontract Term, then Big Rivers agrees to sell and deliver all Station Two Unit Output to LEM throughout the remainder of the Phase I Subcontract Term pursuant to this Section 8.12 and otherwise upon the same terms and conditions as were set forth in Sections 3.2 and 3.3 of the Power Purchase Agreement (and such other provisions of the Power Purchase Agreement as shall be reasonably necessary to give effect and meaning to Sections 3.2 and 3.3), which terms and conditions shall then and thereafter be deemed to be incorporated by reference in this Section 8.12 to the extent such provisions relate to Station Two for all purposes; provided, that LEM shall not thereafter be required to pay for that Station Two Unit Output any Initial Fixed Payment or Annual Fixed Payments that are contemplated in Section 3.3(a) of the Power Purchase Agreement (other than as expressly contemplated in Section 10.7(d) of this Agreement), it being expressly understood that the consideration to Big Rivers contemplated in
Section 3.3(b) of the Power Purchase Agreement (modified as contemplated in (b), above) shall alone be payable by LEM for such Station Two Unit Output.

            (d) Big Rivers hereby assigns, grants and conveys to Henderson all of Big Rivers' rights under Section 8.12(b) of this Agreement to receive from LEM that portion of such Operating Pass-Through Costs which represents (1) the portion of the Capacity charges relating to operating and maintenance expenses of Station Two under Section 6.3(b) of the Station Two Power Sales Agreement and
(2) any Excess Henderson Energy and Capacity Charges payable by Big Rivers to Henderson. LEM hereby recognizes such assignment and agrees, during the Phase I Subcontract Term, to make all such payments (less any applicable off-sets under Section 8.13 of this Agreement) directly to the Trustee until the Station Two Bonds are canceled, retired or expire and thereafter to Henderson. The Parties acknowledge and agree that the payment obligations of LEM assigned hereunder to the Trustee (on behalf of Henderson) or Henderson, as the case may be, may be off-set by Henderson pursuant to Section 8.13 of this Agreement against the amount of operating and maintenance expenses for Station Two due from Henderson to Big Rivers and assigned to Station Two Subsidiary under Section 8.10(b) of this Agreement, which off-set shall be deemed to discharge Henderson's obligations to Big Rivers and Station Two Subsidiary under such Section and
Section 13.6 of the Station Two Operating Agreement, and Big Rivers' and Station Two Subsidiary's payment obligations contemplated in this Section 8.12, in each case to the extent of the amounts so off-set. In addition, the Parties acknowledge and agree that the payment obligations of LEM assigned hereunder to the Trustee (on behalf of Henderson) or Henderson, as the case may be, to the extent paid by LEM to the Trustee or Henderson or otherwise off-set by Henderson against Henderson's obligation to pay to Station Two Subsidiary (as assigned to Station Two Subsidiary under Section 8.10(b) of this Agreement) operating and maintenance expenses for Station Two, shall be deemed for purposes of Section 6.1 of the Station Two Power Sales Agreement and Section 8.12(b) of this Agreement to be a payment by Big Rivers in discharge of its obligations thereunder.

            (e) In lieu of any rights that Big Rivers may have pursuant to
Section 6.4(b) of the Power Purchase Agreement or elsewhere to pay amounts to LEM in lieu of actually purchasing Power under such agreement, during such period of time as the Letter Ruling of the IRS dated January 26, 1971 (the "Letter Ruling") shall remain in effect and continue to limit the distribution of Energy from Station Two to customers within Henderson and Daviess Counties, Kentucky, Big Rivers hereby covenants to the LG&E Companies and Henderson that Big Rivers shall actually repurchase and accept delivery from LEM, and LEM hereby covenants to Henderson and Big Rivers that it shall deliver to Big Rivers, all Station Two Unit Output, less such amounts (if any) of Station Two Power (x) as LEM sells to Henderson or otherwise delivers to Big Rivers pursuant to or in connection with one or more Pre-Closing Development Agreements or Economic Development Agreements as contemplated in Sections 11.1 and 11.2 of this Agreement, or (y) as LEM sells to Henderson Union Electric Cooperative Corporation ("Henderson Union") for the benefit of Alcan pursuant to the Agreement for Electric Service dated July 15, 1998, between Henderson Union and LEM (the "LEM/Henderson Union Agreement"), at the price provided for in Section 8.12(h) of this Agreement. Big Rivers agrees to resell all such Station Two Unit Output solely to all or any of Henderson Union, Green River Electric Corporation ("Green River") or Henderson, including, without limitation, pursuant to the HMP&L Contract, for retail distribution solely within Henderson and Daviess Counties, Kentucky. All such Power repurchased by Big Rivers (other than Power resold by Big Rivers pursuant to the HMP&L Contract or Power purchased from LEM in connection with a Pre-Closing Development Agreement or an Economic Development Agreement) shall be credited toward any minimum obligation of Big

Rivers to purchase Power, and any maximum obligation of LEM to sell Power, under
Section 4.1 of the Power Purchase Agreement. Big Rivers agrees that, until the Station Two Bonds have been fully retired, its sales of Power to Henderson Union, Green River and Henderson (including, without limitation Big Rivers' sales pursuant to the HMP&L Contract) shall be fulfilled by Big Rivers under its wholesale Power agreements with Henderson Union, Green River or Henderson (or any additional or successor agreements) by first using Station Two Unit Output that is purchased from LEM. For purposes of determining whether Big Rivers has fulfilled its obligation under this Section 8.12(e), the amount of Station Two Unit Output which Big Rivers is obligated to use in accordance with the prior sentence shall be equal to the hourly output of Station Two allocated to Big Rivers under Sections 3.3 and 4.1 of the Station Two Power Sales Agreement, less the hourly sales (if any) of Station Two Unit Output by LEM to Henderson under the terms of one or more Pre-Closing Development Agreements as contemplated in Sections 11.1 and 11.2 of this Agreement and the hourly sales (if any) of Station Two Unit Output by LEM to Henderson Union under the LEM/Henderson Union Agreement. Henderson shall have the right to enforce the provisions of this
Section 8.12(e) against LEM, Station Two Subsidiary and Big Rivers. In the event the Power Purchase Agreement (or the portions thereof requiring Big Rivers to purchase Power from LEM thereunder) shall at any time expire or be terminated, or otherwise be rendered of no further force or effect, for any reason prior to the expiration or termination of this Agreement and LEM continues to have the right or obligation to receive Station Two Unit Output, then Big Rivers agrees to actually purchase and accept delivery from LEM of, and LEM agrees to deliver to Big Rivers, all Station Two Unit Output (other than Unit Output sold by LEM
(x) to Henderson or otherwise delivered to Big Rivers pursuant to or in connection with one or more Pre-Closing Development Agreements or Economic Development Agreements or (y) to Henderson Union under the LEM/Henderson Union Agreement) throughout the period commencing on that expiration or termination date and expiring upon the redemption or retirement of the Station Two Bonds, pursuant to this Section 8.12(e) and otherwise upon the same terms and conditions as were set forth in the Power Purchase Agreement, which terms shall then be deemed to be incorporated by reference in this Section 8.12 to the extent they relate to Station Two Unit Output for all purposes.

            (f) Notwithstanding any provision of this Agreement or any other Operative Document to the contrary, including, without limitation, the immediately preceding Section 8.12(e) of this Agreement, Big Rivers shall not at any time during the Phase I Subcontract Term be obligated to actually repurchase and accept from LEM (in lieu of making the payments contemplated in Section 6.4(b) of the Power Purchase Agreement) any Station Two Unit Output to the extent (but only to the extent) that Big Rivers does not then have the right to resell that Power to Henderson (whether pursuant to the HMP&L Contract, one or more Pre-Closing Development Agreements or Economic Development Agreements, or otherwise), Henderson Union and Green River (or any of them) to meet the needs of their respective customers located in Henderson County or Daviess County in Kentucky, or there is no demand for such Unit Output from the respective customers of Henderson, Henderson Union and Green River located in Henderson or Daviess County, Kentucky, unless in either such situation the reason that Big Rivers can not resell such Unit Output to Henderson, Henderson Union and/or Green River for distribution in those Counties is due to (1) a breach or default by Big Rivers of its wholesale Power agreements with Henderson, Henderson Union or Green River (that was not itself the direct result of a breach or default by any LG&E Company or Affiliate of an LG&E Company under any of the Operative Documents or the negligence or willful misconduct of any LG&E Company or Affiliate of an LG&E Company), whether or not such agreements are terminated by Henderson or those Members as a result thereof, or (2) any other actions or omissions on the part of Big Rivers or its employees, agents or representatives that constitutes a breach or default by Big Rivers under any other agreement to which it is a party (including, without limitation, any Operative Document), that violates applicable Laws, or that constitutes negligence or willful misconduct by Big Rivers or its employees, agents or representatives. Big Rivers shall not, by reason of the foregoing provisions, be released from its obligations under Section 6.4(b) of the Power Purchase Agreement to pay LEM amounts in lieu of purchasing and accepting delivery of Station Two Unit Output as contemplated above, if such provisions of the Power Purchase Agreement are applicable. Notwithstanding the foregoing, and regardless of whether Big Rivers shall have an obligation to also pay amounts to LEM pursuant to Section 6.4(b) of the Power Purchase Agreement (and not in lieu of those payment obligations), in the event Big Rivers shall not be released from its obligation to actually purchase and accept delivery of Station Two Unit Output by reason of the circumstances (or any of them) described in subclauses (1) and (2), above, Big Rivers shall be entitled, in its discretion, and in lieu of actually purchasing, accepting delivery of and paying the entire price for such Unit Output, to pay to LEM an amount for each megawatt-hour of Energy that it was obligated to accept from LEM equal to (A) 16% multiplied by (B) the applicable rate per megawatt-hour of Base Power under Section 6.3 of the Power Purchase Agreement; provided, that the foregoing right of Big Rivers to make payments in lieu of accepting delivery of Station Two Unit Output shall apply only when there is insufficient customer load in the two counties as described above, and then only to the extent that Station Two Subsidiary shall have been given reasonable advance notice from Big Rivers of the impending load constraints in Henderson and/or Daviess Counties so that Station Two Subsidiary shall have had a reasonable opportunity to reduce the output of Station Two accordingly. Big Rivers shall in no event be released from any breach or default by Big Rivers under this Agreement arising by reason of the actions, events or circumstances described in Subclauses (1) or (2), above. The rights and obligations of LEM and Big Rivers, respectively, set forth in this Section 8.12(f), including, without limitation, Big Rivers' release from its obligation to repurchase and accept from LEM any Station Two Unit Output pursuant to Section 8.12(e) of this Agreement, shall be subject to Section 10.5 of this Agreement and such Party's fulfillment of its obligations (provided such obligations shall then be effective under such section) under Section 10.6 of this Agreement to cooperate in the refinancing of the Station Two Bonds and to pay its respective percentage of the costs associated with such refinancing.

            (g) Nothing contained in this Agreement or in the Power Purchase Agreement shall be deemed to prevent LEM from selling to any Person any Energy associated with the Station Two Unit Output without also selling to that Person the associated Capacity, subject, however, to the provisions of Sections 8.12(e) and 10.5 of this Agreement.

            (h) Consistent with Section 8.12(e) of this Agreement, all Station Two Unit Output sold to Big Rivers by LEM as contemplated in Section 8.12(e) of this Agreement shall be sold either (i) at the Base Power Price established pursuant to Section 6.4 of the Power Purchase Agreement; or (ii) to the extent such Unit Output is resold to Henderson pursuant to the HMP&L Contract, at the price provided for in Section 6.2(c) of the Power Purchase Agreement.

      8.13 Phase I Off-Sets.

            (a) The Parties hereby agree that LEM shall have the right to off-set the amounts payable by Henderson to Station Two Subsidiary (as assignee of Big Rivers pursuant to Section 8.10(b) of this Agreement) pursuant to Section
13.6 of the Station Two Operating Agreement, against the payments LEM owes Henderson (payable to the Trustee during the term of the Station Two Bonds), as the assignee of Big Rivers under Section 8.12(d) of this Agreement, and that Henderson (and the Trustee) shall have the right to off-set the amounts payable by LEM to Henderson pursuant to Section 8.12(d) of this Agreement against the payments Henderson owes Station Two Subsidiary (as the assignee of Big Rivers) pursuant to Section 13.6 of the Station Two Operating Agreement. Any such off-set shall be deemed to discharge the relevant obligation against which the off-set is made, to the extent of the amounts so off-set. Notwithstanding anything set forth in Section 13.5(h) of this Agreement or elsewhere in this Agreement to the contrary, during the Phase I Subcontract Term, Big Rivers shall not, pursuant to Section 9.3 of the Station Two Power Sales Agreement or pursuant to any other provision of any Station Two Contract or this Agreement, off-set any amounts payable by Big Rivers to Henderson or to an LG&E Company, against accounts receivable or other sums due from Henderson or any LG&E Company to Big Rivers under the terms of the Station Two Power Sales Agreement, the Station Two Contracts or this Agreement, or otherwise, the effect of which would impair any payment due by Big Rivers or by Henderson to Station Two Subsidiary or any other LG&E Company pursuant to Section 8.10(a) or 8.10(b) of this Agreement, or any provisions of the Station Two Contracts.

            (b) Should Henderson at any time off-set any accounts payable or other sums due from Henderson to any LG&E Company against any accounts receivable or other sums due from Big Rivers to Henderson, the effect of which is that the right of any LG&E Company to receive payment from Henderson is impaired thereby, including, without limitation, an impairment of the right of Station Two Subsidiary (as assigned by Big Rivers to Station Two Subsidiary pursuant to Section 8.10(b) of this Agreement) to receive the payment due it from Henderson under Section 13.6 of the Station Two Operating Agreement, such off-set by Henderson shall automatically create a payment obligation by Big Rivers to the relevant LG&E Company for the amount so off-set by Henderson, which obligation by Big Rivers must be discharged within five (5) Business Days after written notice of the off-set by Henderson is delivered by that LG&E Company to Big Rivers. Failure by Big Rivers to timely pay such amount shall constitute a payment default by Big Rivers to that LG&E Company which, if not cured by Big Rivers as set forth in Section 13.5 of this Agreement, may (in addition to all other remedies provided in this Agreement or at law or in equity) be off-set by that or any other LG&E Company, or by WKEC, against any sums then or thereafter due and owing Big Rivers under this Agreement (including, without limitation, the Capacity charges due Big Rivers and assigned to Henderson (or the Trustee) pursuant to Section 8.12(d) of this Agreement) or under any of the other Operative Documents. Notwithstanding the foregoing, no payment default by Big Rivers of the type described in this Subsection (b) shall give rise to a right of any LG&E Company to terminate this Agreement in the event (i) there remain sums then or thereafter due and owing to Big Rivers by any LG&E Company which are sufficient to cover such Henderson off-set and against which that LG&E Company shall be entitled to exercise an off-set right, or (ii) Big Rivers notifies that LG&E Company that it is disputing its obligation to pay to Henderson the account(s) receivable or other sum(s) which were the basis for Henderson's off-set, until (with respect to (ii) above) such time thereafter as it is determined in a final, non-appealable decision of a court, arbitration panel or other tribunal having jurisdiction thereof, that Big Rivers did, in fact, owe such sums to Henderson, in which event that LG&E Company shall be entitled to so terminate this Agreement at any time following the fifth Business Day after that determination (unless Big Rivers shall pay to that LG&E Company all amounts so off-set by Henderson that have not been previously recovered by that LG&E Company through off-sets against amounts due and owing to Big Rivers as contemplated above). In the event it shall be finally determined that Big Rivers did not owe such amounts to Henderson, that LG&E Company agrees to promptly pay to Big Rivers all amounts previously off-set against payments otherwise owing by that LG&E Company to Big Rivers; provided, that such LG&E Company may pursue whatever rights and remedies that it may have against Henderson for its initial off-set.

      8.14 Additional Covenants of Big Rivers. During the Phase I Subcontract Term Big Rivers hereby covenants to the LG&E Companies as follows:

            (a) Big Rivers shall not do or permit anything within its reasonable control to be done which would constitute a material default by Big Rivers under any of the Station Two Contracts or omit to perform any of its material obligations under the terms of any of the Station Two Contracts.

            (b) Big Rivers shall not amend, modify or waive any provision of any of the Station Two Contracts, or exercise any right that it may have to terminate any of those contracts, without the prior written consent of Station Two Subsidiary (which consent shall not be unreasonably withheld).

            (c) Big Rivers shall continue to have the primary obligation to Henderson to purchase all fuel and reagents as required by the terms of the Station Two Contracts, including, without limitation, replacement of fuel reserves as required of Big Rivers under Section 7.2 of the Station Two Operating Agreement and full replacement, at its own cost, of all fuels consumed from the Station Two fuel reserves for the production of Energy acquired by Big Rivers during each month as required by Section 6.7 of the Station Two Power Sales Agreement. Station Two Subsidiary shall have the exclusive right to administer, as agent for Big Rivers, and shall administer, or cause to be administered, all of Big Rivers' fuel and reagent supply agreements (including those supply agreements existing at the Effective Date and all supply agreements executed thereafter), and shall procure, or cause to be procured, and initially pay for all fuel and reagents (which fuel and reagents are to be procured pursuant to such fuel and reagents supply agreements), in accordance with Big Rivers' obligations under the Station Two Contracts. The costs of such fuel and reagents shall constitute Fuel and Reid Station Operating Expenses which are reimbursable or payable by Big Rivers as contemplated in Section 8.10(a) of this Agreement, and are covered by the Operating Pass - Through Costs payable by LEM.

      8.15 Budget Process; Operating Committee. The Parties acknowledge that Station Two Subsidiary will perform for Big Rivers its obligations under Section 14 of the Station Two Operating Agreement (preparation of the Operating Budget) as an independent sub-contractor of Big Rivers, as follows:

            (a) Station Two Subsidiary shall prepare the Operating Budget for the Contract Year as contemplated in the first sentence of Section 14.1 of the Station Two Operating Agreement. Station Two Subsidiary will separately identify therein each item that represents anticipated expenditures associated with (1) a Station Two Improvement (as defined in Section 8.17(a) of this Agreement), including specification therein whether expenses related to that Station Two Improvement are Henderson Incremental Capital Costs or Henderson Non-Incremental Capital Costs, and (2) a Henderson Incremental Environmental O&M cost. As between Big Rivers and Station Two Subsidiary, special arrangements described in Sections 8.16 and 8.17 of this Agreement shall apply to all Henderson Incremental Environmental O&M and Station Two Improvements, respectively. Those distinctions among items in the Operating Budget shall have no meaning, however, as between (x) Henderson and (y) Big Rivers and Station Two Subsidiary.

            (b) Prior to submittal to Henderson of the Operating Budget for Station Two as contemplated in the last sentence of Section 14.1 of the Station Two Operating Agreement, and in any event on or before November 1 of each Year subsequent to the Effective Date, Station Two Subsidiary shall submit in writing to each member of the Operating Committee (which Committee is described in Section 8.15(c) of this Agreement) a proposed Operating Budget for

Station Two for the next Year. Within 30 days after receipt of Station Two Subsidiary's proposed Operating Budget for Station Two, Big Rivers may propose modifications to the proposed Operating Budget. The Operating Committee shall meet in December and January of each year to review and discuss the Operating Budget proposed by Station Two Subsidiary and to review and approve any modifications thereof proposed by Station Two Subsidiary or Big Rivers. The Operating Committee, by agreement of its members representing Big Rivers and Station Two Subsidiary, may determine to adopt an amendment to the proposed budget, in which case the proposed budget will thereafter be as so amended. Absent agreement of the members of both Parties to modify the budget, the Operating Committee must approve the Operating Budget as proposed by Station Two Subsidiary if such budget is consistent with Prudent Utility Practice; provided, that the responsibility of Big Rivers and the LG&E Companies with respect to the costs incurred for items identified in the Operating Budget shall be determined as provided elsewhere in this Agreement. In the event of a dispute between Big Rivers and Station Two Subsidiary as to whether such budget (including those amendments adopted by agreement) is consistent with Prudent Utility Practice, those Parties will submit the dispute to arbitration consistent with Section 15 of the Participation Agreement; provided, however, if the expenditure disputed by Station Two Subsidiary and Big Rivers is ultimately determined to be a required expenditure under the Station Two Operating Agreement, Big Rivers and Station Two Subsidiary shall not have the right to further arbitrate such expenditure and the expenditure shall be included in the Operating Budget for Station Two and paid or shared by Big Rivers and the LG&E Companies in accordance with the terms and provisions set forth in Section 8 of this Agreement, entitled "Phase I Subcontract." The Operating Budget, as approved in accordance with this Section 8.15(b), shall be the only budget submitted by either the LG&E Companies or Big Rivers to Henderson for its review as required by Section 14 of the Station Two Operating Agreement; provided, however, that Station Two Subsidiary (on behalf of Big Rivers) shall be entitled to submit to Henderson an Operating Budget that may be the subject of a dispute between Big Rivers and Station Two Subsidiary to the extent required for compliance with the Station Two Operating Agreement, it being understood by Big Rivers and Station Two Subsidiary that their respective obligations under this Agreement for items set forth in that Operating Budget shall thereafter be determined through the dispute resolution procedures described above or as otherwise agreed to by Big Rivers and Station Two Subsidiary. Henderson shall have the final authority to modify and approve the budget or approve it without modifications, subject however to whatever approval rights are available to Big Rivers under the Station Two Operating Agreement.

            (c) Each of Station Two Subsidiary and Big Rivers hereby establishes an Operating Committee consisting of not more than two representatives appointed by each such Party. Each such Party shall promptly designate its representatives on the Operating Committee by notice given to the other such Party. Each such Party may appoint one or more alternates to act in the absence of a regular member or members, and may replace its representatives and alternates at any time, in its sole discretion, by notice to the other Party. The chair of the Operating Committee shall be a representative of Station Two Subsidiary. The chair shall be responsible for calling meetings and establishing agendas in consultation with the other committee members.

            (d) The Operating Committee shall meet at least twice annually including in December and January (for review and approval of the Operating Budget) or more often by mutual agreement of Big Rivers and Station Two Subsidiary. Meetings shall be held at Henderson, Kentucky or any other mutually agreed place. Big Rivers and Station Two Subsidiary agree to cooperate and to provide the Operating Committee with such information as is reasonably necessary for the Operating Committee to perform its responsibilities. The Operating Committee shall continue to be constituted, shall continue to act, and shall continue to be governed by Sections 8.15(c) through 8.15(g), inclusive, of this Agreement throughout any Phase II Assignment Term pursuant to Section 9 of this Agreement, entitled "Phase II Assignments."

            (e) Station Two Subsidiary shall give not less than ten (10) days' notice to Big Rivers of regular Operating Committee meetings. Each meeting notice shall include an agenda prepared by Station Two Subsidiary. Notice may be waived by written consent of both Big

Rivers and Station Two Subsidiary. A quorum for any meeting shall exist if each of Big Rivers and Station Two Subsidiary is represented by at least one of its two members. Station Two Subsidiary shall maintain minutes of Operating Committee meetings and telephone conference calls. One of Station Two Subsidiary's representatives shall prepare and distribute the minutes to Big Rivers' representatives within 45 days after each meeting or telephone conference call of the Operating Committee. The minutes, when signed by the respective representatives of Big Rivers and Station Two Subsidiary, shall be the official record of the decisions made by the Operating Committee and shall bind Station Two Subsidiary and Big Rivers. Each of Station Two Subsidiary and Big Rivers shall bear for its own account all expenses incurred by such Party's representatives on the Operating Committee in connection with their duties on the Operating Committee. Where such approval authority exists, the Operating Committee may condition its approval of any Operating Budget hereunder (or modification thereof) upon receipt of such studies and other information as they may reasonably deem appropriate.

            (f) In lieu of meetings, the Operating Committee may hold telephone conference calls with Station Two Subsidiary and Big Rivers simultaneously and in which each such Party shall be represented by at least one of its two representatives on the Operating Committee. The Operating Committee, in lieu of deciding any matter at a meeting or by telephone conference, may act by instrument in writing signed by each such Party's representatives on the Operating Committee.

            (g) The Operating Committee may not modify any of the terms, covenants or conditions of this Agreement or any Station Two Contract.

      8.16 Adjustment for Henderson Incremental Environmental O&M. . If any of the Capacity charges payable by Big Rivers under Section 6.3 of the Station Two Power Sales Agreement represent payments attributable to Henderson Incremental Environmental O&M incurred following the Closing, such Capacity charge costs shall thereafter be shared by LEM and Big Rivers in accordance with this Section
8.16. If any of the operating and maintenance expenses allocated to the Reid Station under Section 13.8 of the Station Two Operating Agreement constitute Incremental Environmental O&M, such costs shall be allocated between and paid by Big Rivers and WKEC in accordance with the payment and reimbursement procedures set forth in Article 5 of the Cost Sharing Agreement.

            (a) Notwithstanding the payments and reimbursements for Henderson Incremental Environmental O&M made between Big Rivers, Station Two Subsidiary, LEM and Henderson as contemplated in the Station Two Contracts or elsewhere in this Agreement, Big Rivers shall pay a share of all Henderson Incremental Environmental O&M incurred by Station Two Subsidiary each year during the Phase I Subcontract Term, as and when incurred by LEM, Station Two Subsidiary or any of their Affiliates, as follows (in each case "Big Rivers' Henderson Incremental Environmental O&M Share"): (i) Big Rivers' share of Henderson Incremental Environmental O&M incurred during the period from the Effective Date until December 31, 2010, inclusive, is 20%; (ii) Big Rivers' share of Henderson Incremental Environmental O&M incurred during the period from January 1, 2011 to December 31, 2011, inclusive, is 40.26%; and (iii) Big Rivers' share of Henderson Incremental Environmental O&M incurred during the period from January 1, 2012 until the Termination Date, inclusive, is 33.9%. Big Rivers' payment shall be made by reducing each monthly payment required to be made by LEM for the Station Two Unit Output pursuant to Section 3.3(a)(ii) of the Power Purchase Agreement (which monthly payment is further contemplated in Section 8.12(b) of this Agreement) by an amount equal to Big Rivers' Henderson Incremental Environmental O&M Share based on the Henderson Incremental Environmental O&M estimated by Station Two Subsidiary to be incurred in such month by Station Two Subsidiary consistent with the Operating Budget. LEM shall pay the remaining share of the Henderson Incremental Environmental O&M monthly through its Operating Pass-Through Cost payments to Big Rivers as contemplated in Section 8.12(b) of this Agreement.

            (b) Within 120 days after the end of each Year, LEM shall compute the actual Henderson Incremental Environmental O&M for the Year ("Actual Henderson Environmental O&M"). LEM shall compare the Actual Henderson Environmental O&M with the aggregate payments made by Big Rivers (through reductions in the monthly payment due pursuant to Section 3.3 of the Power Purchase Agreement) pursuant to this
Section 8.16 during such Year. If Big Rivers' Henderson Incremental Environmental O&M Share of the Actual Henderson Environmental O&M is more than the sum of such payments made by Big Rivers during the year, Big Rivers shall promptly pay such difference to LEM. If Big Rivers' Henderson Incremental Environmental O&M Share of the Actual Henderson Environmental O&M is less than such payments made by Big Rivers, LEM shall promptly pay such difference to Big Rivers.

            (c) Except as expressly provided in this Section 8.16 or Section 9.9, elsewhere in this Agreement or in any other Operative Document to the contrary, Big Rivers shall have no obligation or liability to Station Two Subsidiary (or its Affiliates) for any operating or maintenance costs relating to the Station Two Assets.

      8.17 Station Two Improvements -- Forecasts, Budgeting and Payments.

            (a) For purposes of this Agreement (including without limitation, Section 9 of this Agreement, entitled "Phase II Assignments") as between Big Rivers and Station Two Subsidiary, "Station Two Improvements" shall mean any betterments, renewals, replacements or additions to the Station Two Assets used in the operation of Station Two and/or the Reid Station (but only if not otherwise accounted for under the Cost Sharing Agreement or the Lease, as applicable), (i) that are made pursuant to the Operating Budget, or an approved modification thereof, or a deviation therefrom as permitted by Section 8.17(f) or Section 9.10(d), as applicable, or that result from an Operating Emergency as contemplated in those Sections, or that are required to be made under the Station Two Contracts in the absence of an approved Operating Budget, and (ii) that should ordinarily be capitalized in accordance with the RUS Uniform System of Accounts Bulletin 1767 B, as such Bulletin may be amended, modified, or replaced from time to time (but subject to the Capitalization Guidelines). Notwithstanding anything contained in this Section 8.17 or any provision of the Station Two Contracts that purports to obligate an LG&E Company for the payment of costs and expenses relating to the Reid Station (including, without limitation, any such costs or expenses that would otherwise be includable in the "Operating Pass-Through Costs" payable by LEM to Big Rivers for Station Two Unit Output), the LG&E Companies and Big Rivers hereby agree that any operating and maintenance expense allocated to the Reid Station under Section 13.8 of the Station Two Operating Agreement, and which otherwise constitutes an expense for a "Capital Asset" under the Cost Sharing Agreement, shall be allocated between and paid by Big Rivers and WKEC in accordance with the payment and reimbursement procedures set forth in Article 7 of the Cost Sharing Agreement.

            (b) Station Two Improvements made during the Phase I Subcontract Term, including, without limitation, Station Two Improvements funded by draws against amounts deposited by Big Rivers or Station Two Subsidiary into the Station Two R&R Account, shall be paid for or reimbursed in accordance with this
Section 8.17, to the extent such expense is not the responsibility of Henderson. Notwithstanding anything to the contrary in this Agreement or in any other Operative Document, Big Rivers shall have no obligation to (1) authorize the acquisition or construction of or pay for any Station Two Improvements unless such Station Two Improvements are necessary, consistent with Prudent Utility Practice, to maintain the Capacity of Station Two that is physically available and can be legally utilized at 312 net MW (the "Station Two Rated Capacity"), or to comply with any requirement of applicable Laws or administrative or judicial interpretation of an applicable Law (including, without limitation, to comply with any requirement of Environmental Law or any regulatory authority (including, without limitation, any change in position of the KNREPC regarding compliance with applicable opacity limitations based upon concurrent measurement of particulate matter emissions affecting the Green Facility and which also affects a Joint Use Facility), and including for the avoidance of doubt, and without regard for the actual time of enactment or implementation of the same, without limitation, the Proposed SIP Call and any Laws that may be enacted or implemented pursuant thereto or in connection therewith) in which case Big Rivers shall be obligated to so authorize the acquisition or construction of and pay for (based on the proportion of Capacity allocation then existing between Big Rivers and Henderson and otherwise in accordance with this Section 8.17) such Station Two Improvements, (2) make any expenditure for Station Two Improvements which would not be capitalized pursuant to the Accounting Practices (as interpreted, modified or supplemented by the Capitalization Guidelines), (3) make any expenditure in connection with any personal property or other asset which does not constitute a Station Two Improvement (other than such expenditures as may be required by Big Rivers as a result of any breach or default by Big Rivers under this Agreement or any of the other Operative Documents, or pursuant to any indemnification or hold harmless covenant of Big Rivers under this Agreement or any other Operative Documents (unless such expenditures for such personal property or other asset is part of Henderson Incremental Environmental O&M, in which event the provision of Section
8.16 of this Agreement shall govern, or unless such an expenditure involves a repurchase of the End of Term Personal Property (defined in Section 10.35) by Big Rivers in accordance with Section 10.35 of this Agreement), or (4) make any expenditure for a Station Two Improvement the principal purpose of which is to increase the Capacity of Station Two above the Station Two Rated Capacity or to improve the efficiency of Station Two. Notwithstanding the limitations set forth in subclauses (1), (3) and (4) of the immediately preceding sentence, if requested by Station Two Subsidiary, Big Rivers shall authorize and approve, and shall pay for (based on the proportion of Capacity then allocated to Big Rivers from Station Two) all renewals, replacements and additions pursuant to Section 13.8(a)(3) of the Station Two Operating Agreement, Sections 6.3(c)(ii) and 6.3(d) of the Station Two Power Sales Agreement and Section 6 of the Joint Facilities Agreement, to the extent such renewals, replacements and additions are Station Two Improvements that comply with Subclause (2) above and are required to be made to Station Two to comply with Big River's obligations under any Station Two Contracts or the Bond Ordinance; provided, however, should a dispute exist between the LG&E Companies and Big Rivers with respect to whether the Station Two Contracts or the Bond Ordinance required any such expenditure, the dispute shall be resolved, as between the LG&E Companies and Big Rivers, pursuant to the dispute resolution procedures set forth in Article 15 of the Participation Agreement (as contemplated in Section 13.5(e) of this Agreement). All Station Two Improvements and all other renewals, replacements and additions contemplated by this Section 8.17(b) shall in all events be further subject to the approval rights, if any, of Henderson under the Station Two Contracts.

            (c) At least ten (10) days before the commencement of each quarterly period referenced below, Station Two Subsidiary shall submit to Big Rivers a forecast of cash requirements for each Station Two Improvement set forth in the Annual Budget or any modification of that budget approved by the Operating Committee under Section 8.15(b) of this Agreement (including specification of requirements for Henderson Incremental Capital Costs and Henderson Non-Incremental Capital Costs), together with a summary of all amounts that have been required under the terms of the Station Two Contracts and/or the Bond Ordinance to be deposited by Station Two Subsidiary into the Station Two R&R Account (to the extent such information has been made available at that time by Henderson), and that have been drawn out of that account to fund any one or more Station Two Improvements. This forecast shall set forth cash requirements with respect to such Station Two Improvements (i) for each quarterly period commencing on the first day of June, September, December and March in which costs for such Station Two Improvements shall become due and (ii) for each month of the first two quarterly periods immediately following the issuance of the forecast. Station Two Subsidiary shall revise and furnish the forecast to Big Rivers no less often than every three months thereafter until completion of the Station Two Improvement. Notwithstanding anything contained in this Section 8.17(c), Article 5 of the Cost Sharing Agreement or Section 2.3 of the Lease, or elsewhere in this Agreement or any other Operative Document to the contrary, none of Station Two Subsidiary or WKEC (in the case of the Lease), or WKEC (in the case of the Cost Sharing Agreement) or LEM shall be obligated to pay for their proportionate share, if any, of the costs and expenses associated with any Station Two Improvement to a Joint Use Facility or a Henderson Incremental Environmental O&M required in order for the Green Facility to comply with applicable opacity limitations imposed under Laws unless the provisions of
Section 7.1 of the Cost Sharing Agreement or Section 2.3 of the Lease shall require Station Two Subsidiary or WKEC to share in such costs and expenses, and then solely to the extent so required by such provisions. Big Rivers and the LG&E Companies (for themselves and on behalf of WKEC) each hereby acknowledge that those Parties intend to include the costs for Station Two Improvements to the Joint Use Facilities and Henderson Incremental Environmental O&M costs, to the extent required to bring the Green Facility into compliance with applicable opacity limitations, within the agreed upon procedure for allocation and sharing of such costs and expenses as set forth in Section 7.1 of the Cost Sharing Agreement and Section
8.1 of the Lease.

            (d) Station Two Subsidiary shall maintain an interest-bearing account (the "Station Two Improvements Account") into which Big Rivers and Station Two Subsidiary shall pay amounts as provided in this Section 8.17 and from which Station Two Subsidiary shall be permitted to withdraw funds to pay for Station Two Improvements at such time when Big Rivers or Station Two Subsidiary, as applicable, shall have an obligation to pay for the same under the Station Two Operating Agreement. On the first day of each month during the Phase I Subcontract Term Station Two Subsidiary and Big Rivers shall each deposit sufficient funds into the Station Two Improvements Account based on their respective Station Two Improvement Sharing Ratios (defined in Section 8.17(e) below) but limited in the case of Big Rivers to the remaining Big Rivers Contribution (as defined in Section 20.6 of the Participation Agreement) for that Year with respect to Henderson Non-Incremental Capital Costs that are not for Henderson Major Capital Repairs (as defined in the Participation Agreement)
(i) to cover all cash requirements forecast under Section 8.17(c) for that month for all Station Two Improvements (less any excess between funds deposited and interest accrued thereon and funds actually required for all Station Two Improvements during the previous month) and (ii) to cover any shortfall between funds deposited and funds actually required for all Station Two Improvements during the previous month. With respect to funds deposited in the prior month, which are remaining in the present month, and shortfalls in funds deposited in the prior month relative to expenses for that month, Big Rivers' and Station Two Subsidiary's obligation in the present month shall be adjusted proportionately based on that Party's deposit during the prior month and that Party's relative share of responsibility in that prior month for the Station Two Improvement for which funds were withdrawn or not used. An illustration of the operation of this
Section is set forth in Schedule 8.17(d). Upon the expiration or earlier termination of this Agreement (other than a Phase II Termination), all funds remaining in the Station Two Improvements Account shall be immediately distributed to Station Two Subsidiary and Big Rivers in accordance with the same methodology as used in the prior sentence.

            (e) Station Two Improvement Sharing Ratios. Subject to the provisions of Section 8.17(b), Station Two Subsidiary and Big Rivers shall directly contribute to the payment of each Station Two Improvement in accordance with its respective "Station Two Improvement Sharing Ratio," which will be as follows:

                  (1) Each capital expenditure made by Big Rivers and/or Station
            Two Subsidiary for a Station Two Improvement in accordance with
            Section 8.17(d) of this Agreement and to comply with a new Law or any revision to an existing Law, including but not limited to a new or revised Environmental Law (including for the avoidance of doubt, and without regard for the actual time for the enactment or implementation of the same, without limitation, the Proposed SIP Call and any Laws that may be enacted or implemented pursuant thereto or in connection therewith), or to comply with any change in applicable judicial or administrative interpretation of a Law, occurring after the Effective Date shall be deemed a "Henderson Incremental Capital Cost." Big Rivers' share of each Henderson Incremental Capital Cost determined as of the date payment for such Station Two Improvement is required to be made to the Station Two Improvements Account pursuant to the forecast prepared by Station Two Subsidiary pursuant to Section 8.17(c), shall be as follows: (i) from the Effective Date until December 30, 2010, inclusive, 20%;
            (ii) from January 1, 2011 to December 31, 2011, inclusive, 40.26%;
            (iii) from January 1, 2012 until the Termination Date, inclusive, 33.9%. Station Two Subsidiary's share of each Henderson Incremental Capital Cost shall be as follows: (i) from the Effective Date until December 31, 2010, inclusive, 80%; (ii) from January 1, 2011 to December 31, 2011, inclusive, 59.74%; and (iii) from January 1, 2012 until the Termination Date, inclusive, 66.1%.

                  (2) Each capital expenditure made by Big Rivers and/or Station
            Two Subsidiary for a Station Two Improvement in accordance with
            Section 8.17(d) of this Agreement, but which does not constitute a Henderson Incremental Capital Cost, shall be deemed a "Henderson Non-Incremental Capital Cost." Big Rivers' share of each Henderson Non-

            Incremental Capital Cost, determined as of the date payment for such Station Two Improvement is required to be made to the Station Two Improvements Account pursuant to the forecast prepared by Station Two Subsidiary pursuant to Section 8.17(c), shall be as follows: (i) from the Effective Date until December 31, 2010, inclusive, 49%;
            (ii) from January 1, 2011 to December 31, 2011, inclusive, 40.26%; and (iii) from January 1, 2012 until the Termination Date, inclusive, 33.9%. Station Two Subsidiary's share of each Henderson Non-Incremental Capital Cost shall be as follows: (i) from the Effective Date until December 31, 2010, inclusive, 51%; (ii) from January 1, 2011 to December 31, 2011, inclusive, 59.74%; and (iii) from January 1, 2012 until the Termination Date, inclusive, 66.1%.

            (f) Station Two Subsidiary and Big Rivers agree with each other as follows: Station Two Subsidiary shall immediately notify the Operating Committee of any anticipated departure of 10% or more from the budget for Station Two Improvements or for operating and maintenance expenses included in any approved Operating Budget. Station Two Subsidiary shall use reasonable efforts to (a) operate within 90 percent to 110 percent of the total approved budget for Station Two Improvements included in an Operating Budget, and (b) to spend at least 90 percent of the total approved budget for operating and maintenance expenses included in an Operating Budget (not including the fuel or reagent budget). Subject to the provisions set forth below, any increase of 10 percent or more proposed by Station Two Subsidiary to either the Station Two Improvements budget or the operating and maintenance expense budget set forth in an approved Operating Budget shall be subject to review and approval by the Operating Committee; provided, that such review and approval shall not apply to the operating and maintenance expense budgets that are included in an Operating Budget that is a part of the Initial Period Budgets, it being understood that increases of 10 percent or more proposed by Station Two Subsidiary to those budgets shall be permissible without that review and approval if the relevant expenditures are consistent with Prudent Utility Practice, in which case the additional costs that are allocable to Big Rivers under the Station Two

Contracts shall, as between Big Rivers and Station Two Subsidiary, be borne by Station Two Subsidiary unless they constitute Henderson Incremental Environmental O&M required to be borne by both Station Two Subsidiary and Big Rivers in the manner provided for in Section 8.16. If Station Two Subsidiary exceeds the total budget for Henderson Non-Incremental Capital Costs (exclusive of such costs as are for Henderson Major Capital Repairs) that are included in an approved budget for Station Two Improvements in an Operating Budget, the additional cost of those Henderson Non-Incremental Capital Costs that are allocable to Big Rivers under the Station Two Contracts shall, as between Big Rivers and Station Two Subsidiary, be borne by Station Two Subsidiary unless the parties agree otherwise, or unless remaining portions of the Big Rivers Contribution for that Year that were not included in the approved Operating Budget are available as contemplated in Section 20.6.2 of the Participation Agreement (in which event such amounts will be applied as contemplated in that Section). Subject to the next succeeding sentence, if Station Two Subsidiary exceeds 110 percent of the total approved budget for Henderson Incremental Capital Costs, or for Henderson Non-Incremental Capital Costs for Major Capital Repairs, in either case that are included in an approved Operating Budget, the additional costs of those Station Two Improvements that are allocable to Big Rivers under the Station Two Contracts shall, as between Big Rivers and Station Two Subsidiary, be borne by

Station Two Subsidiary unless the Parties otherwise agree, or unless the dispute resolution procedure under Article 15 of the Participation Agreement (and contemplated in Section 13.5(e) of this Agreement) determines that at the time Station Two Subsidiary proposed the applicable portions of the Operating Budget (or modification thereof) relating to those expenditures Station Two Subsidiary acted consistent with Prudent Utility Practice, in which case the additional costs shall be borne by Station Two Subsidiary and Big Rivers in accordance with Sections 8.17(d) and 8.17(e) of this Agreement. Notwithstanding the provisions of the immediately preceding sentence, if Station Two Subsidiary exceeds 110 percent of the total of any approved budget for Henderson Incremental Capital Costs, or for Henderson Non-Incremental Capital Costs for Major Capital Repairs, that are included in an Operating Budget that is a part of the Initial Period Budgets, the additional cost of those Station Two Improvements that are allocable to Big Rivers under the Station Two Contracts shall, as between Big Rivers and Station Two Subsidiary, be borne by Station Two Subsidiary unless the Parties otherwise agree, the dispute resolution procedure set forth in Article 15 of the Participation Agreement determines that the purchase and installation of those Station Two Improvements, and the costs thereof, are consistent with Prudent Utility Practice, regardless of whether the relevant Initial Period Budget, or Station Two Subsidiary's actions in connection with the same, were consistent with Prudent Utility Practice at the time that the budget was prepared, in which case the additional costs that are allocable to Big Rivers under the Station Two Contracts shall, as between Big Rivers and Station Two Subsidiary, be borne by Station Two Subsidiary and Big Rivers in accordance with Sections 8.17(d) and 8.17(e) of this Agreement. If Station Two Subsidiary fails or refuses to use reasonable efforts to spend at least 90 percent of the total budget for Station Two Improvements or for operating and maintenance expenses included in an approved Operating Budget (excluding that portion relating to Henderson Incremental Environment O&M), and pursuant to the dispute resolution procedure under Article 15 of the Participation Agreement it is determined that such failure or refusal was inconsistent with Prudent Utility Practice, Station Two Subsidiary shall make the omitted expenditures as required pursuant to the applicable dispute resolution procedure. Notwithstanding anything contained in this Section 8.17(f) to the contrary, Station Two Subsidiary shall in no event be required to expend the monies included in an approved Operating Budget where to do so would cause Station Two Subsidiary to be in breach or default under any Station Two Contract. Additional capital expenditures incurred by Station Two Subsidiary in response to an Operating Emergency (as defined in the Participation Agreement) which are not already included in an approved Operating Budget, and which are allocated to Big Rivers under the Station Two Contracts shall, as between Big Rivers and Station Two Subsidiary, be paid for by Station Two Subsidiary unless (a) the same represents a Henderson Incremental Capital Cost or expenditures for a Henderson Major Capital Repair (as defined in the Participation Agreement), in which case such expenditures shall be paid by Station Two Subsidiary and Big Rivers in accordance with Sections 8.17(d) and 8.17(e), or (b) there are remaining amounts in the Big Rivers Contribution for that Year that were not included in the budget for Henderson Non-Incremental Capital Costs in the approved Operating Budget, as contemplated in Section
20.6.2 of the Participation Agreement, in which case that remaining amount will be allocated to any Henderson Non-Incremental

Capital Costs in that Year resulting from that Operating Emergency as contemplated in Section 20.6.2.

      8.18 Reimbursement for Debt Service. At the Closing of the Phase I Subcontract and thereafter on the first day of each month during the Phase I Subcontract Term, commencing with the first day of the month following the Closing, Station Two Subsidiary or its designated Affiliate shall pay to Big Rivers a monthly payment, determined as set forth below, for that portion of the Debt Service (as defined in the Bond Ordinance) allocable to and payable by Big Rivers pursuant to Section 6.3(a) of the Station Two Power Sales Agreement during that current month; provided, that Station Two Subsidiary's payment obligation with respect to any Debt Service paid or payable by Big Rivers during the month in which the Closing occurs shall be proportionally reduced by a fraction, the numerator of which is the total number of days in that month which preceded the Closing and the denominator of which is the total number of days in that month; and provided further, that Station Two Subsidiary shall have no payment obligation to Big Rivers hereunder with respect to Debt Service paid by Big Rivers during any month that precedes the month in which the Closing occurs. The monthly payment by Station Two Subsidiary (or its designated Affiliate) relative to each such Debt Service payment by Big Rivers shall be an amount equal to one-half of the portion of the Debt Service allocable to and payable by Big Rivers pursuant to Section 6.3(a) of the Station Two Power Sales Agreement during that current month.

      8.19 Big Rivers' Performance Responsibility. Notwithstanding anything in
Section 8 of this Agreement, entitled "Phase I Subcontract," to the contrary, throughout the Phase I Subcontract Term, Big Rivers shall continue to be primarily responsible to Henderson for the full performance of all obligations and covenants made under the Station Two Contracts in accordance with the respective terms thereof, and for any and all claims, liabilities, expenses, actions, damages, losses or other sums that are claimed by or otherwise due to Henderson arising out of or resulting from any breach or default by Big Rivers in its performance of covenants and obligations under the Station Two Contracts. The LG&E Companies, with respect to their respective performance obligations under this Section 8, have agreed to indemnify and save harmless Big Rivers in the manner set forth in Section 10.15(a) of this Agreement.

9. PHASE II ASSIGNMENTS. During the Phase II Assignment Term (as defined in
Section 9.3), Big Rivers shall assign to Station Two Subsidiary certain of its rights and responsibilities under the Station Two Contracts (the "Phase II Assignment"), in lieu of the subcontracting arrangements described in Section 8 of this Agreement, entitled "Phase I Subcontract," upon and subject to the terms and conditions of this Agreement (including this Section 9).

      9.1 Assignment. Effective as of the Phase II Effective Date, and without any additional consideration from Station Two Subsidiary or any of the other LG&E Companies, Big Rivers hereby grants, sells, bargains, conveys, transfers and assigns to Station Two Subsidiary, its successors and permitted assigns, except as otherwise provided in this Section 9.1 and Sections 9.4 and 9.5 of this Agreement, all of Big Rivers' rights, title and interests under, in and to the following agreements and undertakings (or portions thereof), as those agreements or undertakings have been amended through the date of this Agreement or any amendments to those agreements or undertakings effected pursuant to this Agreement, including, without limitation, the 1993 Amendments and the 1998 Amendments, which rights, title and interests shall remain with Station Two Subsidiary, its successors and permitted assigns, throughout the Phase II Assignment Term:

            (a) the Station Two Power Sales Agreement;

            (b) the Station Two Operating Agreement; and

            (c) the Joint Facilities Agreement (the agreements or portions thereof described in (a) through (c), above, but subject to any modifications of portions of such agreements in this Section 9.1 or Sections 9.4 or 9.5, being hereinafter collectively referred to as the "Assigned Station Two Contracts").

The foregoing assignments by Big Rivers to Station Two Subsidiary shall be irrevocable throughout the Phase II Assignment Term absent an earlier termination of this Agreement in accordance with its terms. The Parties acknowledge that Big Rivers shall retain substantial rights and obligations under the "Terms of General Applicability" (defined in Section 9.5 of this Agreement), and that such Terms of General Applicability will continue to inure to the benefit of, and will continue to be binding upon and enforceable against, Big Rivers as the context of such provisions shall require (or as further described in Section 9.5 of this Agreement). The Terms of General Applicability shall also inure to the benefit of, and shall be binding upon and be enforceable against, Station Two Subsidiary as the context of such provisions shall require (or as further described in Section 9.5 of this Agreement). Notwithstanding any provision of Section 9 of this Agreement, entitled "Phase II Assignments," to the contrary, the provisions of Section 11 of this Agreement, entitled "Additional Agreements Respecting Station Two Power," shall govern the rights and obligations of the Parties with respect to the matters provided for in
Section 28 of the Station Two Power Sales Agreement.

      9.2 Assumption of Assumed Station Two Liabilities. Station Two Subsidiary hereby agrees as of the Phase II Effective Date to accept the grant, sale, bargain, conveyance, transfer and assignment by Big Rivers to Station Two Subsidiary, its successors and permitted assigns, of Big Rivers' rights, title and interests under, in and to the Assigned Station Two Contracts during the Phase II Assignment Term, as contemplated in Section 9.1 of this Agreement, and hereby agrees as of the Phase II Effective Date to assume, perform and discharge, except as otherwise provided in Sections 9.4 and 9.5 of this Agreement, such obligations of Big Rivers' under the Assigned Station Two Contracts which arise or accrue on or after the Phase II Effective Date and during the Phase II Assignment Term (the "Assumed Station Two Liabilities"). Notwithstanding anything contained in this Section 9, entitled "Phase II Assignments," or any provision of the Station Two Contracts that purports to obligate an LG&E Company for the payment of costs and expenses relating to the Reid Station or any of the Joint Use Facilities that may be owned by Big Rivers, the LG&E Companies and Big Rivers hereby agree that their respective rights and obligations as to each other for such costs and expenses shall nonetheless be governed solely by the provisions of the Cost Sharing Agreement, the Facilities Operating Agreement, the Power Purchase Agreement, the Lease or the Participation Agreement, as applicable.

      9.3 Term of Assignment. The term (the "Phase II Assignment Term") of the assignment by Big Rivers to Station Two Subsidiary, its successors and permitted assigns, of certain rights and obligations under the Assigned Station Two Contracts, as contemplated in Section 9.1 of this Agreement, shall commence on the Phase II Effective Date and shall end on the earlier of (a) December 31st that is closest to the twenty-fifth anniversary of the Effective Date or (b) the date of any termination of this Agreement pursuant to Section 13 of this Agreement, entitled "Termination; Default; Remedies."

      9.4 Excluded Station Two Contracts or Liabilities. Notwithstanding Section
9.2 of this Agreement, Station Two Subsidiary shall not as of the Phase II Effective Date assume, and shall not in any manner become responsible or liable for, and Big Rivers shall retain, pay and perform, any debts, obligations or liabilities of Big Rivers, whether known or unknown, fixed, contingent or otherwise arising under the following contracts or portions thereof:

            (a) all Station Two Contracts (or portions thereof) except for the Assigned Station Two Contracts, including, without limitation: the 1980 Funds Agreement (as defined on Exhibit A attached hereto); the Agreement for Transmission and Transformation Capacity dated April 11, 1975; the Switchyard Agreement dated June 1, 1978; the Spare Transformer Agreement dated July 11, 1972 (subject, however, to those further rights granted by Big Rivers and Henderson to Station Two Subsidiary and WKEC for Station Two Subsidiary's or WKEC's use of the Spare Transformer set forth in Section 10.28 of this Agreement); the letter agreement dated December 22, 1982; the letter from Big Rivers to Henderson dated April 3, 1989; the letter agreement dated July 30, 1984 (regarding the Henderson - SEPA Contract); the Systems Reserves Agreement dated January 1, 1974, (it being understood by the Parties that the rights and responsibilities of the LG&E Companies with respect to operating reserves and system reserves during the Term shall be set forth solely in the New Reserves Agreement identified in Section 10.30 of this Agreement); the Amended Interconnection Agreement dated October 13, 1981; the Agreement dated August 31, 1981; and the First Amendment to Amended Interconnection Agreement dated January 10, 1989;

            (b) the obligations and liabilities of Big Rivers set forth in or arising under the specific provisions of the Assigned Station Two Contracts as described below:

                  (1) The Station Two Power Sales Agreement - Section 10.3;
            Section 15.2(4); Section 23.2; Section 25 (Assignment), it being hereby agreed by Big Rivers and Henderson that Station Two Subsidiary shall have the right to assign its rights and obligations under the Station Two Power Sales Agreement pursuant to Section 15.1 of this Agreement; and Sections 3.8, 19.2 and 19.3, it being understood by the Parties that the respective rights and obligations of Henderson and Big Rivers under those Sections are being retained by those Parties, but are being suspended, modified or supplemented by the provisions of Sections 11.5, 10.3(g) and 10.3(f), respectively, of this Agreement during the Phase I Subcontract Term and the Phase II Assignment Term.

                  (2) The Station Two Operating Agreement - Sections 4.8, 4.9,
            4.10 and 4.11 (relating to the installation costs of the Station Two FGD System and the billing and payment procedures relating thereto), the full costs of which shall remain with and will be paid and discharged by Henderson and Big Rivers in accordance with the provisions set forth in such sections; Section 5 (Transmission and Transformation Facilities); Section 6 (Joint Use Facilities);
            Section 7 (Fuel Supply), except that the provisions of Section 7.2 shall be assumed by Station Two Subsidiary; Section 11 (Construction Assistance); Section 12 (Start-up Assistance); Section 13.8(d) (relating to operation, maintenance and repair of transmission and transformation facilities); Section 13.10, but solely to the extent such provision contemplates access to transmission and transformation facilities or other lands, properties and/or facilities in which Station Two Subsidiary or any of its Affiliates has no interest as an operator or lessee; Section 20.2, but solely with respect to any responsibility or indemnity or hold harmless obligation of Big Rivers arising under Section 20.2 to the extent (A) relating to events or circumstances occurring or existing prior to the Effective Date, or (B) relating to liability or expense resulting from or by reason of the negligence or willful misconduct of Big Rivers or its authorized agents, employees or representatives, or resulting from or by reason of Big Rivers breach or default of this Agreement, any of the Station Two Contracts or any of the Operative Documents, without regard for when such liability or expense shall arise; Section 22.1, but solely with respect to any indemnification and hold harmless obligations of Big Rivers arising under Section 22.1 to the extent (A) relating to events or circumstances occurring or existing prior to the Effective Date, or (B) relating to liability or expense resulting from the negligence or any malfeasance or nonfeasance of Big Rivers, its agents, servants, employees and representatives, or from the breach of this Agreement, any of the Station Two Contracts or any of the other Operative Documents, without regard for when such liability or expenses shall arise; Section 34 (Sale or Other Disposition of Plant); and Section 37 (Assignment), it being agreed that Station Two Subsidiary shall have the right to assign its rights and obligations under the Station Two Operating Agreement pursuant to
            Section 15.1 of this Agreement.

                  (3) The Joint Facilities Agreement - Section 3.1, to the
            extent that such provision requires Big Rivers to allocate to the continuing joint use of the Parties (which shall be inclusive of the LG&E Companies and Henderson) in the operation of Station Two and the Reid Station certain auxiliary facilities (including modifications thereto), provided, that any auxiliary facilities in which WKEC or any of its Affiliates holds a leasehold interest, and only for so long as the term of such interest, shall continue to be allocated for the joint use of the Parties and will continue to be subject to the modifications contemplated by Section 3.1 of the Joint Facilities Agreement; Section 3.3, to the extent such provision requires Big Rivers to allocate the Green Station FGD System Facilities (including modifications thereto) for the continuing joint use of the Parties (which shall be inclusive of the LG&E Companies and Henderson) in the operation of Station Two and the Reid Station, provided, that (i) to the extent of WKEC's or any of its Affiliate's leasehold interest in the Green Station FGD System Facilities, and only for so long as the term of such interest, WKEC or its Affiliate (as applicable) shall continue to allocate such Facilities for the joint use of the Parties in their operation of Station Two, the Reid Station and the Green Generating Facility, and
            (ii) Station Two Subsidiary shall be entitled throughout the Phase II Assignment Term to receive the payment from Henderson of the carrying costs of the Green Station FGD System Facilities set forth in Section 3.3 of the Joint Facilities Agreement (as such section has been modified by Big Rivers and Henderson by the 1998 Amendments); Section 4 (Title To Joint Use Facilities), provided, that Big Rivers and Henderson acknowledge that WKEC or its Affiliate shall have a leasehold interest in Big Rivers' Joint Use Facilities during the Phase II Assignment Term, and LEM commits that any Joint Use Facilities in which any of its Affiliates holds a leasehold interest, and only for so long as the term of such interest, shall continue to be allocated for the joint use of Henderson and Station Two Subsidiary; Section 15 (Assignment), it being hereby agreed by Henderson and Big Rivers that Station Two Subsidiary shall have the right to assign its rights and obligations under the Joint Facilities Agreement pursuant to Section 15.1 of this Agreement; and any other provisions in the Joint Facilities Agreement to the extent the joint facilities covered thereby relate to transmission and facilities related to transmission, but only with respect to such transmission and related facilities, including, without limitation, Big Rivers' continuing obligation to maintain and operate, at its cost, any such transmission and related facilities in accordance with the operating standards set forth in the Joint Facilities Agreement.

                  (4) Section 8 of the 1993 Amendments relating to
            decommissioning costs of Station Two to be borne by Big Rivers and Henderson, with Big Rivers' obligation thereunder to remain unchanged;

            (c) All obligations and liabilities of Big Rivers under the Terms of General Applicability, as further described in Sections 9.5 of this Agreement (provided, the LG&E Companies acknowledge that they (or certain of them) have undertaken obligations and liabilities to Henderson under the Terms of General Applicability as described in Section 9.5 of this Agreement); and

            (d) Any debts, obligations or liabilities of Big Rivers to Henderson (including any liability for reclamation or corrective actions) that now exist, or may hereafter arise, for any Environmental Violations or Environmental Conditions existing as of, or prior to, the Effective Date. Nothing in this subsection (d) shall affect or limit the respective rights and obligations of Big Rivers and the LG&E Companies under Section 10.15(j) of this Agreement.

      9.5 Terms of General Applicability. The terms and provisions of the Assigned Station Two Contracts set forth below (hereinafter, "Terms of General Applicability") shall continue to create rights and obligations of Big Rivers, enforceable against or for the benefit of Henderson, notwithstanding the assignments of certain provisions of the Assigned Station Two Contracts effected by this Agreement, and, by virtue of such assignments and the assumption of the Assumed Station Two Liabilities, shall also create rights and obligations of Station Two Subsidiary, its successors and permitted assigns, enforceable against or for the benefit of Henderson. The Terms of General Applicability shall inure to the benefit of all Parties and shall be binding upon and enforceable against such Parties, as the context shall require. Notwithstanding anything herein to the contrary, the Terms of General Applicability shall at all times during the Phase II Assignment Term inure to the benefit of Henderson, and shall be enforceable by Henderson against Big Rivers and Station Two Subsidiary, respectively, as the context shall require. Big Rivers and Station Two Subsidiary shall have no obligation or liability to the other Party for any breach or default by it of the terms and provisions of any of the Terms of General Applicability, except where the other Party exercises such other Party's right in accordance with this Agreement to cure Big Rivers' or Station Two Subsidiary's (as the case may be) breach or default thereof and for which said other Party seeks indemnification, a right of contribution or other remedy to which it is entitled as a consequence of the cure effected by such other Party, it being understood by Big Rivers and Station Two Subsidiary that the covenants in the Terms of General Applicability are made by each of them solely for Henderson's benefit and not for the benefit of the other Party. In addition, neither Big Rivers nor Station Two Subsidiary shall have any obligation or liability to Henderson by reason of any breach or default by the other Party under the Terms of General Applicability. Henderson further agrees that during the Phase II Assignment Term it shall perform all obligations it is required to perform under the Terms of General Applicability for the benefit of Big Rivers and Station Two Subsidiary.

            (a) The following Sections of the Station Two Power Sales Agreement, subject to the exceptions and modifications set forth below, shall constitute Terms of General Applicability in the Station Two Power Sales Agreement Section 11 (Annual Audit); Section 13 (Uncontrollable Forces - Continuing Obligation for Payments); Section 14 (Arbitration); Section 15 (Default), except that (i) neither Big Rivers nor Station Two Subsidiary (nor any other LG&E Company), nor their respective successors or permitted assigns, shall be responsible for the default of the other Party in their performance of any one or more of the provisions of the Station Two Power Sales Agreement, (ii) clause (b) of Section
15.2 of the Station Two Power Sales Agreement shall not apply during the Phase II Assignment Term, and (iii) the default provisions of Section 15 of the Station Two Power Sales Agreement shall be in addition to, and not in limitation of, the provisions regarding default set forth in Section 13 of this Agreement;
Section 16 (Waiver); Section 17 (Notices), except that the Parties shall provide all notices, consents, payments and other communications to Station Two Subsidiary and the other LG&E Companies pursuant to Section 18.3 of this Agreement; Section 21 (Henderson-Daviess and City Electric Systems), provided, however, that each Party's obligations with respect to compliance with the Ruling Request during the Phase II Assignment Term are as further described in Sections 9.7, 10.2, 10.5, 10.6, and 10.18 of this Agreement; Section 22 (Term and Termination); Section 23 (Amendments), provided, that in the event Station Two Subsidiary desires to amend, modify or alter the Station Two Power Sales Agreement (with the consent of Henderson), and has obtained the prior consent of Big Rivers as contemplated elsewhere in this Agreement, then upon the request of Station Two Subsidiary, Big Rivers shall promptly request the approval of such amendment, modification or alteration from the Administrator of the RUS as contemplated in Section 23.2 of the Station Two Power Sales Agreement (assuming that approval shall still be required), and Big Rivers agrees to use its reasonable best efforts (at the expense of Station Two Subsidiary) to obtain that approval at the earliest practicable time; and Section 24 (Severability), except that this provision shall not be enforced or interpreted by any Party in such a way as to materially frustrate the essential objectives of any of the Parties as expressed in this Agreement.

            (b) The following Sections of the Station Two Operating Agreement, subject to the exceptions and modifications set forth below, shall constitute Terms of General Applicability in the Station Two Operating Agreement Section 20 (Inspections, Right of Access), except that each Party shall be responsible for providing access to its premises for the purposes specified in Section 20.1, and each Party shall be responsible under Section 20.2 for the safety of its own employees and representatives while on another Party's premises and to indemnify such other Party for loss or damage resulting from injuries to those representatives or employees while on such other Party's premises, unless such loss or damage is due to the negligence or willful misconduct of such other Party; Section 21 (Relationship of the Parties); Section 23 (Uncontrollable Forces); Section 24 (Arbitration), except that any arbitrable matter between Big Rivers and any LG&E Company shall be arbitrated instead pursuant to the terms set forth in the Participation Agreement; Section 25 (Default), except that neither Big Rivers nor Station Two Subsidiary (nor any other LG&E Company), nor their respective successors or permitted assigns, shall be responsible for the default of the other Party in their performance of any one or more provisions of the Station Two Operating Agreement, and the default provisions of Section 25 shall be in addition to and not in limitation of, the provisions regarding default set forth in Section 13 of this Agreement, entitled "Termination; Default; Remedies;" Section 26 (Waiver); Section 27 (Notices), except that the Parties shall provide all notices, payments and other communications to Station Two Subsidiary and the other LG&E Companies pursuant to Section 18.3 of this Agreement; Section 30 (Compliance with Governmental Regulations), with each Party to be solely responsible for its faithful observance and compliance with such laws, rules and regulations; Section 33 (Term and Termination; Section 35 (Amendments), provided, that in the event Station Two Subsidiary desires to amend, modify or alter the Station Two Operating Agreement (with the consent of Henderson), and has obtained the prior consent of Big Rivers as contemplated elsewhere in this Agreement, then upon the request of Station Two Subsidiary, Big Rivers shall promptly request the approval of such amendment, modification or alteration from the Administrator of the RUS as contemplated in Section 35.2 of the Station Two Operating Agreement (assuming that approval shall still be required), and Big Rivers agrees to use its reasonable best efforts (at the expense of Station Two Subsidiary) to obtain that approval at the earliest practicable time; and Section 36 (Severability), except that this provision shall not be enforced or interpreted by any Party in such a way as to materially frustrate the essential objectives of the LG&E Companies as expressed in this Agreement.

            (c) The following Sections of the Joint Facilities Agreement, subject to the exceptions and the modifications set forth below, shall constitute Terms of General Applicability in the Joint Facilities Agreement -
Section 3.2, whereby Henderson allocates for the continuing joint use of the Parties, and their respective successors and permitted assigns, in the operation of Station Two and the Reid Station certain designated auxiliary facilities (including, without limitation, those facilities identified on Exhibit 1, Pages 1 and 2, Part B to the 1993 Amendments and Exhibit 1, page 3, Parts A and B, to the 1993 Amendments); Section 7 (Access); Section 8 (Term); Section 10 (Uncontrollable Forces); Section 13 (Amendments), provided, that in the event Station Two Subsidiary desires to amend, modify or alter the Joint Facilities Agreement (with the consent of Henderson), and has obtained the prior consent of Big Rivers as contemplated elsewhere in this Agreement, then, upon the request of Station Two Subsidiary, Big Rivers shall promptly request the approval of such amendment, modification or alteration from the Administrator of the RUS as contemplated in Section 13.2 of the Joint Facilities Agreement (assuming that approval shall still be required), and Big Rivers agrees to use its reasonable best efforts (at the expense of Station Two Subsidiary) to obtain that approval at the earliest practicable time.

      9.6 Consents to Assignment. Henderson hereby consents for all purposes to the assignment by Big Rivers to Station Two Subsidiary of the Assigned Station Two Contracts, and the assumption by Station Two Subsidiary of the Assumed Station Two Liabilities thereunder, upon the terms and conditions of this Agreement. Henderson hereby waives any right of first offer or first purchase (the "Right of First Offer") that it may have under Section 34 of the Station Two Operating Agreement or under any other provision of the Station Two

Contracts, or otherwise, with respect to the Assets of Big Rivers or the Station Two Assets by reason of such assignment and assumption.

      9.7 Sale of Station Two Surplus Capacity. The Parties hereby affirm and agree that, during the Phase II Assignment Term, Station Two Surplus Capacity shall be purchased and sold in accordance with the terms of the Station Two Power Sales Agreement and as otherwise provided in this Section 9.7:

            (a) All Station Two Surplus Capacity allocated to Station Two Subsidiary (as Big Rivers' assignee) under the Station Two Power Sales Agreement shall be purchased by Station Two Subsidiary, or its successors or permitted assigns, in accordance with that agreement, including, without limitation, in accordance with the requirement therein that Station Two Subsidiary pay to Henderson or the Trustee all Capacity charges for the Station Two Surplus Capacity under Section 6.1 of the Station Two Power Sales Agreement. In addition, Station Two Subsidiary (or its successors or permitted assigns) may, but shall not be obligated to, purchase from Henderson (1) all surplus Capacity resulting from good faith overestimates of the needs of the City and its inhabitants at such times as such surplus Capacity is offered to Station Two Subsidiary, pursuant to Section 3.4 of the Station Two Power Sales Agreement, and (2) all or a designated portion of any Excess Henderson Energy, as contemplated in Section 11.5 of this Agreement. However, Station Two Subsidiary (or its successors or permitted assigns) shall be obligated to purchase from Henderson all Energy associated with Excess Henderson Capacity in accordance with Section 11.5 of this Agreement.

            (b) Notwithstanding the obligation of Station Two Subsidiary to Henderson to pay such Capacity charges under Section 9.7(a) of this Agreement, Big Rivers shall promptly pay to Station Two Subsidiary (or its successors or permitted assigns) on each Monthly Payment Date during the Phase II Assignment Term an amount (the "Debt Service and R&R Capacity Payment") equal to the sum of
(i) one-half of the portion of Debt Service allocable to and payable by Station Two Subsidiary (as the assignee of Big Rivers) pursuant to Section 6.3(a) of the Station Two Power Sales Agreement during such month plus (ii) the Capacity charges that are due to Henderson or the Trustee during such month under the Station Two Power Sales Agreement, and that are attributable to: (A) required payments into the Station Two R&R Account pursuant to Section 6.3(c)(ii) of the Station Two Power Sales Agreement; and (B) required payments for the costs for Station Two Improvements under Section 6.3(d) of the Station Two Power Sales Agreement or that may otherwise be a required payment for a Station Two Improvement under Section 6.1 of the Station Two Power Sales Agreement (subject, however, to the payment obligations relating to Station Two Improvements set forth in Section 9.10 of this Agreement) or under Section 9.10 of this Agreement. Station Two Subsidiary shall invoice Big Rivers prior to the fifth day of each month for the Debt Service and R&R Capacity Payment (exclusive of any payment under (iii) above relating to a Station Two Improvement, which shall not be invoiced hereunder and shall be paid by Big Rivers in accordance with the terms of Section 9.10(c) of this Agreement) due for such month. Big Rivers' payment for these Debt Service R&R Capacity Payments shall be made to a bank account designated from time to time by Station Two Subsidiary for receipt of these Debt Service and R&R Capacity Payments and may be immediately drawn from such account by Station Two Subsidiary for payment of such obligation or to reimburse Station Two Subsidiary if it has already paid such obligation. Big Rivers and Station Two Subsidiary agree to implement and employ an adjustment procedure for the payments owing by Big Rivers to Station Two Subsidiary as contemplated above (including for this specific purpose all of such Debt Services and R&R Capacity Payments) comparable to that provided for in Section 8.12(b) of this Agreement, based upon the annual reconciliation of the Capacity charges under Section 9.4 of the Station Two Power Sales Agreement, and reconciliation payments (if any) by Big Rivers to Station Two Subsidiary, or by Station Two Subsidiary to Big Rivers, shall be made within the time required by
Section 8.12(b) for reconciliation payments between Big Rivers and LEM. Notwithstanding anything herein to the contrary, in the event that the Phase II Effective Date shall occur prior to the Phase I Effective Date, the respective obligations of Big Rivers and Station Two Subsidiary for the portion of the Debt Service due under Section 6.3(a) of the Station Two Power Sales Agreement to Henderson or the Trustee during the month in which the Closing occurs shall be determined as follows: (x) if such Debt Service payment is paid by Big Rivers to Henderson or the Trustee prior to the Closing, then Station Two Subsidiary shall pay to Big Rivers at Closing an amount equal to the product of (1) one-half of such Debt Service payment multiplied by (2) a fraction, the numerator of which is the number of days that Station Two Subsidiary will operate Station Two in that month (inclusive of the Closing
Date) and the denominator of which is the total number of days in that month; and (y) if such Debt Service payment is due to Henderson or the Trustee after the Closing, then Big Rivers shall pay to Station Two Subsidiary (at the Closing or on the Monthly Payment Date, whichever is later) an amount equal to the difference between (1) the Debt Service payment due to Henderson or the Trustee in such month and (2) the product determined by application of the formula set forth above in (x) of this sentence. Station Two Subsidiary shall in no event have a payment obligation to Henderson, the Trustee or Big Rivers hereunder with respect to Debt Service paid by Big Rivers during any month that precedes the month in which the Closing occurs.

            (c) All Station Two Surplus Capacity allocated to Station Two Subsidiary, all surplus Capacity resulting from good faith over-estimates of the needs of the City and its inhabitants offered to and purchased by Station Two Subsidiary pursuant to Section 3.4 of the Station Two Power Sales Agreement, and all Excess Henderson Energy and/or any Energy associated with Excess Henderson Capacity purchased by Station Two Subsidiary from Henderson may be sold by Station Two Subsidiary to LEM, subject, however, to the obligation of LEM to sell such Power to Big Rivers as provided below. Consistent with Section 8.12(b) of this Agreement, all such Capacity and Energy shall constitute Station Two Unit Output during the Phase II Assignment Term. In lieu of any rights that Big Rivers may have pursuant to Section 6.4(b) of the Power Purchase Agreement or elsewhere to pay amounts to LEM in lieu of actually purchasing and accepting delivery of Power thereunder, during the period of time that the Letter Ruling shall remain in effect and continue to limit the distribution of Energy from Station Two to customers within Henderson and Daviess Counties, Kentucky, Big Rivers hereby covenants with the LG&E Companies and Henderson that Big Rivers shall actually purchase and accept delivery from Station Two Subsidiary and/or LEM, and Station Two

Subsidiary and/or LEM hereby covenants to Henderson and Big Rivers that it shall sell and deliver to Big Rivers, all Station Two Unit Output, less such amounts (if any) of Station Two Power (x) as LEM and/or Station Two Subsidiary sells to Henderson or otherwise delivers to Big Rivers pursuant to or in connection with one or more Pre-Closing Development Agreements or Economic Development Agreements as contemplated in Sections 11.1 and 11.2 of this Agreement, or (y) as LEM sells to Henderson Union under the LEM/Henderson Union Agreement, at the price provided for in (d), below. Big Rivers agrees to resell all such Station Two Unit Output purchased by Big Rivers solely to all or any of Henderson Union, Green River or Henderson, including, without limitation, pursuant to the HMP&L Contract, for retail distribution solely within Henderson and Daviess Counties, Kentucky. All such Station Two Unit Output purchased by Big Rivers (other than Power resold by Big Rivers to Henderson pursuant to the HMP&L Contract or Power purchased from LEM in connection with a Pre-Closing Development Agreement or an Economic Development Agreement) shall be credited toward any minimum obligation of Big Rivers to purchase Power, and any maximum obligation of LEM to sell Power, under Section 4.1 of the Power Purchase Agreement. Big Rivers agrees that, until the Station Two Bonds have been fully retired, its sales of Power to Henderson Union, Green River and Henderson (including, without limitation, Big Rivers' sales pursuant to the HMP&L Contract) shall be fulfilled by Big Rivers under its wholesale Power agreements with Henderson Union, Green River or Henderson (or any successor agreements) by first using Station Two Unit Output that is purchased from LEM and/or Station Two Subsidiary. For purposes of determining whether Big Rivers has fulfilled its obligation under this Section 9.7(c), the amount of Station Two Unit Output which Big Rivers is obligated to use in accordance with the prior sentence shall be equal to the hourly output of Station Two allocated to Big Rivers or Station Two Subsidiary under Sections 3.3 and 4.1 of the Station Two Power Sales Agreement, less the hourly sales (if any) of Station Two Unit Output by LEM to Henderson under the terms of one or more Pre-Closing Development Agreements or Economic Development Agreements as contemplated in Sections 11.1 and 11.2 of this Agreement and the hourly sales (if any) of Station Two Unit Output by LEM to Henderson Union under the LEM/Henderson Union Agreement. Henderson shall have the right to enforce the provisions of this Section 9.7(c) against LEM, Station Two

Subsidiary and Big Rivers. In the event the Power Purchase Agreement (or the portions thereof requiring Big Rivers to purchase Power from LEM thereunder) shall at any time expire or be terminated, or otherwise be rendered of no further force or effect, for any reason prior to the expiration or termination of this Agreement and LEM continues to have the right or obligation to receive Station Two Unit Output, then Big Rivers agrees to actually purchase and accept delivery from LEM and/or Station Two Subsidiary of, and LEM and/or Station Two Subsidiary agrees to deliver to Big Rivers, all Station Two Unit Output (other than Unit Output sold by LEM (x) to Henderson or otherwise delivered to Big Rivers pursuant to or in connection with one or more Pre-Closing Development Agreements or Economic Development Agreements or (y) to Henderson Union under the LEM/Henderson Union Agreement) throughout the period commencing on that expiration or termination date and expiring upon the redemption or retirement of the Station Two Bonds, pursuant to this Section 9.7(c) and otherwise upon the same terms and conditions as were set forth in the Power Purchase Agreement, which Terms shall then be deemed to be incorporated by reference in this Section
9.7 to the extent they relate to Station Two Unit Output for all purposes.

            (d) Consistent with Section 9.7(c) of this Agreement, all Station Two Unit Output sold to Big Rivers by Station Two Subsidiary or LEM as contemplated in Section 9.7(c) of this Agreement (other than Station Two Unit Output sold in connection with one or more Pre-Closing Development Agreements or Economic Development Agreements as contemplated in Sections 11.1 and 11.2 of this Agreement) shall be sold either (1) at the Base Power Price established pursuant to Section 6.4 of the Power Purchase Agreement, or, (2) in the case of Station Two Surplus Capacity that is resold by Big Rivers to Henderson pursuant to the HMP&L Contract, at the price provided for in Section 6.2(c) of the Power Purchase Agreement.

            (e) Notwithstanding any provision of this Agreement or any other Operative Document to the contrary, including, without limitation, Section 9.7(c) of this Agreement, Big Rivers shall not at any time during the Phase II Assignment Term be obligated to actually purchase and accept from LEM (in lieu of making the payments contemplated in Section 6.4(b) of the Power Purchase Agreement) any Station Two Unit Output to the extent (but only to the extent) that Big Rivers does not then have the right to resell that Power to Henderson (whether pursuant to the HMP&L Contract, one or more Pre-Closing Development Agreements or Economic Development Agreements, or otherwise), Henderson Union and Green River (or any of them) to meet the needs of their respective customers located in Henderson County or Daviess County in Kentucky, or there is no demand for such Station Two Unit Output from the respective customers of Henderson, Henderson Union and Green River located in Henderson or Daviess County, Kentucky, unless in any such situation the reason that Big Rivers cannot resell such Station Two Unit Output to Henderson, Henderson Union and/or Green River for distribution in those counties is due to
(1) a breach or default by Big Rivers of its wholesale Power agreement(s) with Henderson, Henderson Union or Green River (that was not itself the direct result of a breach or default by any LG&E Company or Affiliate of an LG&E Company under any of the Operative Documents or the negligence or willful misconduct of any LG&E Company or Affiliate of an LG&E Company), whether or not such agreements are terminated by those Members as a result thereof, or (2) any other actions or omissions on the part of Big Rivers or its employees, agents or representatives that constitutes a breach or default by Big Rivers under any other agreement to which it is a party (including without limitation, any Operative Document), that violates applicable Laws, or that constitutes negligence or willful misconduct by Big Rivers or its employees, agents or representatives. Big Rivers shall not, by reason of the foregoing provisions, be released from its obligations under
Section 6.4(b) of the Power Purchase Agreement to pay LEM amounts in lieu of purchasing and accepting delivery of the Station Two Unit Output as contemplated above, if such provisions of the Power Purchase Agreement are applicable. Notwithstanding the foregoing, and regardless of whether Big Rivers shall have an obligation to also pay amounts to LEM pursuant to Section 6.4(b) of the Power Purchase Agreement (and not in lieu of those payment obligations), in the event Big Rivers shall not be released from its obligation to actually purchase and accept delivery of Station Two Unit Output by reason of the circumstances (or any of them) described in Subclauses (1) and (2), above, Big Rivers shall be entitled, in its discretion, and in lieu of actually purchasing, accepting delivery of and paying the entire price for that Unit Output (for which there is no demand for the reasons described in Subclauses (1) and (2), above), to pay to LEM or Station Two Subsidiary an amount for each megawatt-hour of Energy that it was obligated to accept from LEM equal to (A) 16% multiplied by (B) the applicable Base Power rate per megawatt-hour under Section 6.3 of the Power Purchase Agreement; provided, that the foregoing right of Big Rivers to make payments in lieu of accepting delivery of Station Two Unit Output shall apply only when there is insufficient customer load in the two counties as described above, and then only to the extent that Station Two Subsidiary shall have been given reasonable advance notice from Big Rivers of the impending load constraints in Henderson and/or Daviess Counties so that Station Two Subsidiary shall have had a reasonable opportunity to reduce the outputs of Station Two accordingly. Big Rivers shall in no event be released from any breach or default by Big Rivers under this Agreement arising by reason of the actions, events or circumstances described in Subclauses (1) or (2), above. The rights and obligations of LEM, Station Two Subsidiary and Big Rivers, respectively, set forth in this Section 9.7(e), including, without limitation, Big Rivers' release from its obligation to repurchase and accept from LEM any Station Two Unit Output pursuant to
Section 9.7(c) of this Agreement, shall be subject to Section 10.5 of this Agreement and such Party's fulfillment of its obligations (provided such obligations shall then be effective under such Section) under Section 10.6 of this Agreement to cooperate in the refinancing of the Station Two Bonds and to pay its percentage of the costs associated with such refinancing.

            (f) Nothing contained in this Agreement or in the Power Purchase Agreement shall be deemed to prevent LEM from selling to any Person any Energy associated with the Station Two Unit Output without also selling to that Person the associated Capacity, subject, however, to the provisions of Sections 9.7(c) and 10.5 of this Agreement.

            (g) Big Rivers, Henderson and Station Two Subsidiary each agree that those costs contemplated in Section 6.3(f) and Section 6.3(g) of the Station Two Power Sales Agreement as being payable by Big Rivers during the Phase I Subcontract Term and by Station Two Subsidiary during the Phase II Assignment Term shall not include costs and expenses associated with any damages arising out of any breach by Henderson, Big Rivers or Station Two Subsidiary, respectively, of its obligations under this Agreement or any Station Two Contract, or arising out of any negligence or willful misconduct by Henderson, Big Rivers or Station Two Subsidiary, respectively, or its agents or employees, all of which costs and expenses will be the sole responsibility of such Party.

            (h) Notwithstanding any provision of this Agreement or the Station Two Contracts to the contrary, the Parties hereby agree that Station Two Subsidiary (or its successors or permitted assigns) shall have the right to off-set the amounts payable by Henderson to Station Two Subsidiary (or its successors or permitted assigns) pursuant to Section 13.6 of the Station Two Operating Agreement against the payments Station Two Subsidiary (or its successors or permitted assigns) owes Henderson (payable to the Trustee during the term of the Station Two Bonds) pursuant to Sections 6.1 and 6.2 of the Station Two Power Sales Agreement, and that Henderson shall have the right to off-set the amounts payable by Station Two Subsidiary (or its successors or permitted assigns) to Henderson pursuant to Sections 6.1 and 6.2 of the Station Two Power Sales Agreement against the payments that Henderson owes to Station Two Subsidiary (or its successors or permitted assigns) pursuant to Section 13.6 of the Station Two Operating Agreement. Any such off-set shall be deemed to discharge the relevant obligation against which the off-set is made, to the extent of the amounts so off-set.

      9.8 Budget Process for Phase II Assignment. The Parties acknowledge that Station Two Subsidiary, as the assignee of Big Rivers, will perform the obligations set forth in Section 14 of the Station Two Operating Agreement (preparation of the Operating Budget) theretofore performed by Big Rivers, as follows:

            (a) Station Two Subsidiary shall prepare the Operating Budget for the Contract Year as contemplated in the first sentence of Section 14.1 of the Station Two Operating Agreement. Station Two Subsidiary will separately identify therein each item that represents anticipated expenditures associated with (1) a Station Two Improvement, including specification therein whether expenses related to that Station Two Improvement are Henderson Incremental Capital Costs or Henderson Non-Incremental Capital Costs, and (2) a Henderson Incremental

Environmental O&M cost. As between Big Rivers and Station Two Subsidiary, special arrangements described in Sections 9.9 and 9.10 below shall apply to all Henderson Incremental Environmental O&M costs and Station Two Improvements. Those distinctions among items in the Operating Budget shall have no meaning, however, as between (x) Henderson and (y) Big Rivers and Station Two Subsidiary.

            (b) Prior to submittal to Henderson of the Operating Budget for Station Two as contemplated in the last sentence of Section 14.1 of the Station Two Operating Agreement, and in any event on or before November 1 of each Year subsequent to the Phase II Effective Date, Station Two Subsidiary shall submit in writing to each member of the Operating Committee (the composition and operating procedures of which are set forth in Section 8.15 of this Agreement) a proposed Operating Budget for Station Two for the next Year. With respect to operating and maintenance costs, within 30 days after receipt of Station Two Subsidiary's proposed Operating Budget for Station Two, Big Rivers may propose to the Operating Committee modifications to the operating and maintenance cost components of the Operating Budget proposed by Station Two Subsidiary. The Operating Committee shall meet in December and January of each Year to review and discuss the Operating Budget proposed by Station Two Subsidiary and review and approve any modifications thereof proposed by Station Two Subsidiary or Big Rivers. The Operating Committee, by agreement of its members representing Big Rivers and Station Two Subsidiary, may determine to adopt an amendment to the operations and maintenance cost components of the proposed budget, in which case the proposed budget will thereafter be as so amended. Absent agreement of the members of both of those Parties to modify the budget proposed by Station Two Subsidiary, as recommended by Big Rivers, Station Two Subsidiary will determine what portion of Big Rivers' proposed modifications to the operations and maintenance components of the Operating Budget it will adopt, if any, and its decision shall be final as between the Big Rivers and Station Two Subsidiary. With respect to any component of the Operating Budget which constitutes a Station Two Improvement or Henderson Incremental Environmental O&M costs, within 60 days after its receipt of the proposed Operating Budget for Station Two from Station Two Subsidiary, Big Rivers may also propose to the Operating Committee modifications to such components of the Operating Budget as proposed by Station Two Subsidiary. The Operating Committee, by agreement of its members representing Big Rivers and Station Two Subsidiary, may determine to adopt an amendment to the components of the Operating Budget relating to Station Two Improvements and Henderson Incremental Environmental O&M, in which event the proposed budget will thereafter be so amended. Absent agreement of the members of both Parties to modify the budget proposed by Station Two Subsidiary relating to a Station Two Improvement or a Henderson Incremental Environmental O&M cost, as proposed by Big Rivers, the Operating Committee must approve those components of the Operating Budget as proposed by Station Two Subsidiary if such budget is consistent with Prudent Utility Practice; provided, that the responsibility of Big Rivers and the LG&E Companies with respect to the costs incurred for items identified in the Operating Budget shall be determined as provided elsewhere in this Agreement. In the event of a dispute as to whether such budget (including those amendments adopted by agreement) is consistent with Prudent Utility Practice, those Parties will submit the dispute to arbitration consistent with
Section 15 of the Participation Agreement; provided, however, if the expenditure disputed by Station Two Subsidiary and Big Rivers is ultimately determined to be a required expenditure under the Station Two Operating Agreement, Big Rivers and Station Two Subsidiary shall not have the right to further arbitrate such expenditure and the expenditure shall be included in the Operating Budget for Station Two and paid or shared by Big Rivers and the LG&E Companies in accordance with the terms and provisions set forth in Section 9 of this Agreement, entitled "Phase II Assignment." The Operating Budget, as approved in accordance with this Section 9.8, shall be the only budget submitted by either the LG&E Companies or Big Rivers to Henderson for its review as required by
Section 14 of the Station Two Operating Agreement; provided, however, that Station Two Subsidiary shall be entitled to submit to Henderson an Operating Budget that may be the subject of a dispute between Big Rivers and Station Two Subsidiary to the extent required for compliance with the Station Two Operating Agreement, it being understood by Big Rivers and Station Two Subsidiary that their respective obligations for items set forth in that Operating Budget shall thereafter be determined through the dispute resolution procedures described above or as otherwise agreed by Big Rivers and Station Two Subsidiary. Henderson shall have the final authority to modify and approve the budget or approve it without modifications, subject however to whatever approval rights are available to Station Two Subsidiary under the Station Two Operating Agreement.

            (c) Notwithstanding anything in this Section 9.8 to the contrary, the Operating Committee may not modify any of the terms, covenants or conditions of this Agreement or any Station Two Contract.

      9.9 Adjustment for Henderson Incremental Environmental O&M. Notwithstanding the assignment to Station Two Subsidiary (or its successors or permitted assigns) of the obligation to pay Capacity costs under Section 6.3 of the Station Two Power Sales Agreement arising or accruing during the Phase II Assignment Term, in the event any of those Capacity costs represent payments attributable to Henderson Incremental Environmental O&M, such costs shall continue to be initially paid by Station Two Subsidiary in accordance with that agreement, but shall thereafter be shared by Station Two Subsidiary and Big Rivers in accordance with this Section 9.9. If any of the operating and maintenance expenses allocated to the Reid Station under Section 13.8 of the Station Two Operating Agreement constitute Incremental Environmental O&M, such costs shall be subject to the payment and reimbursement procedures set forth in
Section 2.3.3 of the Lease.

            (a) Big Rivers shall pay to Station Two Subsidiary, Big Rivers' Henderson Incremental Environmental O&M Share (as then applicable) of all Henderson Incremental Environmental O&M incurred by Station Two Subsidiary during the Phase II Assignment Term, as follows: (i) Big Rivers' payment shall be paid to Station Two Subsidiary on each Monthly Payment Date in an amount equal to Big Rivers' Henderson Incremental Environmental O&M Share, multiplied by the Henderson Incremental Environmental O&M estimated by Station Two Subsidiary to be incurred in such month by Station Two Subsidiary consistent with the Operating Budget. Within 120 days after the end of each Year, Station Two Subsidiary shall compute the Actual Henderson Environmental O&M for the Year. Station Two Subsidiary shall compare the Actual Henderson Environmental O&M with the aggregate payments made by Big Rivers pursuant to this Section 9.9(a) during such Year. If

Big Rivers' Henderson Incremental Environmental O&M Share of the Actual Henderson Environmental O&M is more than such payments made by Big Rivers (or on its behalf), Big Rivers shall promptly pay such difference to Station Two Subsidiary. If Big Rivers' Henderson Incremental Environmental O&M Share of the Actual Henderson Environmental O&M is less than such payments made by Big Rivers, Station Two Subsidiary shall promptly pay such difference to Big Rivers.

      9.10 Station Two Improvements -- Forecasts, Budgeting and Payments.

            (a) During the Phase II Assignment Term, "Station Two Improvement" shall not include any operating and maintenance expenses allocated to the Reid Station under Section 13.8 of the Station Two Operating Agreement that constitute a "Capital Asset" under the Lease, it being understood that such expenses shall instead be allocated between and paid by Big Rivers and WKEC or its Affiliate in accordance with the payment and reimbursement procedures set forth in Article 8 of the Lease. Station Two Improvements made during the Phase II Assignment Term, including, without limitation, Station Two Improvements funded by draws against amounts deposited by Big Rivers or Station Two Subsidiary into the Station Two R&R Account, shall be paid for or reimbursed in accordance with this Section 9.10. Notwithstanding anything to the contrary in this Agreement or in any other Operative Document, Big Rivers shall have no obligation to (1) authorize the acquisition or construction of or to pay for any Station Two Improvements unless such Station Two Improvements are necessary, consistent with Prudent Utility Practice, to maintain the Capacity of Station Two that is physically available and can be legally utilized at the Station Two Rated Capacity, or to comply with any requirement of applicable Laws or administrative or judicial interpretation of an applicable Law (including, without limitation, Environmental Law) or any regulatory authority (including, without limitation, any change in position of the KNREPC regarding compliance with applicable opacity limitations based upon concurrent measurement of particulate matter emissions affecting the Green Facility and which also affects a Joint Use Facility and including for the avoidance of doubt, and without regard for the actual time of enactment or implementation of the same, without limitation, the Proposed SIP Call and any

Laws that may be enacted or implemented pursuant thereto or in connection therewith), in which case Big Rivers shall be obligated to so authorize the acquisition or construction of and pay for (based on the proportion of Capacity allocation then existing between Station Two Subsidiary and Henderson and otherwise in accordance with this Section 9.10) such Station Two Improvements,
(2) make any expenditure for Station Two Improvements which would not be capitalized pursuant to the Accounting Practices (as interpreted, modified or supplemented by the Capitalization Guidelines), (3) make any expenditure in connection with Station Two Personal Property or other asset which does not constitute a Station Two Improvement (other than such expenditures by Big Rivers as may be required as a result of any breach or default by Big Rivers under this Agreement or any of the other Operative Documents, or pursuant to any indemnification or hold harmless covenant of Big Rivers under this Agreement or any of the other Operative Documents) (unless such expenditure for such Station Two Personal Property is part of Henderson Incremental Environmental O&M, in which event the provisions of Section 9.9 of this Agreement shall govern, or unless a purchase involves a repurchase of the End of Term Personal Property by Big Rivers in accordance with Section 10.35 of this Agreement), or (4) make any expenditure for a Station Two Improvement the principal purpose of which is to increase the Capacity of Station Two above the Station Two Rated Capacity or to improve the efficiency of Station Two. Notwithstanding the limitations set forth in subclauses (1), (3) and (4) of the preceding sentence, if requested by Station Two Subsidiary, Big Rivers shall authorize and approve, and shall pay for, or shall promptly reimburse Station Two Subsidiary for (based on the proportion of Capacity then allocated between Henderson and Station Two Subsidiary) all renewals, replacements and additions pursuant to Section 13.8(a)(3) of the Station Two Operating Agreement, Sections 6.3(c)(ii) and 6.3(d) of the Station Two Power Sales Agreement and Section 6 of the Joint Facilities Agreement, to the extent such renewals, replacements and additions are Station Two Improvements that comply with subclause (2), above, and are required to be made to Station Two to comply with any obligation of Big Rivers or any LG&E Company under any Station Two Contracts or the Bond Ordinance; provided, however, should a dispute exist between the LG&E Companies and Big Rivers with respect to whether the Station Two Contracts or the Bond Ordinance required any such expenditure, the dispute shall be resolved, as between the

LG&E Companies and Big Rivers, pursuant to the dispute resolution procedures set forth in Article 15 of the Participation Agreement (as contemplated in Section 13.5(e) of this Agreement). All Station Two Improvements and all renewals, replacements and additions contemplated by this Section 9.10 shall in all events be further subject to approval rights, if any, of Henderson under the Station Two Contracts.

            (b) At least ten (10) days before the commencement of each quarterly period referenced below, Station Two Subsidiary shall submit to Big Rivers a forecast of cash requirements for each Station Two Improvement set forth in the Annual Budget or any modification of that budget approved by the Operating Committee under Section 9.8 of this Agreement (including specification of requirements for Henderson Incremental Capital Costs and Henderson Non-Incremental Capital Costs), together with a summary of all amounts that have been required under the terms of the Station Two Contracts and/or the Bond Ordinance to be deposited by Station Two Subsidiary into the Station Two R&R Account (to the extent such information has been made available at that time by Henderson), and that have been drawn out of that account to fund any one or more Station Two Improvements. This forecast shall set forth cash requirements with respect to such Station Two Improvements (including all sums in the Annual Budget to be paid under Section 13.8(a)(3) of the Station Two Operating Agreement or as a component of Capacity charges under Section 6.3 of the Station Two Power Sales Agreement, as applicable) (i) for each quarterly period commencing on the first day of June, September, December and March in which costs for such Station Two Improvements shall become due and (ii) for each month of the first two quarterly periods immediately following the issuance of the forecast. Station Two Subsidiary shall revise the forecast and furnish the revised forecast to Big Rivers no less often than every three months thereafter until completion of the Station Two Improvement. Notwithstanding anything contained in this Section 9.10(b), Article 5 of the Cost Sharing Agreement or
Section 2.3 of the Lease, or elsewhere in this Agreement or any other Operative Document to the contrary, none of LG&E Companies or WKEC shall be obligated to pay for their proportionate share, if any, of the costs and expenses associated with any Station Two Improvement to a Joint Use Facility or a

Henderson Incremental Environmental O&M required in order for the Green Facility to comply with applicable opacity limitations imposed under Laws unless the provisions of Section 7.1 of the Cost Sharing Agreement or Section 2.3 of the Lease shall require any such LG&E Company or WKEC to share in such costs and expenses, and then solely to the extent so required by such provisions. Big Rivers and the LG&E Companies each hereby acknowledge that those Parties intend to include the costs for Station Two Improvements to the Joint Use Facilities and Henderson Incremental Environmental O&M costs, to the extent required to bring the Green Facility into compliance with applicable opacity limitations, within the agreed upon procedure for allocation and sharing of such costs and expenses as set forth in Section 7.1 of the Cost Sharing Agreement and Section
2.3 of the Lease.

            (c) Big Rivers and Station Two Subsidiary shall pay into the Station Two Improvements Account amounts as provided in this Section 9.10(c). Station Two Subsidiary shall be permitted to withdraw such funds (x) for its own account at such times when Big Rivers shall have an obligation to pay or reimburse Station Two Subsidiary for the costs of Station Two Improvements, whether paid or payable by Station Two Subsidiary directly to third parties or as a component of the Capacity charges Station Two Subsidiary owes Henderson (or the Trustee) pursuant to Section 9.7(a) of this Agreement (including without limitation, in order to reimburse Station Two Subsidiary for amounts that were deposited by it in the Station Two R&R Account that were subsequently drawn upon by Henderson or the Trustee to fund one or more Station Two Improvements), or (y) to pay for a Station Two Improvement at such time when Big Rivers or Station Two Subsidiary, as applicable, shall otherwise have an obligation to pay for Station Two Improvements under this Agreement or any of the Station Two Contracts. On the first day of each month during the Phase II Assignment Term Station Two Subsidiary and Big Rivers shall each directly deposit sufficient funds into the Station Two Improvements Account based on their respective Station Two Improvement Sharing Ratios (defined in Section 8.17(e)), as then applicable, but limited in the case of Big Rivers to the remaining Big Rivers Contribution (as defined in Section 20.6 of the Participation Agreement) for that Year with respect to Henderson Non-Incremental Capital Costs that are not for Henderson Major Capital Repairs (as defined in the Participation

Agreement) (i) to cover all cash requirements forecast under or otherwise specified in Section 9.10(b) of this Agreement for that month for all Station Two Improvements (less any excess between funds deposited and interest accrued thereon and funds actually required for all Station Two Improvements during the previous month) and (ii) to cover any shortfall between funds deposited and funds actually required for all Station Two Improvements during the previous month. With respect to funds deposited in the prior month, which are remaining in the present month, and shortfalls in funds deposited in the prior month relative to expenses for that month, Big Rivers' and Station Two Subsidiary's respective obligations in the present month shall be adjusted proportionally based on that Party's deposit during the prior month and that Party's relative share of responsibility in that prior month for the Station Two Improvements for which funds were withdrawn or not used. An illustration of the operation of this Section (and Section 8.17(d) of this Agreement) is set forth in Schedule 8.17(d) attached to this Agreement. Upon the expiration or earlier termination of this Agreement, all funds remaining in the Station Two Improvements Account shall be immediately distributed to Station Two Subsidiary and Big Rivers in accordance with the same methodology as is used in the prior sentence; provided, Station Two Subsidiary may first withdraw and retain all such funds from the Station Two Improvements Account (including interest accrued thereon) and apply such funds (and interest), (i) to reimburse Station Two Subsidiary for all amounts deposited by it into the Station Two R&R Account (and not otherwise paid by Big Rivers to Station Two Subsidiary as required by Section 9.7(b) of this Agreement) which were drawn upon by Henderson or the Trustee to fund any one or more Station Two Improvements, and (ii) to fund any other Station Two Improvements for which Station Two Subsidiary has a continuing obligation to fund (whether directly or as a component of the Capacity charges under Section 6.3(d) of the Station Two Power Sales Agreement). To the extent amounts remaining in the Station Two Improvements Account are insufficient to satisfy the foregoing obligations to Station Two Subsidiary, Big Rivers shall pay and satisfy those obligations within five (5) days after the expiration or termination of this Agreement (unless this Agreement expressly provides elsewhere for a later payment date).

            (d) Station Two Subsidiary and Big Rivers agree with each other as follows: Station Two Subsidiary shall immediately notify the Operating Committee of any anticipated departure of 10% or more from the budget for Station Two Improvements or for operating and maintenance expenses included in any approved Operating Budget. Station Two Subsidiary shall use reasonable efforts to (a) operate within 90 percent to 110 percent of the total approved budget for Station Two Improvements included in an Operating Budget, and (b) to spend at least 90 percent of the total approved budget for operating and maintenance expenses included in an Operating Budget (not including the fuel or reagent budget). Subject to the provisions set forth below, any increase of 10 percent or more proposed by Station Two Subsidiary to either the Station Two Improvements budget or the operating and maintenance expense budget set forth in an approved Operating Budget shall be subject to review and approval by the Operating Committee; provided, that such review and approval shall not apply to the operating and maintenance expense budgets that are included in an Operating Budget that is a part of the Initial Period Budgets, it being understood that increases of 10 percent or more proposed by Station Two Subsidiary to those budgets shall be permissible without that review and approval if the relevant expenditures are consistent with Prudent Utility Practice, in which case the additional costs shall, as between Big Rivers and Station Two Subsidiary, be borne by Station Two Subsidiary unless they constitute Henderson Incremental Environmental O&M required to be borne by both Station Two Subsidiary and Big Rivers in the manner provided for in Section 9.9. If Station Two Subsidiary exceeds the total budget for Henderson Non-Incremental Capital Costs (exclusive of such costs as are for Henderson Major Capital Repairs (as defined in the Participation Agreement) that are included in an approved budget for Station Two Improvements in an Operating Budget, the additional cost of those Henderson Non-Incremental Capital Costs that are allocable to Station Two Subsidiary under the Station Two Contracts shall, as between Big Rivers and Station Two Subsidiary, be borne by Station Two Subsidiary unless the parties agree otherwise, or unless remaining portions of the Big Rivers Contribution for that Year that were not included in the approved Operating Budget are available as contemplated in Section 20.6.2 of the Participation Agreement (in which event such amounts will be applied as contemplated in that Section). Subject to the next succeeding sentence, if Station Two Subsidiary exceeds 110 percent of the total approved budget for Henderson Incremental Capital Costs, or for Henderson Non-Incremental Capital Costs for Henderson Major Capital Repairs, in either case that are included in an approved Operating Budget, the additional costs of those Station Two Improvements that are allocable to Station Two Subsidiary under the Station Two Contracts shall, as between Big Rivers and Station Two Subsidiary, be borne by Station Two Subsidiary unless the Parties otherwise agree, or unless the dispute resolution procedure under Article 15 of the Participation Agreement (and contemplated in Section 13.5(e) of this Agreement) determines that at the time Station Two Subsidiary proposed the applicable portions of the Operating Budget (or modification thereof) relating to those expenditures Station Two Subsidiary acted consistent with Prudent Utility Practice, in which case the additional costs shall be borne by Station Two Subsidiary and Big Rivers in accordance with Section 9.10(c) of this Agreement. Notwithstanding the provisions of the immediately preceding sentence, if Station Two Subsidiary exceeds 110 percent of the total of any approved budget for Henderson Incremental Capital Costs, or for Henderson Non-Incremental Capital Costs for Henderson Major Capital Repairs, that are included in an Operating Budget that is a part of the Initial Period Budgets, the additional cost of those Station Two Improvements that are allocable to Big Rivers under the Station Two Contracts shall, as between Big Rivers and Station Two Subsidiary, be borne by Station Two Subsidiary unless the Parties otherwise agree, or unless the dispute resolution procedure set forth in Article 15 of the Participation Agreement determines that the purchase and installation of those Station Two Improvements, and the costs thereof, are consistent with Prudent Utility Practice, regardless of whether the relevant Initial Period Budget, or Station Two Subsidiary's actions in connection with the same, were consistent with Prudent Utility Practice at the time that the budget was prepared, in which case the additional costs that are allocable to Station Two Subsidiary under the Station Two Contracts shall, as between Big Rivers and Station Two Subsidiary, be borne by Station Two Subsidiary and Big Rivers in accordance with Section 9.10(c) of this Agreement. If Station Two Subsidiary fails or refuses to use reasonable efforts to spend at least 90 percent of the total budget for Station Two Improvements or for operating and maintenance expenses included in an approved Operating Budget (excluding that portion relating to Henderson Incremental Environment O&M), and pursuant to the dispute resolution procedure under Article 15 of the Participation Agreement it is determined that such failure or refusal was inconsistent with Prudent Utility Practice, Station Two Subsidiary shall make the omitted expenditures as required pursuant to the applicable dispute resolution procedure. Notwithstanding anything contained in this Section 9.10(d) to the contrary, Station Two Subsidiary shall in no event be required to expend the monies included in an approved Operating Budget where to do so would cause Station Two Subsidiary to be in breach or default under any Station Two Contract. Additional capital expenditures incurred by Station Two Subsidiary in response to an Operating Emergency (as defined in the Participation Agreement) which are not already included in an approved Operating Budget, and which are allocated to Station Two Subsidiary under the Station Two Contracts shall, as between Big Rivers and Station Two Subsidiary, be paid for by Station Two Subsidiary unless (a) the same represents a Henderson Incremental Capital Cost or expenditures for a Henderson Major Capital Repair, in which case such expenditures shall be paid by Station Two Subsidiary and Big Rivers in accordance with Section 9.10(c), or (b) there are remaining amounts in the Big Rivers Contribution for that Year that were not included in the budget for Henderson Non-Incremental Capital Costs in the approved Operating Budget, as contemplated in Section 20.6.2 of the Participation Agreement, in which case that remaining amount will be allocated to any Henderson Non-Incremental Capital Costs in that Year resulting from that Operating Emergency as contemplated in
Section 20.6.2.

            (e) Station Two Subsidiary and Big Rivers agree with each other as follows: In the absence of an approved Operating Budget, Station Two Subsidiary shall operate and maintain Station Two in accordance with Prudent Utility Practice, unless otherwise required or permitted under this Agreement. In the absence of an approved Operating Budget or an approved acquisition of a Station Two Improvement, Station Two Subsidiary may (but shall not be obligated to, as a condition of mediation or arbitration of the disputed budget or Station Two Improvement) install or cause to be installed a disputed Station Two Improvement; provided, however, that as between Station Two Subsidiary and Big Rivers, Station Two Subsidiary shall bear the full cost of such Station Two Improvement for its own account unless those Parties otherwise agree, or unless the dispute resolution procedure set forth in Article 15 of the Participation Agreement (and as contemplated in Section 13.5(e) of this Agreement) determines that Station Two Subsidiary is entitled to reimbursement from Big Rivers because Big Rivers was obligated to pay for the Station Two Improvement pursuant to this Section 9.10, or unless Station Two Subsidiary shall have been required to fund that Station Two Improvement under the terms of the Station Two Contracts, in which case the costs of that Station Two Improvement shall be borne by Big Rivers and Station Two Subsidiary in accordance with this Section 9.10. If the Operating Committee fails to approve an Operating Budget for the following Year on or before May 15 of the prior Year, Big Rivers and Station Two Subsidiary will promptly proceed with the dispute resolution procedures described above to resolve that issue.

      9.11 [Intentionally Omitted].

      9.12 Phase I Adjustments. The LG&E Companies and Big Rivers hereby agree with each other that notwithstanding the termination of the Phase I Subcontract Term, any of the following commitments or adjustments to the extent made during the Phase I Subcontract Term and existing as of the Phase II Effective Date shall survive the termination of the Phase I Subcontract Term and be carried forward throughout the Phase II Assignment Term (the "Phase I Adjustments"):

            (a) A continuation of any adjustments previously made to the payments owing by LEM to Big Rivers pursuant to Section 3.3 of the Power Purchase Agreement, as such adjustments shall be required pursuant to any provision of this Agreement, resulting from the application of the Station Two PP Price Reduction (defined in Section 10.35 of this Agreement), reductions or abatements relating to condemnation or damage or destruction of the Station Two Assets, or any reductions or abatements relating to a termination of this Agreement, all of which shall continue as an adjustment to the Annual Fixed Payments thereafter due under the Power Purchase Agreement or the Rental Payments thereafter due under the Lease.

            (b) Any payments due as refunds of the Initial Fixed Payment, as may be required under any provision of this Agreement, shall continue without adjustment as to amount or timing of payment.

            (c) A continuation of the calculation of Actual Henderson Incremental Environmental O&M and Henderson Incremental Environmental O&M for the entire Year which includes the transition from the Phase I Subcontract Term to the Phase II Assignment Term (the "Transitional Year"). Big Rivers and Station Two Subsidiary shall reconcile Actual Henderson Incremental Environmental O&M incurred during the Transitional Year with Henderson Incremental Environmental O&M incurred during the Transitional Year within 120 days after the end of the Transitional Year.

            (d) A continuation, without adjustment, of balances and other accounting with respect to the Station Two Improvements Account and a continuation of the allocation of Station Two Improvements funded in accordance with Sections 8.17 of this Agreement.

            (e) A continuation of the effectiveness of the portion of any approved capital expenditures for Station Two Improvements and operating and maintenance expenditures pursuant to the Annual Budget as it relates to Station Two and the other Station Two Assets in effect during any such Transitional Year.

            (f) A continuation of the relative percentages of Shared Costs between Big Rivers and any of the LG&E Companies (as the case may be).

The Parties acknowledge that all payments or other sums due under the Station Two Operating Agreement and the Station Two Power Sales Agreement to any other Party shall continue to be paid without interruption (except that the primary obligor for such sums may, as applicable, change from Big Rivers to Station Two Subsidiary) and based upon the budget for such Transitional Year approved by Henderson and Big Rivers (with the advice and consent of

Station Two Subsidiary). The annual reconciliations required under Section 16.6 of the Station Two Operating Agreement and Section 9.4 of the Station Two Power Sales Agreement in the Transitional Year to the Phase II Assignment shall be inclusive of all payments made by the Parties throughout such Year without regard to the termination of the Phase I Subcontract, and any sums due by Henderson shall be paid to Station Two Subsidiary and thereafter, as among Station Two Subsidiary, LEM and Big Rivers, shall be allocated among such Parties (subject to any applicable off-sets) based on whether the amount disbursed by Henderson relates to a Station Two Improvement funded by Big Rivers (which shall be allocated to Big Rivers and credited to any reimbursement payment due it by Station Two Subsidiary) or another expenditure (which shall be allocated to Station Two Subsidiary or LEM, as appropriate). On or prior to the Monthly Payment Date in the month in which the transition from the Phase I Subcontract to the Phase II Assignment occurs, and in addition to the payment owing by Big Rivers to Station Two Subsidiary under Section 9.7(b) of this Agreement for that month, Big Rivers shall pay to Station Two Subsidiary an amount equal to any payment previously made by Station Two Subsidiary or its designated Affiliate to Big Rivers during that month pursuant to Section 8.18 of this Agreement, relating to Station Two Subsidiary's share of Debt Service payment due Henderson or the Trustee under Section 6.3(a) of the Station Two Power Sales Agreement during that month; provided, that no such payment by Big Rivers shall be payable to Station Two Subsidiary to the extent that Big Rivers has already paid that amount to Henderson or the Trustee in satisfaction of the Debt Service payment due and owing to Henderson or the Trustee for that month.

      9.13 Survival of Phase I Subcontract Provisions and Claims. Notwithstanding anything in this Agreement to the contrary, including, without limitation, Section 8 of this Agreement, entitled "Phase I Subcontract," and
Section 13 of this Agreement, entitled "Termination; Default; Remedies," the following terms and provisions set forth in Section 8, entitled "Phase I Subcontract," shall survive the termination of the Phase I Subcontract Term by virtue of the Phase II Effective Date and shall continue in full force and effect from and after such termination throughout the Phase II Assignment Term:
(a) the terms relating to Station Two Allowances set forth in Section 8.10(c) of this Agreement; (b) the agreed upon allocation of general and administrative costs as set forth in the G & A Allocation Agreement provided for in Section 10.29 of this Agreement; (c) the terms of Section 8.13(b) of this Agreement, to the extent that any payment default which may exist thereunder has not been fully paid or otherwise discharged as of the Phase II Effective Date; (d) the terms for composition of the Operating Committee and agreed upon operating procedures set forth in Section 8.15 of this Agreement; and (e) all definitions of terms contained in a provision within Section 8, entitled "Phase I Subcontract," to the extent such defined terms have application in any other Section of this Agreement. In addition, all indemnification claims and all other claims or causes of action that any of the Parties may have for breach or default of this Agreement or the Station Two Contracts, and all claims for payment or other sums due and owing a Party under this Agreement or the Station Two Contracts, arising or accruing during the Phase I Subcontract Term or otherwise relating to the Phase I Subcontract shall survive the expiration or termination of the Phase I Subcontract Term.

      9.14 No Release; Big River's Responsibility. Notwithstanding anything in this Section 9 to the contrary, Big Rivers shall not throughout the Phase II Assignment Term, by virtue of the assignments contemplated hereby, be released from any of its covenants or agreements set forth in the Assigned Station Two Contracts, or from any damages, actions, liabilities or obligations that may result from or arise out of the performance or failure of performance of the obligations thereunder from and after the Phase II Effective Date. The LG&E Companies, with respect to their respective performance of the Assumed Station Two Liabilities, have agreed to give Big Rivers the indemnity set forth in
Section 10.15(a) of this Agreement.

      9.15 Standards of Performance. Unless different standards or specifications are otherwise required by any regulatory authority having jurisdiction thereof and such standards or specifications make it impracticable or illegal to comply with the following, Station Two Subsidiary (or its successors or permitted assigns) shall perform its duties under Section 9 of this Agreement, entitled "Phase II Assignment," in accordance with standards and specifications equal to the more stringent of (a) those set forth in the National Electric Safety Code of the United States Bureau of Standards, (b) Prudent Utility Practice, and (c) any other standards or specifications as may be expressly required of Station Two Subsidiary (as the assignee of Big Rivers) under the relevant provisions of the Assigned Station Two Contracts which Station Two Subsidiary has expressly agreed to perform hereunder, unless such performance by Station Two Subsidiary in accordance with Prudent Utility Practice would result in a breach or default by Station Two Subsidiary under the Assigned Station Two Contracts or by Henderson under the Bond Ordinance, in which event the provisions of subclause (b) above shall not apply. Station Two Subsidiary will, at all times, faithfully obey and substantially comply with existing and future laws, rules and regulations of federal, state and local governmental bodies lawfully affecting the operations and activities of Station Two and, in its performance of its obligations under
Section 9, entitled "Phase II Assignment," Station Two Subsidiary will operate and maintain Station Two and the other Station Two Assets in substantial compliance with any standards imposed by any insurance policies required to be maintained by Station Two Subsidiary under the Assigned Station Two Contracts or otherwise hereunder. Station Two Subsidiary's performance of its duties under this Section 9 shall at all times be conducted in a manner that is at all times consistent with the provisions of the Bond Ordinance and that would not cause Station Two Subsidiary or Big Rivers to be in material default under any terms of the Station Two Contracts as it relates to the Bond Ordinance or otherwise (but only until redemption or retirement of the Station Two Bonds). The standards of performance set forth in this Section 9.15 are made solely for the benefit of Big Rivers and shall not be enforceable by Henderson against any of the LG&E Companies.

      9.16 Communication of Certain Events. Station Two Subsidiary shall communicate to Big Rivers, both orally and in writing as soon as possible after the event, regarding (i) all significant operating and management events relating to or affecting Station Two or the other Station Two Assets, including, but not limited to, all forced and scheduled outages, partial or full load restrictions due to equipment unavailability, deaths or injuries, governmental inquiries or investigations, claims under any insurance policies, Operating Emergencies and any other events or causes which may, in Station Two Subsidiary's reasonable judgment, jeopardize personnel or property or result in the unavailability of major equipment used in the operation of Station Two, and (ii) all events and circumstances which are required by Laws to be reported to the KPSC or any other governmental or regulatory authority or any insurance carrier, in each case regarding the Station Two Assets or the operation thereof.

      9.17 Additional Payments to Big Rivers. Notwithstanding anything in
Section 9, entitled "Phase II Assignment," to the contrary, Station Two Subsidiary shall pay to Big Rivers the Additional Payments promptly following Station Two Subsidiary's receipt of the corresponding 14 1/2 Cent Payments from Henderson, the same as contemplated in Section 8.10(b) of this Agreement. In the event that Henderson shall off-set against the 14 1/2 Cent Payment due and owing Station Two Subsidiary an amount payable by Station Two Subsidiary or any of its Affiliates to Henderson, and as a consequence thereof the corresponding Additional Payment payable to Big Rivers pursuant to this Section 9.17 is reduced by such off-set, Station Two Subsidiary shall pay to Big Rivers the amount by which that Additional Payment was so reduced by Henderson's exercise of such off-set, which payment shall be made promptly following Station Two Subsidiary's receipt of sufficient information relating to such off-set to determine the amount of the corresponding reduction in such Additional Payment.

10. ADDITIONAL AGREEMENTS OF THE PARTIES.

      10.1 Interim Period Reconciliations.

            (a) In any Year which includes either the Effective Date or the date of termination or expiration of the Term, Big Rivers, on the one hand, and Station Two Subsidiary and LEM, on the other hand, hereby agree that, on or before 30 days after the Effective Date or the date of termination or expiration of the Term, as the case may be (or as soon thereafter as is reasonably possible, in the event the relevant data is not available within 30 days), there shall be a reconciliation between Big Rivers and the LG&E Companies of the following charges and costs actually paid or accrued while Station Two was being operated by Big Rivers prior to the Effective Date or by Station Two Subsidiary during the Term, as compared with the estimates of such charges and costs paid or accrued (based on the Annual Budget with Henderson) during the period of operation of Station Two by Big Rivers or Station Two Subsidiary, respectively: (1) all charges and costs for operation and maintenance of Station Two under the Station Two Operating Agreement, as actually paid or accrued by Big Rivers or Station Two Subsidiary, respectively, during the period of their respective operations of Station Two, as compared with payments made or accrued by Henderson to Big Rivers or Station Two Subsidiary, respectively, under Section 13.6 of the Station Two Operating Agreement based upon estimates included in the Annual Budget; and (2) all amounts paid or accrued to Henderson or the Trustee (pursuant to Section 6.1 of the Station Two Power Sales Agreement) of estimated Capacity costs and charges (based on the Annual Budget with Henderson) by Big Rivers or Station Two Subsidiary or LEM during the period of Big Rivers' and Station Two Subsidiary's respective operations of Station Two, as compared with the actual aggregate Capacity costs and charges that should have been paid or accrued (based on actual charges and costs so paid or accrued in the operation of Station Two) by Big Rivers or by LEM or Station Two Subsidiary during the period of their respective operation of Station Two.

            (b) For purposes of reconciling operating and maintenance costs and Capacity charges between Big Rivers, on the one hand, and LEM and Station Two Subsidiary, on the other hand, before the Effective Date, the provisions of this
Section 10.1(b) shall govern. If (1) the sum of the operating and maintenance costs actually paid or accrued by Big Rivers during the Partial Year prior to the Effective Date plus the estimated Capacity costs and charges paid or accrued by Big Rivers during the Partial Year prior to the Effective Date exceeds (2) the sum of the estimated operating and maintenance costs paid or accrued by Henderson as a reimbursement to Big Rivers during the Partial Year prior to the Effective Date plus the Capacity costs and charges that should have been paid or accrued (based on actual charges and costs paid or accrued in the operation of Station Two) by Big Rivers during the Partial Year prior to the Effective Date, then LEM and/or Station Two Subsidiary shall pay to Big Rivers the excess amount on the next Monthly Payment Date. If, however, the sum described in (2), above, exceeds the sum described in (1), above, then LEM and/or Station Two Subsidiary shall have the right to off-set the amount of such deficiency against any payments due and owing by LEM and/or Station Two Subsidiary to Big Rivers on the next Monthly Payment

Date or, if no sums shall then be due and owing, Big Rivers shall promptly pay the amount of the deficiency to LEM and/or Station Two Subsidiary on the next Monthly Payment Date. As between Big Rivers, on the one hand, and Station Two Subsidiary and LEM, on the other hand, such Parties acknowledge and agree that Station Two Subsidiary and LEM shall either be entitled to receive the benefit of any sums payable by Henderson, or shall be obligated to pay Henderson any sums owed to Henderson, as a result of the annual reconciliations required by
Section 9.4 of the Station Two Power Sales Agreement and Section 16.6 of the Station Two Operating Agreement for the Year which includes the Effective Date. Amounts which have accrued or become payable during the Partial Year but which have not been paid to the relevant Party as of the Effective Date shall continue to be payable to that Party following the Effective Date by the Party having the obligation to make such payment prior to the Effective Date.

            (c) For purposes of reconciling operating and maintenance costs and Capacity charges between Big Rivers, on the one hand, and LEM and Station Two Subsidiary, on the other hand, incurred during the Partial Year prior to the date of expiration or termination of this Agreement, the provisions of this
Section 10.1(c) shall govern. If during the Partial Year ending on the termination or expiration date: (1) the sum of the operating and maintenance costs actually paid or accrued by Station Two Subsidiary in such Partial Year plus the estimated Capacity costs and charges (A) during the Phase I Subcontract Term, reimbursed in or reimbursable for such Partial Year to Big Rivers by LEM and/or Station Two Subsidiary (including all dollar-for-dollar reimbursements of Big Rivers for certain Capacity charges associated with Station Two operating and maintenance expenses (including payments for Henderson Incremental Environmental O&M), Station Two Subsidiary's (or its successors' or permitted assigns') share of all Station Two Improvements funded during that Partial Year, and all reimbursements of Big Rivers for Station Two Subsidiary's (or its successors' or permitted assigns') corresponding share of Capacity charges incurred during such Partial Year associated with Debt Service), and/or (B) during the Phase II Assignment Term, paid in or payable for such Partial Year directly to Henderson or the Trustee by Station Two Subsidiary

(or its successors or permitted assigns) (reduced, however, by the amounts that Big Rivers reimburses or must reimburse Station Two Subsidiary for Capacity charges in such Partial Year associated with Big Rivers' share of Debt Service, Big Rivers' share of Henderson Incremental Environmental O&M or Big Rivers' share of all Station Two Improvements funded during that Partial Year) exceeds
(2) the sum of the estimated operating and maintenance costs paid or accrued by Henderson as a reimbursement to Station Two Subsidiary during such Partial Year plus the Capacity costs and charges that (based on actual charges and costs paid or accrued in the operation of Station Two during such Partial Year, and not based on estimates) should have been either (A) during the Phase I Subcontract Term, reimbursed in or reimbursable for such Partial Year to Big Rivers by LEM and/or Station Two Subsidiary (including all dollar-for-dollar reimbursements of Big Rivers for certain Capacity charges associated with Station Two operating and maintenance expenses (including payments for Henderson Incremental Environmental O&M), Station Two Subsidiary's (or its successors' or permitted assigns') share of all Station Two Improvements funded during that Partial Year, and all reimbursements of Big Rivers for Station Two Subsidiary's (or its successors' or permitted assigns') corresponding share of Capacity charges incurred during such Partial Year associated with Debt Service), and/or (B) during the Phase II Assignment Term, paid in or payable for the Partial Year directly to Henderson or the Trustee by Station Two Subsidiary (or its successors or permitted assigns) (reduced, however, by the amounts that Big Rivers reimburses or must reimburse Station Two Subsidiary for Capacity charges incurred during such Partial Year associated with Big Rivers' share of Debt Service, Big Rivers' share of Henderson Incremental Environmental O&M or Big Rivers' share of Station Two Improvements funded during that Partial Year); then Big Rivers shall pay to LEM and/or Station Two Subsidiary such excess amount within 45 days after the termination or expiration date (or, if the determination of those amounts cannot reasonably be made within the initial
30-
day period as contemplated in Section 10.1(a), then within 15 days after that determination can be reasonably made). If, however, the sum described in (2), above, exceeds the sum described in (1), above, then Station Two Subsidiary (or its designated Affiliate) shall pay to Big Rivers the amount of such deficiency within 45 days after the termination or expiration date (or, if the determination of those amounts cannot reasonably be made within the initial 30-day period as contemplated in Section 10.1(a), then within 15 days after that determination can be reasonably made). As between Big Rivers, on the one hand, and Station Two Subsidiary and LEM, on the other hand, such Parties acknowledge and agree that neither Station Two Subsidiary nor LEM, nor any other LG&E Company, shall have any right or interest in the proceeds due from Henderson, or any duty or obligation to Big Rivers or Henderson for proceeds due to Henderson, in the annual reconciliation required by Section 9.4 of the Station Two Power Sales Agreement and Section 16.6 of the Station Two Operating Agreement for the Year which includes the date of expiration or termination of the Term. Amounts which have accrued or become payable during the Partial Year prior to the expiration or termination of the Term, but which have not been paid to the relevant Party as of the date of that expiration or termination, shall continue to be payable to that Party thereafter by the Party having the obligation to make such payment prior to the date of expiration or termination of the Term.

            (d) Notwithstanding anything herein to the contrary, the agreements set forth above are solely between Big Rivers, Station Two Subsidiary and LEM, and shall not impose upon Henderson any duty or obligation to Big Rivers, Station Two Subsidiary or LEM relating to such interim period reconciliations or the annual reconciliations required by the Station Two Operating Agreement and the Station Two Power Sales Agreement which are in addition to or different than the duties and obligations required of Henderson under such Station Two Contracts; provided, however, that Henderson hereby agrees to reasonably cooperate and assist Big Rivers, Station Two Subsidiary and LEM in determining the actual and estimated charges and costs paid, payable or accrued by the Parties for the respective Partial Years of operation of Station Two by Big Rivers and Station Two Subsidiary, respectively.

      10.2 Transfer of Title to Station Two Surplus Capacity. Consistent with and subject to the provisions of Sections 8.12(e), 8.12(f), 9.7(c), and 9.7(e) of this Agreement, during the Phase I Subcontract Term and the Phase II Assignment Term, but only during such period as the Letter Ruling shall continue to limit the distribution of Energy from Station Two solely to customers within Henderson and Daviess Counties, all Energy associated with the Station Two

Unit Output sold by Station Two Subsidiary, LEM or their respective Affiliates from Station Two shall be delivered to Big Rivers or Henderson, or to Henderson Union, under the LEM/Henderson Union Agreement for resale to Alcan, as applicable, and title thereto transferred by Station Two Subsidiary, LEM or their Affiliate, as applicable, at the point of interconnection between Station Two and Big River's Transmission System without exception. Big Rivers and Henderson hereby agree to accept title to such Energy (exclusive of Energy sold under the LEM/Henderson Union Agreement), as applicable, and delivery of such Energy, as applicable, from Station Two Subsidiary, LEM or their Affiliate, as applicable, at such point of interconnection during such period as the restriction of the Letter Ruling shall remain in effect. Big Rivers and Henderson each hereby acknowledge and agree that the delivery by Station Two Subsidiary, LEM or their Affiliate of title to the Power from Station Two at such point of interconnection shall not constitute a violation of the delivery requirements in the Letter Ruling or any other requirements or restrictions relating to delivery of the Power from Station Two set forth in the Station Two Contracts or the Bond Ordinance, and thereafter no LG&E Company shall have any further responsibility for compliance with the distribution requirements of the Letter Ruling, the Station Two Contracts and the Bond Ordinance with respect to that Power. Following the retirement or the redemption in full of the Station Two Bonds, Station Two Subsidiary, LEM or their Affiliate may, but shall not be obligated to, deliver all Power from Station Two sold by it to Big Rivers or to Henderson Union at that same point of interconnection.

      10.3 Sharing of Station Two O&M or R&R Account Balances.

            (a) At the Closing, the chief financial officer of Big Rivers and the General Manager of Henderson shall execute and deliver a certificate to the LG&E Companies certifying and agreeing to the following: (1) the balances of funds contained in the Station Two O&M Account and the Station Two R&R Account as of the Effective Date; (2) the total amount of contributions and payments of Big Rivers and Henderson, respectively, into the Station Two O&M Account and the Station Two R&R Account with respect to that portion (if any) of the combined balance in such accounts that exceeds $1,250,000; and (3) Big Rivers' and Henderson's respective shares, as of the Effective Date, of the excess (if any) of the balance of such funds (with any investments included in such accounts to be valued in accordance with the Bond Ordinance) in the Station Two O&M Account and the Station Two R&R Account, respectively, over $1,250,000 (taking into consideration, for purposes of such calculation, any accrued and unpaid expenses on the Effective Date, and any outstanding, uncleared checks or unconfirmed wire transfers as of the Effective Date). Big Rivers' share of each such excess account balance (if any) is referred to hereinafter as the "O&M Closing Balance" as such excess may exist in the Station Two O&M Account and the "R&R Closing Balance" as such excess may exist in the Station Two R&R Account.

            (b) Notwithstanding anything to the contrary in Section 1(b) of the Agreement dated April 8, 1980, between Big Rivers and Henderson, and provided that this Agreement shall be in force and effect on the date of the disbursement of the then remaining balances of monies contained in the Station Two O&M Account and the Station Two R&R Account in accordance with Section 1 of said Agreement, to the extent that the combined balance of such accounts are then in excess of $1,250,000, Henderson shall, on that disbursement date, disburse to Station Two Subsidiary a proportionate share of such excess account balances, which is determined based upon the percentage of the excess balances that were contributed by Big Rivers and Station Two Subsidiary (and all other LG&E Companies), as compared with the percentage of those excess balances that were contributed by Henderson. Station Two Subsidiary, in turn, shall have the obligation to make disbursements (less appropriate off-sets as may be applicable thereto and permissible under Section 10.3(c), below) to Big Rivers of that portion of such excess balances in the Station Two O&M Account and the Station Two R&R Accounts determined in Section 10.3(c) of this Agreement. Upon making the disbursement to Station Two Subsidiary from excess account balances as provided above, neither Henderson nor any LG&E Company shall have any further responsibility or liability to Big Rivers for any payments from excess account balances under the Agreement dated April 8, 1980 or under this Agreement.

            (c) Within five (5) Business Days after Station Two Subsidiary receives a disbursement of the excess account balances from Henderson, as provided in (b) above, Station Two

Subsidiary shall allocate and pay to Big Rivers the following sums: (i) an amount equal to the O&M Closing Balance; (ii) an amount equal to the sum of the R&R Closing Balance plus any additional sums over the R&R Closing Balance as may have been disbursed by Henderson to Station Two Subsidiary as excess fund balances in the Station Two R&R Account, but then only to the extent those excess fund balances represent amounts that were contributed by Big Rivers to that account since the Effective Date; and (iii) an amount equal to all interest that has accrued on the O&M Closing Balance and the R&R Closing Balance, that has not otherwise been applied toward the Debt Service, and that has been disbursed by Henderson to Station Two Subsidiary; provided, that Station Two Subsidiary shall have the right to off-set against the payment it is required to make (if any) to Big Rivers under (i), (ii) and (iii), above, (x) any amounts that may then be due and payable to Station Two Subsidiary pursuant to Section 10.3(e) of this Agreement, and (y) any then existing deficiency in any payment obligations of Big Rivers under this Agreement and the Station Two Contracts relating to the Capacity payments and reimbursement payments described above. Any remaining balances from the Station Two O&M Account and the Station Two R&R Account that are disbursed by Henderson to Station Two Subsidiary to be retained by Station Two Subsidiary. In addition, Station Two Subsidiary shall have no obligation to pay to Big Rivers any deficiency in the amounts disbursed to Station Two Subsidiary by Henderson relating to the Station Two R&R Account below the R&R Closing Balance to the extent such deficiency is caused by a withdrawal by Henderson or the Trustee of funds from such account that were used to fund a Station Two Improvement (except to the extent that an LG&E Company otherwise has a current obligation under this Agreement to pay to Big Rivers (or into the Station Two Improvements Account as required under Section 8.17(d) or
Section 9.10(c) of this Agreement) its share of the capital costs for such Station Two Improvement funded by the amounts so withdrawn from that account at the time of that withdrawal). To the extent those additional sums from the Station Two R&R Account are less than the aggregate contributions made by Big Rivers and Station Two Subsidiary, those additional sums shall be prorated between Big Rivers and Station Two Subsidiary based on the portion of unreimbursed payments made into that account after the Effective Date by Big Rivers and Station Two Subsidiary, respectively, since the Effective Date.

            (d) Notwithstanding that Big Rivers shall at all times during the Term have the obligation to pay the Trustee (during the Phase I Subcontract
Term) or to pay or reimburse Station Two Subsidiary (during the Phase II Assignment Term) for the portion of the Capacity charges attributable to required payments into the Station Two R&R Account pursuant to Sections 8.12(a) and 9.7(b) of this Agreement, respectively, should any funds be withdrawn from the Station Two R&R Account by Henderson to fund an operating and maintenance expense for Station Two during the Phase I Subcontract Term or the Phase II Assignment Term (which is not otherwise a capital expense characterized by Big Rivers and the LG&E Companies in this Agreement as a Station Two Improvement), within five (5) Business Days after notice is given by Big Rivers or Henderson, of the withdrawal of those funds from that account specifying the type and character of such expenditure made, Station Two Subsidiary (or its designated Affiliate) shall pay to the Trustee (for further credit to the Station Two R&R Account) the amount so withdrawn for the operating and maintenance expenditure from that account and shall not require Big Rivers to reimburse it for such payment. Any such payments by Station Two Subsidiary (or its designated Affiliate) shall, during the Phase I Subcontract Term, be on behalf of Big Rivers, and shall, during the Phase II Assignment Term, be on behalf of Station Two Subsidiary. In the event, following the distribution of funds described in
(c), above, the Station Two R&R Account contemplated in the Bond Ordinance is eliminated and replaced, with the Parties' approval, by another similar account to fund renewals, replacements and additions at Station Two, the payments contemplated in this Section 10.3(d) as being payable by Station Two Subsidiary to the Trustee shall be paid instead into that replacement account. In the event such a replacement account is not so established by the Parties following the disbursement of excess funds from the Station Two R&R Account, then, notwithstanding anything contained elsewhere in this Section 10.3 to the contrary, Station Two Subsidiary shall have no obligation to repay to Henderson or the Trustee the amount previously withdrawn from the Station Two R&R Account for such operating and maintenance expenses, but shall pay such amounts to Big Rivers to the extent that the withdrawal occurred prior to Henderson's disbursements contemplated in (b), above, and then only to the extent such withdrawal had the effect of reducing the amounts from the Station

Two R&R Account that would otherwise have been payable by Station Two Subsidiary to Big Rivers as contemplated in (c), above.

            (e) Henderson is only entitled to use funds in the Station Two O&M Account for the payment of "Operating Expenses" as defined in the Bond Ordinance, subject, however, to the pledge in favor of bondholders thereunder. Notwithstanding that Station Two Subsidiary shall at all times during the Term have the obligation to pay or reimburse Big Rivers (during the Phase I Subcontract Term) or to pay the Trustee (during the Phase II Assignment Term) for the portion of the Capacity charges attributable to required payments into the Station Two O&M Account to restore minimum fund balances in that account pursuant to Sections 8.12(b) and 9.7(a) of this Agreement, respectively, should any funds be withdrawn from the Station Two O&M Account by Henderson to fund a Station Two Improvement, within five (5) Business Days after notice is given by Station Two Subsidiary or Henderson of the withdrawal of those funds from that account specifying the type and character of such expenditure made, Station Two Subsidiary shall be permitted to withdraw from the Station Two Improvements Account sufficient funds to restore to the Station Two O&M Account the amount so withdrawn for the Station Two Improvement from that account, with Big Rivers and Station Two Subsidiary each bearing responsibility for the amounts so withdrawn from the Station Two Improvements Account based on their respective Station Two Improvement Sharing Ratios or if there is not sufficient funds in the Station Two Improvements Account to restore in full the amounts so withdrawn from the Station Two O&M Account for the Station Two Improvement, then Big Rivers shall
(1) during the Phase I Subcontract Term pay to the Trustee (for further credit to the Station Two O&M Account) an amount equal to the product of its then applicable Station Two Improvement Sharing Ratio multiplied by the amount so withdrawn for the Station Two Improvement from that account (which LEM shall not be required to reimburse Big Rivers for such payment) and (2) during the Phase II Assignment Term pay to Station Two Subsidiary (for its account) an amount equal to the product of its then applicable Station Two Improvement Sharing Ratio multiplied by the amount withdrawn for the Station Two Improvement from that account. The LG&E Companies and Big Rivers intend that the foregoing provisions of this Section 10.3(e), and Big Rivers' payment obligations to the

Trustee and to Station Two Subsidiary hereunder, shall be subject to the agreements between the LG&E Companies and Big Rivers in this Agreement relating to Station Two Improvements, including, without limitation, those agreements relating to the funding and payment for Station Two Improvements.

            (f) (1) The Parties acknowledge that, pursuant to Section 19.3 of the Station Two Power Sales Agreement (as amended by the 1998 Amendments), Big Rivers and Henderson have agreed to separately establish and fund, on or before the date of Henderson's disbursement of funds as described in (b), above, a new Big Rivers Station Two O&M Fund (the "Big Rivers Replacement O&M Fund") and a new Henderson Station Two O&M Fund (the "Henderson Replacement O&M Fund") (such funds being collectively referred to herein as the "Replacement O&M Funds"), which funds are intended to be used to support the operation and maintenance of Station Two throughout the remaining term of the Station Two Power Sales Agreement, subject to the provisions of that agreement. Big Rivers and Henderson have further agreed to maintain a minimum balance in their respective Replacement O&M Funds, and to replenish that fund up to its required minimum balance with monthly payments thereto (but subject to certain maximum monthly payment limits). In the event the Closing has occurred and this Agreement remains in effect, Station Two Subsidiary hereby agrees to fully fund the Big Rivers Replacement O&M Fund in the amount required from Big Rivers under Section
19.3 of the Station Two Power Sales Agreement (and in lieu of Big Rivers' funding obligation under that section), promptly following the disbursement of funds to Station Two Subsidiary described in (b), above. If for whatever reason Big Rivers shall have funded the Big Rivers Replacement O&M Fund, in whole or in part, prior to Station Two Subsidiary's funding thereof as required by the preceding sentence, then promptly following the payment by Station Two Subsidiary of funds into the Big Rivers Replacement O&M Fund, in accordance with the preceding sentence, Henderson shall pay to Big Rivers from the Big Rivers Replacement O&M Fund an amount equal to the lesser of the amount of Station Two Subsidiary's payment or the amount so funded by Big Rivers into the Big Rivers Replacement O&M Fund. Furthermore, Station Two Subsidiary agrees to replenish that fund up to that minimum balance (i.e., that amount required from Big Rivers under the 1998 Amendments) in the event amounts therein are withdrawn by Station Two Subsidiary or Henderson to fund operating and maintenance expenses required during the Term as contemplated below (but subject to the monthly funding limits provided for in the Station Two Power Sales Agreement). Once fully funded, neither Big Rivers nor Station Two Subsidiary shall have any obligation to fund the Big Rivers Replacement O&M Fund to a level above the amount provided for in the 1998 Amendments. In the event the initial funding of the Big Rivers Replacement O&M Fund by Station Two Subsidiary is required during the Phase I Subcontract Term, Station Two Subsidiary shall deposit those amounts directly into that account on behalf of Big Rivers, with the assistance of Henderson. In the event that amounts are withdrawn by Henderson from the Big Rivers Replacement O&M Fund during the Phase I Subcontract Term to fund one or more Station Two Improvements, but those amounts have not been withdrawn by Station Two Subsidiary from the Station Two Improvements Account or Big Rivers' share thereof has not been repaid by Big Rivers to the Trustee prior to the disbursement of funds by Henderson as contemplated in (e), above, then Big Rivers shall pay its share of the amounts so withdrawn for that Station Two Improvement based on its Station Two Improvement Sharing Ratio) directly to Station Two Subsidiary (for its account), and Station Two Subsidiary shall have no obligation to pay such funds into the Big Rivers Replacement O&M Fund to the extent that Station Two Subsidiary has already fully funded that account as contemplated above.

            (2) During the Term, the Big Rivers Replacement O&M Fund shall be maintained by Henderson as an interest bearing depository account at a commercial bank in Henderson, Kentucky that is reasonably acceptable to Station Two Subsidiary. All interest accruing on that account shall be the sole property of Station Two Subsidiary, and shall be held by Henderson for the sole benefit of Station Two Subsidiary and shall not be disbursed except as provided in (4), below. The Parties agree that any funds deposited by Station Two Subsidiary into the Big Rivers Replacement O&M Fund (exclusive of interest accruing thereon, which may not be utilized by Henderson) may be used by Henderson and Station Two Subsidiary only to fund costs and expenses required for the operation and maintenance of Station Two during the Term, and which would have been required or permitted to be paid or incurred as "Operating Expenses" under the Bond Ordinance, but then, in the case of withdrawals from that fund by Henderson, only to the extent that (y) Station Two Subsidiary has failed or refused to directly fund those operating and maintenance expenses (as Big Rivers' subcontractor during the Phase I Subcontract Term or for its own account during the Phase II Assignment Term) in the ordinary course, or thereafter promptly following a written request to do so by Henderson, and (z) Henderson has made a corresponding withdrawal from the Henderson Replacement O&M Fund to fund a portion of that same cost or expense in proportion to the then effective allocation of Station Two Capacity between Henderson and Big Rivers (during the Phase I Subcontract Term) or Station Two Subsidiary (during the Phase II Assignment Term), in accordance with Section 3 of the Station Two Power Sales Agreement. No such funds which are so deposited by Station Two Subsidiary shall be used to fund Station Two Improvements, Station Two Debt Service obligations or any other costs or expenses, or to prepay expenditures required for the operation or maintenance of Station Two following the Term, except that Henderson shall have the right of off-set against such funds to the extent that Station Two Subsidiary has not satisfied any payment obligation which became due and owing to Henderson during the Phase I Subcontract Term or the Phase II Assignment Term. In addition, no funds of Henderson or Big Rivers, whether or not relating to Station Two, shall be deposited or commingled with the amounts deposited by Station Two Subsidiary into the Big Rivers Replacement O&M Fund, or the interest accruing thereon.

            (3) During the Phase I Subcontract Term, only Henderson shall have signatory authority to deposit funds into, and withdraw funds from, the Big Rivers Replacement O&M Fund. During the Phase II Assignment Term, only Henderson and Station Two Subsidiary shall have such signatory authority.

            (4) On May 31 of each Year during the Term, Henderson shall withdraw and pay to Station Two Subsidiary all interest accrued on amounts deposited in the Big Rivers Replacement O&M Fund during the prior Year. Upon any expiration or earlier termination of this Agreement, Station Two Subsidiary shall be entitled to an immediate disbursement of all amounts that were previously funded by Station Two Subsidiary into the Big Rivers Replacement O&M Fund and that remain in that account as of the expiration or termination of this Agreement, together with (A) all accrued but unpaid interest thereon, and
(B) an additional payment from Henderson in the amount of the portion (if any) of the Big Rivers Replacement O&M Fund that was previously withdrawn by Henderson for use in violation of the restrictions set forth above. Promptly, following the disbursement to Station Two Subsidiary described above, Big Rivers shall separately fund the Big Rivers Replacement O&M Fund to the same extent as would have initially been required of it under Section 19.3 of the Station Two Power Sales Agreement. Nothing contained in this Section 10.3(f) shall affect or limit any rights that Station Two Subsidiary or any of its Affiliates may have to reimbursement from Big Rivers (during the Phase I Subcontract Term) or Henderson (during the Phase II Assignment Term) for operating and maintenance expenses as contemplated elsewhere in this Agreement.

            (g) (1) The Parties acknowledge that, pursuant to Section 19.2 of the Station Two Power Sales Agreement (as amended by the 1998 Amendments), Big Rivers and Henderson have agreed to separately establish and fund, on or before the date of Henderson's disbursement of funds as described in (b), above, and thereafter as contemplated in that agreement, a new Big Rivers Station Two Renewals and Replacements Fund (the "Big Rivers Replacement R&R Fund") and a new Henderson Station Two Renewals and Replacements Fund. Those funds are intended to be used to support expenditures for renewals and replacements for Station Two throughout the remaining term of the Station Two Power Sales Agreement, subject to the provisions of that agreement. Notwithstanding anything contained in this Agreement or any Station Two Contract to the contrary, the Parties agree that, throughout the Phase I Subcontract Term and the Phase II Assignment Term, the provisions of Section 19.2 of the Station Two Power Sales Agreement shall be suspended and shall have no applicability to the Parties, and the provisions of this Section 10.3(g) shall govern the Parties' respective rights and obligations in lieu of Section 19.2.

            (2) In the event the Closing occurs and this Agreement remains in effect, and in the event the disbursement of funds to Station Two Subsidiary contemplated in (b), above, shall have occurred, then LEM (during the Phase I Subcontract Term) or Station Two

Subsidiary (during the Phase II Assignment Term) hereby agrees to thereafter remit and pay to Henderson by wire transfer, within two (2) Business Days following that LG&E Company's receipt of a written request therefor from Henderson, immediately available funds in an amount not to exceed $600,000 in the aggregate from LEM and Station Two Subsidiary collectively (the "Maximum Funding Limit"), for use by Henderson solely to fund one or more major renewals or replacements with respect to Station Two that are then permitted to be made under the Station Two Contracts in order to keep Station Two in good operating condition at its rated capacity then in effect (including without limitation, any such major renewals or replacements required to correct any unusual loss or damage with respect to Station Two). Henderson's use of the funds contemplated above shall be further limited to those situations where a sufficient budget was not previously established in the then-current Annual Budget for Station Two, but then only to the extent that the expenditure for such renewal or replacement is required on an expedited basis and in advance of the time by which the Parties could otherwise meet to separately budget for the expenditure. Henderson's written request for funds contemplated above shall be effective only if delivered to LEM or Station Two Subsidiary (as applicable) during the Phase I Subcontract Term or the Phase II Assignment Term, and then only if it includes a description of the major renewal(s) or replacement(s) for which the funds are requested, the reason for their expenditure, the amount of funds so requested, Henderson's good faith estimate of the actual cost of the relevant renewal(s) or replacement(s), and the bank account of Henderson to which the funds are to be wire transferred (with appropriate wiring instructions). LEM and Station Two Subsidiary shall not be responsible for delays incurred in any wire-transfer of funds to Henderson, so long as their bank has initiated that wire transfer within the two (2)-Business Day period described above.

            (3) Henderson shall be entitled, from time-to-time, in its discretion, to submit multiple requests for funds from LEM or Station Two Subsidiary pursuant to this Section 10.3(g); provided, however, that the following additional conditions or limitations shall apply to the funding obligations of LEM and Station Two Subsidiary hereunder for all purposes: (i) the maximum amount of funds that LEM and Station Two Subsidiary, collectively, shall be obligated to remit and pay to Henderson throughout the Term under this Section 10.3(g) for all renewals and replacements, collectively, shall not exceed the Maximum Funding Limit, (ii) Henderson may not request funds hereunder in increments of less than $10,000, (iii) LEM or Station Two Subsidiary (as applicable) shall not be required to remit or pay funds to Henderson hereunder in excess of that portion of the cost of the relevant renewal(s) or replacement(s) corresponding with the Capacity from Station Two then reserved for use by Big Rivers or Station Two Subsidiary (as contemplated in the Station Two Power Sales Agreement and/or this Agreement), (iv) Henderson shall not request funds in excess of its good faith estimate of the cost of such renewal(s) or replacement(s), and hereby agrees to promptly repay to LEM or Station Two Subsidiary (as applicable) any amounts funded by them in excess of the actual cost thereof (which obligation of Henderson shall be deemed to survive any expiration or termination of this Agreement), and (v) Henderson must also contemporaneously fund, out of its own resources, that portion of the cost of such renewal(s) and replacement(s) corresponding with Henderson's reserved Capacity from Station Two at that time.

            (4) Upon any expiration or termination of this Agreement, Henderson agrees to immediately cease all expenditures of funds previously remitted and paid by LEM or Station Two Subsidiary to Henderson as contemplated in this
Section 10.3(g), and agrees to promptly remit and pay to LEM or Station Two Subsidiary, as applicable, all such funds then remaining in the possession or control of Henderson, subject, however, to any rights of off-set Henderson may have against any LG&E Company under this Agreement or the Assigned Station Two Contracts. Big Rivers agrees that, within two (2) Business Days following that expiration or termination, Big Rivers shall fund the Big Rivers Replacement R&R Fund, to the same extent as would have initially been required of it under
Section 19.2 of the Station Two Power Sales Agreement upon Henderson's release of the funds as provided for in Section 10.3(b) of this Agreement, and Henderson shall thereafter be entitled to withdraw amounts from that fund as contemplated in the Station Two Power Sales Agreement. Henderson further agrees to promptly reimburse LEM or Station Two Subsidiary (as applicable) for any amounts paid by them under this Section 10.3(g) to the extent Henderson receives insurance proceeds by reason of the casualty, damage, event or other circumstance giving rise to the relevant renewal(s) or replacement(s).

            (5) Except as provided above with respect to Section 19.2 of the Station Two Power Sales Agreement, and as expressly contemplated in this Section 10.3(g), nothing contained in this Section 10.3(g) is intended by the Parties to modify their respective rights and obligations under this Agreement or any Station Two Contract with respect to renewals or replacements relating to Station Two or the funding of the same. Consistent with the foregoing, the limitations on LEM's and Station Two Subsidiary's respective obligations to provide funds to Henderson pursuant to this Section 10.3(g) shall not affect, limit or eliminate the obligation of any LG&E Company to Henderson or Big Rivers to ultimately share responsibility for the cost of such renewals or replacements to the extent otherwise required under the terms of this Agreement or the Assigned Station Two Contracts, nor shall they affect, limit or eliminate the obligation of Henderson or Big Rivers (as applicable) under this Agreement or any Station Two Contract to reimburse the LG&E Companies, or any of them, for such costs, or to otherwise share responsibility for the same; provided, the Parties each agree that any payment of funds by LEM or Station Two Subsidiary to Henderson pursuant to this Section 10.3(g), upon the request of Henderson as contemplated above, shall, to the extent of that payment, be deemed to satisfy any obligations of the LG&E Companies and Big Rivers to Henderson to thereafter fund that portion of the relevant renewals or replacements, whether under this Agreement or any Station Two Contracts, including without limitation, any obligation to pay that portion of any Capacity charges to Henderson or the Trustee attributable to the costs and expenses of such renewal(s) or replacement(s).

            (6) In the event LEM and Station Two Subsidiary, or either of them, shall be required at any time to provide funds to Henderson pursuant to this
Section 10.3(g), that LG&E Company shall provide Big Rivers with written notice thereof, and Big Rivers agrees to reimburse that LG&E Company for its share (based on its Station Two Improvement Sharing Ratio) of such amounts within five
(5) Business Days after its receipt of that written notice.

      10.4 [Intentionally Omitted].

      10.5 Two County Restriction. In addition to any covenants or obligations of Big Rivers under the Station Two Contracts, Big Rivers hereby further covenants and agrees with the LG&E Companies and Henderson that, during the Phase I Subcontract Term and the Phase II Assignment Term, Big Rivers will comply with the requirements of the Letter Ruling and Section 21.1 of the Station Two Power Sales Agreement with respect to all Station Two Power received by it from any LG&E Company or transmitted by it over its transmission system. The preceding covenant by Big Rivers shall continue until such time as compliance with the terms of the Letter Ruling are no longer required under applicable Laws to maintain and preserve the exemption from federal income taxation of the interest on the Station Two Bonds. Notwithstanding anything in this Agreement to the contrary, LEM and Station Two Subsidiary hereby acknowledge and agree that, during the period that the Letter Ruling shall remain in effect and shall continue to limit the distribution of Energy from Station Two to customers within Henderson and Daviess Counties, (a) LEM and Station Two Subsidiary shall sell Energy associated with the Station Two Surplus Capacity (directly or indirectly) only to either Big Rivers, as contemplated in this Agreement and in accordance with the Power Purchase Agreement, to Henderson, or to Henderson Union pursuant to the terms of LEM/Henderson Union Agreement for resale to Alcan, in each such case solely for distribution within such two county area, and (b) the total amount of Energy produced from Station Two during the month divided by the number of hours in the applicable month shall not exceed the KWh Energy consumption by those retail customers served by Henderson, Henderson Union or Green River located within Henderson and Daviess Counties divided by the number of hours in the applicable month.

      10.6 Two Counties' Demand. During the Phase I Subcontract Term and the Phase II Assignment Term, the LG&E Companies or Big Rivers shall have the right, in their discretion, upon written notice to Henderson and the other Party, to request that the Station Two Bonds be refinanced in such a manner as will eliminate the two county limitation of the

Letter Ruling on the distribution and sale of Energy from Station Two, in the event the LG&E Companies or Big Rivers, as the case may be, shall at any time reasonably determine that the demand for Energy of the customers located in Henderson and Daviess Counties to whom an LG&E Company or Big Rivers (directly or through the Members) shall have a legal and contractual right to distribute such Energy, is or is likely to become less than the amount of Station Two Unit Output that is then or shall thereafter become available, for whatever reason, including, without limitation, for the reason set forth in Section 8.12(f) and 9.7(e) of this Agreement. The Parties hereby agree that, immediately following receipt of such a request from the LG&E Companies or Big Rivers, as the case may be, Henderson, Big Rivers and the LG&E Companies shall take immediate steps, using their respective commercially reasonable efforts, to cause Henderson to refinance the Station Two Bonds at the earliest possible time with taxable bonds or other forms of indebtedness of Henderson that will eliminate the limitation of the Letter Ruling on distribution and sale of the Energy from Station Two outside the two counties, and that otherwise contains terms that are customary and commercially available at the time of such request for the type of financing sought by the Parties. The Parties shall reasonably cooperate with each other and take all action within their reasonable control as may be reasonably necessary to complete the refinancing. The Parties hereby agree to share all of the costs, fees and expenses associated with such refinancing, including the incremental increase (if any) in interest costs (determined on a net present value basis using a discount rate of eight percent (8%)) associated with refinancing the Station Two Bonds with other taxable or tax-exempt indebtedness (collectively, the "Refinancing Costs"), in proportion to the percentage of Capacity allocated to Henderson, on the one hand, and to Big Rivers or Station Two Subsidiary, on the other hand, for the month immediately preceding the month in which the refinancing occurs, and with the further agreement between Big Rivers and the LG&E Companies that the costs, fees and expenses of such refinancing allocated to Big Rivers and Station Two Subsidiary shall be borne equally by Big Rivers and Station Two Subsidiary. Notwithstanding the foregoing, in the event that, during the period commencing on the date of the refinancing of the Station Two Bonds and expiring on the earlier of March 1, 2002 or the date which is three (3) years following the date of that refinancing, Henderson has not recouped its proportionate share of the Refinancing Costs from profits realized from sales of capacity or energy from its Station One generating station and/or from profits realized from sales of its reserved Capacity or associated Energy from Station Two (to the extent such sales are otherwise permitted under the Station Two Contracts), in either case directly or indirectly to customers located outside of Henderson and Daviess Counties, Kentucky, then the LG&E Companies shall be obligated to pay to Henderson an amount in immediately available funds equal to that portion of the Refinancing Costs not so recouped by Henderson. The foregoing payment (if one shall become due) shall be paid by the LG&E Companies within 10 days after the written request of Henderson is delivered following the expiration of the period described above. Henderson agrees to use commercially reasonable efforts to sell all such capacity and energy to the extent required to recoup its Refinancing Costs as contemplated above, and shall maintain appropriate records of all such transactions so that the Parties shall be able to verify the profits realized therefrom by Henderson. If Big Rivers was the Party which requested such refinancing, Big Rivers shall, within 15 days after the written request of any of he LG&E Companies, reimburse the LG&E Companies the amounts, if any, paid by the LG&E Companies to Henderson under this Section
10.6 to cover the portion of the Refinancing Costs not recouped by Henderson in the manner described above.

      10.7 Suspension of Performance.

            (a) Prior to any LG&E Company's exercise of any rights that it may have to terminate this Agreement (which rights shall not be affected or limited by the provisions of this Section 10.7), and subject to any rights of off-set or similar rights that may be available under this Agreement, the Station Two Contracts or applicable Laws, the obligations of that LG&E Company under Section 8 of this Agreement, entitled "Phase I Subcontract," and, during the Phase II Assignment Term, under any of the Assigned Station Two Contracts shall not be disturbed, excused or suspended by reason of any breach or default by Big Rivers or Henderson under this Agreement or any Station Two Contract, or by reason of any breach or default by Big Rivers of any of the other Operative Documents (including the termination of any of the Operative Documents), unless and only to the extent that Big Rivers also has (and can exercise) the concomitant right to disturb, excuse or suspend its performance under the corresponding portion(s) of such Station Two Contract by reason of a breach or default by Henderson hereunder or thereunder (which rights Big Rivers acknowledges it has an obligation to diligently pursue pursuant to Section 13.8(c) of this Agreement).

            (b) Notwithstanding the limitations on the suspension of performance by the LG&E Companies set forth in (a), above, and in addition to the termination rights provided for in Section 13 of this Agreement, entitled "Termination; Default; Remedies," the Parties hereby agree that: (i) the LG&E Companies shall have the right to terminate this Agreement if at any time during the Term (x) the Participation Agreement, the Power Purchase Agreement, the Transmission Services and Interconnection Agreement, the Cost Sharing Agreement and the Facilities Operating Agreement are terminated in accordance with their respective terms by any of the LG&E Companies, or by WKEC, by reason of any breach of default by Big Rivers under all or any of those agreements, or (y) the Participation Agreement, the Power Purchase Agreement, the Transmission Services and Interconnection Agreement and the Lease are terminated in accordance with their respective terms by any of the LG&E Companies, or by WKEC, by reason of any breach or default by Big Rivers under all or any of those agreements (provided, that, the LG&E Companies' rights to terminate this Agreement by reason of any of the circumstances described in (x) or (y), above, shall be further conditioned upon the LG&E Companies then or thereafter having been directly or indirectly denied access to, or the full use and enjoyment of, any of the Fundamental Rights (as defined in Section 10.7(c) of this Agreement) for any of the reasons described in Section 10.7(c) of this Agreement or as permitted under Subclause (iv) of this Section 10.7(b)); (ii) Big Rivers shall have the right to terminate this Agreement if at any time during the Term (x) the Participation Agreement, the Power Purchase Agreement, the Transmission Services and Interconnection Agreement, the Cost Sharing Agreement and the Facilities Operating Agreement are terminated in accordance with their respective terms by Big Rivers by reason of any breach or default by any of the LG&E Companies or WKEC under all or any of those agreements, or (y) the Participation Agreement, the Power Purchase Agreement, the Transmission Services and Interconnection Agreement and the Lease are terminated in accordance with their respective terms by Big

Rivers by reason of any breach or default by any of the LG&E Companies or WKEC under all or any of those agreements; (iii) the LG&E Companies and Big Rivers shall at all times have the right to pursue each of their other respective rights (if any) under this Agreement and the Station Two Contracts to terminate this Agreement and/or any of the Station Two Contracts by reason of a breach or default hereunder or thereunder by Henderson (subject, however, to any consent rights in this Agreement as may exist as between the LG&E Companies and Big Rivers prior to their taking any action to terminate any of the Station Two Contracts); and (iv) following the retirement or redemption in full of the Station Two Bonds, in the event that a breach or default by Henderson of this Agreement or any of the Station Two Contracts, or any negligent or willful misconduct of Henderson or any of its employees, agents or representatives, shall have the effect, directly or indirectly, of denying the LG&E Companies and Big Rivers access to, or the full use and enjoyment of, any of the Fundamental Rights, then until such time as Henderson shall fully restore that Fundamental Right the LG&E Companies and Big Rivers, in addition to all other rights and remedies available to such Parties under this Agreement or the Station Two Contracts, or in law or at equity, shall be excuse (without any obligations or liability to Henderson or any other Party for breach or default of this Agreement or the Station Two Contracts) from all obligations to Henderson under the Station Two Power Sales Agreement to pay any Capacity charge payments and reimbursement payments with respect to the Station Two Unit Output that is no longer available, and under the Station Two Operating Agreement. In the event the LG&E Companies are denied access to, or the full use and enjoyment of, any of the Fundamental Rights by reason of a breach or default, or the negligence or willful misconduct, of Henderson or its employees, agents or representatives, as contemplated above, whether or not Big Rivers is also denied such access, use or enjoyment, then the LG&E Companies shall be entitled to pursue and exercise any and all rights and remedies that they may have against Henderson by reason thereof, including without limitation, specific performance by Henderson of its obligations under this Agreement and the Station Two Contracts, and under those circumstances Big Rivers agrees to reasonably cooperate with the LG&E Companies in their efforts to restore all of their Fundamental Rights at the earliest practicable time. To the extent that the LG&E Companies and Big Rivers shall be excused from their Capacity charge payment obligations to Henderson as contemplated above, then (A) in the case of the LG&E Companies, they shall also be released from any obligation under this Agreement to pay to Big Rivers, or reimburse Big Rivers for, any amounts representing portions of those Capacity charge payments, and (B) in the case of Big Rivers, it shall also be released from any obligation under this Agreement to pay to the LG&E Companies, or reimburse them for, any amounts representing portions of those Capacity charge payments.

      (c) For purposes of this Section 10.7, the following rights, entitlements and benefits from or relating to Station Two shall each constitute a "Fundamental Right": (1) the access to and right throughout the Term to operate and maintain Station Two and the other Station Two Assets (including, without limitation, access to all of the Joint Use Facilities) as contemplated in this Agreement and the Station Two Contracts; (2) the access to and right throughout the Term to the full use and enjoyment of the Station Two Unit Output (including, without limitation, the right of LEM and/or Station Two Subsidiary to purchase, accept delivery of and resell such Unit Output to Big Rivers, Henderson or Henderson Union (as contemplated in Sections 8.12(e) and 9.7(c)), or to other Persons following the redemption or retirement in full of the Station Two Bonds) in the manner, to the extent and at the costs contemplated in this Agreement, the Station Two Power Sales Agreement and the LEM/Henderson Union Agreement or, in the case of the rights of Big Rivers, under the Station Two Power Sales Agreement alone; and (3) the access to and right throughout the Term to reserve Big Rivers' available transmission capacity at tariffed or market rates in quantities sufficient for (y) delivery of all Station Two Unit Output to Henderson and to the Members of Big Rivers for distribution by them solely within Henderson and Daviess Counties until such time as the Station Two Bonds have been fully redeemed or retired, and (z) delivery of all Station Two Unit Output to one or more interconnection points between the transmission systems of Big Rivers and each interconnected utility's transmission system after the Station Two Bonds have been fully redeemed or retired, in accordance with Big Rivers' open access transmission tariff or any successor tariff of Big Rivers or any other tariff that replaces Big Rivers' open access transmission tariff or successor tariff that has been approved by FERC and that relates to the Big Rivers' transmission system.

      (d) In the event (1) the Operative Documents (excluding this Agreement, the Settlement Promissory Note, the Settlement Mortgage and the Subordinate Mortgage and Security Agreement) shall terminate at any time during the Term of this Agreement and (2) LEM and/or Station Two Subsidiary shall thereafter continue to operate Station Two and to receive the Station Two Unit Output pursuant to this Agreement, then Big Rivers shall, throughout the remainder of the Term, continue to be entitled to receive on each Monthly Payment Date a portion (determined on the basis of the formula set forth below in this Section 10.7(d)) of the monthly installments of the Annual Fixed Payment or Rental Payment that it would have received under the Power Purchase Agreement or the Lease had such agreements not been terminated (but excluding any adjustments to the Annual Fixed Payments or Rental Payment that otherwise would be contemplated because the Contract Limits have been eliminated due to the termination of the Power Purchase Agreement), and a portion (determined on the basis of the formula set forth below in this Section 10.7(d)) of the refund payment otherwise due to WKEC or its Affiliate under Section 21.8 of the Participation Agreement shall not be due and owing to WKEC or such Affiliate, but only for so long as (i) Big Rivers continues to fulfill its obligation to purchase the Station Two Unit Output from LEM and/or Station Two Subsidiary upon the terms and conditions specified in Section 8.12(e) of this Agreement, or to make the payments to LEM and/or Station Two Subsidiary in lieu of those purchases as permitted under
Section 8.12(f), (ii) Big Rivers continues to fulfill and discharge all payment and other obligations to LEM under the Settlement Promissory Note, and (iii) the LG&E Companies continue to receive all of the Fundamental Rights in all material respects or, should any of the Fundamental Rights be denied the LG&E Companies, the denial of such right is not by reason of a breach or default of this Agreement or any Station Two Contract by Big Rivers or by reason of the negligence or willful misconduct of Big Rivers or its employees, agents or representatives. The portion of each monthly installment of any Annual Fixed Payment or Rental Payment, if any, that shall be due Big Rivers under this
Section 10.7(d) shall be an amount equal to (1) the monthly installment of Annual Fixed Payment or Rental Payment that would have been due Big Rivers at that time under either the

Power Purchase Agreement or the Lease had it continued in force and effect (subject to all adjustments in such installment payments as shall then be applicable under the terms of the Power Purchase Agreement and the Lease, but excluding any adjustments to the Annual Fixed Payments or Rental Payment that otherwise would be contemplated because the Contract Limits have been eliminated due to the termination of the Power Purchase Agreement), multiplied by (2) the ratio by which: (A)(i) the total number of megawatts of Station Two Surplus Capacity allocated to Big Rivers and/or Station Two Subsidiary (or its successors or permitted assigns) under the Station Two Power Sales Agreement on the date on which the last of the Operative Documents (other than this Agreement) terminates minus (ii) 50% multiplied by the difference (if any) between (x) the average number of megawatts of Power anticipated to be reserved for each hour by Henderson from Station Two between the relevant Monthly Payment Date and the fourth (4th) anniversary thereof (as reflected in the current five
(5) year forecast of Henderson's needs required to be made under the Station Two Power Sales Agreement, but adjusted to include any Economic Development Power reserved by Henderson for its customers as contemplated in the 1998 Amendments and Sections 11.1, 11.2 and 11.3 of this Agreement) and (y) the average number of megawatts of Power from Station Two that were reserved by Henderson for each hour during the four (4) year period immediately preceding the relevant Monthly Payment Date, including, without limitation, any Economic Development Power reserved by Henderson during the preceding four (4) year period; bears to (B) 1708 Megawatts. The portion of the refund of the Initial Fixed Payment or the Initial Rental Payment that will not be due to WKEC or its Affiliate, if any, shall be an amount equal to the amount of such refund payment that is due by Big Rivers to WKEC or such Affiliate under Section 21.8 of the Participation Agreement multiplied by the ratio described in (2) of the immediately preceding sentence of this Section 10.7(d).

      10.8 Insurance.

      (a) Station Two Subsidiary shall have in place on the Effective Date, and shall thereafter maintain in effect at all times during the Term, in accordance with standards prevailing in the electric power industry (including the independent power industry) for assets of similar size and nature to Station Two, insurance coverage for Station Two with responsible insurers, for the benefit of Station Two Subsidiary, Henderson and Big Rivers as their respective interests may appear, to protect and insure against: third party liability for bodily injury and property damage, all risks of physical damage to property or equipment, including transportation and installation perils, catastrophic losses due to either third party liability or damage to first party property, workers compensation insurance and such other insurance as Station Two Subsidiary deems necessary, with reasonable limits and subject to appropriate exclusions and deductibles/retentions. Such insurance shall at all times be subject to prior approval by Henderson, which approval shall not be unreasonably withheld, conditioned or delayed by Henderson. In no event, however, shall the coverage maintained in effect by Station Two Subsidiary at any time be less than the insurance coverages of the types and in the minimum amounts set forth in Section 18.1 of the Station Two Operating Agreement or as required in the Bond Ordinance or the Debt Restructuring Documents, whichever is greater; provided, that Henderson shall in no event bear any responsibility for payment of the increase in insurance premiums caused by the requirements of the Debt Restructuring Documents. Station Two Subsidiary may, at its option, continue and maintain in effect, the insurance policies and coverage on Station Two in effect on the Effective Date and to have itself named as an additional insured party, and Henderson and Big Rivers agree to reasonably cooperate with Station Two Subsidiary to accomplish the same, upon its request. Henderson agrees to promptly notify Station Two Subsidiary at such time as the provisions of the Bond Ordinance require insurance coverages that are different than those required by the Station Two Operating Agreement.

      (b) At all times during the Term, when the Station Two Bonds shall remain outstanding, all insurance proceeds from policies obtained pursuant hereto or pursuant to any other provision of the Station Two Contracts ("Station Two Assets Insurance") shall be paid and applied by Henderson, Big Rivers, the LG&E Companies and/or the insurance company or companies providing such insurance in accordance with the provisions of the Bond Ordinance and Section 12.2 of this Agreement.

      (c) Henderson shall be named as the first named insured and each of Big Rivers and Station Two Subsidiary shall be named as additional named insureds on all policies of Station Two Assets Insurance (except for any crime policy and any workers' compensation and employers' liability policy), and such policies that do not carry a "separation of insureds" provision shall carry cross-liability endorsements.

      (d) Station Two Subsidiary shall notify Henderson and Big Rivers of the assertion of any claim relating to the Station Two Assets immediately upon assertion of the same, or of the occurrence of an event likely to result in the assertion of such a claim. Station Two Subsidiary shall report annually to Henderson, Big Rivers and the Operating Committee all claims asserted in the amount of $100,000 or more, and shall provide Henderson, Big Rivers and the Operating Committee with all notices provided to insurers with respect to any such claim.

      (e) Station Two Subsidiary shall furnish the Parties with Certificates of Insurance evidencing the existence of the Station Two Assets Insurance and shall furnish Henderson a copy of all policies of insurance providing coverage for Station Two. Upon the request of Big Rivers or Henderson, Station Two Subsidiary shall make available for inspection and copying a certified copy of each of the policy forms of Station Two Assets Insurance, together with a line sheet therefor (and any subsequent amendments) naming the insurers and underwriters and the extent of their participation.

      (f) Each of the Station Two Assets Insurance policies shall be endorsed so as to provide that the Parties shall be given the same advance notice of cancellation or material change as that required to be given to Station Two Subsidiary.

      (g) Nothing in this Agreement or the Station Two Contracts shall prohibit Station Two Subsidiary from combining the coverage required by this Agreement with coverage outside the scope of that required by this Agreement as long as such combining of coverage in no way adversely affects the coverage required hereunder.

      (h) Station Two Subsidiary shall assist any insurer in the investigation, adjustment and settlement of any loss or claim covered by Station Two Assets Insurance. Station Two Subsidiary and Henderson shall jointly present and prosecute claims against insurers providing Station Two Assets Insurance in respect of any loss of or damage to the Station Two Assets or liability of any Party to third parties covered by such insurance.

      10.9 Cooperation in Fuel Procurement. During the Phase I Subcontract Term and the Phase II Assignment Term, Station Two Subsidiary or its Affiliates may advise and assist Henderson, as and when requested by Henderson, in its procurement of fuel and reagents for Station Two. Subject to applicable laws of the Commonwealth of Kentucky, during the Phase I Subcontract Term and Phase II Assignment Term, Henderson shall provide Station Two Subsidiary reasonable advance notice each time that it intends to purchase fuel or reagents for Station Two and shall offer Station Two Subsidiary or its designated Affiliates a reasonable opportunity to participate in any procedures required of Henderson by the Laws of the Commonwealth of Kentucky relating to its fuel and reagent procurement for Station Two. Big Rivers acknowledges and agrees that Station Two Subsidiary or its Affiliate may advise and assist Henderson in Henderson's purchase of fuel and reagents for Station Two, and hereby agrees that it will take no action that would in any manner interfere with such arrangement between Henderson and Station Two Subsidiary (or any of its Affiliates); provided, Big Rivers shall have no responsibility, liability or obligation, of any nature whatsoever, relating to Station Two Subsidiary's advice and assistance to Henderson hereunder. Station Two Subsidiary has agreed to indemnify Big Rivers, upon the terms set forth in Section 10.15(b), for certain costs, liabilities and obligations that it may incur during the Phase I Subcontract Term under certain fuel supply agreements.

      10.10 Maintenance Power. During the Phase I Subcontract Term and the Phase II Assignment Term, Henderson agrees that, in the event both of the generating units at Station Two are out of service by reason of a scheduled or unscheduled outage, Henderson shall provide to Station Two all Power required for its operation, maintenance and repair during that scheduled or unscheduled outage. Henderson shall be paid by Station Two Subsidiary all of Henderson's actual costs to provide such Power to Station Two, and such expenditures by Station Two Subsidiary shall be deemed to be reasonable and necessary operations and maintenance expenses of Station Two for all purposes under this Agreement and the Station Two Contracts.

      10.11 Access to Premises; Rights-of-Way.

      (a) Big Rivers and Henderson shall provide rights of access, ingress and egress, to the LG&E Companies and their respective agents, attorneys, representatives, Affiliates and employees to all plants, facilities, land and properties for the purpose of enabling the LG&E Companies, and their agents, attorneys, representatives, Affiliates and employees, to perform or fulfill their respective obligations under this Agreement and the Assigned Station Two Contracts (or pursuant to a new agreement entered into by the LG&E Companies and Henderson in accordance with Section 13.8(f) of this Agreement), provided such access does not unreasonably interfere with Big Rivers' ability to fulfill its responsibilities and exercise its rights under this Agreement or to otherwise conduct its operations, including, without limitation, its operation of the facilities. Big Rivers (to the extent such right is not provided to the LG&E Companies in any Operative Document or in the event such right is provided to the LG&E Companies in an Operative Document but that Operative Document shall at any time be terminated, rescinded or revoked prior to termination or expiration of this Agreement) and Henderson each hereby further grants, or shall hereafter grant, to the LG&E Companies such non-exclusive rights-of-way and easements over its real property or the non-exclusive right to use any easement or rights-of-way from others in which either Big Rivers or Henderson may possess an interest, as may be reasonably necessary to enable the LG&E Companies and their respective agents, attorneys, representatives, Affiliates and employees to perform or fulfill their respective obligations to Big Rivers or Henderson under this Agreement or the Assigned Station Two Contracts (or pursuant to a new agreement entered into by the LG&E Companies and Henderson in accordance with
Section 13.8(f) of this Agreement), including, without limitation, all such rights-of-way and easements that Big Rivers and Henderson shall have granted to the other prior to the Effective Date or may hereafter grant to the other, in relation to Station Two or the other Station Two Assets, provided such access does not unreasonably interfere with Big Rivers' ability to fulfill its responsibilities and exercise its rights under this Agreement or to otherwise conduct its operations, including, without limitation, its operation of its transmission facilities. Neither Big Rivers nor Henderson shall take any action to disturb the right or authority of the other Party or any of the LG&E Companies at any time during the Phase I Subcontract Term or the Phase II Assignment Term to any such rights, rights-of-way or easements, or to the use thereof. At the request of the LG&E Companies, the Parties shall execute and file with appropriate governmental offices such short-form instruments or other agreements, instruments and documents, in form reasonably satisfactory to the LG&E Companies, evidencing the LG&E Companies' rights and interests in the properties granted in this Section 10.11. At such time as Station Two Subsidiary or its Affiliates, successors or permitted assigns under Section 15 of this Agreement shall no longer have the right to operate and maintain Station Two, the LG&E Companies shall execute and file with appropriate governmental offices such instruments and other agreements and documents in form reasonably satisfactory to Henderson and Big Rivers, respectively, releasing the LG&E Companies' rights and interest in those properties granted in this Section 10.11.

      (b) Big Rivers shall at all times have access to, and the right of ingress and egress from, Station Two solely for the purposes of (1) providing the services required of it under this Agreement and the other Operative Documents or, (2) upon reasonable prior written notice to Station Two Subsidiary, examining and observing the operation of the Station Two Assets, provided such access does not unreasonably interfere with Station Two Subsidiary's ability to fulfill its responsibilities and exercise its rights under this Agreement and the Assigned Station Two Contracts. Any entry by Big Rivers or its employees, agents or representatives on the premises of Station Two, and each examination or inspection conducted by Big Rivers or its employees, agents or representatives, shall be done at the expense and risk of Big Rivers, and shall be conducted during normal business hours upon reasonable prior notice to Station Two Subsidiary.

      10.12 Covenants to Exercise Rights and Remedies.

      (a) At any time during the Phase I Subcontract Term, Big Rivers shall exercise such rights in respect of the Station Two Contracts as are reasonably requested from time to time by Station Two Subsidiary, LEM or WKEC to the extent the exercise of such rights is reasonably necessary for any LG&E Company to receive the full benefit, use and enjoyment of the LG&E Companies' respective rights under the Phase I Subcontract. At any time during the Phase II Assignment Term, Big Rivers shall exercise all such rights and shall consent to the taking of such actions in respect of the Station Two Contracts as are reasonably requested from time to time by any LG&E Company and as are reasonably necessary to preserve the LG&E Company's rights and interests under this Agreement and the Station Two Contracts. Such rights and consents that may be requested of Big Rivers at any time during the Term shall include, to the extent such rights reside in Big Rivers, without limitation, (a) exercising the right to request a test to determine the total Capacity of Station Two pursuant to Section 3.6 of the Station Two Power Sales Agreement, and (b) fully enforcing all rights and legal remedies Big Rivers has under the Station Two Contracts (as further provided in Section 13.8 of this Agreement), whether or not on account of a breach or default thereunder by Henderson, and refraining from waiving compliance by Henderson with any of its obligations under the Station Two Contracts or this Agreement.

      (b) Notwithstanding anything in this Agreement to the contrary, none of the LG&E Companies or Big Rivers shall waive any rights, or fail to enforce any remedy, that it may have against Henderson, the waiver or failure of which would materially adversely affect the other Party's rights and interests under this Agreement or the Station Two Contracts; provided, however, in fulfilling the foregoing covenants, Big Rivers shall have no obligation to terminate this Agreement or any Station Two Contract or exercise any option it may have to purchase any property or assets related to Station Two, and the LG&E Companies shall have no obligation to terminate this Agreement.

      10.13 Notice of Delivery Obligations. Big Rivers and the LG&E Companies hereby agree that each shall provide the other Party with all notices, reports, documents or other written communications that it directs to or receives from Henderson pursuant to or relating to the Station Two Assets, the Station Two Contracts or the Bond Ordinance.

      10.14 Access to Records. From and after the Effective Date, and at all times during the Term, each of the Parties shall, at the reasonable request of another Party, afford or cause to be afforded to the agents, attorneys, accountants and other authorized representatives of such other Party reasonable access during normal business hours to all employees, representatives, properties, books, records (excluding employee records), data, contracts and documents, to which such requesting Party reasonably needs access to perform its obligations under, or to exercise its rights and obtain the full benefits under, this Agreement and the Station Two Contracts, and shall permit such representatives, at the requesting Party's expense, to use and, if necessary, make copies of such books, records, data, contracts and documents. Notwithstanding anything herein to the contrary, each of the Parties shall maintain dominion and control over their respective books, records, data, contracts and documents at all times during the Term.

      10.15 Indemnification; Waivers and Limitations of Liability.

      (a) Station Two Subsidiary shall be fully responsible to Big Rivers during the Phase I Subcontract Term for the performance, on behalf of Big Rivers, of those provisions of the Station Two Operating Agreement and the Joint Facilities Agreement that Station Two Subsidiary has expressly agreed to perform under
Section 8 of this Agreement, entitled "Phase I Subcontract," and during the Phase II Assignment Term for the Assumed Station Two Liabilities that it has expressly agreed to perform and discharge under Section 9 of this Agreement, entitled "Phase II Assignment" (collectively, the "Station Two Subsidiary's Performance Obligations"), in each case to the extent and in the manner required by those Station Two Contracts and this Agreement. From and after the Execution Date, Station Two Subsidiary hereby agrees to indemnify and save harmless Big Rivers and Henderson from all claims, losses, liabilities, damages, costs (including court costs) and expenses (including reasonable attorneys' and accountants fees) suffered or incurred by, or made against, each such Party, or their respective agents, representatives and employees, arising out of, resulting from or related to the following:

            (1) Any inaccurate representation or warranty made by the LG&E Companies to that Party in this Agreement.

            (2) Any breach or default by an LG&E Company in the performance or discharge of any of the covenants or agreements made to that Party in this Agreement; provided, however, that with respect to the LG&E Companies' performance obligations under Section 8.2 of this Agreement, such performance shall be irrespective of any materiality standard set forth in
      Section 8.3 of this Agreement.

            (3) All liability and expense incurred by that Party on account of any and all damages, claims or actions, including injury to or death of Persons or damage to property, arising from any act, omission or accident in connection with Station Two (including in the case of Henderson only, without limitation, damages, liability and expense arising out of Environmental Violations or Environmental Conditions), in each case, to the extent caused by the negligence or any willful misconduct of Station Two Subsidiary, or its agents, representatives and/or employees.

            (4) For the benefit of Big Rivers only throughout the entire Term, any breach or noncompliance by any LG&E Company with the Bond Ordinance in performing or not performing its obligations under this Agreement and/or the Station Two Contracts during the Term (it being understood that in the event such breach or non-compliance by the LG&E Companies causes Henderson to be in breach of the Bond Ordinance, the indemnity provided by the LG&E Companies pursuant to this paragraph shall include the reasonable costs of refinancing the Station Two Bonds incurred by Station Two Subsidiary (including without limitation, incremental interest costs) if such refinancing is deemed appropriate by

      Henderson and Big Rivers as a consequence of such breach or non-compliance by an LG&E Company).

Nothing in this Section 10.15(a) shall impose on Station Two Subsidiary any obligation for any such liability or expense incurred by that Party that arises out of or otherwise is the result of the negligence or the willful misconduct of Big Rivers or Henderson, or any of their respective agents, representatives or employees (which negligence or willful misconduct is not the direct result of an act or omission of any LG&E Company or its agents, representatives or employees), or the breach or default of any of the terms or provisions of this Agreement or the Station Two Contracts or any other Operative Document, which Big Rivers or Henderson, respectively, is required to perform from and after the Effective Date (in any such event which breach or default is not the direct result of a breach or default by any LG&E Company under such agreements or any LG&E Company's acts or omissions) or was required to perform prior to the Effective Date. Notwithstanding anything contained in this Section 10.15(a) or elsewhere in this Agreement to the contrary, and except to the extent contemplated in Section 10.15(j) of this Agreement, no LG&E Company shall have liability to Big Rivers under this Agreement for environmental matters (including, without limitation, Environmental Violations and Environmental Conditions), or any damages, liabilities, claims, injuries, costs, or expenses arising out of, or relating to, such environmental matters, at or relating to Station Two or any other Station Two Assets, or associated with its operation of Station Two or any other Station Two Assets, and its sole obligation (if any) to Big Rivers relating thereto shall be as set forth in Article 14 of the Participation Agreement and Section 10.15(j) of this Agreement.

      (b) During the Phase I Subcontract Term, Station Two Subsidiary shall indemnify, defend and hold harmless Big Rivers and its directors, officers and employees for any liability, loss, damage, claim, and cost (including reasonable attorneys' fees) arising or accruing after the Effective Date in connection with each and every fuel supply contract held by Big Rivers as of the Execution Date for use in connection with Station Two, and all other fuel supply contracts entered into by Big Rivers after the Execution Date with Station Two Subsidiary's prior written consent, in each case including liabilities, losses, damages, claims, and costs (including reasonable attorneys' fees) arising from any act or omission of Big Rivers following the Effective Date, provided that, if such liability, loss, damage, claim or cost (including reasonable attorneys' fees) arises from any act or omission of Big Rivers that constitutes a breach or default by Big Rivers under any such fuel supply contract, or negligence or willful misconduct by Big Rivers or its employees, agents or representatives, (which breach, default, negligence or willful misconduct by Big Rivers under any such fuel supply contract is not related to or caused by any act or omission of Station Two Subsidiary or any other LG&E Company), then Station Two Subsidiary shall have no obligation to Big Rivers under this provision unless Station Two Subsidiary or any other LG&E Company requested or concurred in writing to such act or omission by Big Rivers (in which case Station Two Subsidiary's obligations under this Section shall not be excused).

      (c) From and after the Execution Date, Henderson, in addition to and not in substitution for any indemnities given in any provision of the Station Two Contracts, hereby agrees to indemnify and save harmless the LG&E Companies and Big Rivers, and each of their respective agents, representatives, servants and employees, from any and all claims, losses, liabilities, damages, costs (including court costs) and expenses (including reasonable attorneys' and accountants' fees) suffered or incurred by, or made against, such LG&E Companies (or any of them) or Big Rivers, or their respective agents, representatives and employees, arising out of, resulting from or related to the following:

            (1) Any inaccurate representation or warranty made by Henderson to that Party in this Agreement;

            (2) Any breach or default by Henderson in the performance or discharge of any of the covenants or agreements made to that Party in this Agreement.

            (3) For the benefit of each of the LG&E Companies throughout the entire Term, all liability and expense incurred or suffered by that LG&E Company on account of any and all damages, claims or actions, including injury to or death of Persons or damage to property, arising from any act, omission or accident in connection with Station Two (including, without limitation, damages, liability and expense arising out of Environmental Violations or Environmental Conditions), in each case to the extent caused by the negligence or any willful misconduct of Henderson, its agents, representatives and/or employees.

Nothing in this Section 10.15(c) shall impose on Henderson any obligation for any such liability or expense incurred by any of the LG&E Companies or Big Rivers that arises out of or otherwise is the result of the negligence or willful misconduct of any of the LG&E Companies or Big Rivers, respectively, or their respective agents, representatives and/or employees (which negligence or willful misconduct is not the direct result of an act or omission of Henderson or its agents, representatives or employees), or the breach or default of any of the terms or provisions of this Agreement or the Station Two Contracts which any of the LG&E Companies or Big Rivers, respectively, is required to perform from and after the Effective Date (which breach or default is not the direct result of a breach or default by Henderson under such agreements or Henderson's or its agent's, representative's or employee's acts or omissions).

      (d) From and after the Execution Date, Big Rivers, in addition to and not in substitution for any indemnities given in any provision of the Station Two Contracts, hereby agrees to indemnify and save harmless each of the LG&E Companies and Henderson, and the respective agents, representatives and employees of Station Two Subsidiary and Henderson, from any and all claims, losses, liabilities, damages, costs (including court costs) and expenses (including reasonable attorneys' and accountants' fees) suffered or incurred by or made against any LG&E Companies or Henderson, or their respective agents, representatives and employees, arising out of, resulting from or related to the following:

            (1) Any inaccurate representation or warranty made by Big Rivers to that Party in this Agreement.

            (2) Any breach or default by Big Rivers in the performance or discharge of any of the covenants or agreements made to that Party in this Agreement.

            (3) For the benefit of the LG&E Companies only throughout the entire Term, all liability and expense incurred or suffered by that LG&E Company on account of any and all damages, claims or actions, including injury to or death of Persons or damage to property, arising from any act, omission or accident in connection with Station Two to the extent caused by the negligence or any willful misconduct of Big Rivers or its agents, representatives and/or employees.

            (4) For the benefit of each of the LG&E Companies only throughout the entire Term, any breach or noncompliance by Big Rivers with the Bond Ordinance in performing or not performing its obligations under this Agreement and/or the Station Two Contracts during the Term (it being understood that in the event such breach or non-compliance by Big Rivers causes Henderson to be in breach of the Bond Ordinance, the indemnity provided by Big Rivers pursuant to this paragraph shall include the reasonable costs of refinancing the Station Two Bonds incurred by Station Two Subsidiary (including without limitation, incremental interest costs) if such refinancing is deemed appropriate by Henderson and Station Two Subsidiary as a consequence of such breach or non-compliance of Big Rivers).

Nothing in this Section 10.15(d) shall impose on Big Rivers any obligation for any such liability or expense incurred by any of the LG&E Companies or Henderson that arises out of or otherwise is the result of the negligence or willful misconduct of any of the LG&E Companies or Henderson, respectively, or any of their respective agents, representatives and/or employees (which negligence or willful misconduct is not the direct result of an act or omission of Big Rivers or its agents, representatives or employees), or the breach or default of any of the terms or provisions of this Agreement or the Station Two Contracts which an LG&E Company or Henderson, respectively, is required to perform from and after the

Effective Date (which breach or default is not the direct result of a breach or default by Big Rivers under such agreements or acts or omissions of Big Rivers or its agents, representatives or employees). Notwithstanding anything contained in this Section 10.15(d) or elsewhere in this Agreement to the contrary, and except to the extent contemplated in Section 10.15(j) of this Agreement, Big Rivers shall have no liability to any LG&E Company under this Agreement for environmental matters (including, without limitation, Environmental Violations and Environmental Conditions), or any damages, liabilities, claims, injuries, costs, or expenses arising out of, or relating to, such environmental matters, at or relating to Station Two or any other Station Two Assets, or associated with its operation of Station Two or any other Station Two Assets, and its sole obligation (if any) to the LG&E Companies relating thereto shall be as set forth in Article 14 of the Participation Agreement and Section 10.15(j) of this Agreement.

      (e) Station Two Subsidiary shall not be liable or in any way responsible for, and Henderson and Big Rivers each hereby waives all claims or actions against Station Two Subsidiary and its Affiliates, agents, representatives and employees for, any breach or default by Big Rivers of this Agreement or any of the Station Two Contracts, as the same are now or may hereafter be in effect (unless such breach or default is the result of an act or omission by any LG&E Company).

      (f) None of the LG&E Companies, unless otherwise specifically provided in this Agreement or in the Assumed Station Two Liabilities, shall be liable at any time for any act, omission or legal obligation (i) of any other Party to this Agreement; (ii) of the agents, representatives and/or employees of any other Parties, or (iii) of any persons, corporations or other entities not a Party to this Agreement. The provisions of this Section 10.15(f) are intended to provide the LG&E Companies, throughout the Term, with the same rights and entitlements as those that are provided to Henderson and Big Rivers in Section 21.2 of the Station Two Operating Agreement.

      (g) Neither Big Rivers nor any of the LG&E Companies (the "Released Party"), nor any of the Released Party's respective Affiliates, successors and assigns, nor any of the Released Party's officers, consultants or agents, will be liable or in any way responsible to the other Party(s) (the "Releasing Party"), and the Releasing Party waives all claims that it may have against each Released Party and each Released Party's Affiliates, agents, representatives or employees, for any liability, loss, damage, claim or cost (including attorneys' fees) suffered by the Releasing Party in connection with the performance of the Released Party's (or any of its Affiliates') obligations under this Agreement or the Station Two Contracts (including in the case of an LG&E Company any such liability, loss, damage, claim or cost suffered by it in connection with the use and/or operation of the Station Two Assets by that LG&E Company and its Affiliates, agents, representatives or employees), except to the extent such liability, loss, damage, claim or cost shall have been caused by the negligence or willful act or omission of the Released Party, its Affiliates, successors and assigns (unless the Released Party shall be released from such obligations caused by its successors and assigns under Section 15.2 of this Agreement), or their respective agents, representatives or employees, or by the breach or default by the Released Party under this Agreement, any of the Station Two Contracts or any of the other Operative Documents (which act or omission of any such Released Party or its Affiliates, or their respective agents, representatives or employees, is itself not the direct result of an act or omission of any Releasing Party or any of its Affiliates, or their respective agents representatives or employees), and except for losses, injuries and damages specifically assumed by the Released Party or covered by any indemnification or hold harmless covenant of the Released Party in this Agreement, any of the Station Two Contracts or any of the Operative Documents. This Section 10.15(g) is solely between Big Rivers and the LG&E Companies and is not intended to modify or in any way limit the respective rights and obligations specified in this Agreement or the Station Two Contracts, or otherwise, between Henderson and Big Rivers or Henderson and any of the LG&E Companies.

      (h) Station Two Subsidiary does not assume and shall not in any manner be responsible or liable for, and Big Rivers and Henderson each hereby agrees, for itself only, to indemnify and hold Station Two Subsidiary harmless from and against, any and all loss, cost, expense (including reasonable attorneys' fees), claims and causes of action, debts, obligations, liabilities or responsibilities, whether known or unknown, fixed, contingent or otherwise, and not otherwise specifically assumed or undertaken hereunder by Station Two Subsidiary (1) that arose or accrued under the Station Two Contracts prior to the Effective Date, or (2) that arose out of or relating to any failure by Big Rivers or Henderson, as applicable, to perform any covenants or conditions under the Station Two Contracts which were required to be performed or fulfilled by it prior to the Effective Date, or (3) that are asserted by third parties (including, all claims asserted by Henderson or, in the case of Henderson, all claims asserted by Big Rivers) related to the ownership, use, operation and/or maintenance by Big Rivers or Henderson, as applicable, of Station Two or the Station Two Assets, as the case may be, prior to the Effective Date, including, in the case of Henderson only, and without limitation, any Environmental Violation or Environmental Condition existing as of the Effective Date. Notwithstanding anything contained in this Section 10.15(h) or elsewhere in this Agreement to the contrary, and except to the extent contemplated in Section 10.15(j) of this Agreement, Big Rivers shall have no obligation or liability to the LG&E Companies by reason of this Agreement or the provisions hereof for any environmental matters (including without limitation, Environmental Violation or Environmental Condition) at or relating to Station Two, and Big Rivers' sole obligation or liability (if any) to the LG&E Companies for such Environmental Violations and/or Environmental Conditions shall be as set forth in the Participation Agreement and Section 10.15(j) of this Agreement. The Parties further acknowledge that notwithstanding anything contained in this Agreement to the contrary, Big Rivers shall have no obligation or liability to Henderson, and Henderson shall have no obligation or liability to Big Rivers, by reason of this Agreement or the provisions hereof for any Environmental Violation or Environmental Condition at or relating to Station Two, and that Big Rivers' sole obligation and liability to Henderson (if any), and Henderson's sole obligation and liability to Big Rivers (if any) for such Environmental Violations or Environmental Conditions shall be as set forth in the Station Two Contracts.

      (i) Station Two Subsidiary hereby agrees that, in connection with any reversion and assignment to Big Rivers of all rights and obligations under the Assigned Station Two

Contracts which is to occur upon the expiration or termination of this Agreement as provided for and in accordance with Section 10.16 of this Agreement, Big Rivers shall not assume and shall not in any manner be responsible or liable for, and Station Two Subsidiary hereby agrees to indemnify and hold Big Rivers harmless from and against, any and all loss, costs, expense (including reasonable attorneys' fees), claims, causes of action, debts, obligations, liabilities and responsibilities, whether known or unknown, fixed, contingent or otherwise, (1) arising out of or relating to any failure by Station Two Subsidiary during the Term to perform any of the Station Two Subsidiary's Performance Obligations, or (2) which are asserted against Big Rivers by any third party (including Henderson) related to the use, operation and/or maintenance by Station Two Subsidiary of Station Two or the other Station Two Assets during the Term; provided, that Station Two Subsidiary shall have no obligation or liability to Big Rivers under this Section 10.15(i) for any such losses, costs, expenses, claims, causes of action, debts, obligations, liabilities or responsibilities that arise out of or otherwise are the result of the negligence or the willful misconduct of Big Rivers or Henderson, or any of their respective agents, representatives and/or employees (which negligent or willful act or omission is not the direct result of an act or omission of any LG&E Company), or the breach or default of this Agreement or any of the terms or provisions of the Station Two Contracts or any other Operative Document which Big Rivers or Henderson is required to perform at any time prior to the date of such reversion or assignment to Big Rivers (which breach or default is not the direct result of a breach or default by any LG&E Company under such agreements). Notwithstanding the foregoing, Big Rivers further acknowledges that neither Station Two Subsidiary nor any other LG&E Company shall have any obligation or liability to Big Rivers by reason of this Agreement or the provisions hereof for any Environmental Violations or Environmental Conditions relating to Station Two or any other Station Two Assets, or to the real property on which Station Two or the other Station Two Assets are situated, and that the LG&E Companies' sole obligation or liability (if any) for such Environmental Conditions shall be as set forth in the Participation Agreement and Section 10.15(j) of this Agreement.

      (j) Big Rivers and each of the LG&E Companies acknowledge and agree with each other, but not with Henderson, that the provisions of Article 14 of the Participation Agreement shall apply with equal effect to Station Two, and the other Station Two Assets, and the real property on which Station Two and the other Station Two Assets are situated, and to all Environmental Violations and Environmental Conditions at, affecting or relating to Station Two, the other Station Two Assets and the real property on which Station Two and the other Station Two Assets are situated, the same as such provisions may apply to the Facilities and the real property on which the Facilities are situated, and that the Baseline Environmental Audit Report, the End of Term Baseline Audit and the scope of the related environmental audits shall each be caused to encompass all such assets, facilities and real property. On or prior to the Effective Date, Big Rivers, the LG&E Companies and WKEC intend to amend the Participation Agreement to reflect the Parties' acknowledgments and agreements described above; provided, that in the event such amendments are not so made, the provisions of this Section 10.15(j) shall continue to govern the respective rights and responsibilities of Big Rivers and the LG&E Companies with respect to Hazardous Substances or other Environmental Violations or Environmental Conditions or circumstances at, affecting or relating to Station Two or the other Station Two Assets, or the real property upon which those assets and facilities are situated, and the provisions of Article 14 of the Participation Agreement, as between Big Rivers and the LG&E Companies, shall be deemed to be incorporated by reference herein and shall be made a part of this Agreement for all purposes relating to Station Two and the other Station Two Assets and the real property upon which such Assets are situated, and the use and operation of the same. No expiration or termination of the Participation Agreement prior to the expiration or termination of this Agreement shall affect the respective rights and obligations of the LG&E Companies and Big Rivers under this Section 10.15(j) or Article 14 of the Participation Agreement with respect to the Station Two Assets and the real property on which such assets are situated, and the use and operation of the same.

      10.16 Reversion to Big Rivers. At the expiration or termination of this Agreement, other than a termination due to a breach or default by Big Rivers, the rights and obligations under the Station Two Contracts assigned to and assumed by Station Two Subsidiary pursuant to Section 9 of this Agreement, entitled "Phase II Assignment," shall automatically revert and be assigned to Big Rivers without any action on the part of any of the Parties hereto, no LG&E Company shall retain any interest in the Assigned Station Two Contracts following that reversion (except as provided below), and Big Rivers shall thereafter assume and agree to pay and perform all obligations and liabilities of Big Rivers under the terms of the Station Two Contracts that arise or accrue from and after the expiration or termination date of this Agreement; provided that no such reversion shall occur to the extent any of the Station Two Contracts shall have been terminated prior to the expiration or termination of this Agreement; and provided further, that no such reversion shall result in any waiver or relinquishment by any LG&E Company of any claims or causes of action that it may have arising out of any breach or default by Henderson under the Assigned Station Two Contracts arising or accruing prior to the date of expiration or termination of the Assigned Station Two Contracts. The Parties agree that the LG&E Companies shall be released from any and all debts, obligations and liabilities that arise or accrue under the Station Two Contracts from and after the date that the Station Two Contracts revert to Big Rivers, except for those debts, obligations or liabilities that are covered by any indemnity given by the LG&E Companies to Big Rivers or Henderson under this Agreement or any other Operative Document.

      10.17 Rights of First Offer; Waivers.

      (a) Henderson hereby waives and releases all of its Rights of First Offer under the Station Two Contracts in connection with the proposed operating and lease transactions contemplated between Big Rivers, the LG&E Companies and WKEC in the Participation Agreement. Henderson further agrees not to object to the proposed transactions among the LG&E Companies and Big Rivers contemplated in the other Operative Documents, and agrees to support the transactions contemplated in this Agreement. Henderson hereby waives and releases any and all rights to object to or otherwise withhold its approval thereof in any manner whatsoever, whether before the Bankruptcy Court, the KPSC or FERC or before any other regulatory agency having the right to assert jurisdiction over such Parties or the transactions so contemplated by such Parties.

      (b) The LG&E Companies agree that each mortgage and security interest held by the LG&E Companies, or any of them, in the Reid Station and the Joint Use Facilities shall be subject to Henderson's Rights of First Offer relating to such plant and facilities set forth in the Station Two Contracts; provided, however, that the LG&E Companies' agreement set forth in this Section 10.17(b) shall be conditioned upon Henderson's agreement that, and Henderson hereby agrees that, upon Henderson's purchase of any such plant or facility pursuant to its exercise of such Right of First Offer, (i) Henderson shall assume in writing all the duties and obligations of Big Rivers under the Participation Agreement and all of the agreements and instruments executed in furtherance of the transactions contemplated therein with respect to the assets and interests so purchased by Henderson, to the extent those duties and obligations arise or accrue following Henderson's purchase of the same, (ii) Henderson shall continue to honor and fulfill all of its obligations and liabilities to such Parties and their successors and permitted assigns under the Station Two Contracts and this Agreement, and (iii) Henderson will assume and agree to perform and discharge all of the duties, liabilities and obligations of Big Rivers under the Station Two Contracts and this Agreement arising or accruing following that purchase, in each such event relating to those plants and facilities so purchased by Henderson. Henderson's assumption of Big Rivers' obligations pursuant to the preceding sentence shall not release Big Rivers from responsibility for the future performance of such obligations or liabilities for the benefit of the LG&E Companies arising under the Station Two Contracts, this Agreement, the Participation Agreement or such other agreements and instruments, regardless of whether such obligations or liabilities first arise or accrue before or after such assumption. The LG&E Companies agree to recognize an assignment of Big River's rights, title and interest in and to those plants and facilities purchased by Henderson in accordance with its Rights of First Offer, and the assignment of Big Rivers' rights and interest in and to the Participation Agreement, all agreements and instruments executed pursuant thereto, this Agreement and the Station Two Contracts to the extent they relate to those plants and facilities; provided, that the LG&E Companies' agreement is conditioned upon all the terms and conditions of this Section 10.17(b) being fully satisfied and performed by Henderson and Henderson having effected such assignments lawfully and in accordance with its contractual obligations to Big Rivers.

      (c) The Parties hereby agree that, in the event Henderson shall at any time purchase the Reid Station pursuant to, and in accordance with, its Rights of First Offer, and Henderson shall otherwise fulfill the terms and conditions of this Section 10.17(c), Henderson shall be entitled from and after the date of its purchase of the Reid Station to be paid by LEM a portion of the Annual Fixed Payments otherwise payable by LEM to Big Rivers pursuant to Section 3.3(a) of the Power Purchase Agreement (but only if the Phase I Agreements shall then be in effect), and to be paid by WKEC or its Affiliate a portion of the monthly installments of the Rental Payment otherwise payable by WKEC or such Affiliate to Big Rivers pursuant to Section 2.3.2 of the Lease (but only if the Phase II Agreements shall then be in effect), in each case in the amount determined by multiplying 1.5 mils times the total number of kilowatt-hours of Energy generated by the Reid Station during the calendar month immediately preceding that monthly installment; provided, however, that in no event shall the amounts payable by LEM, WKEC and such Affiliate, collectively, to Henderson under the foregoing provisions exceed $700,000 in any Year (prorated for Partial Years). Prior to each relevant Monthly Payment Date, Big Rivers shall provide to Henderson and either LEM (during the Participation Agreement Phase I) or WKEC and its relevant Affiliate (during the Participation Agreement Phase II), notice of the portion of the monthly installment of the Annual Fixed Payment payable by LEM, or the portion of the monthly installment of Rental Payment payable by WKEC and such Affiliate, as the case may be, to Henderson on that Monthly Payment Date pursuant to this Section 10.17(c). Any such payments by LEM, WKEC or such Affiliate to Henderson of the amount set forth in Big Rivers' notice, as contemplated above, shall be deemed to satisfy and discharge any obligation that they may have to pay those amounts to Big Rivers pursuant to the Power Purchase Agreement or the Lease (as applicable). Henderson and Big Rivers agree that in the event LEM, WKEC or its Affiliate shall make a payment to Henderson under this Section 10.17(c) in error, either due to an overpayment or underpayment to Henderson, but shall have otherwise paid Henderson the amount set forth in Big Rivers' notice as due Henderson on that Monthly Payment Date, LEM, WKEC or such Affiliate, as the case may be, shall have no obligation to Big Rivers or Henderson by reason of that error, and Big Rivers and Henderson shall reconcile the error through appropriate payments made between them.

      (d) Big Rivers hereby agrees that, upon its exercise of any purchase option or right of first refusal with respect to Station Two or any Station Two Assets, Big Rivers shall assume and agree to perform and discharge all the duties and obligations of Henderson to the LG&E Companies under this Agreement and the Station Two Contracts with respect to such assets, plant and facilities so purchased by Big Rivers, to the extent arising or accruing following the date that purchase is consummated. Big Rivers' assumption of Henderson's obligations pursuant to the preceding sentence shall not release Henderson from responsibility for the future performance of such obligations or liabilities for the benefit of the LG&E Companies arising under the Station Two Contracts or this Agreement, regardless of whether such liabilities first arise or accrue before or after such assumption. Notwithstanding anything in this Agreement to the contrary, each of the LG&E Companies acknowledges that it has no right to force Big Rivers to exercise any such purchase option or right of first refusal that Big Rivers may have from Henderson. If Big Rivers shall at any time exercise any such purchase option or right of first refusal, such exercise, in and of itself, shall not release the LG&E Companies from their respective obligations under this Agreement or the Assigned Station Two Contracts.

      10.18 Compliance with Bond Ordinance. This Agreement and all Station Two Contracts shall be subject to the terms and provisions of the Bond Ordinance, as the same may exist from time to time. Each of the Parties agrees that, in the performance of its obligations under this Agreement or the Station Two Contracts, it shall comply with the terms and provisions of the Bond Ordinance and shall take all action, and shall not fail to take action, within its reasonable control as may be necessary or required to comply with the Bond Ordinance. Each of the Parties agrees that neither this Agreement nor any of the Station Two Contracts will be amended, modified or otherwise altered in a manner that will conflict with or violate the terms and provisions of the Bond Ordinance as the same may, from time to time, exist.

      10.19 Additional Covenants of Henderson.

      (a) Henderson hereby agrees to promptly provide to Station Two Subsidiary:
(1) after Henderson's delivery or receipt thereof, all copies of written correspondence and notices of (A) the occurrence of an "Event of Default" under the Bond Ordinance, (B) the occurrence of any other event or circumstance that, with notice or the passage of time, may constitute a default or breach of the Bond Ordinance, and (C) potential violations or conflicts with the terms and provisions of the Bond Ordinance that may exist as a result of the performance of this Agreement or the Station Two Contracts by any of the Parties hereto; (2) all notices, reports, documents or other written communications that Henderson directs to Big Rivers pursuant to or relating to the Station Two Assets or the Station Two Contracts; and (3) all subsequent written correspondence or notices that may be delivered or received by Henderson relating to any of the foregoing. During the Phase I Subcontract Term, the reports provided by Henderson to Station Two Subsidiary shall be inclusive of, without limiting those other reports otherwise to be provided pursuant hereto, the annual audit report for Station Two described in Section 11.1 of the Station Two Power Sales Agreement.

      (b) Without in any manner limiting the rights that will be assigned to Station Two Subsidiary throughout the Phase II Assignment Term, Henderson hereby agrees with Station Two Subsidiary that it shall not:

            (1) Without the prior written consent of Station Two Subsidiary, during the Phase I Subcontract Term or the Phase II Assignment Term, authorize or issue any additional bonds or other indebtedness under the Bond Ordinance or any other ordinance the debt service on which would constitute Capacity costs under the Station Two Power Sales Agreement, subject, however, to Section 10.18 of this Agreement.

            (2) During the Phase I Subcontract Term, add any additional generating units to Station Two unless Station Two Subsidiary shall have agreed with Henderson as to the terms and conditions applicable thereto (including without limitation, the respective rights of those Parties with respect to the operation and maintenance thereof and the use of the Power generated therefrom).

            (3) Without the prior written consent of Station Two Subsidiary, at any time during the Term sell, transfer, convey or assign any rights or interests in or to Station Two, the Station Two Assets, or the Station Two Contracts unless the transferee takes such assets and facilities subject to all the rights, obligations, terms and conditions of this Agreement and the Station Two Contracts applicable to Henderson; provided, nothing in this Section 10.19(b)(3) shall restrict Henderson from selling Excess Station Two Capacity and Excess Station Two Energy pursuant to Section
      11.5 of this Agreement, in accordance with the terms thereof. As a condition of any such sale, transfer, conveyance and assignment, such transferee shall assume all duties, obligations and liabilities of Henderson under this Agreement and the Station Two Contracts, by execution and delivery to the LG&E Companies of a written instrument in form and substance reasonably satisfactory to the LG&E Companies.

      (c) During the Phase I Subcontract Term, and not in limitation of similar rights the LG&E Companies shall have in the Phase II Assignment Term by virtue of the Assigned Station Two Contracts, Henderson hereby confirms and agrees for the benefit of the LG&E Companies that:

            (1) Henderson shall give Station Two Subsidiary advance notice of, and Station Two Subsidiary may have representatives present for, tests and inspections of the printing demand meters and all other meters relating to Station Two or the operation thereof, and shall at all times during such period be promptly advised by Henderson of the results of such tests.

            (2) Subject to approval of the regulatory bodies having jurisdiction thereof, at all times maintain rates for services rendered by its electric system which will be sufficient to adequately meet the costs of proper operation and maintenance thereof, to provide for the depreciation thereof through renewals and replacements, or otherwise, and to provide for the full and prompt payment of all obligations of Henderson on all of its outstanding Electric Revenue Bonds, including, without limitation, its Station Two Bonds.

            (3) Station Two Subsidiary and its agents, authorized representatives or employees shall have the right at all reasonable times during the Phase I Subcontract Term to examine the books, accounts and records of Henderson in order to determine the accuracy of the Capacity charges and other charges to be paid by LEM and/or Station Two Subsidiary to Big Rivers during the Phase I Subcontract.

            (4) Except to the extent such obligation or duty is imposed on Big Rivers under the Station Two Contracts, Henderson shall use its reasonable best efforts to maintain all necessary Permits for the maintenance, improvement and operation of Station Two, and shall use its reasonable best efforts to obtain all renewals and extensions of such Permits for the term of the Station Two Contracts.

      (d) In addition to all other rights and entitlements granted by Henderson in this Agreement or in the Station Two Contracts, and not in limitation thereof, Henderson hereby irrevocably commits to Station Two Subsidiary for the continuing use by Station Two Subsidiary and its Affiliates, successors and assigns in the operation and maintenance of Station Two and/or the Reid Station throughout the continuance of the term of all Station Two Contracts, or for such longer period as Station Two Subsidiary (or its Affiliates, successors or assigns) shall continue to operate or maintain Station Two or the Reid Station, all of Henderson's Joint Use Facilities that it has committed to the joint use of such generating facilities on the Effective Date, or as may thereafter be committed by Henderson for use in the operation or maintenance of such facilities. Henderson's commitment hereunder shall in any event continue for so long as Station Two Subsidiary or its Affiliates, successors or assigns shall continue to operate or maintain a generating station (as a subcontractor or operator) served by any such Joint Use Facilities, and shall survive and not be terminated by reason of a termination of this Agreement, any Station Two Contract or any other agreement between or among the Parties.

      10.20 Acknowledgments and Affirmations by Big Rivers. Big Rivers hereby agrees that, throughout the Phase I Subcontract Term and the Phase II Assignment Term, and in addition to all other rights and entitlements granted by Big Rivers in this Agreement or any Station Two Contract, and not by way of limitation thereof, Big Rivers hereby commits to Station Two Subsidiary (or its successors or permitted assigns) for the continuing use by Station Two Subsidiary in the operation and maintenance of Station Two and in the transmission of Power by Station Two Subsidiary from such facilities throughout the continuance of the term of all Station Two Contracts, and for such longer period as Station Two Subsidiary (or its Affiliates, successors or assigns) shall continue to operate or maintain Station Two or the Reid Station, all of Big Rivers' transmission facilities and all Joint Use Facilities (including the Green Station FGD System Facility) that it has committed (and in accordance with the terms of that commitment) to the joint use of such generating facilities on the Effective Date under the Station Two Contracts, or as may thereafter be committed by Big Rivers for use in the operation or maintenance of such facilities. Big Rivers' commitment under this Section 10.20 shall in any event continue for so long as any LG&E Company, or their respective Affiliates, successors or permitted assigns, shall continue to operate or maintain Station Two or the Reid Station, and shall survive and not be terminated by reason of any expiration or termination of this Agreement, any Station Two Contracts, or any other agreement between or among the Parties; provided, however, such commitment shall terminate upon the termination of this Agreement and (a) the Power Purchase Agreement, the Transmission Services and Interconnection Agreement, the Cost Sharing Agreement, the Facilities Operating Agreement and the Participation Agreement, or (b) the Power Purchase Agreement, the Transmission Services and Interconnection Agreement, the Lease and the Participation Agreement, as the case may be, by Big Rivers in accordance with the terms of this Agreement and those agreements due to a default by any LG&E Company or its Affiliate.

      10.21 SEPA Power. As soon as practicable following the Execution Date, Big Rivers and the LG&E Companies shall cooperate with one another in good faith in an attempt to structure and submit to Henderson at the earliest practicable time a proposal for the purchase by Big Rivers and scheduling by LEM and/or Station Two Subsidiary of peaking Power and associated Energy ("SEPA Power") from the Southeastern Power Administration ("SEPA") that may be made available to Henderson at any time during the Term pursuant to any new contract that may be entered into following the Execution Date by Henderson with SEPA in place of the existing contract between Henderson and SEPA dated July 1, 1984, but that may be in excess of Henderson's needs for that SEPA Power. Until that new contract and associated arrangements among the Parties have been entered into, Big Rivers shall schedule through LEM (as further provided below) and purchase from Henderson all SEPA Power that may be made available by Henderson to Big Rivers in connection with the contract with SEPA dated July 1, 1984 (the "Existing SEPA Contract"). In the event Big Rivers shall purchase SEPA Power, whether from Henderson or SEPA in connection with the Existing SEPA Contract or any replacement contract therefor, or from SEPA pursuant to any existing contracts between Big Rivers and SEPA, at any time when the Letter Ruling shall remain in effect and shall continue to limit the distribution of Energy from Station Two to customers within Henderson and Daviess Counties, all such SEPA Power shall be taken by Big Rivers for resale, and shall be resold or otherwise utilized by Big Rivers, solely outside of Henderson and Daviess Counties unless the customer load for those two counties in the hour(s) in which such SEPA Power is to be delivered is in excess of the Station Two Unit Output generated for that hour, in which event, for that hour, Big Rivers may take and resell in that two-county area an amount of SEPA Power that is no greater than necessary to meet such excess load in those two counties. At least 30 days prior to the expected Effective Date and each October 1 thereafter during the period of time that Big Rivers shall continue to have the legal and contractual right to take SEPA Power from Henderson in excess of the needs of Henderson, Big Rivers shall submit to LEM a schedule showing the amount of SEPA Power Big Rivers desires to have delivered to it under its agreement with Henderson during each month ("SEPA Schedule") of the following Partial Year or Year, and which Henderson has notified Big Rivers will be made available to it during those months. In addition, Big Rivers shall notify

LEM at the earliest possible time after Big Rivers receives that notice from Henderson, of the amount of SEPA Power that will be made available by Henderson to Big Rivers, the time(s) at which and duration(s) for which it shall be available, and point(s) of interconnection at which it will be made available to Big Rivers. Henderson agrees to notify LEM that Henderson will make SEPA Power available to Big Rivers as contemplated above, including the data regarding that Power described above, as soon as is reasonably possible following Henderson's notice of the same to Big Rivers, and Henderson agrees to keep LEM reasonably apprised of any changes in those plans or such data. LEM shall act as Big Rivers' agent for the scheduling of all SEPA Power that may be made available to it by Henderson (whether in connection with the Existing SEPA Contract or otherwise), and shall have the right to determine (consistent with the provisions of the Existing SEPA Contract or any replacement therefor) the timing of deliveries of such Power during each month; provided, however, for purposes of the administration of this Agreement, such deliveries shall be deemed, after-the-fact, to have occurred consistent with the SEPA Schedule and, to the maximum extent allowable under the Existing SEPA Contract or any replacement therefor, during hours of the Members' demand on Big Rivers' system.

      10.22 Green Station FGD System Facility. Big Rivers and Henderson acknowledge that the portion of the Green Station FGD System Facilities owned by Big Rivers and described in Section 3.3 of the Joint Facilities Agreement is subject to contractual rights, a license and a leasehold interest in favor of WKEC or one of its Affiliates pursuant to the Operative Documents. The Parties acknowledge that the portion of the Green Station FGD System Facilities owned by Big Rivers is further subject to the terms of the Joint Facilities Agreement and the Cross-Grants of Rights of Access and of Easements dated July 20, 1993 between Big Rivers and Henderson. In consideration of such rights and interests of WKEC or its Affiliate, Big Rivers and Henderson hereby agree that at all times during the Phase I Subcontract Term and the Phase II Assignment Term all of the payments due by Henderson for a prorated share of the carrying costs of the Green Station FGD System Facilities pursuant to Section 3.3 of the Joint Facilities Agreement shall be paid by Henderson to Station Two Subsidiary, WKEC or their designated Affiliate, rather than to Big Rivers, subject, however, to Henderson's right of off-set set forth in Section 16.4 of the Station Two Operating Agreement. Such carrying costs shall continue to be included as a cost under Section 6.3(g) of the Station Two Power Sales Contract (payable by Big Rivers in the Phase I Subcontract Term and by Station Two Subsidiary (or its successors or permitted assigns) in the Phase II Assignment Term), subject, however, to LEM's right of off-set in Section 8.13 of this Agreement during the Phase I Subcontract Term and Station Two Subsidiary's (or its successors' or permitted assigns') right of off-set in Section 9.3 of the Station Two Power Sales Agreement or Section 9.7(h) of this Agreement. Nothing in this Section 10.22 is intended to in any way limit any Party's right of off-set which is set forth in any other provision of this Agreement or any of the Station Two Contracts.

      10.23 Transmission and Transformation Facilities. Throughout the Term, Big Rivers and Henderson shall each provide, maintain and operate, to the extent required of such Party by Section 5 of the Station Two Operating Agreement and in accordance with Prudent Utility Practice, the 161 KV step-up transformers, the 69 KV transmission line and related transformation facilities connecting Station Two to Henderson's Existing System, surplus capacity on Big Rivers 69 KV transmission lines and other lines and transmission facilities as necessary for the delivery of Power from the point of Station Two to Big Rivers and to Henderson's Existing System, and all other transmission and transformation facilities used in or in connection with Station Two or necessary for the delivery of Power from Station Two to Big Rivers' transmission system.

      10.24 Governmental Consents. Promptly following the execution of this Agreement, the Parties will proceed to prepare and file with the appropriate governmental authorities any requests for approval or waiver that are required (or that the Parties otherwise agree to seek) from governmental authorities in connection with the transactions contemplated hereby, and that have not been filed prior to the Execution Date, and the Parties shall diligently and expeditiously prosecute and cooperate fully in the prosecution of such requests for approval or waiver and all proceedings necessary to secure such approvals and waivers. Compliance by the Parties with this Section 10.24 shall not affect or limit the provisions of Section 3.1 of this

Agreement which require, as a condition precedent to the Closing, that each of the conditions set forth on Schedule 2.1 or Schedule 2.2 be satisfied or waived, including such conditions as relate to the receipt of governmental approvals.

      10.25 Third Party Consents. Promptly following the execution of this Agreement, the Parties will use their reasonable best efforts to procure all consents that are required from third parties in connection with the transactions contemplated hereby, and the Parties shall diligently and expeditiously seek such consents and cooperate fully in the procurement of such consents.

      10.26 Reasonable Best Efforts. Each Party agrees to use its reasonable best efforts to effect the transactions contemplated by this Agreement and to fulfill the conditions to the obligations of the Parties set forth in Schedule 2.1, 2.2 or, as applicable, 2.3 to this Agreement at the earliest practicable time.

      10.27 Further Assurances. Each of the Parties shall take, from time to time, for no additional consideration, such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purposes of this Agreement, including, without limitation, such instruments of conveyance and assignment as shall be necessary or appropriate in order to effect the assignment of the Assigned Station Two Contracts and the assumption of the Assumed Station Two Liabilities as contemplated by this Agreement. Station Two Subsidiary presently intends to explore the possible repeal of KRS ss.96.520 insofar as it requires that sales of wholesale Power by Henderson within the Commonwealth of Kentucky, or that the operation and maintenance of the Station Two, be restricted to utilities regulated by the KPSC or having customers located solely outside the Commonwealth of Kentucky. To the extent that Station Two Subsidiary determines to seek such repeal, each of the Parties hereto, at Station Two Subsidiary's request, shall reasonably cooperate with and assist Station Two Subsidiary to effect such repeal; provided that Station Two Subsidiary hereby agrees to pay for all reasonable out-of-pocket costs and expenses incurred by Big Rivers in providing such cooperation and assistance to Station Two Subsidiary.

      10.28 Access to Spare Transformer. Throughout the Phase I Subcontract Term and the Phase II Assignment Term, Henderson and Big Rivers agree that the spare 161 KV step-up Power transformer subject to the Spare Transformer Agreement between Henderson and Big Rivers shall be available for use at Station Two, the Coleman Facility of Big Rivers and such other facilities of Henderson or Big Rivers as are permitted under the Spare Transformer Agreement. If Henderson or Station Two Subsidiary shall determine that the spare transformer is needed at Station Two, and the transformer is not then subject to a prior use at the Coleman Facility or any other facility of Henderson or Big Rivers, as permitted under the Spare Transformer Agreement, then Big Rivers and Henderson shall make the spare transformer available for use at Station Two. Similarly, if Big Rivers or WKEC, as the case may be, shall determine that the spare transformer is needed at the Coleman Facility or any other facility of Big Rivers, as permitted under the Spare Transformer Agreement, and the transformer is not then subject to a prior use at Station Two, then Big Rivers and Henderson shall make the spare transformer available for use at the Coleman Facility or such other Big Rivers' facility. The availability and usage of the spare transformer shall at all times be subject to the terms of the Spare Transformer Agreement. In addition to making the spare transformer available for use at Station Two, the Coleman Facility or any other facility of Big Rivers, as permitted under the Spare Transformer Agreement, Big Rivers shall ready the spare transformer for operation, install, operate and maintain the spare transformer and, with respect to its use at Station Two only, shall charge Station Two Subsidiary only its direct costs (without mark-up) incurred in providing such services and shall be entitled to no other compensation from any of the LG&E Companies, WKEC or Henderson for such services. The Parties shall account for the costs paid to Big Rivers associated with the use of the spare transformer at Station Two as an operating and maintenance expense of Station Two. Big Rivers and Henderson shall fully enforce their respective rights under the Spare Transformer Agreement to obtain and use the spare transformer whenever reasonably requested to do so by Station Two Subsidiary or WKEC. Station Two Subsidiary and the other LG&E Companies agree to indemnify and save harmless Big Rivers from all claims, losses, liabilities, damages, costs (including court costs), and expenses (including reasonable attorneys' fees and accountants fees) suffered or incurred by, or made against, Big Rivers or its respective agents, representatives and employees, arising out of, resulting from or related to Station Two Subsidiary's use of the Spare Transformer, but exclusive of any such claims, losses, liabilities, damages, costs or expenses that (y) are a direct result of a breach or default by Big Rivers or Henderson under the Spare Transformer Agreement, any Station Two Contract, this Agreement or any other Operative Document, the negligence or willful misconduct of Big Rivers or Henderson, or any of their respective agents, representatives or employees, or (z) are a direct result of any latent defects in the Spare Transformer or in any of Big Rivers' or Henderson's assets or properties; provided, that the LG&E Companies shall at no time have any obligation or liability to Big Rivers or Henderson for any costs of remediation or any other costs, expenses or liabilities arising under Environmental Laws or in connection with compliance with such Environmental Laws, at or associated with the Spare Transformer to the extent arising out of events or circumstances occurring or existing at any time prior to the Effective Date. Notwithstanding the foregoing, none of the LG&E Companies shall have any obligation to indemnify and save harmless Big Rivers or any of its agents, representatives or employees by reason of any damages to the Spare Transformer resulting from, arising out of or relating to any defects (whether or not latent), or any costs or expenses to repair or replace the same not arising out of the negligence or willful misconduct of those LG&E Companies or their employees, agents or representatives.

      10.29 General and Administrative Expenses. On or prior to the Effective Date, the Parties shall execute and deliver an agreement substantially in the form of Exhibit C attached hereto providing for an appropriate and reasonable allocation to Station Two of the Parties' anticipated general and administrative expenses associated with their respective performance obligations relating to Station Two under this Agreement and the Station Two Contracts following the Effective Date (the "G & A Allocation Agreement"). On the Effective Date, the agreements between Big Rivers and Henderson specifically relating to general and administrative expenses, as set forth in the Agreement dated February 15, 1991, shall terminate and be of no further force or effect.

      10.30 Systems and Operating Reserves. On or prior to the Effective Date, Big Rivers, Henderson and LEM shall enter into an agreement in substantially the form attached hereto as Exhibit D (the "New Reserves Agreement").

      10.31 Rights and Remedies Not Waived.

      (a) Notwithstanding anything in this Agreement to the contrary, (1) Henderson shall continue to be responsible to Big Rivers for the full performance of all of its covenants and obligations under the Station Two Contracts, and shall not, by virtue of the assignment of Big Rivers' rights, title and interests in and to the Assigned Station Two Contracts to Station Two Subsidiary (or its successors or permitted assigns) or the assumption of the Assumed Station Two Liabilities by Station Two Subsidiary (or its successors or permitted assigns) during the Phase II Assignment Term as provided in this Agreement, or by virtue of any other term or provision of this Agreement, be released from any of its covenants and obligations under the Station Two Contracts, and (2) Big Rivers shall not be deemed to have waived or to have otherwise limited or restricted the availability to it of any of its rights or remedies against Henderson under the Station Two Contracts.

      (b) Notwithstanding anything in this Agreement to the contrary, (1) Big Rivers shall continue to be responsible to Henderson for the full performance of all of its covenants and obligations under the Station Two Contracts, and shall not, by virtue of the assignment of its rights, title and interests in and to the Assigned Station Two Contracts to Station Two Subsidiary (or its successors or permitted assigns) or the assumption of the Assumed Station Two Liabilities by Station Two Subsidiary (or its successors or permitted assigns) during the Phase II Assignment Term as provided in this Agreement, or by virtue of any other term or provision of this Agreement, be released from any of its covenants and obligations under the Station Two Contracts (except to the extent that any such covenant or obligation shall have been performed, paid or otherwise discharged or satisfied under the terms and provisions of the Station Two Contracts by Big Rivers or any LG&E Company), and (2) Henderson shall not be deemed to have waived or to have otherwise limited or restricted the availability to it of any of its rights or remedies against Big Rivers under the Station Two Contracts.

      10.32 Survival Of Representations and Warranties. All of the representations and warranties set forth in this Agreement shall survive the date of this Agreement and the Effective Date, and shall continue to be binding on the Party or Parties making such representations and warranties.

      10.33 Station Two Inventories. On the Effective Date, Big Rivers shall sell and assign to Station Two Subsidiary, free and clear of all Liens, all of Big Rivers' (but not Henderson's) rights, title and interest under, in and to the Station Two Inventory in Big Rivers' possession or control. Pursuant to the procedures set forth on Schedule 9.1 attached to the Participation Agreement, Big Rivers and Station Two Subsidiary shall jointly conduct an inventory survey and agree upon the fair market value of the Station Two Inventory sold to Station Two Subsidiary pursuant to this Section 10.33 prior to the Effective Date. Station Two Subsidiary (or its designated Affiliate) shall pay Big Rivers for the fair market value as so determined on the Effective Date or, if Station Two Subsidiary and Big Rivers are unable to agree on such fair market value and either party submits the issue of fair market value to the arbitration procedure described in Section 13.5(e) of this Agreement, then within five (5) days after final determination pursuant to that procedure. On the date of termination or expiration of this Agreement, Station Two Subsidiary shall immediately sell and assign to Big Rivers, free and clear of all Liens, all of Station Two Subsidiary's rights, title and interest under, in and to the fuel and scrubber reagent inventory, spare parts and materials and supplies inventory then owned by Station Two Subsidiary or its Affiliates and held exclusively for use by Station Two Subsidiary (or its Affiliates) at that time in connection with its operation of Station Two and the other Station Two Assets, and in Station Two Subsidiary's (or its Affiliates') possession or control (the "End of Term Inventory"). Within 30 days after such sale, Station Two Subsidiary and Big Rivers shall utilize the procedures set forth above and on Schedule 9.1 of the Participation Agreement to determine the fair market value of the End of Term Inventory sold to Big Rivers, and Big Rivers shall pay Station Two Subsidiary (or its designated Affiliate) the fair market value of such inventory. In connection with any such sale of the End of Term Inventory to Big Rivers upon the termination or expiration or this Agreement, should any portion of such inventory have been paid for by Big Rivers as Henderson Incremental Environmental O&M (determined on a first in, first out basis) prior to the date of expiration or termination of this Agreement, either pursuant to Section 8.16 or Section 9.9 of this Agreement, Big Rivers shall receive a credit against the fair market value of the End of Term Inventory in an amount equal to that portion for which it paid the applicable Henderson Incremental Environmental O&M. If Station Two Subsidiary and Big Rivers are unable to agree upon the fair market value of Station Two Inventory or the End of Term Inventory, the issue shall be submitted to the arbitration procedure described in Section 13.5(e) of this Agreement. Schedule 9.1 of the Participation Agreement is incorporated by reference in this Agreement at the first place where such reference appears in this Agreement and shall survive any termination or expiration of the Participation Agreement prior to the date of termination or expiration of the terms and provisions of this Section 10.33.

      10.34 Assignment of Certain Station Two Intangible Assets.

      (a) On the Effective Date, and pursuant to an assignment and assumption agreement in substantially the same form as that agreement attached as Schedule
9.2 to the Participation Agreement, Big Rivers shall assign or transfer to Station Two Subsidiary all of Big Rivers' (but not Henderson's) right, title and interest in and to, and all of its obligations (if any) under, the Station Two Intangible Assets (except (i) the Station Two Allowances, which are subject to
Section 8.10(c) of this Agreement, and (ii) if the Effective Date is the Phase I Effective Date, the Permits), free and clear of all Liens, and Station Two Subsidiary shall assume and agree to perform and discharge Big Rivers' performance obligations, if any, under those Station Two Intangible Assets which first arise or accrue on or after the Effective Date. Station Two Subsidiary shall maintain and replace the Station Two Intangible Assets (if any such assets shall exist) as shall be necessary, in its reasonable discretion, to operate the Station Two Assets in a manner consistent with Prudent Utility Practice and the Station Two

Contracts. Station Two Subsidiary shall inform the Operating Committee of any material change in the status of any material Station Two Intangible Asset, of any pending applications for new Permits, and of the receipt of new material intangible assets that are required of it, as operator of the Station Two Assets, to comply with the performance standards set forth in Sections 8.3 and
9.15 of this Agreement, as the case may be. On the date of termination or expiration of this Agreement, Station Two Subsidiary shall (subject to the receipt of all third-party consents and approvals required therefor, if any) assign to Big Rivers, free and clear of all Liens, its rights, title and interest under, in and to the remaining Station Two Intangible Assets (exclusive of rights in the Station Two Allowances, which are addressed in Section 8.10(c) of this Agreement) and any additions, modifications or replacements of the Station Two Intangible Assets (exclusive of the rights in the Station Two Allowances) previously approved by Big Rivers in writing, and Big Rivers shall assume all of Station Two Subsidiary's obligations thereunder arising after such date of termination or expiration of this Agreement. Station Two Subsidiary shall utilize its best efforts to obtain the third-party consents and approvals referred to in the parenthetical in the prior sentence and agrees, to the extent such consents or approvals are not obtained, to utilize its best efforts to provide Big Rivers with its benefits and rights in, to and under such Station Two Intangible Assets at no expense to Big Rivers.

      (b) Notwithstanding the assignment provisions set forth in (a), above, Big Rivers and the LG&E Companies agree that during the Phase I Subcontract Term,
(i) all Permits in which Big Rivers may have an interest (including, without limitation, those held in its name as operator of Station Two) and which relate in any manner to its operation of Station Two or any other Station Two Asset, will not be assigned by Big Rivers to Station Two Subsidiary, and (ii) all Permits which may be required or necessary in connection with the operation of Station Two or any Station Two Asset shall be obtained by Big Rivers in its name as operator of Station Two. Big Rivers shall take any and all action to maintain and preserve in full force and effect, and shall timely renew, all of those Permits as may be required or necessary for the operation of Station Two and the other Station Two Assets in a manner consistent with Prudent

Utility Practice and as may otherwise be required for Big Rivers and Station Two Subsidiary to fulfill their respective obligations under this Agreement and the Station Two Contracts. Notwithstanding the foregoing provisions of this Section 10.34(b), at all times during the Phase I Subcontract Term and thereafter during the Term until such Permits are assigned to Station Two Subsidiary (or its designated Affiliate), Station Two Subsidiary, solely to the extent permitted by applicable Laws and the Station Two Contracts, shall administer, maintain, preserve, renew and, where necessary, procure the Permits described above on behalf of Big Rivers, as the agent of Big Rivers. Big Rivers and Henderson acknowledge and agree that, where Station Two Subsidiary shall be precluded by applicable Laws or the Station Two Contracts from doing so, Station Two Subsidiary shall have no obligation, as the agent of Big Rivers or in any other capacity, to administer, maintain, preserve, renew, procure or take any other action of the type described above in respect of any such Permits, and in such event Big Rivers shall be responsible for that action which must be taken in respect of such Permits. On the Phase II Effective Date, or as soon as reasonably practicable thereafter, Big Rivers and Station Two Subsidiary shall execute and deliver an assignment and assumption agreement with respect to all Permits held by Big Rivers with respect to its operation of Station Two or any Station Two Asset to the extent such Permit may be assigned to Station Two Subsidiary or its designated Affiliate) under applicable Laws. To the extent that any such Permit is not so assignable by Big Rivers, Big Rivers agrees to make such Permit otherwise available at no additional cost, to the greatest extent possible, to Station Two Subsidiary in connection with the performance of its obligations under this Agreement and the Station Two Contracts. Station Two Subsidiary agrees, to the extent permitted by Law, to take during the Phase II Assignment Term any and all actions necessary to administer, maintain or renew such non-transferable Permits, consistent with those requirements and standards set forth above for Big Rivers; provided, however, to the extent Station Two Subsidiary is precluded from doing so under applicable Law or the Station Two Contracts, Big Rivers, shall continue to maintain, preserve, renew and otherwise take actions with respect to the non-transferable Permits consistent with its obligations set forth above relating to the Permits during the Phase I Subcontract. At all times during the Phase I Subcontract Term and thereafter until the Permits are assigned to Station Two Subsidiary (or its designated Affiliate), Big Rivers (x) shall cooperate with and assist Station Two Subsidiary in its actions taken in respect of the Permits, to the extent reasonably requested by Station Two Subsidiary or Henderson, and (y) shall obtain the consent of Station Two Subsidiary and, where requested by Station Two Subsidiary or Henderson, shall exercise all rights and remedies it may have in respect of such Permits, to the extent the exercise of such rights or remedies is reasonably necessary for any LG&E Company or Henderson to receive the full benefit, use and enjoyment of the Station Two Assets and their respective rights under this Agreement and the Station Two Contracts.

      (c) Notwithstanding the assignment provision set forth in (a), above, Big Rivers and the LG&E Companies agree that during the Phase I Subcontract Term, all fuel or reagent supply agreements that Big Rivers may have with respect to its operations at Station Two will not be assigned by Big Rivers to Station Two Subsidiary and any additional fuel or reagent agreements required during the Phase I Subcontract Term shall be entered into by Big Rivers in its own name (subject to Station Two Subsidiary's rights as Big Rivers' exclusive agent for administering Big Rivers' fuel and reagent supply agreements as is further set forth in Section 8.14(c) of this Agreement). On the Phase II Effective Date, Big Rivers and Station Two Subsidiary agree to execute an assignment and assumption agreement with respect to the fuel or reagent supply agreements to which Big Rivers may be a party and that relate to Big Rivers' obligations as the operator of Station Two; provided, that Station Two Subsidiary shall have no obligation to assume any fuel or reagent supply agreement entered into by Big Rivers during the Phase I Subcontract Term to the extent Big Rivers did not receive Station Two Subsidiary's consent to that agreement prior to executing that agreement. On the date of termination or expiration of this Agreement, Big Rivers shall not be obligated to assume any fuel supply agreements entered into by Station Two Subsidiary during the Phase II Assignment Term to the extent Station Two Subsidiary did not receive Big Rivers' written approval prior to executing such fuel supply agreement.

      (d) Nothing in this Section 10.34 shall in any way limit any additional or different commitment of Big Rivers or any LG&E Company (or WKEC) relating to Station Two Intangible Assets (including, without limitation, commitments related to fuel and reagent supply in connection with operation of Station Two) as may be set forth in any of the Operative Documents, including, without limitation, Section 9.2 of the Participation Agreement.

      10.35 Station Two Personal Property. On the Effective Date, Big Rivers shall sell to Station Two Subsidiary (or its designated Affiliate) and Station Two Subsidiary (or its designated Affiliate) shall purchase from Big Rivers, free and clear of all Liens, all of Big Rivers' (but not Henderson's) rights, title and interest under, in and to the Station Two Personal Property (if any) in Big Rivers' possession, including, without limitation, any such Station Two Personal Property which may be identified on Schedule 5.1.11 attached to the Participation Agreement. Station Two Subsidiary shall pay Big Rivers an amount equal to the net book value of the Station Two Personal Property as so determined on the Effective Date (the "Station Two PP Price"). Upon such payment, (a) in the event that the Effective Date is the Phase I Effective Date, the Initial Fixed Payment referenced in Section 3.3(a) of the Power Purchase Agreement shall be reduced by an amount equal to twenty percent (20%) of the Station Two PP Price and the remaining monthly fixed installments payable pursuant to such Section 3.3 shall each be reduced by an amount equal to 0.78% of the Station Two PP Price, (b) in the event that the Effective Date is the Phase II Effective Date, the Initial Rental Payment referenced in Section 2.3.1 of the Lease shall be reduced by an amount equal to twenty percent (20%) of the Station Two PP Price and the remaining monthly installments of Rental Payment payable pursuant to Section 2.3.2 of the Lease shall each be reduced by an amount equal to 0.78% of the Station Two PP Price and (c) in the event that the Phase II Effective Date follows the Phase I Effective Date, all remaining monthly rental installments payable on and after the Phase II Effective Date pursuant to Section 2.3.2 of the Lease shall each be reduced by an amount equal to 0.78% of the Station Two PP Price (any such reduction set forth in (a), (b) and (c), above, is sometimes referred to in this Agreement as the "Station Two PP Price Reduction"). On the date of termination or expiration of this Agreement, Station Two Subsidiary shall immediately sell to Big Rivers, free and clear of all Liens, all of Station Two Subsidiary's rights, title and interest under, in and to all tangible personal property (other than fuel and scrubber reagent, inventory, spare parts and materials, and supplies) then owned by Station Two Subsidiary (or its Affiliates) and used or held at that time exclusively for use in connection with its use and operation of the Station Two Assets (the "End of Term Personal Property"), and Big Rivers shall pay Station Two Subsidiary (or its designated Affiliate) the net book value of such End of Term Personal Property as so determined on the date of such termination or expiration of this Agreement. If as of the date of any such termination or expiration of this Agreement, any portion of the End of Term Personal Property has been paid for by Big Rivers as Henderson Incremental Environmental O&M (determined on a first in, first out basis), either pursuant to Section 8.16 or Section 9.9 of this Agreement, Big Rivers shall receive a credit against the net book value of such End of Term Personal Property in an amount equal to that portion for which it paid the applicable Henderson Incremental Environmental O&M.

      10.36 LG&E Parties' Residual Value Payment. In the event the Participation Agreement terminates or expires prior to the date that this Agreement terminates or expires, the terms and provisions of Section 22 of the Participation Agreement relating to the LG&E Parties' Residual Value Payment on the Station Two Assets shall survive the expiration or termination of the Participation Agreement and shall be incorporated by this reference in this Agreement.

      10.37 Survival of Monthly Margin Payments. LEM and WKEC hereby agree with Big Rivers that the Monthly Margin Payments owing by LEM or WKEC (as applicable), or their respective successors or permitted assigns, pursuant to
Section 3.3(a)(iv)(A) of the Power Purchase Agreement or Section 2.3.2(c)(i) of the Lease shall survive the termination of the Power Purchase Agreement or the Lease, as the case may be, and shall continue to be binding on LEM and WKEC pursuant to this Agreement in accordance with their respective terms.

11. ADDITIONAL AGREEMENTS RESPECTING STATION TWO POWER. .

      11.1 Pre-Closing Economic Development Opportunities. .

      (a) Notwithstanding anything contained in this Agreement or the 1998 Amendments to the contrary, neither the Closing, the Phase II Assignment nor the consummation of any other transactions contemplated in this Agreement shall constitute an undertaking by any LG&E Company of Big Rivers' obligation, under one or more Power sales or similar agreements entered into prior to the Effective Date, to sell and deliver Power to Henderson to meet all or any portion of the Economic Development Load (as defined in the 1998 Amendments) of one or more customers of Henderson (each a "Pre-Closing Development Agreement"), unless such Power sales are to be made during the Term at the applicable Economic Development Rate(s) set forth on Exhibit 1 to the 1998 Amendments, and Henderson has agreed with LEM to pay all transmission fees that Big Rivers (or its successor) is required or permitted to charge in order to deliver such Power to Henderson over Big Rivers' transmission system, and then only to the extent that LEM approved in writing the other material terms and conditions of those Pre-Closing Development Agreements prior to their execution by Big Rivers and Henderson. Prior to execution and delivery of any Pre-Closing Economic Development Agreement, and as a condition precedent to the obligation of the LG&E Companies to assume and undertake any obligation of Big Rivers set forth in the Pre-Closing Economic Development Agreement, Big Rivers shall deliver a copy of the Pre-Closing Economic Development Agreement to LEM for its determination whether the material terms and conditions set forth in the Pre-Closing Economic Development Agreement are acceptable to LEM. LEM shall notify Big Rivers and Henderson of its approval or disapproval of the proposed terms of the Pre-Closing Economic Development Agreement within 15 days after its receipt of the Pre-Closing Economic Development Agreement. At the Closing, Big Rivers shall assign and transfer to LEM, without further consideration (but subject to the provisions of Subsection (d) below), all of Big Rivers' rights, title and interests in and to all Pre-Closing Development Agreements pre-approved by LEM as contemplated above. Upon any such assignment or transfer of any Pre-Closing Economic Development Agreement to LEM, LEM shall be deemed to have assumed and undertaken all of Big Rivers' obligations thereunder which arise or accrue following that assignment or transfer; provided, in the event Big Rivers shall have modified or amended in any material respect a Pre-Closing Development Agreement without the consent of LEM, then in lieu of any obligation of LEM to assume that agreement, as otherwise provided for in this Section 11.1(a), LEM shall have the option to have that agreement assigned to and assumed by it (which option shall be exercised by LEM in accordance with the procedures set forth below). If LEM shall decline or otherwise fail to pre-approve a Pre-Closing Development Agreement within the 15-day period provided above, then LEM shall be deemed to have fully and forever waived its right to elect to take an assignment of that Pre-Closing Development Agreement at the Closing and Big Rivers shall retain, perform and discharge that Pre-Closing Development Agreement. If Big Rivers shall fail to present to LEM one or more Pre-Closing Economic Development Agreements as required by this
Section 11.1, then LEM shall be entitled, in its discretion (and not in limitation of any claim or remedies that LEM may elect to pursue for failure of Big Rivers to conform to that criteria), to elect to cause Big Rivers to assign and transfer to LEM without further consideration all of Big Rivers' rights, title and interest under, in and to each of those Pre-Closing Economic Development Agreements upon written notice delivered to Big Rivers prior to or within 30 days following the Effective Date. If LEM shall fail to make such an election, Big Rivers shall remain solely responsible for the performance of the relevant Pre-Closing Economic Development Agreement(s). If LEM makes such an election, Big Rivers shall assign and transfer the relevant agreement to LEM within two (2) Business Days following its receipt of LEM's election notice (but subject to the provisions of subsection (d) below).

      (b) Upon an assignment and transfer as described in (a) above, LEM agrees to assume and undertake to perform and discharge all of Big Rivers' Power delivery obligations under the relevant Pre-Closing Development Agreements which arise or accrue following the assignment or transfer LEM shall not assume or be responsible for, and Big Rivers shall retain, pay and perform, any transmission service obligations or any other obligations or liabilities under those Pre-Closing Development Agreements. Big Rivers shall retain all rights (if any) to charge and receive payment for the transmission service obligations it discharges only to the extent that such right is contemplated in Section 28 of the Station Two Power Sales Agreement. Big Rivers and LEM shall enter into an Assignment and Assumption Agreement in substantially the form attached as
Schedule 9.2 to the Participation Agreement, evidencing the assignment to and assumption by LEM of the relevant Pre-Closing Development Agreement(s), if any.

      (c) In the event Henderson shall have pre-paid Big Rivers for any of the Power to be delivered by LEM to Henderson during the Term under any Pre-Closing Development Agreement which LEM has assumed, Big Rivers agrees to pay to LEM all such pre-paid amounts as they relate to Power deliveries to be made after the assignment and assumption at the same time as its rights, title and interest thereunder are assigned and transferred to LEM.

      (d) The Parties acknowledge that the assignment and transfer of any Pre-Closing Development Agreements by Big Rivers to LEM as contemplated above may require the prior approval of the FERC or other federal, state or local governmental authorities, which may take extended periods of time and considerable expense to obtain. In light of this, the Parties agree that, notwithstanding the provisions of Subsection (a) and (b), above, no such assignment or transfer shall be deemed to have occurred in the event LEM shall reasonably determine, and shall notify Big Rivers and Henderson in writing, that any such approval by FERC or another governmental authority shall be required for the same but shall not have been obtained. In such event, and in lieu of the assignment and transfer of the relevant Pre-Closing Development Agreement as contemplated in subsection (a), above, LEM shall be deemed by that notice to have elected to (and shall then be obligated to) sell and deliver to Big Rivers, and Big Rivers shall then be obligated to purchase from LEM, seventy-five percent (75%) of all Power required by Big Rivers to meet its obligations to Henderson under the relevant Pre-Closing Development Agreement(s), for a purchase price payable by Big Rivers to LEM therefor equal to the total revenues actually received by Big Rivers from Henderson for the corresponding Power that it delivered to Henderson in connection with that agreement (but exclusive of revenues attributable to transmission charges or reimbursements payable by Henderson).

      (e) In the event LEM elects to sell Power to Big Rivers to service a Pre-Closing Development Agreement, in lieu of taking assignment of that agreement, as contemplated in subsection (d), above, LEM agrees to sell and deliver that Power to Big Rivers at one or more interconnection points on Big Rivers' transmission system, or at one or more Points of Delivery (as defined in the Power Purchase Agreement), in either case at the same time(s) that Big Rivers is required to deliver the corresponding Power to Henderson under that agreement, and Big Rivers agrees to use its commercially reasonable efforts to enforce all of its rights thereunder and to continue the same in full force and effect for the remaining term thereof. LEM agrees to reimburse Big Rivers for seventy-five percent (75%) of its reasonable out-of-pocket costs and expenses incurred in connection with such enforcement, promptly after being invoiced by Big Rivers for the same. LEM shall be entitled at any time, and without further consideration, to elect to take assignment and transfer of any Pre-Closing Development Agreement for which an initial election was made to sell Power to Big Rivers in lieu of taking such assignment and transfer, upon written notice delivered to Big Rivers. Upon such election, LEM shall be responsible for obtaining all FERC and other governmental approvals required for such assignment and transfer (at LEM's expense), and Big Rivers and Henderson agree to reasonably cooperate with LEM in obtaining all such approvals. Henderson hereby consents for all purposes to the assignments and transfers described in this Section 11.1.

      (f) In the event LEM shall at any time take an assignment and transfer of a Pre-Closing Development Agreement from Big Rivers as contemplated in this
Section 11.1, Big Rivers agrees to sell and deliver to LEM, and LEM agrees to purchase from Big Rivers, not less than twenty-five percent (25%) of the total amount of Power required by LEM to service that Pre-Closing Development Agreement with Henderson, for a purchase price payable by LEM to Big Rivers therefor equal to the total revenues actually received by LEM from Henderson for the corresponding Power that is delivered by LEM to Henderson under that agreement (but exclusive of revenues attributable to transmission charges or reimbursements that are payable by Henderson). Such Power shall be so delivered by Big Rivers to LEM at one or more interconnection points on Big Rivers' transmission system at the same time that the corresponding Power must be delivered by LEM to Henderson. Big Rivers agrees to reimburse LEM for twenty-five percent (25%) of its reasonable out-of-pocket costs and expenses incurred in connection with LEM's enforcement of its rights under such agreements, promptly after being invoiced by LEM for the same. Big Rivers agrees that all such Power sales and deliveries shall be satisfied using Power other than the Unit Output or Station Two Unit Output required to be sold by Big Rivers to LEM pursuant to
Section 3 of the Power Purchase Agreement; provided, that Big Rivers may provide such Power from the Base Power sold to Big Rivers by LEM under Section 4 of the Power Purchase Agreement.

      (g) Except as otherwise provided in the relevant Pre-Closing Development Agreement, Henderson shall be responsible for coordinating and paying for any transmission services over the Big Rivers transmission system required for the delivery of Power to Henderson or its customers (subject to any rights of Henderson under the Station Two Contracts to use that system without such payments). Where LEM is selling that Power directly to Henderson, Big Rivers agrees to invoice Henderson separately for such transmission charges (if any). Big Rivers and LEM agree with each other that they shall be solely responsible for the costs and risks which each has undertaken in the relevant Pre-Closing Development Agreement associated with their procuring and delivering the Power for which they are responsible as described in this Section 11.1, including without limitation any responsibility undertaken regarding the transmission and related costs required in order to transmit that Power to Big Rivers' transmission system. Big Rivers and LEM each agree to pay to the other Party, the purchase price amounts for which they are responsible under this Section
11.1 within 15 days after receipt of the corresponding revenues from Henderson.

      11.2 Economic Development Opportunities During The Term. Notwithstanding anything contained in the 1998 Amendments or elsewhere in this Agreement to the contrary, the Parties agree that during the Phase I Subcontract Term and the Phase II Assignment Term the rights and obligations of Big Rivers under Section 28 of the Station Two Power Sales Agreement (as amended by the 1998 Amendments), pertaining to "Economic Development Opportunities" of Henderson ("Section 28") (other than its rights and obligations relating to Pre-Closing Development Agreements, which shall continue to be governed by Section 28 and by Sections
11.1 and 11.3 of this Agreement) shall be deemed to be suspended, and Section 28, as modified and supplemented by this Section 11.2 and Section 11.3, below, shall be deemed to represent separate and distinct rights and obligations of LEM and Henderson to each other that shall continue in force and effect until such time as this Agreement expires or is terminated in accordance with its terms. Notwithstanding the foregoing, the Parties agree that Henderson shall continue to enjoy all of the rights and benefits arising under Section 28, as well as under any other provisions of the Station Two Power Sales Agreement to which Section 28 may relate; provided, that Henderson hereby agrees that such rights and benefits shall be subject to the provisions of Sections 11.1, 11.2 and 11.3 of this Agreement throughout the Term. The covenants and agreements made by LEM and Big Rivers to each other in this Section 11.2 and Section 11.3, below, shall be deemed to be independent of the provisions of Section 28. Consistent with the foregoing, and for the purpose of implementing the agreements contemplated in this Section 11.2, references to Big Rivers in Sections 28.1 and 28.2 of the Station Two Power Sales Agreement shall be deemed to be references to LEM throughout the Phase I Subcontract Term and the Phase II Assignment Term. The Parties acknowledge that (a) the availability of Station Two Economic Development Power to Henderson as contemplated in this Section 11.2 shall take into consideration any Economic Development Power utilized by Henderson in connection with any Pre-Closing Development Agreements that may remain in effect at that time, and (b) except to the extent otherwise provided for herein, Station Two Economic Development Power shall be treated under this Section 11.2 in the same manner and with the same effect as provided in Section 28.

      (a) In the event Henderson shall elect to use available Station Two Economic Development Power with respect to a particular "Economic Development Opportunity" pursuant to Section 28 at any time during the Phase I Subcontract Term or the Phase II Assignment Term (other than uses of that Power in connection with Pre-Closing Development Agreements between Henderson, on the one hand, and Big Rivers or LEM, on the other hand), Henderson shall be required, as a condition to its right to utilize that Power: (i) to enter into an agreement with LEM for the purchase by Henderson and the delivery by LEM of all capacity and Energy requirements of such Economic Development Opportunity to the extent not supplied by

Henderson with its reserved capacity or with Station Two Economic Development Power, which shall in no event be less than one-half of all capacity and Energy required to meet the needs of that Economic Development Opportunity not supplied by Henderson from its reserved Capacity in compliance with the Station Two Contracts ("Surplus Power"), at a price and upon terms and conditions which those Parties determine are based on the then-prevailing market for such Surplus Power, or (ii) to make a binding written offer to LEM to purchase from LEM all of that Surplus Power, at the price determined in accordance with the process provided below (the "Offer Price") and on the other terms and conditions which are determined in accordance with the process described below (the "Offer"). In the event of such a negotiated agreement or an acceptance by LEM of an Offer, Henderson shall be obligated to purchase and LEM shall be obligated to deliver such Surplus Power in accordance with the terms of such negotiated agreement or the agreement created by that Offer and acceptance.

      (b) Any Offer made by Henderson to LEM, to be effective for purposes of this Section 11.2, must be preceded by a notice by Henderson to LEM of Henderson's desire to so utilize all or a portion of the remaining Station Two Economic Development Power (a "Notice"), and by a completed bidding process as contemplated below, and must otherwise comply with the provisions of this
Section 11.2, in each case absent the written agreement of LEM to the contrary. Any Notice shall, upon its delivery to LEM, be deemed to be the commencement of the bidding process provided for below in order to determine the relevant Offer Price for the relevant Surplus Power (the "RFP Process"). The Notice must identify the particular Economic Development Opportunity for which the Surplus Power is being sought and the amount of Surplus Power and Station Two Economic Development Power, respectively, that would be required for the same, and must include a description in reasonable detail of the load characteristics and other terms that would be relevant to the Surplus Power purchases to be made by Henderson (which shall in no event materially deviate from the load characteristics and other terms (exclusive of pricing terms) and conditions upon which Henderson is to supply the capacity and Energy requirements of that Economic Development Opportunity), including without limitation, the quantity or quantities of Surplus Power to be delivered, the date for the Commencement of service, the period or periods during which deliveries would be required, the duration of the proposed agreement, the relevant delivery points to which the Surplus Power must be delivered at the Power supplier's expense, the relevant load factor(s), whether sales would be firm or interruptible, and all other material terms and conditions upon which the Surplus Power sales would be made to Henderson.

      (c) Promptly following its delivery of the Notice to LEM, Henderson shall initiate the RFP Process by delivering a written request for proposal to not less than six (6) power suppliers (other than LEM) which are then authorized by applicable Laws to sell Power on a wholesale basis at market-based rates in the Commonwealth of Kentucky (each a "Qualified Power Marketer"), soliciting from those Qualified Power Marketers one (but not more than one) firm offer to sell to Henderson all (but not less than all) of the Surplus Power required to meet the needs of that Economic Development Opportunity. All such requests for proposals shall be delivered by Henderson to the Qualified Power Marketers on the same Business Day, shall specify the date by which proposals must be received by Henderson, shall include the same terms and conditions for Surplus Power sales as were set forth in the Notice delivered by Henderson to LEM, and shall not include any different or additional terms or conditions. Any proposal that may be received by Henderson in response to its requests for proposals, in order to be valid for purposes of this Section 11.2, (i) must be in writing,
(ii) must contain a single price per megawatt-hour at which the relevant Qualified Power Marketer is willing to sell the Surplus Power to Henderson during each period specified in the request for proposals (with annual adjustments, if any, to that price based on a nationally recognized industry index which references price levels) but without any separate demand or capacity charge absent the written agreement of LEM and Henderson to the contrary, (iii) must represent a binding offer by that Qualified Power Marketer to sell and deliver to Henderson all Surplus Power included in the request for proposals on the terms and subject to the conditions set forth therein without material condition or reservation (and must expressly recite that it is such a binding offer), and (iv) must be irrevocable and not subject to modification by that Qualified Power Marketer until at least 4:00 P.M. Henderson, Kentucky time on the first Business Day following the date on which Henderson shall deliver the Offer to LEM as contemplated in Subsection (e), below. Any offer or proposal from a Qualified Power Marketer that does not meet each of the criteria set forth in (i), (ii), (iii) and (iv), above, shall be disqualified from consideration, but Henderson shall be free to obtain a replacement offer which meets those criteria from that or any other Qualified Power Marketer. In order to facilitate the receipt of at least three offers from Qualified Power Marketers that meet the foregoing criteria, Henderson shall be permitted, following its delivery of the relevant Notice to LEM, to provide to prospective power suppliers in advance and on an informal basis the relevant information to be included in its formal request for proposals, and to discuss with those prospective power suppliers the load characteristics and other terms and conditions upon which Surplus Power sales would be required.

      (d) Henderson shall promptly deliver to LEM (i) a complete copy of all requests for proposals that are delivered to prospective power suppliers, and
(ii) copies of all proposals that are received by Henderson from Qualified Power Marketers in response to those requests, and Henderson shall notify LEM promptly following the specified date by which proposals shall be received by Henderson that Henderson has received at least three (3) qualifying proposals that will remain effective through the period described in Section (c)(iv), above, and that otherwise meet the criteria described in (c), above (including the identities of those Qualified Power Marketers). Henderson shall rank such qualifying offers from highest to lowest, based on the megawatt-hour prices specified therein for the Surplus Power. In the event that a proposal shall specify different prices for separate periods of time as permitted by the request for proposals, the megawatt-hour price for such proposal shall be determined by calculating the weighted average of the megawatt-hour prices so specified, weighted based on the quantity of Energy to be purchased in each period. For purposes of calculating the megawatt-hour prices of an offer which specifies annual adjustments thereto based on an index as provided for in Subsection (c) above, the amount of each such adjustment during the term of the proposed agreement shall be assumed to be the same as the latest annual rate of adjustment for such index as of the time of the price determination. Any demand or capacity charges that are agreed to by LEM and Henderson as contemplated in Subsection (c) above, shall be calculated for purposes of determining the ranking of the proposals in the manner provided in such agreement. Based on the ranking of the proposals as aforesaid: (i) if five or more qualifying proposals are received by Henderson, then of the five qualifying proposals specifying the lowest prices the highest and lowest of those proposals shall be eliminated, the proposal which is the mean of the remaining three proposals shall constitute the "Mean Proposal"; and (ii) if less than five but at least three qualifying proposals are received by Henderson, then of the three qualifying proposals specifying the lowest prices, the highest and lowest proposals shall be eliminated and the remaining proposal shall be the Mean Proposal. The megawatt-hour price or prices specified in the Mean Proposal (together with the adjustments thereto, if any, specified in such proposal as are permitted by the request for proposals, shall constitute the "Offer Price." In the event Henderson does not receive at least three such qualifying proposals, then absent the written agreement of LEM and Henderson to the contrary, that entire RFP Process shall be deemed to be disqualified, and Henderson may elect (but shall be required as a condition to its right of access to and use of the relevant Station Two Economic Development Power) to once again deliver a Notice to LEM, commence and complete a new RFP Process with those or other Qualified Power Marketers, and make a corresponding Offer to LEM.

      (e) Following a determination of the relevant Mean Proposal and Offer Price as contemplated in (d), above, Henderson may, as a condition to its right of access to and use of the relevant Station Two Economic Development Power, but shall not be obligated to, deliver an Offer to LEM based solely on that Offer Price and the other terms and conditions for Surplus Power sales and deliveries as were set forth in the Mean Proposal; provided, however, that any such Offer by Henderson, as an additional condition to its effectiveness hereunder, must be delivered by Henderson to LEM within two (2) Business Days following Henderson's determination of the relevant Mean Proposal. Any proposed Offer by Henderson to LEM which does not follow a determination of the relevant Mean Proposal and Offer Price as contemplated above, or which does not otherwise comply with the provisions of this Section 11.2, shall be disqualified, and Henderson may request (but shall be required as a condition to its right of access to and use of the relevant Station Two Economic Development Power) to commence a new RFP Process to once again determine the relevant Mean Proposal and Offer Price, and to make a corresponding new Offer to LEM (absent the written agreement of LEM and Henderson to the contrary)

      (f) LEM shall have a period of five (5) Business Days following receipt of Henderson's Offer to accept the terms of such Offer and agree to supply the Surplus Power at the Offer Price and on the other terms and conditions included in the Offer. If LEM rejects or fails to accept such Offer within that five-Business Day period, Henderson may pursue its rights provided for in
Section 28.2 of the Station Two Power Sales Agreement to seek alternative sources for such Surplus Power, by either (i) accepting one of the original qualifying proposals from any of the Qualified Power Marketers described in Subsection (d), above, whose proposal was ranked lower than or constituted the Mean Proposal, or (ii) accepting a new proposal from any such Qualified Power Marketer or other third-party supplier based on the same material terms and conditions as were included in the Offer, and that meets the criteria set forth in Subclauses (i), (ii) and (iii) of Subsection (c), above; provided, that any such new proposal, based on the method of calculation set forth in Subsection
(d), above, shall be ranked equal to or lower than the Mean Proposal on which the Offer was based. If Henderson shall fail to so accept one of the original qualifying proposals or a new proposal meeting the criteria described above, then as a condition to Henderson's right to utilize the relevant Station Two Economic Development Power, Henderson shall, prior to entering into an agreement to buy the Surplus Power (or any of it) from a third-party Power supplier, offer to LEM the right, in LEM's discretion, to match the price and other material terms and conditions offered by or to that third-party supplier (a "Matching Offer"), thereby agreeing to supply the Surplus Power to Henderson on those terms and conditions in lieu of that supplier. Such a Matching Offer by Henderson to LEM shall be accompanied by a copy of the proposed agreement with, or binding written offer from or to, that third-party supplier. If the Matching Offer is accepted by LEM, Henderson shall be obligated to purchase and LEM shall be obligated to sell the relevant Surplus Power at the price and upon the other material terms and conditions set forth or deemed to be included in the Matching Offer. If LEM rejects the Matching Offer or fails to accept it within five (5) Business Days after its receipt thereof and of a copy of the relevant third party agreement or offer, Henderson shall be free to enter into that agreement with the third-party supplier; provided, however, that if Henderson shall fail to enter into that agreement for the purchase of the relevant Surplus Power within thirty (30) days after the expiration of that five-Business Day period, no such agreement shall be entered into without again first offering LEM the right to match the price and material terms and conditions thereof as contemplated in this Subsection (f). Big Rivers shall have no rights with respect to any Offer or Matching Offer that is not accepted by LEM, absent the agreement of Henderson to the contrary. Following any acceptance by LEM of an Offer or Matching Offer made by Henderson as contemplated in this Section 11.2, and subject to the provisions of Subsection (h), below, LEM shall be given at least ten (10) Business Days prior written notice by Henderson of the date on which initial Surplus Power deliveries by LEM must commence under their relevant agreement, and of the date on which Henderson shall begin taking the relevant Station Two Economic Development Power from Station Two for sale to that Economic Development Opportunity (which shall not pre-date the date of such initial Surplus Power deliveries).

      (g) Any acceptance by LEM of an Offer or Matching Offer made by Henderson must be in writing, and shall be deemed to obligate Henderson to purchase and accept delivery of, and LEM to sell and deliver, Surplus Power on the relevant terms and conditions for that Offer or Matching Offer described above. Any such agreements that may be created between LEM and Henderson are hereinafter referred to individually as an "Economic Development Agreement" and collectively as the "Economic Development Agreements." Following any acceptance by LEM of an Offer or Matching Offer made by Henderson in accordance with the terms hereof, those Parties and their counsel may restate, without limitation, the Economic Development Agreement created thereby in a separate written instrument executed by LEM and Henderson.

      (h) Notwithstanding anything contained in Section 28 or Section 11.2 of this Agreement to the contrary, and notwithstanding LEM's acceptance of any Offer or Matching Offer made by Henderson as contemplated herein, LEM shall be entitled, in its discretion and upon written notice to Henderson, to terminate any agreement created by that acceptance without further obligation to Henderson, and to terminate Henderson's right pursuant to Section 28 and this
Section 11.2 to use the Station Two Economic Development Power relating to that Offer or Matching Offer, in the event Power purchases by the relevant Economic Development Op-portunity from Henderson under their agreement, and the corresponding Surplus Power purchases by Henderson from LEM under their Economic Development Agreement, have not commenced in accordance with their respective terms by the date for commencement of service (the "Start Date") as set forth in the Offer or Matching Offer, unless the relevant Economic Development Agreement between Henderson and LEM expressly provides for Henderson's payment in the event that service has not commenced by the Start Date of demand or capacity charges to LEM commencing with the Start Date and continuing until service shall be commenced in which event the foregoing termination rights of LEM shall not be exercisable by LEM unless such purchases of Surplus Power by Henderson have not commenced in accordance with the terms of those agreements within 36 months following the date of LEM's acceptance of the Offer or the Matching Offer (or such shorter period as is provided for in the relevant Economic Development Agreement). In the event that the demand and/or use of Power by any Economic Development Opportunity shall be reduced due to any unexpected inability to utilize such Power or refusal to purchase such Power, or such Economic Development Opportunity shall otherwise no longer be a customer of Henderson, upon notification by Henderson to LEM of such an event, (i) in the case of such reduction in Power requirement, the amount of the Power reduction shall be applied to reduce the relevant Economic Development Power allocated and available to Henderson under this Section 11.2 and Section 28, and the Surplus Power purchased by Henderson and sold by LEM under the relevant Economic Development Agreement, pro-rata based on the respective amounts of Power thereof, and (ii) in the case of Henderson's loss of such Economic Development Opportunity as a customer, the allocation to Henderson of the relevant Economic Development Power shall end and the relevant Economic Development Agreement shall be deemed terminated by the Parties. No Economic Development Power to which Henderson becomes entitled pursuant to this Section 11.2 or Section 28 shall be used other than for the relevant Economic Development Opportunity, except for the use of Excess Henderson Energy associated with the Capacity of such Economic Development Power as provided in Section 3.8 of the 1998 Amendments and Section 11.5 of this Agreement. The foregoing termination rights shall be in addition to and not in lieu of, any other termination rights that LEM or Henderson may have under or with respect to the relevant Economic Development Agreement, all of which, together with all other rights and remedies, shall be cumulative to the fullest extent permitted by applicable Laws.

      (i) The provisions of Section 28.3 of the Station Two Power Sales Agreement shall continue to govern the Parties' respective rights and obligations throughout the Phase I Subcontract Term and Phase II Assignment Term, except that references therein to Big Rivers shall be deemed to be to LEM, and the reference therein to the specified prices contained in Exhibit 1 shall be deemed to be a reference to the relevant Offer Price or the price identified in the relevant Matching Offer (as applicable). The Parties agree that the provisions of Section 28.4 of the Station Two Power Sales Agreement shall have no applicability during the Phase I Subcontract Term or the Phase II Assignment Term.

      (j) Within five (5) Business Days after any acceptance by LEM of an Offer or Matching Offer made by Henderson with respect to an Economic Development Opportunity as contemplated above, LEM shall notify Big Rivers of the resulting Economic Development Agreement, shall provide Big Rivers with a copy of Henderson's Offer or Matching Offer (as applicable), and shall offer in writing to Big Rivers the right to sell and deliver to LEM twenty-five percent (25%) of all Power required by LEM to service that Economic Development Agreement with Henderson, for a purchase price payable by LEM to Big Rivers for such Power equal to the total revenues actually received by LEM for the corresponding amount of Surplus Power delivered to Henderson under that Economic Development Agreement (inclusive of all corresponding Energy and demand or capacity charges, if any, but exclusive of revenues attributable to transmission charges or reimbursements (if any) payable by Henderson to LEM under that agreement). The Power sales and deliveries contemplated by any such offer from LEM to Big Rivers would be on the same material terms and conditions as are provided for in the corresponding Economic Development Agreement between LEM and Henderson, and deliveries by Big Rivers would be required to be made to LEM at one or more interconnection points on Big Rivers' transmission system. Big Rivers shall have five (5) Business Days following its receipt of that offer by LEM to accept the same by written notice to LEM. Such acceptance by Big Rivers shall obligate it to sell all such Power to LEM for the duration of LEM's corresponding Economic Development Agreement with Henderson and on the other terms and conditions described above. LEM shall be entitled, without obligation to Big Rivers, to sell and deliver all Surplus Power required under that Economic Development Agreement, solely for LEM's account, until such time as Big Rivers shall have notified LEM of its acceptance of the foregoing offer from LEM, and, thereafter,
(i) until such time as Big Rivers has commenced deliveries of the relevant Power as contemplated herein, or (ii) to the extent that Big Rivers shall at any time fail to deliver the corresponding quantities of Power to LEM. LEM shall have no obligation to enter into any Economic Development Agreement with Henderson, and shall be entitled to terminate any such agreement as contemplated in Subsection
(h) above without the consent or approval of Big Rivers. Any failure by Big Rivers to accept LEM's offer within that five (5) day period as to all Power covered thereby, any failure by Big Rivers, following its timely acceptance of that offer, to commence deliveries of the relevant Power to LEM within 24 hours after such acceptance (or such later time at which LEM's corresponding Power deliveries to Henderson are required to commence), or any failure by Big Rivers to thereafter fulfill in all material respects all Power delivery and other obligations of Big Rivers to LEM under their agreement, shall immediately entitle LEM to revoke or terminate its offer or that agreement (as applicable) by written notice to Big Rivers and without further obligation to Big Rivers, and shall, following such revocation or termination, be deemed to release and discharge LEM from any further obligation to Big Rivers, whether under this
Section 11.2(j) or otherwise, to purchase or offer to purchase from Big Rivers any Power required by LEM for that or any future Economic Development Agreement with Henderson; provided, that such revocation or termination by LEM shall not be deemed to affect Big Rivers' rights and obligations under any other similar power sales agreements with LEM in existence as of that revocation or termination and relating to another existing Economic Development Agreement. Big Rivers agrees that all Power sales and deliveries by it to LEM in connection with one or more Economic Development Agreements shall be satisfied using Power other than the Unit Output or Station Two Unit Output required to be sold by Big Rivers to LEM pursuant to Section 3 of the Power Purchase Agreement; provided, that Big Rivers may provide such Power from the

Base Power sold to Big Rivers by LEM under Section 4 of the Power Purchase Agreement. LEM agrees to pay to Big Rivers the purchase price amounts for which it is responsible under this Section 11.2(j) within 15 days after LEM's receipt of the corresponding revenues from Henderson.

      (k) Throughout the term of any agreement created between Big Rivers and LEM as contemplated in (j), above, Big Rivers agrees to reimburse LEM for 25% of all out-of-pocket costs and expenses incurred by LEM in enforcing its corresponding Economic Development Agreement with Henderson, promptly after being invoiced by LEM for the same, and LEM agrees to use its commercially reasonable efforts to so enforce that agreement against Henderson. Except as otherwise provided in the relevant Economic Development Agreement, Henderson shall be responsible for coordinating and paying for any transmission services over the Big Rivers transmission system required for the delivery of Surplus Power to Henderson or its customers (subject to any rights of Henderson under the Station Two Contracts to use that system without such payments). Big Rivers agrees to invoice Henderson separately for those transmission charges (if any). Big Rivers and LEM agree with each other that they shall be solely responsible for the costs and risks which each may undertake in the relevant Economic Development Agreement associated with their procuring and delivering the Power for which they are or may become responsible as described in this Section 11.2, including without limitation, any responsibility undertaken regarding the transmission and related costs required in order to transmit that Power to Big Rivers' transmission system. The agreements between Big Rivers and LEM described in this Subsection (k) and Subsection (j) above, and the performance and non-performance thereof, shall have no effect on LEM's or Henderson's rights and obligations under any Economic Development Agreements between them.

      (l) In the event that, with respect to any Economic Development Opportunity, Henderson shall for any reason elect not to, or shall fail to, submit to LEM an Offer for Surplus Power that complies with the provisions of this Section 11.2 or to otherwise negotiate and enter into an agreement with LEM to supply that Surplus Power (in either case thereby foregoing its right to use Station Two Economic Development Power for sale to the relevant

Economic Development Opportunity), but Henderson shall instead pursue the purchase of all or any portion of the Power needs of that Economic Development Opportunity from one or more other power suppliers, and in the event Henderson shall thereafter desire to enter into one or more agreements with a third-party power supplier to purchase Power for resale to that Economic Development Opportunity, then, prior to so entering into that agreement Henderson shall provide a copy thereof (or the relevant offer(s) from or to that supplier) to LEM, and shall offer in writing to LEM the right, in LEM's discretion, to match the price and the other material terms and conditions offered by or to that third-party supplier. If LEM rejects that offer or fails to accept it within five (5) Business Days after its receipt thereof, Henderson shall be entitled to enter into an agreement with that third-party supplier for the price and upon the same material terms and conditions as were offered to LEM. In the event LEM accepts any offer made by Henderson as contemplated in this Subsection (l), LEM shall be obligated to sell and deliver, and Henderson shall be obligated to purchase, all such Power at the price and upon the other material terms and conditions described above. In the event LEM accepts an Offer under this Section 11.2(l), it shall have no obligation or liability whatsoever to Big Rivers with respect to the resulting agreement between LEM and Henderson.

      11.3 Treatment of Economic Development Agreements Following the Term.

      (a) Upon the expiration or earlier termination of this Agreement for any reason: (i) LEM shall assign and transfer to Big Rivers all of LEM's rights, title and interest under, in and to any Pre-Closing Development Agreements that were previously assigned and transferred to LEM in accordance with Section 11.1 and that continue in effect as of that expiration or termination date (other than LEM's rights to payment thereunder for Power deliveries made prior to the assignment or transfer to Big Rivers, and other than damage claims of LEM arising thereunder prior to that assignment or transfer); (ii) any agreements between LEM and Big Rivers providing for LEM's sale of Power to Big Rivers for resale to Henderson under any Pre-Closing Development Agreement (as contemplated in Section 11.1) shall be terminated (other than LEM's rights to payment thereunder for Power deliveries already made to Big Rivers, and other than damage claims of LEM or Big Rivers arising thereunder prior to that termination); (iii) any agreements between LEM and Big Rivers providing for Big Rivers' sale of Power to LEM for resale to Henderson under any Pre-Closing Development Agreement (as contemplated in Section 11.1) shall be deemed to be terminated (other than Big River's rights to payment thereunder for Power deliveries already made to LEM, and other than damage claims of Big Rivers of LEM arising thereunder prior to that termination); and
(iv) LEM shall be deemed to be fully released and discharged by Big Rivers and Henderson from further obligation or liability in connection with the agreements described in (i), (ii) and (iii), above, except as contemplated above, and except for breaches or defaults under those agreements on the part of LEM occurring prior to the assignment, transfer or termination, as applicable, of such agreements (which breaches or defaults on the part of LEM, and all liabilities arising therefrom, shall remain an obligation of LEM after such assignment, transfer or termination). Upon any assignment or transfer by LEM to Big Rivers of any Pre-Closing Development Agreements as contemplated above, Big Rivers shall be deemed to have assumed and undertaken all of LEM's obligations thereunder which arise or accrue following that assignment or transfer; provided, that in the event LEM shall have modified or amended in any material respect a Pre-Closing Development Agreement without the consent of Big Rivers, then in lieu of any obligation of Big Rivers to assume that agreement, as otherwise provided for in this Section 11.3(a), Big Rivers shall have the option to assume the agreement (which option shall be exercised by Big Rivers in accordance with the procedures set forth in Section 11.3(b) relating to all other Economic Development Agreements).

      (b) In addition, upon the expiration or earlier termination of this Agreement for any reason, LEM shall be deemed to have offered to Big Rivers the right to cause LEM to assign and transfer to Big Rivers all (but not less than all) of LEM's remaining rights, title and interest (if any) under, in and to any Economic Development Agreements which are then in effect and to which LEM is then a party (other than LEM's rights and entitlements thereunder for payments owing by Henderson as of the assignment or transfer, and other than LEM's damage claims arising thereunder prior to the assignment or transfer). Big Rivers shall have a period of 30 days following the expiration or termination of this Agreement to accept that offer from LEM by designating in writing to LEM, in reasonable detail, the specific Economic Development Agreement(s) that will be assigned and transferred by LEM to Big Rivers. If Big Rivers fails to so designate a particular Economic Development Agreement within that 30-day period, its rights under this Section
11.3 with respect to that agreement shall be deemed to have been fully and forever waived, its rights under Section 11.2 (or under any related agreement with LEM contemplated in Section 11.2) to sell Power to LEM for resale to Henderson under that Economic Development Agreement shall, at the election of LEM made at any time thereafter upon notice to Big Rivers, be terminated without further obligation on the part of LEM, and LEM shall thereafter supply all such Power to Henderson from any source satisfactory to LEM during the remainder of that Economic Development Agreement.

      (c) The Parties acknowledge and agree that the assignment or transfer of the Pre-Closing Development Agreements and Economic Development Agreements contemplated by or made pursuant to Sections 11.3(a) and 11.3(b), above, may require notice to or the prior approval of the FERC or other federal, state or local governmental agencies. LEM shall be solely responsible for submitting all notices or obtaining all approvals of the FERC or any other governmental authority required for the assignment or transfer of such Power sales agreements. LEM will pay the first $25,000, and Big Rivers will pay the remaining balance due, of all reasonable fees and expenses incurred by LEM in filing the notices and seeking the required approvals contemplated in this
Section 11.3(c), including, without limitation, consultant and legal fees, administrative fees and filing fees. After the Term, and promptly following Big Rivers' request therefor, LEM shall proceed in good faith and use its reasonable best efforts to file such notices and to obtain such approvals as may be required to transfer and assign such Power sales agreements to Big Rivers. In light of the regulatory notices and approvals which may be required, the Parties further agree that, notwithstanding the provisions of Subsection (a) and (b), above, no such assignment or transfer shall be deemed to have occurred in the event Big Rivers shall reasonably determine, and shall notify LEM and Henderson in writing, that any such approval by the FERC or any other governmental authority shall be required for the same but shall not have been obtained. In any event, no such assignment or transfer shall occur until all necessary notices and approvals to such assignments and transfers, and the terms thereof, are so obtained from the FERC and all other governmental authorities, and the provisions of the Pre-Closing Development Agreements and the Economic Development Agreements shall remain unchanged except for such assignment or transfer. If Big Rivers provides a notice to LEM and Henderson to the effect contemplated in the preceding sentence, Big Rivers shall be deemed by that notice to have elected to (and shall then be obligated to) sell and deliver to LEM during the period specified below, and LEM shall have an obligation to purchase and accept delivery from Big Rivers during the period specified below (provided Big Rivers shall not then or at any time during that period be in breach or default of any obligation that may be due and owing to any LG&E Company), all Power required by LEM to meet its obligation to Henderson under the relevant Pre-Closing Development Agreement(s) and Economic Development Agreement(s), for a purchase price payable by LEM to Big Rivers therefor equal to the total revenues actually received by LEM from Henderson for the corresponding Power that it delivered to Henderson in connection with that agreement(s) (but exclusive of revenues attributable to transmission charges or reimbursements payable by Henderson). The period during which the purchase and sale obligations specified in the preceding sentence shall be effective shall commence on the date of Big Rivers' notice to LEM and Henderson and shall expire on the earlier of (x) the date of receipt of all required regulatory and governmental approvals to the proposed assignment or transfers of the relevant Pre-Closing Development Agreement(s) and Economic Development Agreement(s) or
(y) the date of expiration or termination of the relevant Pre-Closing Development Agreement(s) and Economic Development Agreement(s). Big Rivers and Henderson agree to reasonably cooperate with LEM's efforts to submit such notices and obtain such approvals, and Big Rivers agrees to seek such approvals expeditiously. Upon any assignment or transfer by LEM to Big Rivers of the Pre-Closing Development Agreement(s) and Economic Development Agreement(s) as contemplated herein, LEM shall be deemed to be released and discharged from any further obligation or liability to Henderson or Big Rivers thereunder or under this Section 11.3(c), or with respect thereto or hereto, except for any breaches or defaults by LEM under that agreement or under this Section 11.3(c) occurring prior to that assignment or transfer.

      11.4 Section 3.4 of Power Sales Contract. By way of clarification only and not in limitation of the Parties' respective rights and obligations thereunder, the Parties acknowledge and agree that the annual adjustment to Henderson's five year capacity reservation forecasts in amounts not exceeding five (5) megawatts per Contract Year provided for in Section 3.3 of the Station Two Power Sales Agreement, as applied as contemplated in the concluding sentence of Section 3.4 of the Station Two Power Sales Agreement (as amended by the 1998 Amendments), is limited to five (5) megawatts per Contract Year for all commercial or industrial customers of Henderson collectively, not five (5) megawatts per Contract Year for each such customer.

      11.5 Use of Excess Energy and Capacity. The Parties hereby agree that, during the Phase I Subcontract Term and the Phase II Assignment Term, the provisions of this Section 11.5 shall apply and govern their respective rights and obligations with respect to Excess Henderson Energy and Energy associated with Excess Henderson Capacity (each as defined below), in lieu of the provisions of Section 3.8 of the Station Two Power Sales Agreement (as amended by the 1998 Amendments). Consistent with the foregoing, the Parties agree that the provisions of Section 3.8 of the Station Two Power Sales Agreement shall be suspended throughout the Phase I Subcontract Term and the Phase II Assignment Term. Notwithstanding the foregoing, the provisions of Sections 8.12 and 9.7 of the Agreement, as they relate to Excess Henderson Energy and Energy associated with Excess Henderson Capacity, shall also govern the Parties' respective rights and obligations to the extent contemplated therein.

      (a) In the event that at any time and from time to time Henderson does not schedule or take the full amount of Energy associated with its reserved Capacity from Station Two (determined in accordance with Station Two Power Sales Agreement), (1) Big Rivers shall, during the Phase I Subcontract Term, upon the prior request of LEM, and (2) Station Two Subsidiary may, during the Phase II Assignment Term, in its discretion, take and utilize all such Energy (or any portion thereof designated by Station Two Subsidiary) not so scheduled or taken by Henderson (the "Excess Henderson Energy"), as provided herein. Henderson agrees to permit Big Rivers or Station Two Subsidiary (as applicable) to take and utilize all or any portion of such Excess Henderson Energy as contemplated above.

      (b) If at any time Station Two Capacity is generated in excess of the Total Capacity of Station Two determined in accordance with Section 3.6 of the Station Two Power Sales Agreement ("Excess Henderson Capacity"), (1) Big Rivers shall during the Phase I Subcontract Term, and (2) Station Two Subsidiary shall, during the Phase II Assignment Term, take and utilize all Energy associated with such Excess Henderson Capacity as provided herein (unless otherwise agreed to by Station Two Subsidiary and Henderson). Henderson agrees to permit Big Rivers or Station Two Subsidiary (as applicable) to take and utilize all such Energy as contemplated above.

      (c) Promptly following the end of each calendar month during the Phase I Subcontract Term and the Phase II Assignment Term, Station Two Subsidiary shall notify Henderson and Big Rivers of the amount of Excess Henderson Energy and Energy associated with the Excess Henderson Capacity, if any, taken by Big Rivers or Station Two Subsidiary, as the case may be, during the previous month. Big Rivers or Station Two Subsidiary (whichever Party so took the Excess Henderson Energy and/or Energy associated with Excess Henderson Capacity) shall pay to Henderson, prior to the 25th day of the then current month, for the amount of Excess Henderson Energy and Energy associated with the Excess Henderson Capacity so taken by it during that prior month, a purchase price per megawatt hour equal to $1.50. In addition, Big Rivers or Station Two Subsidiary, as the case may be, shall (i) provide, at its own cost, the full replacement of all fuels and reagents consumed from the Station Two fuel and reagent reserves for the production of the Excess Henderson Energy and Energy associated with the Excess Henderson Capacity so taken by it, and (ii) pay the portion of the sludge disposal costs attributable to that Excess Henderson Energy and Energy associated with Excess Henderson Capacity, as calculated in accordance with
Section 3.4 of the Joint Facilities Agreement. Notwithstanding the foregoing, Station Two Subsidiary agrees to promptly reimburse Big Rivers for its out-of-pocket costs and expenses incurred in connection with such fuels, reagents and sludge disposal to the extent not paid by LEM as an Operating Pass Through Cost pursuant to Section 8.12 of this Agreement, and Station Two Subsidiary shall administer all such fuel and reagent procurement on behalf of Big Rivers pursuant to Section 8.14 (c) of this Agreement.

      (d) Henderson and Big Rivers agree that Station Two Subsidiary shall be allowed, but shall not be required, to operate Station Two to obtain Capacity above the Total Capacity of Station Two determined in accordance with Section
3.6 of the Station Two Power Sales Agreement; provided, however, that Station Two Subsidiary's operation of Station Two shall at all times be subject to its operating covenants to Big Rivers and Henderson, respectively, set forth elsewhere in this Agreement or the Assigned Station Two Contracts, as applicable. Henderson further agrees that it shall not at any time be permitted to sell or commit to any Person (other than to Big Rivers or Station Two Subsidiary as contemplated in this Section 11.5) any Excess Henderson Energy without having first offered Big Rivers or Station Two Subsidiary the opportunity to purchase such Excess Henderson Energy as contemplated herein. Big Rivers or Station Two Subsidiary (as applicable) shall have a reasonable period of time after submission of Henderson's scheduled Energy requirements to decide whether to purchase any Excess Henderson Energy not scheduled by Henderson. Big Rivers or Station Two Subsidiary (as applicable) agrees to notify Henderson thereafter if it does not intend to purchase such Energy, and agrees to give Henderson a response within a reasonable time so that Henderson may take efforts to resell that Energy to third-parties. Henderson agrees to compensate Big Rivers according to Big Rivers' Open Access Transmission Tariff to the extent Henderson utilizes any transmission on Big Rivers' transmission system in marketing Excess Henderson Energy. In the event Big Rivers or Station Two Subsidiary (as applicable) decline to purchase any Excess Henderson Energy as contemplated above, then LEM agrees, upon the written request of Henderson delivered within a reasonable period of time prior to the production of such Excess Henderson Energy (but in no event prior to the redemption or retirement in full of the Station Two Bonds), to reasonably assist Henderson it its efforts to market that Excess Henderson Energy to third-parties for Henderson's own account.

12. CONDEMNATION; DAMAGE OR DESTRUCTION OF STATION TWO ASSETS.

      12.1 Condemnation. If all or substantially all of the Station Two Assets are condemned or become the subject of any taking through powers of eminent domain, this Agreement shall terminate when possession of the Station Two Assets is taken by the condemning or taking authority. Upon such termination, the Parties hereto shall have no further liability or obligation under this Agreement (other than liabilities accrued under this Agreement before the date of such condemnation or taking). If less than substantially all of the Station Two Assets are condemned or taken, then this Agreement shall not terminate.

      12.2 Damage or Destruction. If at any time during the Phase I Subcontract Term or the Phase II Assignment Term the Station Two Assets are damaged or destroyed and such damage or destruction was caused by a casualty covered by an insurance policy required by Section 18 of the Station Two Operating Agreement or Section 10.8 of this Agreement, the proceeds of such insurance shall, to the extent made available to the Parties (including the Trustee under the Station Two Bonds) and to the extent consistent with Prudent Utility Practice, be used to restore the Station Two Assets as soon as reasonably possible to substantially the same general condition, character or use as existed before the damage, and this Agreement shall remain in effect. To the extent not covered by the proceeds of insurance, the capital costs of such restoration of the Station Two Assets shall be allocated to and paid by the Parties as required by Section 6.3(d) of the Station Two Power Sales Agreement and Section 13(a) of the Station Two Operating Agreement and, as between Big Rivers and Station Two Subsidiary to the extent consistent with either Section 8.17(b) or 9.10(a) of this Agreement, shall be deemed payments for Station Two Improvements pursuant to an approved modification of the Operating Budget and shall be paid and reimbursed, as the case may be, in accordance with the provisions of Sections 8.17(d) and 8.17(e) or Section 9.10(c) of this Agreement, as then applicable, provided, that the Station Two Improvement Sharing Ratios applied to such restoration shall be those appropriate based on whether it is a Henderson Incremental Capital Cost or a Henderson Non-Incremental Capital Cost. Each of the Parties shall pay the restoration costs as provided above unless the damage or destruction to the Station Two Assets resulted (a) from the negligence or willful misconduct of Station Two Subsidiary or its

Affiliates, or their respective employees, agents or representatives, in which event Station Two Subsidiary shall bear such additional costs alone, (b) from the negligence or willful misconduct of Big Rivers, or its employees, agents or representatives, in which event Big Rivers shall bear such additional costs alone, or (c) from the negligence or willful misconduct of Henderson, or its employees, agents or representatives, in which event Henderson, if the Station Two Bonds shall have been retired or redeemed prior to the restoration, or shall at any time during the restoration process be retired or redeemed, shall bear such additional costs alone from and after the date of any such retirement or redemption; provided, however, that with respect to any negligence or willful misconduct of Henderson or its employees, agents or representatives, and notwithstanding anything herein to the contrary, Big Rivers and the LG&E Companies shall retain and have the right, in their sole discretion, to pursue any and all rights, causes of action and remedies that any of them may have against Henderson relating to such negligence or willful misconduct, whether at law or in equity and whether pursuant to this Agreement or any of the Station Two Contracts, including, without limitation, any claims under Section 22 of the Station Two Operating Agreement and Section 10.15 of this Agreement; and provided, further, that with respect to any negligence or willful misconduct of either Big Rivers or any LG&E Company, respectively, or of their respective employees, agents or representatives, and notwithstanding anything herein to the contrary, Henderson shall retain and have the right, in its sole discretion, to pursue any and all rights, causes of action and remedies that it may have against Big Rivers or any of the LG&E Companies, respectively, relating to such negligence or willful misconduct, whether at law or in equity and whether pursuant to this Agreement or any of the Station Two Contracts, including, without limitation, any claims under Section 22 of the Station Two Operating Agreement (which shall not be applicable to the LG&E Companies during the Phase I Subcontract Term) and Section 10.15 of this Agreement.

13. TERMINATION; DEFAULT; REMEDIES.

      13.1 Termination Prior to Effective Date. This Agreement may be terminated prior to the Effective Date, upon notice delivered by the terminating Party(s) to the other Parties, under the following circumstances:

      (a) by the LG&E Companies if (1) one or more of the Station Two Power Sales Agreement, Station Two Operating Agreement or the Joint Facilities Agreement are terminated, or (2) any other Station Two Contract is terminated by Henderson or Big Rivers and the termination of such other Station Two Contract would have a material adverse effect on the rights of the LG&E Companies under this Agreement taken as a whole; provided, however, Henderson and Big Rivers agree to promptly provide the LG&E Companies with notice of any default, breach or other event that, with notice or the lapse of time, or both, may result in the termination of any Station Two Contract prior to the Effective Date and, if the proposed termination results from a breach or default of the terms and provisions thereof by Big Rivers, Henderson and Big Rivers shall afford to the LG&E Companies the cure rights and rights of off-set as are further set forth in
Section 13.5(f) of this Agreement.

      (b) by the LG&E Companies or Big Rivers if the Participation Agreement shall be terminated for any of the reasons set forth in Section 17.1.1 of the Participation Agreement; or

      (c) by the LG&E Companies, Big Rivers or Henderson if the Effective Date shall not have occurred on or prior to December 31, 1998, other than by reason of a breach or default under this Agreement on the part of the Party seeking to effect such Termination.

      13.2 Pre-Effective Date Remedies; Conditions Precedent. In the event of a termination of this Agreement pursuant to Section 13.1, each of the Parties shall be released from all liabilities and obligations arising under this Agreement which do not survive such termination under Section 13.10 of this Agreement, other than obligations or liabilities arising from their breach or default under this Agreement. In addition, Big Rivers and the LG&E Companies each acknowledge and agree that, in the event this Agreement is executed and delivered by the Parties prior to the Participation Agreement Effective Date, but is subsequently terminated by any Party(s) pursuant to Section 13.1 of this Agreement or otherwise for any reason on or prior to that Participation Agreement Effective Date, then the conditions precedent described in (a) Item 4 of Section I and Item 5 of Section II, respectively, of Schedule 3.1 of the

Participation Agreement, (b) Item 5 of Section I and Item 3 of Section II, respectively, of Schedule 3.2 of the Participation Agreement, and (c) Item 4 of
Section I and Item 2 of Section II, respectively, of Schedule 3.3 of the Participation Agreement (as applicable), shall be deemed not to have been fulfilled, and none of the LG&E Companies or Big Rivers shall be obligated to consummate the transactions contemplated in the Participation Agreement and the Phase I Agreements or the Phase II Agreements (as applicable) until an agreement with respect to Station Two of the type contemplated in the above-described items, which is mutually satisfactory to Big Rivers and the LG&E Companies, is thereafter executed and delivered by them with Henderson, or until the relevant conditions precedent to such transactions have been waived by Big Rivers and the LG&E Companies in the manner contemplated in the Participation Agreement, and then only to the extent all other conditions precedent to such transactions set forth in that agreement have been appropriately fulfilled or waived.

      13.3 Default During the Phase I Subcontract Term. During the Phase I Subcontract Term, the terms and provisions of the respective Station Two Contracts shall continue to govern the default and termination rights of Big Rivers and Henderson for a breach or default under the terms of the Station Two Contracts. A default under this Section 13.3 shall not, in and of itself, create an additional basis for a breach or default by that Party under any of the Station Two Contracts. Consistent with the preceding two sentences, the occurrence of any of the following events at any time during the Phase I Subcontract Term shall constitute a default by a Party under this Agreement:

      (a) Failure by that Party to pay when due any and all amounts payable to any other Party in accordance with the terms of Section 8 of this Agreement, entitled "Phase I Subcontract," or any other provision of this Agreement.

      (b) Any rejection in bankruptcy of this Agreement or any Station Two Contract by that Party, or any other rescission or termination of this Agreement or any Station Two Contract (in whole or in material part) by that Party in breach or default of this Agreement or such contract.

      (c) Failure of that Party to perform any material covenant or obligation that it may have under this Agreement (other than a payment obligation of the type described in (a) of this Section 13.3, above, or a breach of the type described in (d) of this Section 13.3, below; provided, that neither Big Rivers, on the one hand, nor any LG&E Company, on the other, shall at any time during the Phase I Subcontract Term be deemed to be in default under this Section 13.3(c) by reason of any act or omission on the part of the other which constitutes a default by that other Party under this Section 13.3(c).

      (d) Any attempt by that Party to transfer an interest in this Agreement in breach of Section 15 of this Agreement.

      (e) Except with respect to the Chapter 11 Case, any filing by that Party of a Petition in Bankruptcy or insolvency, or for reorganization or arrangement under any bankruptcy or insolvency laws, or voluntarily taking advantage of any such laws by answer or otherwise or the commencement of any involuntary proceedings under any such laws if such proceedings are not withdrawn or dismissed within 60 days after their institution (with default occurring as of the 61st day after such institution).

      (f) Assignment by that Party for the benefit of creditors of any of its rights or interests under this Agreement or any Station Two Contracts or, in the case of Henderson, any of its rights or interests in the Station Two Assets.

      (g) Allowance by that Party of the appointment of a receiver or trustee of all or a material portion of its property if such receiver or trustee is not discharged within 60 days after appointment (with default occurring as of the 61st day after such appointment).

      (h) Any breach by that Party of a representation or warranty made by that Party in this Agreement, provided that such breach has had a material adverse effect on the non-defaulting Parties or their respective rights under this Agreement and the Station Two Contracts taken as a whole; provided, however, the Parties acknowledge and agree that any breach of any representation or warranty made by a Party as of the Effective Date in this Agreement shall give rise to the right of the other Party to damages or availability of other remedies provided for hereunder arising from such breach only if the claim for damages or other relief is made within one year following the Effective Date.

      (i) For the benefit of Big Rivers and the LG&E Companies only, any failure, inability or refusal of that Party, or its Affiliates, to cure a default or breach by such Party or such Party's Affiliate under the Power Purchase Agreement, the Cost Sharing Agreement, the Transmission Service and Interconnection Agreement, the Facilities Operating Agreement or the Participation Agreement that gives rise to a termination of such agreement, or any termination by that Party or its Affiliates of any of the foregoing agreements in breach or default under such agreement (including without limitation, through a rejection in Bankruptcy).

      (j) For the benefit of the LG&E Companies only, any failure by Big Rivers to pay to LEM, when due, an amount owed pursuant to the Settlement Promissory Note.

      13.4 Default During the Phase II Assignment Term. During the Phase II Assignment Term, the terms and provisions of the respective Station Two Contracts shall govern the default and termination rights of Big Rivers, Station Two Subsidiary and Henderson for a breach or default of their respective obligations under the Station Two Contracts. A default under this Section 13.4 shall not, in and of itself, create an additional basis for a breach or default by that Party under any of the Station Two Contracts. Consistent with the preceding two sentences, the occurrence of any of the following events at any time during the Phase II Assignment Term shall constitute a default by a Party under this Agreement:

      (a) Failure by that Party to pay when due any and all amounts payable to any other Party in accordance with the terms of Section 9 of this Agreement, entitled "Phase II Assignment," or any other provision of this Agreement.

      (b) Any rejection in bankruptcy of this Agreement or any Station Two Contract by that Party, or any other rescission or termination of this Agreement or any Station Two Contract (in whole or in material part) by that Party in breach or default of this Agreement or such contract.

      (c) Failure of that Party to perform any material covenant or obligation that it may have under this Agreement (other than a payment obligation of the type described in (a) of this Section 13.4, above, or a breach of the type described in (d) of this Section 13.4, below); provided, that neither Big Rivers, on the one hand, nor any LG&E Company, on the other, shall at any time during the Phase II Assignment Term be deemed to be in default under this
Section 13.4(c) by reason of any act or omission on the part of the other which constitutes a default by that other Party under this Section 13.4(c).

      (d) Any attempt by a Party to transfer an interest in this Agreement in breach of Section 15 of this Agreement.

      (e) Except with respect to the Chapter 11 Case, any filing by that Party of a Petition in Bankruptcy or insolvency, or for reorganization or arrangement under any bankruptcy or insolvency laws, or voluntarily taking advantage of any such laws by answer or otherwise or the commencement of any involuntary proceedings under any such laws if such proceedings are not withdrawn or dismissed within 60 days after such institution (with default occurring as of the 61st day after such institution).

      (f) Assignment by that Party for the benefit of creditors of any of its respective rights or interests under this Agreement or any Station Two Contracts or, in the case of Henderson, any of its rights or interests in the Station Two Assets.

      (g) Allowance by that Party of the appointment of a receiver or trustee of all or a material portion of its property if such receiver or trustee is not discharged within 60 days after appointment (with default occurring as of the 61st day after such appointment).

      (h) Any breach by that Party of a representation or warranty made by that Party in this Agreement, provided that such breach has had a material adverse effect on the non-defaulting Parties or their respective rights under this Agreement and the Station Two Contracts taken as a whole; provided, however, the Parties acknowledge and agree that any breach of any representation or warranty made by a Party as of the Effective Date in this Agreement shall give rise to the right of the other Party to damages or availability of other remedies provided for hereunder arising from such breach only if the claim for damages or other relief is made within one year following the Effective Date.

      (i) For the benefit of Big Rivers and the LG&E Companies only, failure, inability or refusal of that Party, or its Affiliates, to cure a default or breach by such Party or such Party's Affiliate under the Lease, the Transmission Service and Interconnection Agreement, the Power Purchase Agreement or the Participation Agreement that gives rise to a termination of such agreement, or any termination by that Party or by its Affiliates of any of the foregoing agreements in breach or default under such agreement (including without limitation, through a rejection in Bankruptcy).

      (j) For the benefit of the LG&E Companies only, any failure by Big Rivers to pay to LEM, when due, an amount owed pursuant to the Settlement Promissory Note.

      13.5 Notice of Defaults; Cure Rights.

      (a) The Party in default under any provision of this Agreement shall be referred to as the "Defaulting Party" and each other Party shall be referred to as a "Non-Defaulting Party."

      (b) Each Non-Defaulting Party shall have the right to give the Defaulting Party a notice of default ("Notice of Default"), which shall describe the default in reasonable detail and shall state the date by which the default must be cured, which shall be at least 30 days after receipt of the notice, except as to a default under Section 13.3(a) or Section 13.4(a) of this Agreement which shall be cured within three days after receipt of the notice, except as to a default under Section 13.3(d) or 13.4(d) of this Agreement which shall be cured within two days after receipt of the notice (and which shall remain subject to the provisions of Section 15 of this Agreement), and except as to a default under Sections 13.3(b), 13.3(e), 13.3(f), 13.3(g), 13.3(h), 13.3(i), 13.3(j), 13.4(b), 13.4(e), 13.4(f), 13.4(g), 13.4(h), 13.4(i)
or 13.4(j) of this Agreement, as to which the Defaulting Party shall have no right or opportunity to cure.

      (c) If within the three day period with respect to a default under Section 13.3(a) or Section 13.4(a) the Defaulting Party cures the default, if within the two-day period with respect to defaults under Section 13.3(d) or 13.4(d) of this Agreement, or if within the 30 day period with respect to defaults under Section 13.3(c) or 13.4(c) (which are not also a default under Sections 13.3(b), 13.3(d), 13.3(e), 13.3(f), 13.3(g), 13.3(h), 13.3(i) or 13.3(j), or under
Sections 13.4(b), 13.4(d), 13.4(e), 13.4(f), 13.4(g),13.4(h), 13.4(i) or 13.4(j)
of this Agreement), the Defaulting Party cures the default or if the default is one that cannot in good faith be cured within such period and the Defaulting Party (x) certifies to each Non-Defaulting Party that it agrees to cure such default, (y) certifies a reasonable date by which the cure will be effected, and
(z) begins to correct the default within the 30 day period and continues corrective efforts with diligence until a cure is effected, the Notice of Default shall be inoperative and the rights under either Section 13.6 or 13.7 of this Agreement, as applicable, of each Non-Defaulting Party shall not be triggered. Subject to the Defaulting Party's right to contest under Section 13.5(d) of this Agreement, if the Defaulting Party does not cure or begin (and diligently continue) to cure the default as provided above or effect the cure within the period allotted above or such extension thereof as to which the Parties in good faith agree, each Non-Defaulting Party which has incurred actual damages of any kind by reason of the default or by reason of the actions or omissions giving rise to that default, shall have (x) in the Phase I Subcontract Term, the rights specified in Section 13.6 of this Agreement and (y) in the Phase II Assignment Term, the rights specified in Section 13.7 of this Agreement. A Non-Defaulting Party's right to damages or other relief resulting from a default by a Defaulting Party hereunder shall begin to accrue as of the first day of the default without regard to the availability of the cure opportunities hereunder, and without regard to whether the default is cured.

      (d) If the Defaulting Party disputes the existence or the nature of a default asserted in a Notice of Default, then the Defaulting Party shall pay the disputed payment or perform the disputed obligation, but may do so under protest. The protest shall be in writing, shall accompany the disputed payment or precede the performance of the disputed obligation, and shall specify the reasons upon which the protest is based. The Defaulting Party shall deliver copies of the protest to each Non-Defaulting Party. If it is later determined pursuant to the dispute resolution, mediation or arbitration procedure required by Section 13.5(e) of this Agreement that a protesting Defaulting Party is entitled to a refund of all or any portion of a disputed payment or payments or is entitled to the reasonable equivalent in money of non-monetary performance of a disputed obligation theretofore made, then, upon such determination, the Non-Defaulting Party(s) for whom such obligation was performed, or to whom such payments were made, shall pay such amount to the Defaulting Party, together with interest thereon at a rate equal to the Prime Rate from the date of payment or from the date of completion of performance of a disputed obligation to the date of reimbursement.

      (e) Disputes relating to this Agreement or Station Two, or the other Station Two Assets, that are solely between Big Rivers and any of the LG&E Companies shall be resolved in accordance with the procedure set forth in
Article 15 of the Participation Agreement. All other disputes relating to this Agreement or Station Two, or the other Station Two Assets, in which Henderson is one of the Parties in dispute shall be resolved in accordance with the dispute resolution procedures contained in the relevant Station Two Contract(s) or, in the absence of such procedures, by any other legal means that may be available. In the event the Participation Agreement shall expire or terminate for any reason prior to the expiration or termination of this Agreement, then the provisions of Article 15 of the Participation Agreement shall be deemed to survive such expiration or termination for purposes of this Agreement and shall be incorporated by reference in this Section 13.5(e).

      (f) Big Rivers and Henderson each agree to provide Station Two Subsidiary with a copy of any Notice of Default or similar notice given by such Party under this Agreement or any Station Two Contract at the same time as such notice is given to Henderson or Big Rivers, respectively, under this Agreement or such contract and, provided such default is not the result of a violation by Station Two Subsidiary of its duties and obligations under this Agreement, each of Big Rivers and Henderson shall permit Station Two Subsidiary (which shall have no obligation to do so) to cure, or assist the Defaulting Party in curing, such default (including any payment default for which there may otherwise be no cure opportunity afforded to Big Rivers) by making payment to the Non-Defaulting Party or by fulfilling any other obligation of the Defaulting Party under the Station Two Contracts or this Agreement before any termination of any Station Two Contract or this Agreement by that Non-Defaulting Party (assuming that Non-Defaulting Party then has the right, pursuant to this Agreement or the relevant Station Two Contract, to terminate the same). Any cure by Station Two Subsidiary of a default by Big Rivers or Henderson shall be done according to the terms of the Station Two Contracts or this Agreement, as applicable, except that Station Two Subsidiary shall be afforded a reasonable period of time, in addition to the cure period afforded Big Rivers or Henderson (as applicable), to effect such cure; provided, in the event that Big Rivers shall have no right or opportunity to cure a payment default by Big Rivers under the terms of any of the Station Two Contracts or this Agreement, then the period of time afforded to the LG&E Companies hereunder to cure that payment default shall be no less than 60 days. Nothing in this Section 13.5(f) shall deny any right to Big Rivers or Henderson, or otherwise limit Big Rivers or Henderson from exercising any right, that it may have under this Agreement or the Station Two Contract, as applicable, to a notice of default, to any opportunity to cure the default, or to protest the default. If Station Two Subsidiary elects to cure or attempt to cure a perceived default of Big Rivers or Henderson, as applicable, and if it is later determined pursuant to the dispute resolution, mediation or arbitration procedure described in Section 13.5(e) of this Agreement, or by mutual agreement of the Parties, that Big Rivers or Henderson, as the case may be, was not then in default, all sums, costs and expenses paid or incurred by, and any other obligations undertaken by, Station Two Subsidiary in curing the purported default shall be solely for Station Two Subsidiary's account (but Station Two

Subsidiary's actions in reliance upon the notice of default shall not prejudice its right to pursue any other claims or actions that it may have against the Party that delivered the Notice of Default (or the similar notice) or any other third party to recover any sums, costs and expenses that Station Two Subsidiary may have paid or incurred, or to rescind or otherwise terminate any obligations it may have undertaken, in reliance upon such notice). If it is ultimately determined pursuant to the dispute resolution, mediation or arbitration procedure, (or by agreement of the Parties) that Big Rivers or Henderson, as the case may be, was in default under the relevant Station Two Contract, then so long as such default is not the result of a default by Station Two Subsidiary under this Agreement, Station Two Subsidiary shall be entitled to reimbursement from the Defaulting Party for all sums, costs and expenses incurred by it in effecting or attempting to effect such cure, or, in lieu of such reimbursement, may off-set the same against any sums then or thereafter due by Station Two Subsidiary to the Defaulting Party under this Agreement or any Station Two Contract (but, in the case of amounts so due to Henderson, only after the Station Two Bonds have been retired or redeemed) and, in the event the Defaulting Party is Big Rivers, may during the Phase II Assignment Term off-set against any sums due to Big Rivers from any of Station Two Subsidiary's Affiliates under any of the other Operative Documents.

      (g) During the Phase II Assignment Term, Henderson and Station Two Subsidiary agree each to provide Big Rivers with a copy of any Notice of Default or similar notice given by that Party under any Station Two Contract or this Agreement at the same time as such notice is given to Station Two Subsidiary or Henderson, respectively, under this Agreement or such contract and, provided such default is not the result of a violation by Big Rivers of its duties and obligations under this Agreement, each of Henderson and Station Two Subsidiary shall permit Big Rivers (which shall have no obligation to do so) to cure, or to assist the Defaulting Party in curing, such default by making payment to the Non-Defaulting Party or by fulfilling any other obligation of the Defaulting Party under the Station Two Contracts or this Agreement before any termination of any Station Two Contract or this Agreement by that Non-Defaulting Party (assuming that Non-Defaulting Party then has the right, pursuant to this

Agreement or the relevant Station Two Contract, to so terminate the same). Any cure by Big Rivers of a default by Station Two Subsidiary or Henderson shall be done according to the terms of the Station Two Contracts or this Agreement, as applicable, except that Big Rivers shall be afforded a reasonable period of time, in addition to the cure period afforded Station Two Subsidiary or Henderson (as applicable), to effect such cure. Nothing in this Section 13.5(g) shall deny any rights to Station Two Subsidiary or Henderson, or otherwise limit Station Two Subsidiary or Henderson from exercising any right, that it may have under this Agreement or the Station Two Contract, as applicable, to a notice of default, to any opportunity to cure the default, or to protest the default. If Big Rivers elects to cure or attempt to cure the perceived default of Station Two Subsidiary or Henderson, and if it is later determined pursuant to the dispute resolution, mediation or arbitration procedure required by Section 13.5(e) of this Agreement, or by mutual agreement of the Parties, that Station Two Subsidiary or Henderson, as the case may be, was not then in default, all sums, costs and expenses paid or incurred by, and any obligations undertaken by, Big Rivers in curing the purported default shall be solely for Big Rivers' account (but Big Rivers' actions in reliance upon the Notice of Default (or the similar notice) shall not prejudice its right to pursue any other claims that it may have against the Party that delivered the Notice of Default (or the similar notice) or any other third party to recover any sums, costs and expenses that Big Rivers may have paid or incurred, or to rescind or otherwise terminate any obligations it may have undertaken, in reliance upon such notice). If it is ultimately determined pursuant to the dispute resolution, mediation or arbitration procedure (or by agreement of the Parties) that Station Two Subsidiary or Henderson was in default under the relevant Station Two Contract, then so long as such default is not the result of a default by Big Rivers under this Agreement, Big Rivers shall be entitled to reimbursement from the Defaulting Party for all sums, costs and expenses incurred by it in effecting or attempting to effect such cure, or, in lieu of such reimbursement, may off-set the same against any sums then or thereafter due by Big Rivers to the Defaulting Party under this Agreement (but in the case of amounts so due to Henderson, only after the Station Two Bonds have been retired or redeemed) and, in the event the Defaulting Party is Station Two Subsidiary, may during the Phase II Assignment Term off-set against any sums due by Big Rivers to Station Two Subsidiary or any of its Affiliates under any of the other Operative Documents.

      (h) Notwithstanding anything contained in Section 13, entitled "Termination; Defaults; Remedies," or elsewhere in this Agreement, the Station Two Contracts or the other Operative Documents to the contrary, and in addition to any other rights of off-set set forth herein or therein, each Party shall have the right to off-set any payments or other sums due and owing by another Party to it under this Agreement, including, without limitation, any payments owing at any time by Big Rivers to any of the LG&E Companies as contemplated in
Section 13.8(a) of this Agreement, and any damages or other sums awarded to or otherwise due and owing by another Party to the off-setting Party pursuant to any dispute resolution proceeding, mediation or arbitration procedure of the type described in Section 13.5(e) of this Agreement, against any payments or other sums that the off-setting Party may owe to such other Party (i) under this Agreement (including, without limitation, damages or other sums awarded such other Party under that or any other dispute resolution procedure between those Parties), (ii) under any of the Station Two Contracts (but, in the case of amounts so due to Henderson, only after the Station Two Bonds have been retired or redeemed), and (iii) during the Phase II Assignment Term, as between Big Rivers and the LG&E Companies or their Affiliates, under any of the other Operative Documents.

      13.6 Remedies During Phase I Subcontract Term. If the Defaulting Party's default under this Agreement during the Phase I Subcontract Term is one for which there is no right or opportunity to cure, or if the Defaulting Party fails or refuses to cure a default under this Agreement for which a cure opportunity is available within the time described above, each Non-Defaulting Party which has incurred actual damages by reason of the default or by reason of the Defaulting Party's actions or omissions giving rise to the default (including, in the case of the LG&E Companies, any reasonable replacement Power costs which they may suffer or incur (which costs shall be deemed to be direct damages for all purposes under this Agreement), in addition to any other damages) shall have, in addition to any rights that Party may have at law, in equity or otherwise (including without limitation, rights to indemnification pursuant to Section 10.15), the following remedies, all of which shall be cumulative, but subject to the limitations provided below:

      (a) If any Party (together with that Party's Affiliates, collectively "X") shall fail to make any payment or shall fail to perform any obligation under this Agreement or the Settlement Promissory Note, the other Parties individually or collectively (together with such Parties' Affiliates, collectively referred to as "Y") will have the right (but not the obligation) without prior notice to X to perform such obligation and to off-set the costs of such performance incurred by Y or the amount of any such past due payment owing to Y against any obligation of Y owing to X (whether or not matured) under this Agreement or the Station Two Contracts, or to otherwise assert against X its right to reimbursement for the costs of such performance; provided, that Big Rivers and Station Two Subsidiary, and their respective Affiliates, shall have the further right to, during the Phase II Assignment Term, off-set the costs of such performance or the amount of any such past due payment against any obligation owing to the other Party (or such Affiliates) under any of the other Operative Documents.

      (b) If the damages incurred by a Non-Defaulting Party (or such Affiliates) have had a material adverse effect on that Non-Defaulting Party's respective rights under this Agreement and the Station Two Contracts, taken as a whole, or on that Non-Defaulting Party's business, financial condition or results of operations, then that Non-Defaulting Party may terminate this Agreement upon 30 days' advance notice to the Defaulting Party and any other Non-Defaulting Parties of its intent to do so; provided, however, if Henderson is the Defaulting Party, Big Rivers and the LG&E Companies hereby covenant for the benefit of the other, but not for the benefit of Henderson, that neither Big Rivers nor the LG&E Companies, nor any of them, shall exercise the right of that Party to terminate this Agreement until such time as the Station Two Bonds are retired or redeemed in full.

      (c) If Big Rivers is the Defaulting Party, and if Henderson or the LG&E Companies terminate this Agreement pursuant to Section 13.6(b) of this Agreement (but subject to Station Two Subsidiary's rights and Henderson's fulfillment of its obligations under Section 13.5(f) of this Agreement), then (1) Henderson, from and after the date the Station Two Bonds are redeemed or retired, in full, shall be entitled to terminate all (but not less than all) of the Station Two Contracts upon 30 days' advance notice to Big Rivers and Station Two Subsidiary (which notice may be included in Henderson's notice to Big Rivers of termination of this Agreement, if applicable); and (2) the LG&E Companies shall be entitled to terminate all of the other Operative Documents (excluding, at the sole option of the LG&E Companies, any duty to also terminate one or more of the Settlement Promissory Note, the Settlement Mortgage, the Subordinate Mortgage and Security Agreement or the Non-Disturbance Agreement in the event the LG&E Companies shall determine to terminate other Operative Documents) upon 30 days' advance notice to Big Rivers (which notice may be included in any notice to Big Rivers of termination of this Agreement by the LG&E Companies, if applicable), or the LG&E Companies may elect in accordance with Section 14.3 of this Agreement, in lieu of terminating the other Operative Documents, to pursue their rights to an abatement against the Annual Fixed Payments or Rental Payment, as applicable, to a reimbursement of the Initial Fixed Payment or the Initial Rental Payment, as applicable, and to a reduction in the then applicable maximum Contract Limits (provided, however, that any right of the LG&E Companies to cross-terminate to the other Operative Documents or to abate payments, seek reimbursement of payments and adjust the Contract Limits, as contemplated above, shall be further subject to Big Rivers' rights under Section 13.8(a)(1) or 13.8(a)(2) of this Agreement, as applicable). Any termination of the Station Two Contracts by Henderson or any of the other Operative Documents by the LG&E Companies shall be effective as of the date of termination of this Agreement. Henderson shall have no right to terminate this Agreement for a default by Station Two Subsidiary of its obligations to Big Rivers under the terms of the Phase I Subcontract, but shall instead rely upon the rights and remedies (other than any termination, rescission or other similar right) that it may have at law or in equity and otherwise pursuant to this Agreement.

      (d) If Henderson is the Defaulting Party, and provided Big Rivers or the LG&E Companies have terminated this Agreement pursuant to Section 13.6(b) of this Agreement (and in compliance with Sections 13.5(f), 13.6(b) and 13.8(b) of this Agreement), then Big Rivers, from and after the date the Station Two Bonds are redeemed or retired, in full, shall also be entitled to terminate all (but not less than all) of the Station Two Contracts upon 30 days' advance notice to Henderson and Station Two Subsidiary (which notice may be included by Big Rivers in its termination notice to Henderson contemplated in Section 13.6(b) of this Agreement).

      (e) If Big Rivers is the Defaulting Party under Section 13.3(b) or Section 13.3(j) of this Agreement, and as a result of that default this Agreement is terminated, or if Big Rivers defaults under its covenant set forth in Section 13.8(b) not to terminate any of the Station Two Power Sales Agreement, the Station Two Operating Agreement or the Joint Facilities Agreement, or to waive its rights thereunder, without the prior consent of the LG&E Companies, then the provisions of Section 13.8(a)(1) and 13.8(a)(2) of this Agreement shall not apply, and each of the LG&E Companies may terminate the Operative Documents (excluding, at the sole option of the LG&E Companies, any duty to also terminate one or more of the Settlement Promissory Note, the Settlement Mortgage, the Subordinate Mortgage and Security Agreement or the Non-Disturbance Agreement in the event the LG&E Companies shall determine to terminate the other Operative Documents) upon notice to Big Rivers, or may pursue their rights, in accordance with Section 14.3 of this Agreement, to abate the Annual Fixed Payment or Rental Payment (as applicable), to a reimbursement of the Initial Fixed Payment or Initial Rental Payment (as applicable) and to reduce the maximum Contract Limits. If Henderson is the Defaulting Party under Section 13.3(b) of this Agreement by reason of its rejection in bankruptcy, rescission or termination of any Station Two Contract, in whole or in part, then Big Rivers agrees that it shall not be entitled to terminate this Agreement by reason of that default without the prior consent of Station Two Subsidiary (provided, that in the event the LG&E Companies elect to terminate this Agreement by reason of that default, Big Rivers shall have the cross-termination rights set forth in Section 13.6(d) of this Agreement).

      (f) If Station Two Subsidiary is the Defaulting Party under Section 13.3(b) of this Agreement, and as a result of that default this Agreement is terminated, or if any LG&E

Company defaults under its obligation set forth in Section 13.8(b) of this Agreement not to terminate any of the Station Two Power Sales Agreement, the Station Two Operating Agreement or the Joint Facilities Agreement, or to waive its rights thereunder, without the prior consent of Big Rivers, then the provisions of Section 13.8(a)(4) of this Agreement shall not apply.

      (g) Notwithstanding anything contained elsewhere in this Agreement to the contrary, (i) Big Rivers may terminate this Agreement at any time that the Guarantee (Big Rivers), as in effect on the Effective Date, provides Big Rivers with the right to terminate the Operative Documents (other than the Settlement Promissory Note, the Settlement Mortgage, the Subordinate Mortgage and Security Agreement and the Non-Disturbance Agreement, which Big Rivers shall not have a right to terminate) upon notice delivered to the LG&E Companies and Henderson, but only to the extent that Big Rivers also terminates all of the other Operative Documents (other than the Settlement Promissory Note, the Settlement Mortgage, the Subordinate Mortgage and Security Agreement and the Non-Disturbance Agreement, which Big Rivers shall not have a right to terminate) pursuant to the Guarantee Agreement, and (ii) Henderson may terminate this Agreement at any time that the Guaranty, as in effect on the Effective Date, provides Henderson with the right to terminate this Agreement, upon notice delivered to Big Rivers and the LG&E Companies.

      (h) Notwithstanding anything contained elsewhere in this Agreement to the contrary, the LG&E Companies shall be entitled to terminate this Agreement upon notice to the other Parties in the event Henderson exercises any rights that it may have to terminate the Station Two Power Sales Agreement, the Station Two Operating Agreement or the Joint Facilities Agreement by reason of a breach or default thereunder by Big Rivers (other than a breach or default by Big Rivers directly resulting from a breach or default of this Agreement by, or the negligence or willful misconduct of, an LG&E Company). Upon any such termination of this Agreement by the LG&E Companies, and subject to the provisions of Sections 13.8(a)(1) or

13.8(a)(2) (as applicable), the LG&E Companies may also terminate all of the Operative Documents (excluding, at the sole option of the LG&E Companies, any duty to also terminate one or more of the Settlement Promissory Note, the Settlement Mortgage, the Subordinate Mortgage and Security Agreement or the Non-Disturbance Agreement in the event the LG&E Companies shall determine to terminate other Operative Documents) upon 30 days' advance notice to Big Rivers (which notice may be included in the notice of termination of this Agreement by the LG&E Companies), or the LG&E Companies may elect in accordance with Section
14.3 of this Agreement to pursue their rights to an abatement against the Annual Fixed Payments or Rental Payment , as applicable, to seek reimbursement of the Initial Fixed Payment or Initial Rental Payment, as applicable, and to reduce the then applicable maximum Contract Limits, in lieu of terminating the Operative Documents, in addition to all other rights and remedies.

      (i) The provisions of this Section 13.6 shall be in addition to, and not in lieu of, any other termination rights of the Parties expressly set forth elsewhere in this Agreement.

      (j) The LG&E Companies shall not have the right, by reason of a termination of this Agreement or any of the Station Two Contracts (other than a termination of this Agreement or any of the Station Two Contracts by Big Rivers in breach or default of this Agreement) based upon a breach or default by Henderson or any LG&E Company hereunder or thereunder, to an abatement against the Annual Fixed Payments or Rental Payment , as applicable, to a reimbursement of the Initial Fixed Payment or Initial Rental Payment, as applicable, to a reduction in the maximum Contract Limits pursuant to Section 14.3 of this Agreement, or to terminate any of the other Operative Documents, unless permitted under Section 13.8(a)(3) or 13.8(a)(4) of this Agreement, respectively, as applicable.

      13.7 Remedies During Phase II Assignment Term. If the Defaulting Party's default under this Agreement during the Phase II Assignment Term is one for which there is no right or opportunity to cure, or if the Defaulting Party fails or refuses to cure a default under this Agreement for which a cure opportunity is available within the time described above, each Non-Defaulting Party which has incurred actual damages by reason of the default or by reason of the Defaulting Party's actions or omissions giving rise to the default (including any reasonable replacement Power costs which they may suffer or incur, in addition to any other damages) shall have, in addition to any rights that Party may have at law, in equity or otherwise (including without limitation, rights to indemnification pursuant to Section 10.15), the following remedies, all of which shall be cumulative, but subject to the limitations provided below:

      (a) If any Party (together with that Party's Affiliates, collectively "X") shall fail to make any payment or shall fail to perform any obligation under this Agreement or the Settlement Promissory Note, the other Parties individually or collectively (together with such Parties' Affiliates collectively referred to as "Y") will have the right (but not the obligation) without prior notice to X to perform such obligation and to off-set the costs of such performance by Y or the amount of any such past due payment owing to Y against any obligation of Y owing to X (whether or not matured) under this Agreement or the Station Two Contracts, or to otherwise assert against X its right to reimbursement for the costs of such performance; provided, that Big Rivers and Station Two Subsidiary, and their respective Affiliates, shall have the further right to off-set the costs of such performance or the amount of any such past due payment against any obligation owing to the other Party (or such Affiliates) under any of the other Operative Documents.

      (b) If the damages incurred by a Non-Defaulting Party have had a material adverse effect on that Non-Defaulting Party's respective rights under this Agreement and the Station Two Contracts, taken as a whole, or on its business, financial condition or results of operations, then that Non-Defaulting Party may terminate this Agreement upon 30 days' advance notice to the Defaulting Party and any other Non-Defaulting Parties of its intent to do so; provided, however, if Henderson is the Defaulting Party, Big Rivers and the LG&E Companies hereby covenant for the benefit of the other, but not for the benefit of Henderson, that neither Big Rivers nor the LG&E Companies, nor any of them, shall exercise the right of such Party to terminate this Agreement (other than a termination right either of them may have under Section 10.7 of this Agreement for a reason other than Henderson's breach or default) until such time as the Station Two Bonds are retired or redeemed in full; and provided further, that except for the LG&E Companies' right to terminate this Agreement under
Section 10.7, Section 13.7(c) or Section 13.7(g) of this Agreement, or Big Rivers' right to terminate this Agreement under Section 10.7, Section 13.7(f) or
Section 13.7(g) of this Agreement, Big Rivers and the LG&E Companies hereby covenant for the benefit of the other, but not for the benefit of Henderson, that neither Station Two Subsidiary and its Affiliates (as to a Big Rivers' or Henderson's default) nor Big Rivers (as to any LG&E Company's or Henderson's default) may terminate this Agreement during the Phase II Assignment Term without the prior consent of the other of those two Parties, and each shall rely solely upon such Party's rights and remedies (other than any termination, rescission or other similar right) that they may have at law or in equity or otherwise pursuant to this Agreement.

      (c) If Big Rivers is the Defaulting Party under Section 13.4(b) or Section 13.4(j) of this Agreement, and as a result of that default this Agreement or any Station Two Contract is terminated, or in the event Big Rivers defaults under its covenant set forth in Section 13.8(b) not to terminate any of the Station Two Power Sales Agreement, the Station Two Operating Agreement or the Joint Facilities Agreement, or to waive any rights thereunder, without the prior consent of the LG&E Companies, then the provisions of Sections 13.8(a)(1) and 13.8(a)(2) of this Agreement shall not apply, and each of the LG&E Companies may terminate the Operative Documents (excluding, at the sole option of the LG&E Companies, any duty to also terminate one or more of the Settlement Promissory Note, the Settlement Mortgage, the Subordinate Mortgage and Security Agreement or the Non-Disturbance Agreement in the event the LG&E Companies shall determine to terminate other Operative Documents) without further notice to Big Rivers, or may pursue their rights in accordance with
Section 14.3 of this Agreement, to abate the Annual Fixed Payments or Rental Payment , as applicable, to seek reimbursement of the Initial Fixed Payment or Initial Rental Payment, as applicable, and to adjust the maximum Contract Limits. If Henderson is the Defaulting Party under Section 13.4(b) of this Agreement by reason of Henderson's rejection in bankruptcy or rescission or termination (in breach) of the Station Two Power Sales Agreement, the Station Two Operating Agreement or the Joint Facilities Agreement, in whole or in part, then the LG&E Companies (but not Big Rivers) shall be entitled to terminate this Agreement upon notice to the other Parties, it being understood that Big Rivers' rights with respect to any such action by Henderson shall be to pursue its damages resulting therefrom (including any losses or damages which may affect Big Rivers' reversionary interests in the Assigned Station Two Contracts following the expiration or termination of this Agreement), and to pursue injunctive relief and specific performance with respect to Henderson's default (unless the LG&E Companies so elect to terminate this Agreement, in which event Big Rivers shall have the cross-termination rights set forth in Section 13.7(h) of this Agreement).

      (d) If Station Two Subsidiary is the Defaulting Party under Section 13.4(b) of this Agreement, and as a result of that default this Agreement is terminated, or if an LG&E Company defaults under its obligation set forth in
Section 13.8(b) of this Agreement not to terminate any of the Station Two Power Sales Agreement, the Station Two Operating Agreement or the Joint Facilities Agreement, or to waive its rights thereunder, without the prior consent of Big Rivers, then the provisions of Section 13.8(a)(4) of this Agreement shall not apply.

      (e) If Big Rivers is the Defaulting Party, and if Henderson or any of the LG&E Companies terminate this Agreement pursuant to Section 13.7(b) of this Agreement (but subject to the limitations on such termination provided for in Section 13.7(b), and to the provisions of Section 13.5(f)), then (1) Henderson, from and after the date the Station Two

Bonds are redeemed or retired, in full, shall be entitled to terminate all (but not less than all) of the Station Two Contracts upon 30 days' advance notice to Big Rivers and Station Two Subsidiary (which notice may be included in Henderson's notice to Big Rivers of termination of this Agreement), and (2) the LG&E Companies shall be entitled to terminate all of the other Operative Documents (excluding, at the sole option of the LG&E Companies, any duty to also terminate one or more of the Settlement Promissory Note, the Settlement Mortgage, the Subordinate Mortgage and Security Agreement or the Non-Disturbance Agreement in the event the LG&E Companies shall determine to terminate other Operative Documents) upon 30 days advance notice to Big Rivers (which notice may be included in any notice to Big Rivers of termination of this Agreement), or the LG&E Companies may elect in accordance with Section 14.3 of this Agreement, in lieu of terminating the other Operative Documents, to pursue their rights to an abatement against the Annual Fixed Payments or Rental Payment , as applicable, to a reimbursement of the Initial Fixed Payment or the Initial Rental Payment, as applicable, and to a reduction in the then applicable maximum Contract Limits (provided, however, that any right of the LG&E Companies to cross-terminate to the other Operative Documents or to abate payments, pursue reimbursement of payments and adjust the Contract Limits, as contemplated above, shall be further subject to Big Rivers' rights under Section 13.8(a)(1) or 13.8(a)(2) of this Agreement, as applicable). Any termination of the Station Two Contracts by Henderson or any of the other Operative Documents by the LG&E Companies shall be effective as of the date of termination of this Agreement. Henderson shall have no right to terminate this Agreement for a default by Station Two Subsidiary of its obligations to Big Rivers under the terms of the Phase II Assignment, but shall instead rely solely upon the rights and remedies (other than any termination, rescission or other similar right) that it may have at law or in equity or otherwise pursuant to this Agreement.

      (f) Notwithstanding anything contained elsewhere in this Agreement to the contrary, (1) Big Rivers may terminate this Agreement at any time that the Guarantee (Big Rivers), as in effect on the Effective Date, provides Big Rivers with the right to terminate the Operative

Documents (other than the Settlement Promissory Note, the Settlement Mortgage, the Subordinate Mortgage and Security Agreement and Non-Disturbance Agreement, which Big Rivers shall not have a right to terminate), upon notice delivered to the LG&E Companies and Henderson, but only to the extent that Big Rivers also terminates all of the other Operative Documents (other than the Settlement Promissory Note, the Settlement Mortgage, the Subordinate Mortgage and Security Agreement and the Non-Disturbance Agreement, which Big Rivers shall not have a right to terminate) pursuant to the Guarantee Agreement, and (2) Henderson may terminate this Agreement at any time that the Guaranty, as in effect on the Effective Date, provides Henderson with the right to terminate this Agreement, upon notice delivered to Big Rivers and the LG&E Companies.

      (g) Notwithstanding anything contained elsewhere in this Agreement to the contrary, either Big Rivers, on the one hand, or the LG&E Companies, on the other hand, shall be entitled to terminate this Agreement upon notice to the other Parties in the event Henderson exercises any rights that it may have to terminate the Station Two Power Sales Agreement, the Station Two Operating Agreement or the Joint Facilities Agreement by reason of a breach or default thereunder by the LG&E Companies (in the case of termination by Big Rivers, but other than a breach or default by any LG&E Company directly resulting from a breach or default of this Agreement by, or the negligence or willful misconduct of, Big Rivers) or by Big Rivers (in the case of termination by the LG&E Companies, but other than a breach or default by Big Rivers directly resulting from a breach or default of this Agreement by, or the negligence or willful misconduct of, an LG&E Company). Upon any such termination of this Agreement by the LG&E Companies, and subject to the provisions of Sections 13.8(a)(1) or 13.8(a)(2), as applicable, the LG&E Companies may also terminate all of the other Operative Documents (excluding, at the sole option of the LG&E Companies, any duty to also terminate one or more of the Settlement Promissory Note, the Settlement Mortgage or the Subordinate Mortgage and Security Agreement, and the Non-Disturbance Agreement in the event the LG&E Companies shall determine to terminate other Operative Documents) upon 30 days' advance notice to Big Rivers (which notice may be included in the notice of termination of this Agreement by the LG&E Companies), or the LG&E Companies may elect in accordance with Section 14.3 of this Agreement, in lieu of terminating the other Operative Documents and in addition to all other rights and remedies, to pursue their rights to an abatement against the Annual Fixed Payments or Rental Payment , as applicable, to a reimbursement of the Initial Fixed Payment or the Initial Rental Payment, as applicable, and to reduce the then applicable maximum Contract Limits.

      (h) If Henderson is the Defaulting Party, and provided Big Rivers or the LG&E Companies have terminated this Agreement pursuant to Section 13.7(b) by reason of that default (with the prior consent of the other Non-Defaulting Party as contemplated in Section 13.7(b) of this Agreement), then Big Rivers, from and after the date the Station Two Bonds are redeemed or retired, in full, shall also be entitled to terminate all (but not less than all) of the Station Two Contracts upon 30 days' advance notice to Henderson and Station Two Subsidiary (which notice may be included by Big Rivers in its termination notice to Henderson contemplated in Section 13.7(b) of this Agreement).

      (i) The provisions of this Section 13.7 shall be in addition to, and not in lieu of, any other termination rights of the Parties expressly set forth elsewhere in this Agreement.

      (j) The LG&E Companies shall not have the right, by reason of a termination of this Agreement or any of the Station Two Contracts (other than a termination of this Agreement or any of the Station Two Contracts by Big Rivers in breach or default of this Agreement) based upon a breach or default by Henderson or any LG&E Company hereunder or thereunder, to an abatement against the Annual Fixed Payments or Rental Payment , as applicable, to a reimbursement of the Initial Fixed Payment or the Initial Rental Payment, as applicable, to a reduction in the maximum Contract Limits pursuant to Section 14.3 of this Agreement, or to terminate any of the other Operative Documents, unless permitted under Section 13.8(a)(3) or 13.8(a)(4) of this Agreement, respectively, as applicable.

      13.8 Additional Covenants Concerning the Parties' Rights and Remedies.

      (a) The terms and conditions of this Section 13.8(a) shall provide to Big Rivers the right, solely in those limited circumstances specifically described below, to suspend the enforcement by the LG&E Companies and their Affiliates of their rights provided in this Agreement (i) to terminate any of the other Operative Documents, (ii) to abate the Annual Fixed Payments and Rental Payment payable to Big Rivers under the Power Purchase Agreement and Lease, respectively, and to seek reimbursement from Big Rivers of a portion of the Initial Fixed Payment or Initial Rental Payment, in each case pursuant to
Section 14.3 of this Agreement, and (iii) to reduce the Contract Limits set forth in the Power Purchase Agreement pursuant to Section 14.3 of this Agreement (other than the cross-termination rights, abatement and reimbursement rights and Contract Limit reductions permitted under Section 13.6(e) and 13.7(c) of this Agreement, which rights shall in no event be suspended by any actions taken by Big Rivers under this Section 13.8(a)) (collectively, the "LG&E Rights"). If, however, Big Rivers shall fail at any time to satisfy each of the relevant terms and conditions set forth below in this Section 13.8(a), then in addition to all other rights and remedies available to the LG&E Companies at law or in equity, or pursuant to this Agreement, the Station Two Contracts or the other Operative Documents, the LG&E Companies shall be entitled to exercise their respective rights to terminate other Operative Documents or, in their discretion, to abate the payments, seek reimbursement for the prior payments and reduce the Contract Limits, each as provided in Section 13.6 or 13.7 of this Agreement, Section 14 of this Agreement or elsewhere in this Section 13.8, as applicable.

            (1) In the event a default under this Agreement by Big Rivers results in a termination of this Agreement by Henderson or any of the LG&E Companies in accordance with its terms (other than a termination pursuant to Section 13.6(e) or Section 13.7(c) of this Agreement), and in the event the Station Two Power Sales Agreement and the Station Two Operating Agreement remain in full force and effect and Henderson's material obligations thereunder have not been waived by Big Rivers, excused by reason of a default thereunder by Big Rivers, or otherwise relinquished pursuant to any amendments to those agreements effected following the termination of this Agreement, then Big Rivers must fulfill each of the conditions set forth below in order to avoid the exercise by the LG&E Companies of the LG&E Rights, or any of them: (A) Big Rivers must have satisfied its indemnification and hold harmless covenants to the LG&E Companies set forth in this Agreement, and must use its reasonable best efforts, consistent with the Station Two Contracts and Prudent Utility Practice to minimize the generating costs at Station Two; (B) Big Rivers must pay to LEM for all Power thereafter allocated to Big Rivers under the terms of the Station Two Power Sales Agreement for a particular month (without regard to any waiver of its rights or entitlements thereunder or any amendments thereto following the date hereof that may reduce Big Rivers' right or entitlement to such Power, and without regard to the amount of Power actually generated or taken by Big Rivers), an amount equal to the difference between (i) the Base Power rate set forth in Section 6.3 of the Power Purchase Agreement that would have been applicable had this Agreement remained in effect and
      (ii) the actual generating costs to produce the Power from Station Two (i.e., the Capacity charge payable to Henderson or the Trustee for such Power plus the cost of all fuels and reagents consumed in the generation of such Power) (the "LEM Margin"), which amount must be paid by Big Rivers to LEM on or prior to the 25th day of the month following the month for which determined; (C) Big Rivers must agree that the maximum annual and hourly Contract Limits set forth in Section 4.3 of the Power Purchase Agreement shall be reduced by the amount of Power from Station Two (in megawatt hours) allocated to Big Rivers during the relevant hour and Year as contemplated in subclause (B), above, but that the minimum Contract Limits set forth in Section 4.3 of the Power Purchase Agreement shall be reduced only by the product of (x) the total amount of Power from Station Two (in megawatt hours) so allocated to Big Rivers during the relevant hour or Year, times (y) a fraction, the numerator of which is the then applicable minimum Contract Limit under Section 4.3 of the Power Purchase Agreement and the denominator of which is the then applicable maximum hourly or annual (as applicable) Contract Limit under Section 4.3 of the Power Purchase Agreement, and (D) Big Rivers must continue to meet the Power purchase requirements under those minimum Contract Limits, or to fulfill its payment obligations under Section 6.4(b) of the Power Purchase Agreement for any deficiencies in those Power purchases.

            (2) In the event that a default under this Agreement by Big Rivers results in a termination of this Agreement by Henderson or any of the LG&E Companies in accordance with its terms (other than a termination pursuant to Section 13.6(e) or Section 13.7(c) of this Agreement), and at any time thereafter either the Station Two Power Sales Agreement or the Station Two Operating Agreement (or both of them) are no longer in force or effect, or any of Henderson's material obligations thereunder have been waived by Big Rivers, excused by reason of a default thereunder by Big Rivers, or otherwise relinquished pursuant to any amendments to those agreements effected following the termination of this Agreement, then the LG&E Companies shall thereafter have the right, pursuant to Section 14.3 of this Agreement, to an abatement against the Annual Fixed Payments or Rental Payment (as applicable) due by them to Big Rivers, to a reimbursement of the Initial Fixed Payment or Initial Rental Payment, and to a reduction in the Contact Limits to the extent provided for in Section
      14.3 of this Agreement, unless and until such time as:

                        (A) (y) Big Rivers has restored all of its rights and
                  entitlements under the Station Two Power Sales Agreement and the Station Two Operating Agreement to reasonably comparable levels as existed prior to the time they were terminated or rendered of no further force or effect, or otherwise prior to the waiver, excuse or amendment(s) described above, or Big Rivers has entered into new contractual arrangements with Henderson affording Big Rivers rights and entitlements reasonably comparable to those that existed under the Station Two Power Sales Agreement and the Station Two Operating Agreement prior to the events described above, and (z) following the restoration of rights and entitlements or establishment of new arrangements (as applicable) described above, Big Rivers has commenced to perform each of the obligations of Big Rivers described in Subclauses (A) through (D), inclusive, of Section 13.8(a)(1) of this Agreement, in which event the LG&E Rights shall be suspended for so long thereafter as Big Rivers continues to perform those obligations, but the maximum and minimum Contract Limits shall remain reduced to the extent provided for in Section 14.3 of this Agreement notwithstanding that the abatement rights of the LG&E Companies have been so suspended; or

                        (B) (x) the LG&E Companies and Henderson, in their
                  discretion, have entered into new contractual arrangements affording the LG&E Companies with rights and entitlements reasonably comparable to those which the LG&E Companies would have had under this Agreement, the Station Two Power Sales Agreement, the Station Two Operating Agreement and the Joint Facilities Agreement had this Agreement and those contracts not been terminated, including without limitation, the right to operate and maintain the Station Two Assets and to purchase the Station Two Unit Output on terms reasonably comparable to those set forth in this Agreement and those contracts, and (y) to the extent that Big Rivers then has continuing rights with respect to the Station Two Assets, the Joint Use Facilities and/or the Station Two Unit Output, whether pursuant to any of the Station Two Contracts or otherwise, Big Rivers has entered into an agreement in form reasonably acceptable to the LG&E Companies that waives such of those rights, or grants to the LG&E Companies such additional rights, as are necessary to afford the LG&E Companies with the rights and entitlements described in (x), above, and Big Rivers continues to perform its obligations under that agreement, and (z) Big Rivers agrees to purchase from the relevant LG&E Companies all Station Two Unit Output to the extent and for the period contemplated in Section 8.12(e) or Section 9.7(c) of this Agreement (whichever was effective immediately prior to the termination of this Agreement), which provision shall survive the termination of this Agreement for the purposes hereof, and agrees to promptly reimburse the LG&E Companies for any additional capacity charge expenses for Station Two Unit Output (or their equivalent), including, without limitation, components thereof attributable to Debt Service payments, Station Two Improvements and Henderson Incremental Environmental O&M, that are or may thereafter become payable to Henderson or the Trustee under the new contractual arrangements described in this Section 13.8(a)(2)(B), by reason of the inability of the LG&E Companies to otherwise collect those expenses from Big Rivers under Section 8 or Section 9 (as applicable) of this Agreement, and Big Rivers continues to perform those obligations and make those reimbursement payments upon being invoiced for the same. In the event the provisions of this
                  Section 13.8(a)(2)(B) are and remain fulfilled by Big Rivers, the abatement and reimbursement rights of the LG&E Companies contemplated in Section 14.3 of this Agreement shall be suspended and the maximum and minimum hourly and annual Contract Limits shall be reinstated to their levels in effect immediately prior to the termination of this Agreement described in this Section 13.8(a)(2); or

                        (C) Big Rivers has commenced to perform and discharge
                  each of the following obligations for the benefit of the LG&E Companies, in which event the LG&E Rights shall be suspended for so long thereafter as Big Rivers continues to perform those obligations, but the maximum and minimum Contract Limits shall be and remain reduced in the manner provided for below:

                  (w) Big Rivers must satisfy all of its indemnification and hold harmless covenants to the LG&E Companies set forth in this Agreement;

                  (x) Big Rivers must pay to LEM on or before the 25th day of each month during the remaining term of the Power Purchase Agreement an amount determined by reference to the following formula:

                  X = (Y x 16%) x Z

                  Where:

                  X = The monthly payment owing by Big Rivers to LEM for the relevant month.

                  Y = The Base Power rate applicable under Section 6.3 of the Power Purchase Agreement during the month in which such monthly payment by Big Rivers is due.

                  Z = The total number of megawatt-hours of Station Two Surplus Capacity to which Big Rivers and/or Station Two Subsidiary were entitled under the terms of the Station Two Power Sales Agreement throughout the calendar month immediately preceding the date on which the Station Two Power Sales Agreement or Station Two Operating Agreement (as applicable) was terminated, determined without regard to any waiver by Big Rivers or Station Two Subsidiary of its rights or entitlements under the Station Two Power Sales Agreement, or any amendments thereto following the Execution Date not approved in writing by Station Two Subsidiary, in either case that reduced Big Rivers' and/or Station Two Subsidiary's rights or entitlements to such Station Two Surplus Capacity during that prior month, and without regard to the amount of Power actually generated or taken by Big Rivers and/or Station Two Subsidiary during that prior month;

                  (y) Big Rivers must agree that the Contract Limits set forth in Section 4.3 of the Power Purchase Agreement shall thereafter be reduced as follows: (1) the Maximum Hourly Power Purchase Amount shall be and remain reduced by the total number of megawatt-hours of Station Two Surplus Capacity to which Big Rivers was entitled under the terms of the Station Two Power Sales Agreement for the period from 12:00 noon to 1:00 p.m. on the last day of the month immediately preceding the date on which the Station Two Power Sales Agreement or Station Two Operating Agreement (as applicable) was terminated;

            (2) the Maximum Annual Power Purchase Amount shall be and remain reduced by the product of total number of megawatt-hours determined as described in (1), above, multiplied by 8,760; (3) the Minimum Hourly Power Purchase Amount shall be and remain reduced by the product of the total number of megawatt-hours determined as described in (1), above, multiplied by a fraction, the numerator of which is the Minimum Hourly Power Purchase Amount in effect on the last day of the month described in (1), above, and the denominator of which is the Maximum Hourly Power Purchase Amount in effect on that same day; and (4) the Minimum Annual Power Purchase Amount shall be and remain reduced by the product of the total number of megawatt-hours determined as described in (3), above, multiplied by 8,760; and

                  (z) Big Rivers must continue to meet the Power purchase
            requirements under those minimum Contract Limits, or to fulfill its payment obligations under Section 6.4(b) of the Power Purchase Agreement for any deficiencies in those Power purchases.

      Notwithstanding anything contained in this Section 13.8(a)(2) to the contrary, in the event each of the requirements of either Section 13.8(a)(2)(A), Section 13.8(a)(2)(B) or 13.8(a)(2)(C) have not been fulfilled on or prior to the first anniversary of the termination of this Agreement, or following their initial fulfillment they shall at any time cease to be fulfilled by reason of any failure by Big Rivers to perform the obligations or meet the conditions thereunder, then the LG&E Companies shall be entitled, in their discretion and in lieu of continuing their abatement of the Annual Fixed Payments or Rental Payment , as applicable, their pursuit of reimbursement of the Initial Fixed Payment or Initial Rental Payment, as applicable, and their reduction in the maximum hourly and annual Contract Limits, to terminate all of the other Operative Documents (excluding, at the sole option of the LG&E Companies, any duty to also terminate one or more of the Settlement Promissory Note, the Settlement Mortgage, the Subordinate Mortgage and Security

      Agreement or the Non-Disturbance Agreement in the event the LG&E Companies shall determine to terminate other Operative Documents) upon 30 days' prior notice delivered to Big Rivers at any time thereafter that such requirements are not being fulfilled.

            (3) In the event Big Rivers or the LG&E Companies shall terminate this Agreement in accordance with its terms by reason of a default hereunder by Henderson, and either (A) Big Rivers shall not exercise its rights, pursuant to Section 13.6(d) or 13.7(h) of this Agreement, to also terminate all of the Station Two Contracts, or (B) Big Rivers shall exercise its termination rights under Section 13.6(d) or 13.7(h) of this Agreement, but shall at any time during the Participation Agreement Phase I or the Participation Agreement Phase II enter into new contractual arrangements with Henderson affording Big Rivers rights and remedies that are reasonably comparable to any of the rights or remedies maintained by Big Rivers under the Station Two Power Sales Agreement or the Station Two Operating Agreement prior to their termination, then Big Rivers must thereafter fulfill each of the obligations set forth in Subclauses (A) through (D), inclusive, of Section 13.8(a)(1) of this Agreement in order to avoid the exercise by the LG&E Companies of the LG&E Rights, or any of them. The failure of Big Rivers to do so shall give the LG&E Companies the right to exercise the LG&E Rights.

            (4) In the event that a default under this Agreement by any LG&E Company results in a termination of this Agreement by Big Rivers or Henderson in accordance with its terms, none of the LG&E Companies shall have any right as a result of that termination to also exercise any of the LG&E Rights; provided, however, that if following that termination of this Agreement Big Rivers continues to have access to and the right to purchase and utilize any of the Station Two Unit Output, or subsequently obtains such access and rights, in either case on reasonably comparable terms, but Big Rivers fails to promptly pay to LEM the LEM Margins associated with that Unit Output (determined as described in Section 13.8(a)(2)(B)), or fails to acknowledge a reduction in the maximum and minimum Contract Limits to the extent contemplated in Section 13.8(a)(1)(C), or fails at any time to meet those minimum Contract Limits or to fulfill its payment obligations under Section 6.4(b) of the Power Purchase Agreement for any deficiencies in those Power purchases, then the LG&E Companies shall thereafter during such time as the requirements are not being fulfilled have the right, consistent with the procedures described in Section 14.3 of this Agreement, to abate the Annual Fixed Payments or Rental Payment (as applicable) due to Big Rivers, to seek reimbursement of the Initial Fixed Payment or Initial Rental Payment, and to reduce the maximum Contract Limits or, in their discretion, to terminate all of the other Operative Documents (excluding, at the sole option of the LG&E Companies, any duty to also terminate one or more of the Settlement Promissory Note, the Settlement Mortgage, the Subordinate Mortgage and Security Agreement or the Non-Disturbance Agreement in the event the LG&E Companies shall determine to terminate other Operative Documents) upon 30 days' prior notice to Big Rivers, but only at such time as the LG&E Companies shall have fulfilled their respective indemnification and hold harmless obligations to Big Rivers set forth in this Agreement.

      (b) In addition to the limitations on termination provided for elsewhere in this Section 13, neither Big Rivers nor any LG&E Company may at any time during the Term take any action, or exercise any rights that they may have, to terminate any of the Station Two Contracts, or to waive any rights thereunder that may adversely affect the economic interests of the other Party, without the prior consent of the other Party. Big Rivers also agrees that it shall not, throughout the Term, have the right upon a default under this Agreement by Henderson or the LG&E Companies, in and of itself, or upon any termination of this Agreement for any reason, to terminate any of the other Operative Documents, nor shall any such breach or default constitute a default under any other Operative Document. The covenants of Big Rivers and the LG&E Companies set forth in this Section 13.8(b) are made solely for the benefit of each other and are not made for the benefit of Henderson.

      (c) In addition to the covenants made by Big Rivers to the LG&E Companies in Sections 10.12, 10.7(b) and 10.34(b) of this Agreement, during the Phase I Subcontract Term Big Rivers shall, upon the request of any of the LG&E Companies, diligently pursue and fully enforce all rights and remedies under this Agreement, the Station Two Contracts, and at law or in equity, that it has, or may then have, against Henderson upon any breach or default by Henderson of a Station Two Contract that adversely affects Station Two Subsidiary or its Affiliate(s), or their respective rights and interests to enjoy the full use and benefit of the Station Two Assets and the Station Two Surplus Capacity as contemplated in the Phase I Subcontract; provided, Big Rivers shall have no obligation to pursue a termination of the Station Two Contracts, and agrees not to pursue any termination of the Station Two Contracts, unless Big Rivers and the LG&E Companies agree that such termination is the appropriate remedy or action to be taken under the given circumstances. Station Two Subsidiary shall reimburse Big Rivers for the reasonable out-of-pocket costs and expenses incurred by Big Rivers in complying with its obligations under Sections 10.12, 10.7(b) (but with respect to Section 10.7(b) of this Agreement only to the extent of Big Rivers' commitment thereunder to reasonably cooperate with the LG&E Companies) and 10.34(b) of this Agreement (except to the extent that Big Rivers has expressly agreed elsewhere in this Agreement to be responsible for such costs and expenses) and in pursuing and enforcing its rights and remedies under the Station Two Contracts to the extent, but only to the extent, the relevant breach or default by Henderson does not or would not adversely affect Big Rivers' rights and interests under the Station Two Contracts or, following the assignment to Station Two Subsidiary of the Assigned Station Two Contracts, Big Rivers' reversionary interest in the Station Two Contracts. If the relevant breach or default by Henderson adversely affects Big Rivers' rights and interests under the Station Two Contracts or its reversionary interest in the Station Two Contracts, Station Two Subsidiary shall reimburse Big Rivers for an equitable percentage of the reasonable out-of-pocket costs and expenses incurred by Big Rivers relative to the rights and interests of each of the Parties that are adversely affected by the breach or default by Henderson. Each of Big Rivers and Station Two Subsidiary (and its Affiliate(s)) shall cooperate with one another in Big Rivers' assertion of any rights and remedies against Henderson with the purpose, where possible and not adverse to the economic interests of any such Parties, of minimizing or reducing the potential adverse effect that the assertion of such right or remedy may have on the other Party or such other Party's rights and interests under this Agreement and the Station Two Contracts. Any sums or damages recovered by Big Rivers from Henderson for a breach or default of the Station Two Contracts shall be equitably allocated among Station Two Subsidiary and its Affiliates and Big Rivers as their respective interests may appear.

      (d) During the Phase II Assignment Term, Big Rivers hereby agrees that Station Two Subsidiary shall have the right to control all remedies that Big Rivers may have against Henderson for breach or default by Henderson of any Station Two Contract. Station Two Subsidiary agrees that, except as provided below, during the Phase II Assignment Term it shall, upon the request of Big Rivers, diligently pursue and fully enforce all rights and remedies under the Station Two Contracts, and at law or in equity, that it has or may have against Henderson upon any breach or default by Henderson of the Station Two Contract, to the extent required to protect the economic or reversionary interests of Big Rivers in the Station Two Contracts or to minimize or reduce the potential adverse effect that such breach or default may have on Big Rivers' rights and interests under this Agreement and the Station Two Contracts; provided, Station Two Subsidiary shall have no obligation to pursue a termination of the Station Two Contracts, and agrees not to pursue a termination of the Station Two Contracts, unless Big Rivers and the LG&E Companies agree that such termination is the appropriate remedy or action to be taken under the given circumstances. Big Rivers shall reimburse Station Two Subsidiary for the reasonable out-of-pocket costs and expenses incurred by Station Two Subsidiary in pursuing and enforcing rights and remedies under the Station Two Contracts to the extent, but only to the extent, the relevant breach or default by Henderson does not or would not adversely affect any LG&E Company's rights, interests, use and benefits under this Agreement or any of the Assigned Station Two Contracts or any LG&E

Company's use and benefit of the Station Two Assets and the Station Two Surplus Capacity. If the relevant breach or default by Henderson would so adversely affect any LG&E Company's rights, interests, uses and benefits, then Big Rivers shall reimburse Station Two Subsidiary for an equitable percentage of the reasonable out-of-pocket costs and expenses incurred by Station Two Subsidiary relative to the rights and interests of each of the Parties that are adversely affected by the breach or default by Henderson. Each of Big Rivers and Station Two Subsidiary shall cooperate with one another in Station Two Subsidiary's assertion of any rights and remedies against Henderson with the purpose, where possible and not adverse to the economic interests of any such Parties, of minimizing or reducing the potential adverse effect that the assertion of such right or remedy may have on the other Party or such other Party's rights and interests under this Agreement and the Assigned Station Two Contracts. Any sums or damages recovered by Station Two Subsidiary from Henderson for a breach or default of the Station Two Contracts shall be equitably allocated among Station Two Subsidiary and its Affiliates and Big Rivers as their respective interests may appear.

      (e) Nothing contained in this Section 13 shall be deemed to affect, limit or eliminate any rights that Big Rivers, on the one hand, or any of the LG&E Companies, on the other hand, may have to terminate any of the Operative Documents other than this Agreement in accordance with their respective terms, or any other rights or remedies that they may have under those other Operative Documents.

      (f) If any of the Station Two Power Sales Agreement, the Station Two Operating Agreement or the Joint Facilities Agreement shall at any time during the Phase I Subcontract Term or the Phase II Assignment Term be terminated by Big Rivers or by Henderson for any reason other than a breach or default by any of the LG&E Companies under this Agreement or, during the Phase II Assignment Term, under any Assigned Station Two Contract, then the LG&E Companies and Henderson each agree between themselves (but not with Big Rivers) that each shall negotiate with the other Party(s), to effect a new agreement among themselves (including a guaranty of LEC in substantially the same form and substance as the Guaranty). The new agreement among the LG&E Companies and Henderson shall be by means of a structure substantially the same as the Phase II Assignment structure contemplated in this Agreement and the Station Two Contracts or by some other mutually agreed upon structure that preserves or enhances the relative economic benefits contemplated by the LG&E Companies and Henderson, and that otherwise does not impose additional material risks or obligations upon any of the LG&E Companies or Henderson than the risks and obligations undertaken or assumed by such Parties in this Agreement and the Station Two Contracts (unless any such Party, in its discretion, agrees to accept lesser economic benefits or greater risks or obligations than undertaken or assumed by such Party in this Agreement and the Station Two Contracts). All negotiations undertaken or required pursuant to this Section 13.8(f) shall be conducted in good faith and each Party participating in such negotiations shall use their reasonable best efforts to effect the new agreement. Notwithstanding anything herein to the contrary: (i) in connection with the foregoing negotiations, neither Henderson nor the LG&E Companies shall have an obligation to agree to perform for the other certain services or to furnish or commit to Station Two certain assets and properties that were unique to Big Rivers in such Station Two Contracts, including, without limitation, providing or furnishing transmission related services, transmission facilities and lines, the Joint Use Facilities owned by Big Rivers (except to enforce rights they may have with respect thereto or to provide any interests that such Party may have in such Joint Use Facilities), and common employees and supplies in the operation of Station Two and the Reid Station; provided, however, if Henderson shall then have the right, on account of such termination or any other event or circumstance, to purchase the Joint Use Facilities owned by Big Rivers and/or the Reid Station, or the right to use transmission facilities or services in connection with the delivery of Station Two Power, then Henderson and the LG&E Companies agree with each other to negotiate in good faith terms of financing and other commercially reasonable terms associated with that purchase or use of transmission facilities or services with a view toward securing for both Henderson and the LG&E Companies the continued enjoyment, use and benefit of those Joint Use Facilities, the Reid Station and transmission facilities or services upon terms no less favorable to either Henderson or the LG&E Companies than those that are contemplated by the Parties in this Agreement or the Station Two Contracts; and (ii) in the event the termination of the Station Two Power Sales Agreement, the Station Two Operating Agreement or the Joint Facilities Agreement (as applicable) shall result from a material breach or default of Henderson, the provisions of this Section 13.8(f) shall be applicable only at the option of Station Two Subsidiary, in its sole discretion. The LG&E Companies and Henderson further agree to negotiate in good faith such other commercially reasonable terms and provisions as either such Party may reasonably request to enable such Party to enter into and perform their respective obligations under the new agreements and to continue to obtain and enjoy the benefits of the Capacity and Energy from Station Two as contemplated in this Agreement for the Phase II Assignment Term. Big Rivers, without waiving or releasing any other rights under this Agreement, the other Operative Documents, the Station Two Contracts, or at law or in equity, hereby consents to the LG&E Companies and Henderson negotiating and entering into a new agreement as provided for in this
Section 13.8(f), and hereby waives any claims or rights that it may have to operate and maintain Station Two or to purchase or acquire the Station Two Assets (including Henderson's interest in any Joint Use Facilities) or any Station Two Surplus Capacity by virtue of such negotiations or new agreement between Henderson and any one or more of the LG&E Companies (or their Affiliates), in the event that the Station Two Power Sales Agreement, the Station Two Operating Agreement or the Joint Facilities Agreement are (1) terminated by Henderson for a breach or default by Big Rivers of those Station Two Contracts or this Agreement (other than a breach or default resulting from the act or omission of any LG&E Company in breach of this Agreement) or (2) terminated by Big Rivers during the Term for any reason other than a termination of this Agreement for a default of this Agreement by the LG&E Companies. Big Rivers shall not be deemed by virtue of the consents and waivers set forth above to have consented to the foregoing or waived any rights or interests that it may have to operate Station Two or to purchase any of the Station Two

Assets or Station Two Surplus Capacity, to the extent such rights or interests were not set forth in the Station Two Contracts that were terminated, nor shall any such consent or waiver exist for any termination by Henderson or the LG&E Companies that is in breach or default of this Agreement or any of those Station Two Contracts.

      (g) Unless otherwise expressly provided in this Agreement, a Party shall not be liable to any of the other Parties for any special, incidental or consequential damages arising in connection with this Agreement, or any breach or default hereunder and, from and after the retirement or redemption of the Station Two Bonds, for any special, incidental or consequential damages arising in connection with the Station Two Contracts or any breach or default thereof. In the event that the negligence or willful misconduct of any LG&E Company or a breach or default by any LG&E Company of this Agreement shall directly result in Henderson obtaining a judgment or other award of special, incidental or consequential damages from Big Rivers, then the LG&E Companies hereby agree that, notwithstanding any limitations in this Section 13.8(g) between those Parties for those types of damages, as between the LG&E Companies and Big Rivers such damages (if awarded) shall be deemed to be direct damages for which Big Rivers may pursue against the LG&E Companies its right to indemnification or any other legal or equitable right it may have against the LG&E Companies as a result of such breach or default.

      (h) The LG&E Companies agree that they shall not at any time during the Phase I Subcontract Term or the Phase II Assignment Term authorize or approve any amendments or modifications of any Station Two Contracts, or any suspensions of performance under any Station Two Contracts, in either case without the prior consent of Big Rivers, which consent shall not be unreasonably withheld, conditioned or delayed.

      (i) Should any breach or default by Big Rivers under this Agreement, any of the Station Two Contracts or any of the other Operative Documents, or should the negligence or willful misconduct of Big Rivers or any of its employees, agents or representatives, have the effect, directly or indirectly, of denying the LG&E Companies access to, or the full use and enjoyment of, any of the "Fundamental Rights" (as defined in Section 10.7) in any material respects, then the damages that shall be recoverable by the LG&E Companies from Big Rivers shall include, without limitation, (1) any costs that the LG&E Companies may suffer or incur in purchasing Power in place of the Station Two Unit Output that was thereby rendered unavailable for purchase, use, transmission or sale by the LG&E Companies; (2) any transmission charges incurred to transmit that replacement Power that would not have otherwise been incurred had it been available from Station Two; (3) any costs and expenses incurred by the LG&E Companies (including without limitation, Capacity charges) associated with the Station Two Unit Output that can be generated but cannot be utilized by the LG&E Companies by reason of the denial of one or more of the Fundamental Rights; and (4) any increased Capacity Charges that may be payable by any LG&E Company for Station Two Surplus Capacity that may still be available for use notwithstanding the denial in any material respect of the Fundamental Right described in Section 10.7(c), but only to the extent those increased charges resulted from that denial.

      13.9 Termination Date True Up. On the date this Agreement expires or is terminated for any reason, Big Rivers and the LG&E Companies (and without in any manner impairing Big Rivers' refund obligations, if any, under Section 21.8 of the Participation Agreement) agree that all amounts due and owing under this Agreement to the other Party, or any outstanding credits, in each case, shall be so paid within five (5) days after the date of termination or expiration after netting all such amounts and credits owed by each of those Parties to the other(s) or their Affiliates under this Agreement or the Operative Documents. The Parties agree that all credits shall be converted to a cash amount for purposes of this provision.

      13.10 Survival of Terms and Conditions. The provisions of this Agreement, other than those which specifically address the period of time prior to the Closing, shall survive the

Closing. Upon the expiration or earlier termination of this Agreement, each of the Parties shall be released from all liabilities and obligations arising under the terms and provisions of this Agreement, except for liabilities and obligations arising under terms and provisions of this Agreement which expressly provide for the survival thereof following such expiration or earlier termination, and except for the following terms and provisions which shall survive any such expiration or earlier termination of this Agreement, all of which shall continue to be binding on the relevant Party(s): (a) the covenants of confidentiality set forth in Sections 4.1(b) and Section 8.9 of this Agreement; (b) the agreement of Station Two Subsidiary set forth in Section 10.8(h) of this Agreement to assist any insurer in investigating, adjusting and settling any loss or claim covered by Station Two Assets Insurance, but only to the extent such loss or claim arises or accrues during the Phase I Subcontract Term or the Phase II Assignment Term; (c) all of the terms and provisions of
Section 10.16, relating to the reversion of the Station Two Contracts and the Parties' respective rights and obligations in connection therewith, as may be applicable on the date of termination; (d) each of the commitments set forth in this Agreement of Henderson and Big Rivers, respectively, regarding access to and the right to utilize the Joint Use Facilities (including, without limitation, the Green Station FGD System Facility) and, in the case of Big Rivers only, its commitments to provide transmission access and certain transmission and transformation facilities, including, without limitation, those commitments of Henderson and Big Rivers set forth in Sections 10.19(d) and 10.20 of this Agreement, respectively; (e) those provisions of Sections 11.1, 11.2 and
11.3 of this Agreement (relating to Economic Development Power) which specifically contemplate their survival for the benefit of one or more of the Parties following the expiration or termination of this Agreement; (f) all rights of first purchase of LEM provided for in Section 4.4 of this Agreement to purchase Station Two Surplus Capacity from Henderson following Henderson's election, pursuant to Section 15.2 of the Station Two Power Sales Agreement, not to sell such Power to Big Rivers; (g) the terms and provisions of Section 13.9 of this Agreement, until each of the Parties' respective obligations thereunder are performed and discharged in full; (h) any rights to terminate the other Operative Documents, any rights to an abatement of the Annual Fixed Payments or the Rental Payment due to Big Rivers under either the Power Purchase Agreement or the Lease, any rights to reimbursements of portions of the Initial Fixed Payment or the Initial Rental Payment, as applicable, and any rights to adjustments of the Contract Limits, in each case as provided for in Sections 13.6, 13.7, 13.8 or 14 of this Agreement, and any rights of Big Rivers set forth in Section 13.8(a) of this Agreement to suspend the enforcement of the foregoing rights by the LG&E Companies and their Affiliates; (i) all terms and provisions of this Agreement which create or provide for obligations between the Parties for sums due and owing any other Party, or credits due any other Party, under this Agreement as of its expiration or termination (which payment obligations shall survive until finally paid in full or off-set by such Parties against sums that may otherwise be owed by any such Party under this Agreement or any Operative Document); (j) the agreement between Henderson and the LG&E Companies to negotiate a new agreement relating to Station Two and the Station Two Surplus Capacity pursuant to the terms of Section 13.8(f) of this Agreement; (k) any indemnification claims or actions for breach or default to the extent that the events or actions that gave rise to liability occurred prior to the expiration or termination of this Agreement and the Station Two Contracts, including without limitation, claims relating to breaches or defaults occurring prior to the Effective Date; and (l) the terms and provisions of Section 18.15 of this Agreement.

14. ABATEMENT AND OTHER RIGHTS.

      14.1 Abatement and Other Rights For Condemnation. In the event of a condemnation or taking by governmental authority of all or substantially all of the Station Two Assets, or of both or either of the Station Two generating units, Big Rivers agrees that the Annual Fixed Payments payable by LEM for each month during the condemnation or taking (prorated for partial months) pursuant to Section 3.3(a) of the Power Purchase Agreement or the Rental Payment payable by WKEC (or its Affiliates) for each month during the condemnation or taking (prorated for partial months) pursuant to Section 2.3.2 of the Lease, whichever is then applicable, shall be reduced proportionately from and after possession is taken based upon the ratio of (a) the fair market value at the time of the condemnation or taking of the specific Station Two Assets condemned or taken to
(b) the sum of (y) the fair market value at the time of the condemnation or taking of all the Station Two Assets and (z) the fair market value at the time of the condemnation or taking of the Generating Assets of Big Rivers which are not also Station Two Assets hereunder, each determined on the basis that said condemnation or taking had not occurred (the "Fair Market Value Ratio"). In addition, if the initial condemnation or taking of the Station Two Assets occurs prior to the second anniversary of the Effective Date, Big Rivers shall refund to LEM, as agent for the LG&E Companies and their Affiliates, an amount equal to
(a) the amount of the Initial Fixed Payment or the Initial Rental Payment, as the case may be, paid to Big Rivers under the Power Purchase Agreement or the Lease on the Effective Date, multiplied by (b) the ratio of (1) the number of days between the date of the initial condemnation or the taking and the second anniversary of the Effective Date over (2) 730, multiplied by (c) the Fair Market Value Ratio. Such refund amount shall be payable by Big Rivers, free of interest, in twenty-four equal monthly installments commencing on the one-month anniversary of the date of the condemnation or the taking. The LG&E Companies and Big Rivers agree that the fair market value of the Station Two Assets taken shall be determined equitably by taking into consideration, among other relevant factors, the amount of surplus Capacity that is not available from Station Two by virtue of the condemnation or the taking, the amount of the Station Two Surplus Capacity that was available to Station Two Subsidiary and/or LEM, directly or through Big Rivers, immediately prior to the condemnation or the taking of the Station Two Assets, and a reasonable estimate of the future allocation of Station Two Surplus Capacity that would have been made available to Station Two Subsidiary and/or LEM from Station Two based on historical allocations of Capacity from Station Two reserved by Henderson and the reasonably foreseeable and determinable future needs for such Capacity by Henderson (for its governmental and proprietary facilities and its retail sales to inhabitants of the City, present and future). The Contract Limits provided for in Section 4.3 of the Power

Purchase Agreement shall not be affected or modified by reason of any condemnation or taking, in whole or in part, of the Station Two Assets.

      14.2 Abatement and Other Rights for Damage or Destruction.

      (a) There shall be no refund of the Initial Fixed Payment or the Initial Fixed Rental Payment , no abatement in the Annual Fixed Payments by LEM under
Section 3.3 of the Power Purchase Agreement, the Rental Payment payable by WKEC (or its Affiliates) under Section 2.3.2 of the Lease or the Debt Service reimbursement payments of Station Two Subsidiary (or its successors or permitted assigns) to Big Rivers under Sections 8.18 and 9.11 of this Agreement, and no adjustments made to the Contract Limits set forth in Section 4.3 of the Power Purchase Agreement, if the Station Two Assets are damaged or destroyed during the Term for any reason (including, without limitation, an Uncontrollable Force or the negligence or willful misconduct of any of the LG&E Companies or Henderson, or any of their respective employees, agents or representatives) other than the negligence or willful misconduct of Big Rivers or any of its employees, agents or representatives, but then only to the extent provided for in this Section 14.2.

      (b) If the Station Two Assets are damaged or destroyed during the Term and the damage or destruction was caused by the negligence or willful misconduct of Big Rivers, or any of its employees, agents or representatives, then the Annual Fixed Payments by LEM under Section 3.3 of the Power Purchase Agreement and the Rental Payment payable under Section 2.3.2 of the Lease shall be abated, and the Debt Service reimbursement payments to Big Rivers pursuant to Section 8.18 of this Agreement shall on each Monthly Payment Date be abated, until such time as the Station Two Assets are restored in the manner provided in Section 12.2 of this Agreement, in each case in an amount equal to (1) the monthly installment of Annual Fixed Payment, Rental Payment and/or Debt Service reimbursement payment that is


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

due Big Rivers at that time under either the Power Purchase Agreement, the Lease or this Agreement (subject to all adjustments in such installment payments as shall then be applicable under the terms of the Power Purchase Agreement, the Lease or this Agreement), multiplied by (2) the ratio by which (A) the average number of megawatts of Station Two Surplus Capacity that were allocated to Big Rivers (prior to the Effective Date or during the Phase I Subcontract Term, as applicable) and Station Two Subsidiary (during the Phase II Assignment Term) under the Station Two Power Sales Agreement for each hour during the four (4) year period immediately preceding the date of the damage or destruction, but with an equitable reduction in that number to reflect the increase (if any) in
(y) the average number of megawatts of Power anticipated to be reserved for each hour by Henderson from Station Two between the relevant Monthly Payment Date and the fourth (4th) anniversary thereof (as reflected in the then current forecast of Henderson's needs required to be made under the Station Two Power Sales Agreement, but adjusted to include any Economic Development Power reserved by Henderson for its customers as contemplated in the 1998 Amendments and Sections 11.1, 11.2 and 11.3 of this Agreement) over (z) the average number of megawatts of Power from Station Two that were reserved by Henderson for each hour during the four (4) year period immediately preceding the relevant Monthly Payment Date, bears to (B) 1708 Megawatts, multiplied by (3) the percentage of Station Two Power which can no longer be generated by Station Two by reason of the damage or destruction (the multipliers in (2) and (3), above, being hereinafter collectively referred to as the "Damage Multipliers"). In addition, the Debt Service payments by Big Rivers to Station Two Subsidiary pursuant to Section 9.7(b ) shall on each Monthly Payment Date be increased, until such time as the Station Two Assets are restored in the manner provided in Section 12.2 of this Agreement, by an amount equal to such Debt Service payment by Big Rivers multiplied by the Damage Multipliers. In addition, if the damage or destruction to the Station Two Assets occurs prior to the second anniversary of the Effective Date, which damage or destruction was caused by the negligence or willful misconduct of Big Rivers or any of its employees, agents or representatives, Big Rivers agrees to refund to LEM, as agent for the LG&E Companies and their Affiliates, an amount equal to (i) the amount of the Initial Annual Fixed Payment or the Initial Rental Payment, as the case may be, paid to Big Rivers under the Power Purchase


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

Agreement or the Lease on the Effective Date, multiplied by (ii) the ratio of
(A) the number of days between such damage or destruction date and the earlier of the date the Station Two Assets are restored in the manner provided in
Section 12.2 of this Agreement or second anniversary of the Effective Date over
(B) 730, multiplied by (iii) the Damage Multipliers in the order described above. Such refund amount shall be payable by Big Rivers, free of interest, in twenty-four equal monthly installments commencing on the one-month anniversary of the damage or destruction date. No adjustments shall be made to the Contract Limits set forth in Section 4.3 of the Power Purchase Agreement as a consequence of such damage or destruction.

      14.3 Abatement and Other Rights Upon Termination.

      (a) At the time(s), and under the circumstances permitted by Section 13.6,
13.7 and 13.8 of this Agreement (but subject to Big Rivers' rights provided for in Section 13.8(a) of this Agreement), and at such time prior to a termination of this Agreement as Henderson shall terminate the Station Two Power Sales Agreement, the Station Two Operating Agreement or the Joint Facilities Agreement by reason of a breach or default thereunder by Big Rivers, the relevant LG&E Companies and their relevant Affiliates shall be entitled (1) to an immediate abatement against, and the right to reduce, any Annual Fixed Payments thereafter owing by LEM to Big Rivers under Section 3.3 of the Power Purchase Agreement, and any Rental Payment thereafter owing by WKEC or its Affiliates to Big Rivers under Section 2.3 of the Lease, (2) where applicable (as described below), to a reimbursement by Big Rivers to LEM, WKEC and its Affiliates of a portion of the Initial Fixed Payment or the Initial Rental Payment (as applicable), and (3) to an immediate reduction in the maximum and minimum Contract Limits, in each case to the extent provided in this Section 14.3. Any such abatement, reimbursement and Contract Limit reduction rights, once effective, shall remain in effect at all times during the remainder of the Term (or, if this Agreement shall have been terminated for the remainder of the Participation Agreement Phase I or the Participation Agreement Phase II, as applicable), but subject to Big Rivers' rights provided for in Section 13.8(a) of this Agreement.


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

      (b) In the event that an abatement against the Annual Fixed Payments or the Rental Payment , as applicable, is required or permitted under this Section 14.3, then on each Monthly Payment Date such abatement shall be in an amount equal to (1) the monthly installment of Annual Fixed Payment, or Rental Payment that is due to Big Rivers at that time under either the Power Purchase Agreement, the Lease or this Agreement (subject to all adjustments in such installment payments as shall then be applicable under the terms of the Power Purchase Agreement, the Lease and this Agreement), multiplied by (2) the ratio by which (A) the average number of megawatts of Station Two Surplus Capacity that was allocated to Big Rivers (prior to the Effective Date or during the Phase I Subcontract Term, as applicable) and Station Two Subsidiary (during the Phase II Assignment Term) under the Station Two Power Sales Agreement for each hour during the four (4) year period immediately preceding the date on which the LG&E Companies' respective abatement rights first accrue under Sections 13.6,
13.7 or 13.8 of this Agreement, but with an equitable reduction in that number to reflect the increase (if any) in (y) the average number of megawatts of Power anticipated to be reserved for each hour by Henderson from Station Two between the relevant Monthly Payment Date and the fourth (4th) anniversary thereof (as reflected in the then current forecast of Henderson's needs required to be made under the Station Two Power Sales Agreement, but adjusted to include any Economic Development Power reserved by Henderson for its customers as contemplated in the 1998 Amendments and Sections 11.1, 11.2 and 11.3 of this Agreement) over (z) the average number of megawatts of Power from Station Two that were reserved by Henderson for each hour during the four (4) year period immediately preceding the relevant Monthly Payment Date, bears to (B) 1708 Megawatts, (the multipliers identified in (1) and (2), above, being hereinafter collectively referred to as the "Termination Multipliers").

      (c) In the event that the relevant termination of this Agreement or a Station Two Contract giving rise to abatement rights hereunder occurred prior to the second anniversary of the Effective Date, then in addition to the abatement rights described above, Big Rivers agrees to refund to LEM, as agent for the LG&E Companies and their Affiliates, an amount equal to

(i) the amount of the Initial Fixed Payment or the Initial Rental Payment, as the case may be, paid to Big Rivers under the Power Purchase Agreement or the Lease on the Effective Date, multiplied by (ii) the ratio of (A) the number of days between such termination date and the second anniversary of the Effective Date over (B) 730, multiplied by (iii) the Termination Multipliers in the order described above. Such refund amount shall be payable by Big Rivers, free of interest, in twenty-four equal monthly installments commencing on the one-month anniversary of the termination date.

      (d) At such time as any of the LG&E Companies shall be entitled to an abatement against its payment obligations as contemplated in Section 14.3(a), above, and for so long as that abatement right shall continue, then the Contract Limits provided for in Section 4.3 of the Power Purchase Agreement shall be and remain reduced as follows: (1) the maximum Contract Limits set forth in Section
4.3 of the Power Purchase Agreement shall be reduced by the amount of Power from Station Two allocated to Big Rivers during the relevant hour or Year under the terms of the Station Two Power Sales Agreement (without regard to any waiver of its rights or entitlements thereunder or any amendments thereto following the date hereof that may reduce Big Rivers' right or entitlement to such Power, and without regard to the amount of Power actually generated or taken by Big Rivers), or if the Station Two Power Sales Agreement has been terminated as contemplated in Section 14.3(a), then the amount of Power that would have been allocated to Big Rivers had that agreement remained in effect; and (2) the minimum Contract Limits set forth in Section 4.3 of the Power Purchase Agreement shall be reduced only by the product of (x) the total amount of Power from Station Two (in megawatt hours) so allocated to Big Rivers during the relevant hour or Year, times (y) a fraction, the numerator of which is the then applicable minimum Contract Limit under Section 4.3 of the Power Purchase Agreement and the denominator of which is the then applicable maximum hourly or annual (as applicable) Contract Limit under Section 4.3 of the Power Purchase Agreement.

      14.4 Abatement Rights Cumulative. The rights of the LG&E Companies specified in this Section 14, entitled "Abatement," shall be in addition to, and not be exclusive of, any other rights or remedies that the LG&E Companies may have in this Agreement, the Station Two


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Contracts or the Operative Documents, or at law or in equity, as a consequence of any breach or default under, or termination of, this Agreement, any of the Station Two Contracts or any of the other Operative Documents.

15. TRANSFERS AND ASSIGNMENTS.

      15.1 Permitted Assignments. No Party shall assign any of its rights or obligations under this Agreement or any of the Station Two Contracts without the prior consent of the other Parties, except that with respect to an assignment of the type described in (a) or (c) below, only the consent of Henderson shall be required (which consent shall not be unreasonably withheld, conditioned or delayed by Henderson) and, with respect to an assignment of the type described in (b) or (d) below, no prior consent shall be required with respect to such an assignment:

      (a) to any Person into which or with which the Party making the assignment is merged or consolidated or to which the Party transfers substantially all of its assets including this Agreement and/or the Station Two Contracts.

      (b) with respect to Station Two Subsidiary, LEM or WKEC, to any Affiliate of those Parties.

      (c) with respect to Station Two Subsidiary, LEM or WKEC, to any third party which is authorized by all appropriate regulatory authorities and under applicable law to fulfill such Party's obligations under this Agreement or that Station Two Contract (as applicable) to which such Party is a party and which provides assurances of payment and performance of equal or greater value to that provided in this Agreement or such Station Two Contract, as reasonably determined by Henderson and Big Rivers.

      (d) in the case of either Big Rivers or Henderson, unless to do so would violate the terms of the Station Two Contracts as in effect on the date hereof, and in the case of the LG&E Companies, to any (a) creditor holding a Permitted Lien as security for the underlying obligation, (b) other mortgagee or other secured party as security for indebtedness incurred for borrowed money by such Party for any renewal, replacement, improvement or addition to Station Two, or (c) other entity as security for indebtedness for borrowed money loaned to Big Rivers or any LG&E Company; provided, that each such secured party of Big Rivers or any LG&E Company referenced herein executes a Non-Disturbance Agreement in substantially the form of Exhibit H attached to the Participation Agreement (or, in the case of an assignment by an LG&E Company, in a form reasonably acceptable to Big Rivers and Henderson), and each such secured party may transfer or assign the interest given as security pursuant to, or in lieu of, a foreclosure of the Lien (or the exercise of power of sale) held by such secured party, provided that the transferee or assignee assumes all of the duties and obligations of the pledging Party under this Agreement and the Station Two Contracts, including, without limitation, the obligation to enter into a nondisturbance agreement, and all other agreements that relate to the interest being transferred or assigned. No such assignment by any Party pursuant to this Section 15.1(d) shall be deemed to release that Party from any of its obligations hereunder.

Notwithstanding anything in this Section 15.1 to the contrary, Henderson may withhold its consent (without regard to whether the withholding thereof is otherwise unreasonable) to any assignment by an LG&E Company of the type described in (a) or (c), above, if (y) such assignment is to any Person that is not an Affiliate of LEC and (z) the request for Henderson's consent to such assignment is not accompanied by an opinion of counsel to LEC, in substantially the form of the legal opinion to be delivered by Kentucky counsel at the Closing pursuant to Item 29 of Schedule 2.1 to this Agreement, as to the enforceability of the Guaranty as it relates to such non-affiliated Person's performance of its obligations to Henderson under this Agreement from and after the date of such assignment. In addition, all of the assignments described in this Section 15.1 shall in any event be subject to compliance with all applicable Laws. Subject to the foregoing restrictions in this Section, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

      15.2 Assignment and Assumption of Related Agreements. No transfer or assignment of any interest in the Station Two Assets or in this Agreement or the Station Two Contracts, or any part thereof, pursuant to Sections 15.1(a), 15.1(b) or 15.1(c) of this Agreement may be made unless, simultaneously, the transferring Party's rights under this Agreement and all Station Two Contracts and all other agreements that relate to such interest are similarly transferred or assigned to the same Person or Persons (or one or more Affiliates of such Person or Persons), and such Person or Persons (or one or more Affiliates of such Person or Persons) assumes in writing all the duties and obligations of the Party making such transfer or assignment under such agreements that relate to the interest being transferred or assigned and that accrue or arise after the date of assignment. Unless the provisions of Sections 15.1(a), 15.1(b) or 15.1(c) of this Agreement and the immediately preceding sentence are satisfied, no such assignment or transfer shall release the transferring or assigning Party from any of its obligations pursuant to this Agreement or the Station Two Contracts or such other agreements; provided, in no event shall Big Rivers be released by virtue of any such assignment. Nothing in this Section 15.2, as it relates to Big Rivers and Henderson, shall modify or amend any such additional or different rights or obligations that either such Party has or owes the other Party under the terms of the Station Two Contracts on the date hereof, including, without limitation, the rights of first refusal of each such Party under the Station Two Contracts.

      15.3 Noncomplying Assignment. Any attempted or purported assignment or transfer made other than in accordance with this Section 15, entitled "Transfers and Assignments," whether voluntarily, involuntarily or by operation of law, including, without limitation, by merger or consolidation shall be void and of no effect.

      15.4 Regulatory Approvals. Assignments or transfers under this Agreement or any Station Two Contract may be subject to the jurisdiction of state or federal regulatory agencies. Such assignments or transfers shall not be effective until all required approvals and all other required action by such agencies having jurisdiction shall have been obtained.

      15.5 Liens. No Party shall directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Station Two Assets, except Permitted Liens or the Liens created by the Bond Ordinance. Station Two Subsidiary agrees to pay before delinquency all costs for work, services or materials furnished or used during the Term in connection with the

Station Two Assets, the non-payment of which could result in any Lien against the Station Two Assets. Henderson will keep title to the Assets free and clear of any and all Liens other than Permitted Liens and Liens in existence under the Bond Ordinance on the date hereof. Each Party hereto will immediately notify the other Parties of the filing of any other Lien which such Party creates, incurs, assumes or suffers to exist upon the Station Two Assets and any pending claims or proceedings related to any such Lien, and will indemnify and hold the other Parties harmless from and against all loss, damages and expenses (including reasonable attorneys' fees) suffered or incurred by such other Parties as a result of the imposition of such Lien (regardless of whether or not Station Two Subsidiary knew of the existence of such Lien). In case any such other Lien attaches, the Party which creates, incurs, assumes or suffers to exist a Lien upon the Station Two Assets agrees to cause it to be immediately released and removed of record (failing which any of the other Parties may do so at such defaulting Party's sole expense). Notwithstanding anything herein to the contrary, the Party who creates, incurs, assumes or suffers to exist any such other Lien shall have the right to contest in good faith such Lien even if such contest prolongs or permits the existence of such Lien.

16. UNCONTROLLABLE FORCES.

      16.1 Suspension of Performance for Uncontrollable Forces. Except as may be further limited in Section 16.2 of this Agreement, none of the Parties shall be considered in default or breach with respect to any obligation under this Agreement if prevented from fulfilling such obligation by reason of an "Uncontrollable Force" (as defined in Exhibit B attached hereto). If LEM or Station Two Subsidiary is unable to fulfill any obligation by reason of an Uncontrollable Force, it shall exercise due diligence to remove such disability as soon as reasonably possible; provided, that no Party shall be relieved of any payment obligation that it may have to any other Party (or to the Trustee) under this Agreement or any Station Two Contract by reason of an Uncontrollable Force.

      16.2 Uncontrollable Forces. -- Station Two Contracts. Station Two Subsidiary shall not be considered in default or breach with respect to any obligation under Section 8 of this

Agreement entitled "Phase I Subcontract" and Section 9 of this Agreement entitled "Phase II Assignment," if prevented from fulfilling such obligation by reason of an "Uncontrollable Force" (as hereinafter defined), but only to the extent that such obligation arises under the terms of the Station Two Contracts or the corresponding provisions of Section 8, and provided, that no Party shall be relieved of any payment obligation that it may have to any other Party (or to the Trustee) under this Agreement or any Station Two Contract by reason of an Uncontrollable Force. If Station Two Subsidiary is unable to fulfill any such obligation by reason of an Uncontrollable Force, it shall exercise due diligence to remove such disability as soon as reasonably possible. For purposes of this
Section 16.2, with respect to each specific obligation, the term "Uncontrollable Force" shall have the same meaning as set forth in the Station Two Contract under which the obligation arises, and no performance under Section 8 of this Agreement and Section 9 of this Agreement shall be excused by reason of an Uncontrollable Force unless performance of such obligation is also excused under the terms of such Station Two Contract.

17. TAXES. The provisions of this Section 17 shall apply only as to the respective rights and obligations of the LG&E Companies and Big Rivers with respect to each other, and not as to their respective rights and obligations with respect to Henderson, and then only to the extent that such rights and obligations have not been addressed in Section 11 of the Participation Agreement.

      17.1 Sales and Use Taxes. Notwithstanding anything in this Agreement or any other Operative Document to the contrary, (a) Big Rivers shall pay (or reimburse the LG&E Companies for) any and all sales and use Taxes imposed on (1) its transfer of Station Two Inventory and Station Two Personal Property to Station Two Subsidiary pursuant to Sections 10.33 and 10.35 of this Agreement,
(2) its lease of any Station Two Assets to WKEC or its Affiliates pursuant to the Lease or any characterization of this transaction, or any portion thereof, as a lease by Big Rivers to any LG&E Company of Station Two Assets, and (3) if the Phase I Subcontract Term become effective, its sale of Station Two Unit Output to LEM pursuant to the Power Purchase Agreement, to the extent of the lesser of (i) the sales Tax imposed on Big Rivers with respect to the consideration described in Section 3.3(a) of the

Power Purchase Agreement, and (ii) the sales Tax that would have been imposed on Big Rivers if the Phase II Assignment Term (rather than the Phase I Subcontract
Term) were effective as of the Effective Date, and (b) an LG&E Company shall pay (or reimburse Big Rivers for) any and all sales and use Taxes imposed on (1) Station Two Subsidiary's transfer of the End of Term Inventory and the End of Term Personal Property to Big Rivers on date of expiration or termination of this Agreement, and (2), if the Phase I Subcontract Term becomes effective, Big Rivers' sale of Station Two Unit Output to LEM pursuant to the Power Purchase Agreement and this Agreement, to the extent that the amount of such sales Tax exceeds the amount of the Tax described in clause (a)(3) of this sentence. The allocation of responsibility for sales and use Taxes pursuant to this Section
17.1 also shall apply to any Taxes enacted after the date hereof in replacement of any such sales or use Tax.

      17.2 Property Taxes. Big Rivers shall pay when finally due and owing all property Taxes assessed, levied, or exacted on the Station Two Assets (but specifically excluding for purposes of this Section 17.2 all Station Two Inventory and Station Two Personal Property from the Station Two Assets) that are the obligation of Big Rivers or Station Two Subsidiary under applicable Law or pursuant to any of the Station Two Contracts, including, without limitation, any property taxes that may be treated as an operating and maintenance expense of Station Two and payable in whole or in part, as a component of the Capacity charges due the trustee or Henderson, as the case may be, under Section 6.1 and
6.3 of the Station Two Power Sales Agreement. Where Station Two Subsidiary or any other LG&E Company is required to pay such Taxes directly to the relevant taxing authority, Henderson or the trustee, Big Rivers agrees to promptly reimburse that LG&E Company for the same, but subject to the following sentence. Station Two Subsidiary shall, following the Effective Date, reimburse Big Rivers for thirty (30) percent of all such property Taxes described in the immediately preceding sentence that are actually paid by Big Rivers and allocable to the period beginning on the Effective Date and ending on the date of termination or expiration of this Agreement; provided, however, that the thirty (30) percent sharing ratio shall be changed to 43.64% for the year 2011 and to 52.54% as of January 1, 2012 and remain at 52.54% throughout the remainder of the Term. In the event that Big Rivers elects to reduce the Contract Limits pursuant to
Section 4.3(e) of the Power Purchase Agreement, the property Taxes sharing ratio shall be adjusted by multiplying Big Rivers' then applicable percentage share of property taxes by the sum of one (1) plus the CCAP in effect on the date of assessment of such taxes. Any adjustments to the property Tax sharing ratio made pursuant to the preceding sentence shall be effective for taxable periods (or portions thereof) beginning on the effective date for the Reduction in Contract Limits set forth in Section 4.3(e) of the Power Purchase Agreement. For purposes of this Section 17.2, property Taxes imposed on the Station Two Assets for a taxable period shall be allocated to each day in such period on a pro rata basis. Station Two Subsidiary shall reimburse Big Rivers for Station Two Subsidiary's portion of such property Taxes within thirty (30) days of receiving notice from Big Rivers showing the nature and amount of such property Taxes, proof of Big Rivers' payment of such property Taxes, and the computation of Station Two Subsidiary's share of such property Taxes. The allocation of property Taxes pursuant to this Section 17.2 also shall apply to any Taxes enacted and effective on or after the date hereof in replacement of such property Tax.

      17.3 Unidentified Asset-Related Taxes. Following the Effective Date, the LG&E Companies shall pay when due all Taxes that are imposed upon Big Rivers and/or Station Two Subsidiary in connection with the operation or maintenance of the Station Two Assets that are presently the obligation of Big Rivers or Station Two Subsidiary under applicable Law or pursuant to any of the Station Two Contracts and that are not otherwise described in Section 17.1 or 17.2 of this Agreement; provided, however, that this Section 17.3 shall not apply to (i) any income or franchise Tax (except to the extent that LEC assumes an income or franchise Tax pursuant to the Tax Indemnification Agreement) or (ii) any utility gross receipts license Tax.

      17.4 Change of Tax Law. Except as provided in Sections 17.1 and 17.2 concerning replacement Taxes, Big Rivers shall pay any Tax imposed on Big Rivers that is attributable to a change in law or regulation (or any interpretation thereof) after the Effective Date to the extent that the amount of such Tax does not exceed the amount of the Tax that would have been imposed on Big Rivers if the Phase II Assignment Term (rather than the Phase I Subcontract Term) had been in effect as of the Effective Date. The LG&E Companies shall pay any Tax imposed on Big Rivers following the Effective Date that is attributable to a change in law or regulation (or any interpretation thereof) after the Effective Date to the extent that such Tax exceeds the amount of the Tax that would have been imposed on Big Rivers if the Phase II Assignment Term (rather than the Phase I Subcontract Term) had been in effect as of the Effective Date. Nothing in this Section 17.4 shall relieve Big Rivers of its obligations under Section 8 of the Power Purchase Agreement or Big Rivers or any LG&E Company of their respective obligations under Section 8.17 or Section 9.10 of this Agreement.

      17.5 Other Taxes. Any Tax imposed on an LG&E Company or Big Rivers during the Term of this Agreement and that is not specifically allocated between those Parties (either by direct payment or reimbursement) pursuant to the Station Two Contracts, Sections 17.1, 17.2, 17.3, or 17.4 of this Agreement, Article 11 of the Participation Agreement, Section 8 of the Power Purchase Agreement, or the Tax Indemnification Agreement, shall be borne by the Party that is primarily obligated under governing Laws, to pay such Tax.

      17.6 Kentucky Tax Rulings. At the request of Big Rivers or the LG&E Companies, each of Big Rivers and the LG&E Companies shall request jointly and in writing, that the KRC determine, or issue a certificate or other statement to each of those Parties to the effect, that an exemption and/or a reduced rate of property Tax are allowable with respect to all or any portion of the Station Two Assets owned, leased and/or used by Big Rivers or Station Two Subsidiary in the operation and maintenance of Station Two or the Reid Station for any taxable period; provided, however, that, if the KRC determines that an exemption or reduced rate of Tax is not allowable for a taxable period with respect to all or any portion of the Station Two Assets, then the Parties shall also request that the KRC determine the amount of such exemption or rate and advise Big Rivers and the LG&E Companies of the nature and computation of the amount of Tax in controversy. Big Rivers and the LG&E Companies shall have the right to participate in the preparation and filing of any and all written and oral submissions to the KRC for purposes of obtaining the determination, certificate, and/or statement described in this Section 17.6, and each of those Parties shall have the right to join in all negotiations and communications with the KRC for such purpose. Each of Big Rivers and the LG&E Companies shall cooperate fully and shall execute all applicable documents and necessary waivers of confidentiality of Tax and other information that is or may be reasonably related to the subject matter of the determinations, statements, and certificates described in this Section 17.6.

      17.7 Appeal of Tax Assessment. Except as otherwise provided in the Tax Indemnification Agreement, each Party shall have the right to appeal and contest the assessment of any Tax that is or may be imposed upon such Party by operation of law or that is allocated to such Party (either by direct payment or reimbursement) pursuant to this Section 17, entitled "Taxes," Section 8 of the Power Purchase Agreement or any other provision of this Agreement or any Station Two Contract.

18. MISCELLANEOUS.

      18.1 Miscellaneous Disclaimers. The respective covenants of the Parties set forth in this Agreement are several and not joint and, except as expressly provided otherwise, (a) the covenants of Big Rivers or Henderson made solely to the LG&E Companies are for the benefit of only the LG&E Companies, (b) Big Rivers and Henderson shall have no obligation or liability under this Agreement to each other for a breach of any covenant made by either of them solely to any LG&E Company set forth in this Agreement, and (c) except as expressly provided in Sections 15 and 13.11 of this Agreement, this Agreement may not be assigned to, or relied upon by, anyone other than the Parties hereto and WKEC.

      18.2 No General Obligations of the City. Nothing herein contained shall constitute general obligations of the City within Kentucky Constitutional restrictions on such obligations. The obligations herein imposed on the City shall be borne entirely from revenues or other legally available funds or resources of Henderson's electric light and power system.

      18.3 Notices. All notices, consents, waivers, demands, requests, payments and other communications required or permitted to be made or given under this Agreement by a Party to one or more other Parties, or under any other Operative Document, must be in writing, and shall be addressed respectively as follows:

         For the City and HUC, addressed to:

         City of Henderson, Kentucky
         City Building
         P.O. Box 716
         Henderson, Kentucky  42420
         Phone No.: (502) 831-1200

         Kendel D. Bryan
         Henderson Municipal Power & Light
         P.O. Box 8
         100 Fifth Street
         Henderson, Kentucky 42420
         Facsimile No.: (502) 826-9650

         With a copy to:

         Robert E. Ferdon, Esq.
         O'Melveny & Myers LLP
         Attorney at Law
         Citicorp Center
         153 East 53rd Street
         54th Floor
         New York, New York 10022-4611
         Phone No.: (212) 326-2000
         Facsimile: (212) 326-2061

         Charles B. West, Esq.
         The Law Firm Of Sheffer Hoffman
         300 First Street
         Henderson, Kentucky  42420

         For Big Rivers, addressed to:

         Michael Core
         David Spainhoward
         Big Rivers Electric Corporation
         201 Third Street
         Post Office Box 24
         Henderson, Kentucky 42420
         Phone No. (502) 827-2561
         Facsimile: (502) 827-2558

         With a copy to:

         James M. Miller, Esq.
         Sullivan, Mountjoy, Stainback & Miller, P.S.C.
         100 St. Ann Building
         Post Office Box 727
         Owensboro, Kentucky 42302-0727
         Phone No. (502) 926-4000
         Facsimile: (502) 683-6694

         For Station Two Subsidiary, LEM, WKEC, LEC, or their Affiliates, addressed to the Chief Operating Officer of such entity:

         c/o LG&E Energy Corp.
         220 West Main Street
         Louisville, KY 40202
         Phone: (502) 627-3665
         Facsimile: (502) 627-2585

         With a copy to:

         John R. McCall, Esq.
         Executive Vice President, General Counsel and Secretary
         LG&E Energy Corp.
         220 West Main Street
         Louisville, KY 40202
         Phone: (502) 627-3665
         Facsimile: (502) 627-2585

         Daniel E. Fisher, Esq.
         Greenebaum Doll & McDonald PLLC
         3300 National City Tower
         Louisville, Kentucky 40202-3197
         Phone No. (502) 587-3620
         Facsimile: (502) 587-3695

Each Party may change such address by notice given to the other Parties in the manner set forth above. All such notices shall be effective, and all such other consents, waivers, demands, requests, payments and other communications shall be deemed to have been delivered (i) if sent by messenger or courier service, when delivered, (ii) if sent by U.S. Mail, three days after posting, assuming it is then or thereafter actually delivered to the relevant address in the ordinary course, and (iii) if sent by facsimile, when sent (provided that, if sent by facsimile, a duplicate copy thereof is promptly sent by U.S. Mail which is actually delivered to the relevant address in the ordinary course); provided that if a provisions hereof specifies that a period shall be measured by a fixed number of days after receipt of a notice, notice shall be effective when received, irrespective of the means of delivery.

      18.4 Waiver. The failure of a Party to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach of any provision of this Agreement shall not constitute a waiver of any provision of this Agreement or limit the Party's right thereafter to enforce any provision or exercise any right.

      18.5 Amendment and Modification. No amendment or modification of this Agreement shall be valid unless made in writing and duly executed by the Parties.

      18.6 Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the Commonwealth of Kentucky.

      18.7 Successors and Assigns. This Agreement shall bind and inure to the benefit of the Parties and their respective successors and permitted assigns.

      18.8 Counterparts. This Agreement may be executed in counterparts, each of which taken together shall constitute a single Agreement.

      18.9 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall to any extent be held in any proceeding to be invalid, illegal or unenforceable, the remainder of this Agreement, or the application of such provision to such Persons or circumstances other than those to which it was held to be invalid, illegal or unenforceable, shall not be effected thereby, and shall be valid, legal and enforceable to the fullest extent permitted by law, but only if and to the extent such enforcement would not materially and adversely frustrate the Parties' objectives as expressed herein. Notwithstanding the foregoing, the Parties hereto shall endeavor in good faith and negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      18.10 Headings. The headings in this Agreement are included for purposes of convenience only and should not be considered a part of this Agreement in construing or interpreting any provision hereof.

      18.11 Entire Agreement. This Agreement, including all attached Exhibits and Schedules, together with the Station Two Contracts contain the entire and final understanding of the Parties and supersedes all prior agreements and understandings between the parties related to the subject matter of those agreements.

      18.12 Construction. This Agreement was the product of negotiations between the Parties and, therefore, the rule of contract construction that an agreement shall be construed against the drafter shall not be applied to this Agreement.

      18.13 Production of Operative Documents. At or prior to the Closing, the LG&E Companies and Big Rivers shall deliver to Henderson an executed copy of all of the Operative Documents.

      18.14 Zero Capacity Allocations. Notwithstanding anything contained elsewhere in this Agreement or any Station Two Contract to the contrary, the consummation of the transactions contemplated in this Agreement (including without limitation, the Phase II Assignment) shall not, in and of themselves, be deemed to cause Big Rivers' allocation of Capacity from Station

Two to be reduced to zero, it being expressly understood by the Parties that, throughout the Term, such Capacity from Station Two shall at no time be deemed to be so reduced to zero for purposes of the Station Two Contracts unless and until the allocation of Station Two Capacity to Big Rivers under the Station Two Contracts and to Station Two Subsidiary under the Assigned Station Two Contracts shall have each been reduced to zero.

      18.15 Continuation of Agreement.

      (a) Big Rivers recognizes and acknowledges that the RUS, the Members and the LG&E Companies have in good faith entered into the transactions to which this Agreement and the other Operative Documents relate, and have agreed to consummate those transactions, in specific reliance upon the fact that the transactions contemplated in the Operative Documents shall continue for the stated Term (i.e., approximately 25 years). Big Rivers has informed the RUS, the Members and the LG&E Companies that Big Rivers has in good faith entered into this Agreement in reliance upon and with the specific intent of continuing this transaction through the stated term (i.e., approximately 25 years). In order to enable Big Rivers to comply with certain requirements of the KPSC related to approval of its proposed rates, and to provide additional assurances of its good faith and commitment, and without in any way intending to reduce or otherwise avoid abiding by this Agreement throughout its stated Term (i.e., approximately 25 years), and without any implication by any of the Parties that Big Rivers is or would be entitled to attempt to reduce or otherwise avoid the terms of this Agreement, Big Rivers additionally commits and undertakes that for the period prior to January 1, 2012, in the event of any filing by Big Rivers of a petition or similar filing for bankruptcy or reorganization or arrangement under any federal or state bankruptcy or insolvency or similar Law, or the commencement of involuntary proceedings against Big Rivers under any such Law, neither Big Rivers nor its successors or assigns, if any, shall file, direct the filing of, join in, consent to, or otherwise support any other party to any such proceedings in a motion, complaint, pleading, statement, testimony or otherwise make any attempt to terminate, reject or modify this Agreement (other than in accordance with its terms) under Section 365 of the United States Bankruptcy Code, 11 U.S.C. ss. 101, et seq., as it subsequently may be amended, modified or supplemented or any other similar, applicable federal or state bankruptcy or insolvency laws (the "Insolvency Assurance"). Thereafter, Big Rivers shall continue the Insolvency Assurance unless and until the RUS, in the exercise of its discretion, were to consent to any of the foregoing. In all events and throughout the Term, each of the RUS, the Members and the LG&E Companies shall be entitled to rely upon the specific provisions of this Agreement, including but not limited to the stated Term (i.e., approximately 25 years), and shall be entitled to take whatever actions may prove to be necessary or appropriate to maintain the benefit of their bargain in the event that Big Rivers ever attempts to cause the rejection or termination of this Agreement (other than in accordance with its terms) in a subsequent bankruptcy or reorganization proceeding or otherwise.

      (b) The LG&E Companies recognize and acknowledge that the RUS, the Members and Big Rivers have in good faith entered into the transactions to which this Agreement and the other Operative Documents relate, and have agreed to consummate those transactions, in specific reliance upon the fact that the transactions contemplated in the Operative Documents shall continue for the stated Term (i.e., approximately 25 years). The LG&E Companies have informed the RUS, the Members and Big Rivers that the LG&E Companies have in good faith entered into this Agreement in reliance upon and with the specific intent of continuing this transaction through the stated term (i.e., approximately 25 years). In order to facilitate the approval of the proposed rates of Big Rivers and to provide additional assurances of their good faith and commitment, and without in any way intending to reduce or otherwise avoid abiding by this Agreement throughout its stated Term (i.e., approximately 25 years), and without any implication by any of the Parties that any of the LG&E Companies is or would be entitled to attempt to reduce or otherwise avoid the terms of this Agreement, the LG&E Companies additionally commit and undertake that for the period prior to January 1, 2012, in the event of any filing by any of the LG&E Companies of a petition or similar filing for bankruptcy or reorganization or arrangement under any federal or state bankruptcy or insolvency or similar Law, or the commencement of involuntary proceedings against any of the LG&E Companies under any such Law, none of the LG&E Companies or their respective successors or assigns, if any, shall file, direct the filing of, join in, consent to, or otherwise support any other party to any such proceedings in a motion, complaint, pleading, statement, testimony or otherwise make any attempt to terminate, reject or modify this Agreement (other than in accordance with its terms) under Section 365 of the United States Bankruptcy Code, 11 U.S.C. ss. 101, et seq., as it subsequently may be amended, modified or supplemented or any other similar, applicable federal or state bankruptcy or insolvency laws (the "Insolvency Assurance"). Thereafter, the LG&E Companies shall continue the Insolvency Assurance unless and until the RUS, in the exercise of its discretion, were to consent to any of the foregoing. In all events and throughout the Term, each of the RUS, the Members and Big Rivers shall be entitled to rely upon the specific provisions of this Agreement, including but not limited to the stated Term (i.e., approximately 25 years), and shall be entitled to take whatever actions may prove to be necessary or appropriate to maintain the benefit of their bargain in the event that any of the LG&E Companies ever attempts to cause the rejection or termination of this Agreement (other than in accordance with its terms) in a subsequent bankruptcy or reorganization proceeding or otherwise.

      (c) Nothing in this Section 18.15 shall modify, reduce or diminish: (i) the rights of the RUS under the New RUS Loan Documents (as defined in that certain New RUS Loan Agreement between Big Rivers and the RUS to be executed and delivered on the Effective Date; (ii) the rights of the Mortgagees under the New RUS Mortgage (as defined in said New RUS Loan Agreement); including without limitation, any right to withhold consent with respect to any sale or disposition of Big Rivers' property except on terms acceptable to the RUS and/or such mortgages; but subject in the case of (i) or (ii) above, in all cases to the Non-Disturbance Agreement.

   IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the date first written above.


                                        CITY OF HENDERSON, KENTUCKY

                                        By:  /s/ Glenn L. Johnson
                                           ----------------------------------

                                        Title: Mayor
                                              -------------------------------
                                              ("City")


                                        CITY OF HENDERSON UTILITY
                                          COMMISSION

                                        By:  /s/ B.E. Higginson
                                           ----------------------------------
                                        Title: Chairman
                                              -------------------------------
                                              ("HUC")


                                        BIG RIVERS ELECTRIC CORPORATION

                                        By:  /s/ Michael H. Core
                                           ----------------------------------
                                        Title: President and CEO
                                              -------------------------------
                                              ("Big Rivers")


                                        WKE STATION TWO INC.

                                        By:  /s/ George Basinger
                                           ----------------------------------
                                        Title: President
                                              -------------------------------
                                              ("Station Two Subsidiary")


                                        LG&E ENERGY MARKETING INC.

                                        By:  /s/ John R. McCall
                                           ----------------------------------
                                        Title: Vice President and Secretary
                                              -------------------------------
                                              ("LEM")

                                        WESTERN KENTUCKY ENERGY CORP.

                                        By:   /s/ George Basinger
                                           ----------------------------------
                                        Title: President
                                              -------------------------------
                                              ("WKEC")